                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-24489

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final form of this prospectus supplement and the prospectus to which it relates. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED JUNE 17, 1998
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 17, 1998

                          $960,551,000 (APPROXIMATE)

                        MORTGAGE CAPITAL FUNDING, INC.
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 1998-MC2
                                   ---------
   The Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2 (the "Certificates") will consist of 16 classes (each, a "Class") of Certificates, designated as: (i) the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates");
(ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the
Class X, Class A, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued in the aggregate principal amounts (each, a "Certificate Balance") or, in the case of the Class X Certificates, in the aggregate notional amount (a "Notional Amount"), and will accrue interest at the per annum rates (each, a "Pass-Through Rate"), set forth or otherwise described in the table below or in the footnotes thereto.
                                            (cover page continued on page S-3)
                                   ---------
THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CITICORP REAL ESTATE, INC., CITIBANK, N.A., CITICORP BANKING CORPORATION, MORTGAGE CAPITAL FUNDING, INC. OR THEIR ULTIMATE PARENT, CITICORP, EXCEPT AS SET FORTH HEREIN. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT
  INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                                   ---------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
    PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   ---------
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
 THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                                   ---------
SEE "RISK FACTORS" BEGINNING ON PAGE S-36 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 IN THE PROSPECTUS FOR CERTAIN CONSIDERATIONS RELEVANT TO AN
INVESTMENT IN THE OFFERED CERTIFICATES.
                                   ---------

                   INITIAL
                 CERTIFICATE
                  BALANCE OR                       ASSUMED FINAL                      RATED FINAL
               NOTIONAL AMOUNT    PASS-THROUGH   DISTRIBUTION DATE      RATINGS       DISTRIBUTION
CLASS                (1)              RATE              (2)        (MOODY'S/FITCH)(3)     DATE (3)
-----         -----------------  --------------  ----------------- ------------------ -------------
Class A-1  ..   $  217,005,000          %          October 18, 2007     Aaa/AAA      June 18, 2030
Class A-2  ..   $  528,341,000          %              May 18, 2008     Aaa/AAA      June 18, 2030
Class X .....   $1,049,782,587(4)       %(5)         April 18, 2018     Aaa/AAA      June 18, 2030
Class B .....   $   49,865,000          %              May 18, 2008      Aa2/AA      June 18, 2030
Class C .....   $   60,362,000          %             June 18, 2008       A2/A       June 18, 2030
Class D .....   $   62,987,000          %(6)          June 18, 2008     Baa2/BBB     June 18, 2030
Class E......   $   41,991,000          %(7)      December 18, 2011    NR(8)/BBB-    June 18, 2030

                                                       (footnotes on page S-3)
                                   ---------
   The Offered Certificates are offered severally by Citibank, N.A. and J.P. Morgan Securities Inc. (the "Underwriters"), as specified herein, from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale (which prices will include interest from the Cut-off Date). Proceeds to the Sponsor from the sale of the
Offered Certificates will be an amount equal to approximately   % of the
initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the Sponsor. In connection with this offering, Citibank, N.A. is acting as lead manager and sole bookrunner, and J.P. Morgan Securities is acting as co-manager.

  The Offered Certificates are offered by the Underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, in New York, New York on or about June 29, 1998 against payment therefor in immediately available funds.

CITIBANK [LOGO]                                            J.P. MORGAN & CO.
                                   ---------
           The date of this Prospectus Supplement is June  , 1998.

                        MORTGAGE CAPITAL FUNDING, INC.

 Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                     Geographic Overview of Mortgage Pool



ALASKA
2 properties
$11,572,596
1.1% of total


OREGON
1 property
$9,786,133
0.9% of total


WASHINGTON
2 properties
$13,655,602
1.3% of total


IDAHO
1 property
$1,153,413
0.1% of total


NEBRASKA
1 property
$10,546,188
1.0% of total


MISSOURI
1 property
$1,169,426
0.1% of total


IOWA
1 property
$4,170,410
0.4% of total


MINNESOTA
3 properties
$112,171,329
10.7% of total


ILLINOIS
8 properties
$66,346,601
6.3% of total


WISCONSIN
5 properties
$14,183,100
1.4% of total


MICHIGAN
7 properties
$24,793,738
2.4% of total


INDIANA
1 property
$1,644,770
0.2% of total


OHIO
15 properties
$31,877,517
3.0% of total


PENNSYLVANIA
4 properties
$12,207,278
1.2% of total


NEW HAMPSHIRE
3 properties
$24,513,594
2.3% of total

MAINE
1 property
$17,350,000
1.7% of total


MASSACHUSETTS
5 properties
$29,082,454
2.8% of total


CONNECTICUT
3 properties
$13,469,532
1.3% of total


RHODE ISLAND
1 property
$2,696,391
0.3% of total


NEW YORK
4 properties
$193,314,919
18.4% of total


NEW JERSEY
2 properties
$12,668,105
1.2% of total


MARYLAND
1 properties
$1,446,609
0.1% of total


VIRGINIA
6 properties
$17,722,679
1.7% of total


NORTH CAROLINA
3 properties
$6,103,214
0.6% of total


TENNESSEE
6 properties
$22,488,028
2.1% of total

GEORGIA
8 properties
$64,739,628
6.2% of total


SOUTH CAROLINA
2 properties
$5,183,304
0.5% of total


FLORIDA
10 properties
$45,010,692
4.3% of total


PUERTO RICO
1 property
$23,465,010
2.2% of total


ALABAMA
4 properties
$16,278,875
1.6% of total


KANSAS
1 property
$7,667,610
0.7% of total


TEXAS
11 properties
$53,801,343
5.1% of total


COLORADO
13 properties
$30,686,593
2.9% of total


ARIZONA
4 properties
$16,279,664
1.6% of total


NEVADA
1 property
$2,744,696
0.3% of total


CALIFORNIA
19 properties
$119,993,706
11.4% of total


HAWAII
1 property
$7,797,838
0.7% of total


WEIGHTED AVERAGES BY PROPERTY TYPE


Unanchored Retail
8.3%


Industrial
2.5%


Health Care
2.0%


Mobile Home Park
0.4%


Nursing Homes
0.2%


Office
33.4%


Multifamily
22.2%


Mixed Use
11.0%


Anchored Retail
10.6%


Hotel
9.4%




[ ]  < 1.00%
     of Initial Pool Balance


[X]  1.01 - 5.0%
     of Initial Pool Balance


[X]  5.01 - 10.00%
     of Initial Pool Balance


[X]  > 10.00%
     of Initial Pool Balance

(footnotes from cover)
------------
(1)    Subject to a variance of plus or minus 5%.

(2) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the final distribution would occur for such Class of Certificates based upon the assumptions that each Hyper-Amortization Loan (as defined herein) is paid in full on its Anticipated Repayment Date (as defined herein) and that no Mortgage Loan is otherwise prepaid prior to its stated maturity and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Yield and Maturity Considerations" herein.

(3) It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Moody's Investors, Inc. ("Moody's") and/or Fitch IBCA, Inc. ("Fitch"; and together with Moody's, the "Rating Agencies") no lower than those set forth above. The ratings on the Offered Certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be received on the Mortgage Loans or (iv) whether and to what extent Excess Interest will be received on the Hyper-Amortization Loans. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their initial investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The "Rated Final Distribution Date" for each Class of Offered Certificates has been set at the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" herein.

(4) The Class X Certificates will not have a Certificate Balance. The Class X Certificates will accrue interest on a Notional Amount that is equal to the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time.

(5) Initial Pass-Through Rate. The Pass-Through Rate for the Class X Certificates is variable and will, in general, equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined herein) from time to time, over the weighted average of the Pass-Through Rates for all the Classes of Sequential Pay Certificates from time to time.

(6) If the Weighted Average Net Mortgage Rate for any Distribution Date is less than the rate specified above for the Class D Certificates, then the Pass-Through Rate in respect of such Class of Certificates for such Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date.

(7) Initial Pass-Through Rate. The Pass-Through Rate for the Class E Certificates is variable and will equal the Weighted Average Net Mortgage Rate from time to time.

(8)    "NR" means not rated.
                                   ---------
   THE PHOTOGRAPHS OF THE MORTGAGED PROPERTIES INCLUDED IN THIS PROSPECTUS SUPPLEMENT ARE NOT REPRESENTATIVE OF ALL THE MORTGAGED PROPERTIES OR OF ANY PARTICULAR TYPE OF MORTGAGED PROPERTY.
                                   ---------

(continued from cover)

   The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") to be established by Mortgage Capital Funding, Inc. (the "Sponsor"), the assets of which (such assets collectively, the "Trust Fund") will consist primarily of a segregated pool (the "Mortgage Pool") of 159 multifamily and commercial mortgage loans (the "Mortgage Loans") having the characteristics described herein. As of the Cut-off Date (as defined herein), the Mortgage Loans had an aggregate principal balance, after taking into account all payments of principal due on or before such date, whether or not received, of $1,049,782,587.14 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%.

   One hundred thirty-three of the Mortgage Loans (the "Citi Mortgage Loans"), which represent 86.50% of the Initial Pool Balance, were originated by or on behalf of one or more affiliates of Citicorp Real Estate, Inc. (the "Mortgage Loan Seller"), a commonly controlled affiliate of the Sponsor, pursuant to its conduit program, and are currently held by the Mortgage Loan Seller or by one or more of its affiliates. The remaining 26 Mortgage Loans (the "Morgan Mortgage Loans"), which represent 13.50% of the Initial Pool Balance, were originated by or on behalf of Morgan Guaranty Trust Company of New York ("Morgan Guaranty"). On or before the Delivery Date, the Mortgage Loan Seller will acquire the Morgan Mortgage Loans from Morgan Guaranty. In addition, on or before the Delivery Date, the

Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). See "Description of the Mortgage Pool" and "Risk Factors--The Mortgage Loans" herein.

   Distributions on the Certificates will be made, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, beginning in July 1998 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest accrued on each Class of the REMIC Regular Certificates (the REMIC Residual Certificates will not accrue interest) will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Certificate Balance or, in the case of the Class X Certificates, the Notional Amount of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Sequential Pay Certificates will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. Neither the Class X Certificates nor the REMIC Residual Certificates will have a Certificate Balance or entitle the holders thereof to receive distributions of principal. Any prepayment premiums, charges or fees, including those in the form of yield maintenance payments (collectively, "Prepayment Premiums"), actually collected on the Mortgage Loans will be distributed among the respective Classes of Offered Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates--Distributions" herein.

   As and to the extent described herein, the respective rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Class X and Class A Certificates (collectively, the "Senior Certificates") and, further, to those of the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

   The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of or as affected by prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on the Mortgage Loans that result in a reduction of the Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of or as affected by prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on the Mortgage Loans, and investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment and other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Any delay in collection of a Balloon Payment on any Mortgage Loan that would otherwise be distributable in reduction of the Certificate Balance of a Class of Sequential Pay Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan as described herein, will likely extend the weighted average life of such Class of Certificates. See "Risk Factors", "Description of the Certificates--Distributions" and "Yield and Maturity Considerations" herein. See also "Yield and Maturity Considerations" and "Risk Factors--Prepayments; Average Life of Certificates; Yields" in the Prospectus.

   As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will evidence "regular interests" in REMIC III. See "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences" in the Prospectus.

   There is currently no secondary market for the Offered Certificates. The Underwriters presently intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors--The Certificates--Limited Liquidity" herein.

   The Prospectus that accompanies this Prospectus Supplement contains important information regarding this offering that is not contained herein, and prospective investors are urged to read both the Prospectus and this Prospectus Supplement in full to obtain material information concerning the Offered Certificates. Sales of the Offered Certificates may not be consummated unless the purchaser has received both the Prospectus and this Prospectus Supplement.

   This Prospectus Supplement and the Prospectus may be used by Citibank, N.A., Citicorp Securities, Inc. or Citibank International plc, affiliates of the Sponsor and wholly-owned subsidiaries of Citicorp, in connection with offers and sales related to market-making transactions in the Certificates. Citibank, N.A., Citicorp Securities, Inc. or Citibank International plc may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                          FORWARD-LOOKING STATEMENTS

   IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS", "INTENDS", "ANTICIPATES", "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS", ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE SPONSOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE SPONSOR EXPRESSLY DISCLAIMS ANY OBLIGATIONS OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE SPONSOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                              TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
EXECUTIVE SUMMARY...................................................... S-8
SUMMARY OF PROSPECTUS SUPPLEMENT....................................... S-10
RISK FACTORS .......................................................... S-36
 The Certificates...................................................... S-36
 The Mortgage Loans ................................................... S-37
DESCRIPTION OF THE MORTGAGE POOL....................................... S-45
 General............................................................... S-45
 Certain Terms and Conditions of the Mortgage Loans.................... S-46
 Additional Mortgage Loan Information ................................. S-49
 Certain Underwriting Matters ......................................... S-50
 The Hudson Street Loan................................................ S-54
 The Minneapolis City Center Loan ..................................... S-65
 The Wellpoint Loan.................................................... S-80
 The Mortgage Loan Seller and the Additional Warranting Party  ........ S-89
 Assignment of the Mortgage Loans; Repurchases......................... S-89
 Representations and Warranties; Repurchases .......................... S-91
 Changes in Mortgage Pool Characteristics ............................. S-93
SERVICING OF THE MORTGAGE LOANS ....................................... S-94
 General............................................................... S-94
 The Master Servicer and the Special Servicer ......................... S-96
 Sub-Servicers......................................................... S-96
 Servicing and Other Compensation and Payment of Expenses  ............ S-96
 Evidence as to Compliance ............................................ S-99
 Modifications, Waivers, Amendments and Consents ...................... S-100
 Sale of Defaulted Mortgage Loans ..................................... S-101
 REO Properties........................................................ S-102
 Inspections; Collection of Operating Information...................... S-103
 Termination of the Special Servicer................................... S-103
DESCRIPTION OF THE CERTIFICATES ....................................... S-104
 General............................................................... S-104
 Registration and Denominations ....................................... S-104
 Certificate Balances and Notional Amount.............................. S-105
 Pass-Through Rates ................................................... S-105
 Interest Reserve Accounts............................................. S-107
 Distributions ........................................................ S-107
 Subordination; Allocation of Losses and Certain Expenses  ............ S-114
 P&I Advances.......................................................... S-115
 Appraisal Reductions ................................................. S-116
 Reports to Certificateholders; Certain Available Information ......... S-117
 Voting Rights ........................................................ S-120
 Termination........................................................... S-121
 The Trustee .......................................................... S-121
YIELD AND MATURITY CONSIDERATIONS ..................................... S-123
 Yield Considerations ................................................. S-123
 Weighted Average Lives ............................................... S-126
 Yield Sensitivity of the Class X Certificates......................... S-130

                               S-6

                                                                        PAGE
                                                                        ----
USE OF PROCEEDS........................................................ S-131
CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................ S-132
 General............................................................... S-132
 Discount and Premium; Prepayment Premiums............................. S-132
 Constructive Sales of Class X Certificates............................ S-133
 Characterization of Investments in Offered Certificates  ............. S-133
 Possible Taxes on Income From Foreclosure Property and Other Taxes  .. S-133
 Reporting and Other Administrative Matters ........................... S-134
CERTAIN ERISA CONSIDERATIONS .......................................... S-135
LEGAL INVESTMENT....................................................... S-138
METHOD OF DISTRIBUTION ................................................ S-138
LEGAL MATTERS.......................................................... S-139
RATINGS ............................................................... S-139
INDEX OF PRINCIPAL DEFINITIONS ........................................ S-141
ANNEX A--Certain Characteristics of the Mortgage Loans................. A-1
ANNEX B--Trustee Report................................................ B-1
ANNEX C--Preliminary Term Sheet........................................ C-1

                              EXECUTIVE SUMMARY

   The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Executive Summary may be defined elsewhere in this Prospectus Supplement, including in Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus.

                                 INITIAL
                               CERTIFICATE      APPROXIMATE APPROXIMATE
                               BALANCE OR       PERCENT OF     INITIAL
             RATINGS (1)        NOTIONAL       INITIAL POOL    CREDIT
CLASS(ES)   MOODY'S/FITCH      AMOUNT (2)         BALANCE      SUPPORT
---------  --------------- -----------------  -------------- ---------
Offered Certificates
-----------------------------------------------------------------------
A-1            Aaa/AAA       $  217,005,000        20.67%       29.00%
---------  --------------- -----------------  -------------- ---------
A-2            Aaa/AAA       $  528,341,000        50.33%       29.00%
---------  --------------- -----------------  -------------- ---------
X              Aaa/AAA       $1,049,782,587(4)       N/A          N/A
---------  --------------- -----------------  -------------- ---------
B               Aa2/AA       $   49,865,000         4.75%       24.25%
---------  --------------- -----------------  -------------- ---------
C                A2/A        $   60,362,000         5.75%       18.50%
---------  --------------- -----------------  -------------- ---------
D              Baa2/BBB      $   62,987,000         6.00%       12.50%
---------  --------------- -----------------  -------------- ---------
E              NR/BBB-       $   41,991,000         4.00%        8.50%
---------  --------------- -----------------  -------------- ---------
Private Certificates--Not Offered Hereby
-----------------------------------------------------------------------
F                            $                          %            %
---------  --------------- -----------------  -------------- ---------
G                            $                          %            %
---------  --------------- -----------------  -------------- ---------
H                            $                          %            %
---------  --------------- -----------------  -------------- ---------
J                            $                          %            %
---------  --------------- -----------------  -------------- ---------
K                            $                          %            %
---------  --------------- -----------------  -------------- ---------
L                            $                          %            %
---------  --------------- -----------------  -------------- ---------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              PASS-
                             THROUGH     WEIGHTED
                            RATE AS OF    AVERAGE
               COUPON        DELIVERY      LIFE      PRINCIPAL
CLASS(ES)    DESCRIPTION       DATE     (YEARS)(3)   WINDOW (3)
---------   -------------  -----------  ----------  -----------
Offered Certificates
---------------------------------------------------------------
A-1          Fixed Rate          %          5.50     7/98-10/07
---------  -------------- ------------  ---------- ------------
A-2          Fixed Rate          %          9.69     10/07-5/08
---------  -------------- ------------  ---------- ------------
X          Variable Rate         %           N/A         N/A
           (Interest Only)
---------  -------------- ------------  ---------- ------------
B            Fixed Rate          %          9.89      5/08-5/08
---------  -------------- ------------  ---------- ------------
C            Fixed Rate          %          9.95      5/08-6/08
---------  -------------- ------------  ---------- ------------
D             Lesser of          %          9.97      6/08-6/08
           Specified Rate
             and Net WAC
---------  -------------- ------------  ---------- ------------
E              Net WAC           %         11.48     6/08-12/11
---------  -------------- ------------  ---------- ------------
Private Certificates--Not Offered Hereby
---------------------------------------------------------------
F              Net WAC           %
---------  -------------- ------------  ---------- ------------
G              Net WAC           %
---------  -------------- ------------  ---------- ------------
H              Net WAC           %
---------  -------------- ------------  ---------- ------------
J            Fixed Rate          %
---------  -------------- ------------  ---------- ------------
K            Fixed Rate          %
---------  -------------- ------------  ---------- ------------
L            Fixed Rate          %
---------  -------------- ------------  ---------- ------------

------------
(1) Ratings shown are those of Moody's and Fitch, respectively. Classes marked "NR" will not be rated by the applicable Rating Agency.

(2) Subject to a variance of plus or minus 5%.

(3) Based on the assumptions that each Hyper-Amortization Loan is paid in full on its Anticipated Repayment Date and that no Mortgage Loan is otherwise prepaid prior to stated maturity and further based on the Maturity Assumptions (as defined in "Yield and Maturity Considerations" herein).

(4) Notional Amount.

   Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date (all weighted averages set forth below are based on the respective Cut-off Date Balances (as defined herein) of the Mortgage Loans). Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, under "Description of the Mortgage Pool" herein and in Annex A hereto.

                        MORTGAGE POOL CHARACTERISTICS

 CHARACTERISTICS                                                             MORTGAGE POOL
 ---------------                                                             -------------
Initial Pool Balance .....................................................  $1,049,782,587.14
Number of Mortgage Loans .................................................                159
Number of Mortgaged Properties ...........................................                162
Average Cut-off Date Balance .............................................      $6,602,406.21
Weighted Average Mortgage Rate ...........................................              7.26%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date       131.44 months
Weighted Average Underwritten Debt Service Coverage Ratio ................              1.40x
Weighted Average Cut-off Date Loan-to-Value Ratio ........................             72.02%
Weighted Average Seasoning ...............................................           3 months

   "Cut-off Date Loan-to-Value Ratio" and "Underwritten Debt Service Coverage Ratio" are calculated as described in Annex A hereto.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement, including in Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

TITLE OF CERTIFICATES AND
 DESIGNATION OF CLASSES .......  Mortgage Capital Funding, Inc.,
                                 Multifamily/Commercial Mortgage Pass-Through
                                 Certificates, Series 1998-MC2 (the
                                 "Certificates"), will consist of 16 classes
                                 (each, a "Class"), designated as: (i) the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates");
                                 (ii) the Class B, Class C, Class D, Class E,
                                 Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby.

                                 The Class F, Class G, Class H, Class J,
                                 Class K, Class L, Class R-I, Class R-II and
                                 Class R-III Certificates (collectively, the
                                 "Private Certificates") have not been
                                 registered under the Securities Act of 1933, as amended, and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate. The Master Servicer/Special Servicer is expected to purchase some or all of the Private Certificates.

SPONSOR .......................  Mortgage Capital Funding, Inc., a Delaware
                                 corporation. The Sponsor is a direct,
                                 wholly-owned subsidiary of Citicorp Banking
                                 Corporation, which is a direct, wholly-owned subsidiary of Citicorp. The Sponsor is an affiliate of the Mortgage Loan Seller and of Citibank, N.A., which is the co-lead Underwriter. See "Mortgage Capital Funding, Inc." in the Prospectus and "Method of Distribution" herein. Neither the Sponsor nor any of its affiliates has insured or guaranteed the Offered Certificates.

TRUSTEE .......................  State Street Bank and Trust Company, a
                                 Massachusetts trust company. See
                                 "Description of the Certificates--The
                                 Trustee" herein. The Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator").

DEAL INFORMATION/ANALYTICS ....  It is anticipated that certain Mortgage Loan and Certificate information will be
                                 available from the following services:
                                 Bloomberg, Intex, Charter Research and The
                                 Trepp Group.

MASTER SERVICER AND
 SPECIAL SERVICER .............  CRIIMI MAE Services Limited Partnership
                                 ("CMSLP"), a Maryland limited partnership.
                                 See "Servicing of the Mortgage Loans--The
                                 Master Servicer and the Special Servicer" herein.

MORTGAGE LOAN SELLER ..........  Citicorp Real Estate, Inc., a direct, wholly-owned subsidiary of Citibank, N.A.
                                 and an affiliate of the Sponsor. See
                                 "Description of the Mortgage Pool--The
                                 Mortgage Loan Seller and the Additional
                                 Warranting Party" herein.

ADDITIONAL WARRANTING PARTY ...  Morgan Guaranty Trust Company of New York
                                 ("Morgan Guaranty"), an affiliate of J.P.
                                 Morgan Securities Inc. See "Description of the Mortgage Pool--The Mortgage Loan Seller and the Additional Warranting Party" herein.

CUT-OFF DATE ..................  June 1, 1998.

DELIVERY DATE .................  On or about June 29, 1998.

RECORD DATE ...................  With respect to each Class of Offered
                                 Certificates and each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

DISTRIBUTION DATE .............  The 18th day of each month or, if any such
                                 18th day is not a business day, the next succeeding business day, commencing in July 1998.

DETERMINATION DATE ............  The 11th day of each month or, if any such
                                 11th day is not a business day, the
                                 immediately preceding business day,
                                 commencing in July 1998.

COLLECTION PERIOD .............  With respect to any Distribution Date, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, that begins immediately following the Cut-off Date) and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs.

REGISTRATION AND DENOMINATIONS
 ...............................  The Offered Certificates will be issued in book-entry form in original denominations of: (i) in the case of the Class X Certificates, $1,000,000 initial notional amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Offered Certificates, $10,000 initial principal amount and in any whole dollar denomination in excess thereof. Each Class of Offered Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") represent-ing such interest, except under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates--Registration and
                                 Denominations" herein and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

THE MORTGAGE POOL .............  The Mortgage Pool will consist of 159 multifamily and commercial mortgage loans
                                 (the "Mortgage Loans"), with an aggregate
                                 Cut-off Date Balance of $1,049,782,587.14
                                 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balances. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. See "Description of the Mortgage Pool--Changes in Mortgage Pool Characteristics" herein.

                                 The "Cut-off Date Balance" of each Mortgage
                                 Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $522,384.03 to $182,091,683.35 and the average Cut-off Date Balance is
                                 $6,602,406.21. There are three Mortgage
                                 Loans (the "Large Mortgage Loans") that, in each case, have a Cut-off Date Balance in excess of $50,000,000. The Large Mortgage Loans collectively represent 32.51% of the Initial Pool Balance.

                                 All of the Mortgage Loans were originated during the twelve-month period preceding the Cut-off Date.

                                 Each Mortgage Loan is evidenced by a
                                 promissory note (a "Mortgage Note") and is secured by a mortgage, deed of trust or similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property") used for commercial or multifamily residential purposes, together with all buildings and improvements and certain personal property located thereon.

                                 Five separate sets of Mortgage Loans (the
                                 "Cross-Collateralized Mortgage Loans") are, solely as among the Mortgage Loans in each such particular set, cross-defaulted and cross-collateralized with each other. Certain sets of such Cross-Collateralized Mortgage Loans provide for one or more of the related Mortgaged Properties to be released upon the fulfilment of certain conditions, including (i) the satisfaction of a debt service coverage and loan-to-value test or (ii) the payment by the related borrower of a release price equal to a specified percentage (generally between 100% and 125%) of the loan amount allocated to the Mortgaged Property to be released. In addition, one set of 11 Cross-Collateralized Mortgage Loans, represent-ing 2.75% of the Initial Pool Balance, also permits two Mortgaged Properties to be released from the liens securing such Mortgage Loans upon the sale of such properties and prepayment of the related Mortgage Notes. The largest set of related Cross-Collateralized Mortgage Loans represents 2.75% of the Initial Pool Balance. See "Description of the Mortgage Pool--General" herein and Annex A hereto.

                                 In addition to the Cross-Collateralized
                                 Mortgage Loans, there are three other
                                 Mortgage Loans, which represent 2.17% of the Initial Pool Balance, that are, in each such case, secured by a Mortgage or Mortgages encumbering two or more properties. Accordingly, the total number of Mortgage Loans reflected herein is 159, and the total number of Mortgaged Properties reflected herein is 162. Certain of such Mortgage Loans permit one or more of the related Mortgaged Properties to be released from the lien of the related Mortgage upon the satisfaction of certain conditions (except with respect to the release of certain undeveloped sub-parcels or parcels that are not material to the Appraised Value of the Mortgaged Property set forth herein), including (i) the satisfaction of certain property performance tests (such as an occupancy test) or (ii) the payment of a release price equal to a specified percentage (generally between 100% and 125%) of the loan amount allocated to the Mortgaged Property to be released.

                                 In general, the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligation. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer. See "Description of the Mortgage Pool--General".

                                 Set forth below are the number of Mortgaged
                                 Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, located in the six states with the highest concentrations:

                 NUMBER OF    PERCENTAGE OF
                 MORTGAGED    INITIAL POOL
STATE           PROPERTIES       BALANCE
-------------  ------------ ---------------
New York .....       4            18.41%
California  ..      19            11.43%
Minnesota ....       3            10.69%
Illinois .....       8             6.32%
Georgia ......       8             6.17%
Texas.........      11             5.12%

                                 The remaining Mortgaged Properties are
                                 located throughout 30 other states and
                                 Puerto Rico, with no more than 4.29% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

                                 Set forth below are the number of Mortgaged
                                 Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, operated for each indicated purpose:

                    NUMBER OF    PERCENTAGE OF
                    MORTGAGED    INITIAL POOL
  PROPERTY TYPE    PROPERTIES     BALANCE(1)
----------------  ------------ ---------------
Office ..........      32            33.38%
Multifamily(2)  .      38            22.22%
Anchored Retail        15            10.55%
Other Retail  ...      31             8.34%
Mixed Use(3)  ...       5            11.04%
Hotel ...........      22             9.41%
Industrial ......      12             2.54%
Health Care......       4             2.03%
Mobile Home
 Park............       2             0.35%
Nursing Home.....       1             0.15%

                                 (1) The sum of the percentages in this
                                     column may not equal 100% due to
                                     rounding.

                                 (2) Includes at least five Mortgaged
                                     Properties that are more than 50%
                                     occupied as student housing; the related
                                     Mortgage Loans represent less than 2% of the Initial Pool Balance.

                                 (3) Mixed use includes the Mortgaged
                                     Property that secures the Minneapolis
                                     City Center Loan. Such Mortgage Loan
                                     represents 10.29% of the Initial Pool
                                     Balance.

                                 Each of the Mortgage Loans provides for
                                 scheduled payments of principal and/or
                                 interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date"), except that the maturity date for certain Mortgage Loans is the last day of a month and, as described below, the Hyper-Amortization Loans (as defined herein) may require that certain additional amounts be paid each month following their respective Anticipated Repayment Dates (as defined herein).

                                 All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that, as described below, each Hyper-Amortization Loan will accrue interest after its respective Anticipated Repayment Date at a rate that is no less than two percentage points in excess of the related Mortgage Rate. As used herein, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any Hyper-Amortization Loan after its Anticipated Repayment Date. No Mortgage Loan permits negative amortization and no Mortgage Loan permits deferral of accrued interest (except for Excess Interest (as defined herein) on the Hyper-Amortization Loans). See "Description of the Mortgage Pool--Certain Terms and

                                 Conditions of the Mortgage
                                 Loans--Amortization of Principal" herein.

                                 One hundred twenty-six Mortgage Loans (the
                                 "Actual/360 Mortgage Loans"), which
                                 represent 74.11% of the Initial Pool
                                 Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). Thirty-three Mortgage Loans, which represent 25.89% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Mortgage Rates; Calculations of Interest" herein.

                                 One hundred thirty-three of the Mortgage
                                 Loans (the "Balloon Loans"), which represent
                                 60.33% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Three Mortgage Loans, which represent 27.90% of the Initial Pool Balance, are Hyper-Amortization Loans. The remaining Mortgage Loans, which represent 11.77% of the Initial Pool Balance, are fully amortizing. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Amortization of Principal" herein.

                                 A "Hyper-Amortization Loan" is a Mortgage
                                 Loan that provides that if it is not paid in full as of a date specified in the related Mortgage Note (the "Anticipated Repayment Date" or "ARD"), then (i) interest will accrue thereon at a per annum rate (the "Revised Rate") that is no less than two percentage points in excess of the related Mortgage Rate (the difference between the Revised Rate and the Mortgage Rate being herein referred to as the "Excess Interest Rate") and (ii) the related borrower will be required to make payments thereon each month in an amount that is equal to the greater of the Monthly Payment and certain net cash flow generated by the related Mortgaged Property. If the net cash flow referred to in clause (ii) of the preceding sentence exceeds the Monthly Payment, the excess would be applied to repay principal of the particular Hyper-Amortization Loan (such principal payments, "Hyper-Amortization
                                 Payments"). Interest accrued on the
                                 principal balance of any Hyper-Amortization
                                 Loan at the Excess Interest Rate will be deferred and, if and to the extent provided in the related Mortgage Note and permitted by applicable law, may itself accrue interest, compounded monthly, at the Revised Rate (all such interest accrued on the principal balance of any Hyper-Amortization Loan at the Excess Interest Rate, together with any compound interest on such interest at the Revised Rate, being herein referred to as "Excess Interest"). Excess

                                 Interest and Hyper-Amortization Payments will be considered separate from the scheduled Monthly Payments and will not be included in the calculation of Assumed Monthly Payments (as defined herein). If and to the extent collected, Excess Interest will be included as part of the applicable Available Distribution Amount (as defined herein). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Hyper-amortization" herein.

                                 In general, a Hyper-Amortization Loan will permit the related borrower to prepay the related Mortgage Loan without payment of a Prepayment Premium (as defined herein) beginning on a date coinciding with, or up to six months prior to, the related Anticipated Repayment Date and on any Due Date thereafter. The Anticipated Repayment Date for any such Hyper-Amortization Loan is set forth in Annex A.

                                 In addition, certain Mortgage Loans provide for reamortization of the unpaid principal balance and adjustment of the Monthly Payments thereon upon application of specified amounts of insurance proceeds to the unpaid principal balance of such Mortgage Loans following a casualty loss.

                                 Except with respect to five Mortgage Loans, which represent 11.31% of the Initial Pool Balance, as to which there is either no Lock-out Period (as defined below) or no Open Period (as defined below), all of the Mortgage Loans provided as of origination for, sequentially, (a) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by (b) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment must be accompanied by a prepayment premium, charge or fee (a "Prepayment Premium"), followed by (c) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium. Voluntary principal prepayments may be made after any applicable Lock-out Period in full (or, in certain cases, in part), subject to certain limitations and, during a Prepayment Premium Period, subject to payment of the applicable Prepayment Premium. The prepayment terms of each of the Mortgage Loans are more fully described in Annex A. See "Risk Factors--The Mortgage Loans--Prepayment Premiums" and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

                                 Three of the Mortgage Loans (the "Defeasance
                                 Loans"), representing 18.13% of the Initial
                                 Pool Balance, provide that, subject to the satisfaction of certain conditions, the related borrower may pledge to the holder of the subject Mortgage Loan "Defeasance Collateral" and thereupon obtain a release of the Mortgaged Property from the lien of the related mortgage. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment (including, in the case of the scheduled maturity date, any Balloon Payment), due on such date. No such defeasance may occur earlier than the second anniversary of the Delivery Date.

                                 As of the Cut-off Date, the Mortgage Loans had the following additional characteristics: (i) Mortgage Rates ranging from 6.71% per annum to 9.02% per annum and a weighted average Mortgage Rate of 7.26% per annum; (ii) remaining terms to stated maturity or, in the case of the Hyper-Amortization Loans, to the Anticipated Repayment Date ranging from 79 months to 238 months and a weighted average remaining term to stated maturity or the Anticipated Repayment Date, as the case may be, of
                                 131.44 months; (iii) remaining amortization terms ranging from 173 months to 360 months and a weighted average remaining amortization term of 311.87 months; (iv) Cut-off Date Loan-to-Value Ratios ranging from 32.79% to 90.41% and a weighted average Cut-off Date Loan-to-Value Ratio of 72.02%;
                                 (v) in the case of the Balloon Loans and the Hyper-Amortization Loans, Maturity Date Loan-to-Value Ratios ranging from 0% to 77.92% and a weighted average Maturity Date Loan-to-Value Ratio of 51.20%; and (vi) Underwritten Debt Service Coverage Ratios ranging from 1.02x to 2.73x and a weighted average Underwritten Debt Service Coverage Ratio of 1.40x. "Cut-off Date Loan-to-Value Ratio," "Maturity Date Loan-to-Value Ratio" and "Underwritten Debt Service Coverage Ratio" are each defined in Annex A hereto.

                                 For more detailed statistical information regarding the Mortgage Pool, see Annex A hereto.

THE LARGE MORTGAGE LOANS

 A. The Hudson Street Loan ....  The "Hudson Street Loan" has a Cut-off Date
                                 Balance of approximately $182,091,683 and is evidenced by a Mortgage Note (the "Hudson Street Note") issued by TST 375 Hudson, L.L.C. (the "Hudson Street Borrower"), a Delaware limited liability company controlled by Tishman Speyer/Travelers Real Estate Venture, L.P. The Hudson Street Note represents the refinancing of the approximate outstanding amount ($183,467,342 outstanding at payout) under a loan with an original amount of $200,000,000 held by, and later largely syndicated by, the Mortgage Loan Seller, which loan had been made by the Mortgage Loan Seller to Tishman Speyer Hudson Limited Partnership, the Hudson Street Borrower's predecessor in interest. The Hudson Street Loan is secured by a Mortgage (the "Hudson Street Mortgage") creating a first priority mortgage lien on the Hudson Street Borrower's leasehold interest in an office building located at 375 Hudson Street, New York, New York (the "Hudson Street Property"). The Hudson Street Property is managed by Tishman Speyer Properties, L.P., which is related to the Hudson Street Borrower.

                                 The Hudson Street Property is improved by an 18-story office building located in New York, New York, containing approximately 973,435 rentable square feet, including approximately 60,893 square feet of retail and basement space, and an on-site 100-space parking garage. Significant tenants in the Hudson Street Property include Saatchi & Saatchi, NA (occupying approximately 79% of the net rentable space), Penguin Putnam Inc., West Publishing Company and RC Dolner. An appraisal dated February 12, 1998, determined a value for the Hudson Street Property of approximately $237,000,000, resulting in a Cut-off Date Loan-to-Value Ratio of approximately 77%. The Underwritten Debt Service Coverage Ratio for the Hudson Street Loan, based on the Underwritten NCF (as defined in Annex A) for the Hudson Street Property, is approximately 1.35x.

                                 The Mortgage Rate for the Hudson Street Loan is fixed at 7.03%, and such Mortgage Loan has a final maturity date of February 1, 2013. Until February 1, 2003, the Hudson Street Loan requires equal monthly payments of principal and interest of approximately $1,296,910 (based on a 25-year amortization schedule and the specified Mortgage Rate), and commencing on March 1, 2003 and until maturity, the Hudson Street Loan requires equal monthly payments of principal and interest of approximately $1,539,742 (based on a 17-year amortization schedule, its original principal balance and the specified Mortgage Rate).

                                 The Hudson Street Loan is a
                                 Hyper-Amortization Loan. From and after
                                 February 1, 2008 (its Anticipated Repayment
                                 Date), the Hudson Street Loan will accrue
                                 Excess Interest at a rate of 2% per annum
                                 (its Excess Interest Rate), and certain
                                 excess cash flow from the Hudson Street
                                 Property will be applied to pay down the outstanding principal balance of the Hudson Street Loan. From and after the related Anticipated Repayment Date, such accrued Excess Interest will be deferred and added to the outstanding indebtedness under the Hudson Street Loan and will itself earn interest at the Revised Rate. Prepayment of the Hudson Street Loan is prohibited at any time prior to August 1, 2007. After August 1, 2007, prepayment is permitted in whole only, and after February 1, 2008, prepayment is permitted in whole or in part, in any event without the payment of a Prepayment Premium. The Hudson Street Loan is a Defeasance Loan which may be defeased from and after February 1, 2002 through and until February 1, 2007. See "Description of the Mortgage Pool--The Hudson Street Loan" herein.

 B. The Minneapolis City Center
     Loan .....................  The "Minneapolis City Center Loan" has a
                                 Cut-off Date Balance of approximately
                                 $108,000,000 and is evidenced by a Mortgage
                                 Note in the original principal amount of $108,000,000 (the "Minneapolis City Center Note") issued by MCC Mort-gage LP (the "Minneapolis City Center Borrower"), a Delaware limited partnership controlled by Brookfield Properties Corporation ("Brookfield Properties"), which is a public company with approximately Cdn. $9.145 billion in assets. The Minneapolis City Center Loan is secured by a Mortgage (the "Minneapolis City Center Mortgage") creating a first priority mortgage lien on the fee interest of City Center Associates Limited Partnership ("CCALP" or the "Minneapolis City Center Mortgagor") in Minneapolis City Center, an office/retail/ garage/hotel property located in Minneapolis, Minnesota (the "Minneapolis City Center Property"). The Minneapolis City Center Borrower holds a purchase money wrap mortgage (the "Wrap Mortgage") in the amount of approximately $544,000,000 as of December 31, 1997 with CCALP as the mortgagor (the "Wrap Mortgagor") and, as described herein, has an option to purchase the Minneapolis City Center Property at a future date. The Wrap Mortgage and certain other rights of the Minneapolis City Center Borrower (including a purchase option on the Minneapolis City Center Property) are subordinated to the Minneapolis City Center Mortgage under the terms of a subordination agreement. Brookfield Management Services, LLC, an affiliate of the Minneapolis City Center Borrower, is the property manager for the Minneapolis City Center Property under a long-term management contract.

                                 The Minneapolis City Center Property is
                                 improved by a 51-story, 1,582,000
                                 square-foot building located in Minneapolis,
                                 Minnesota. The Minneapolis City Center
                                 Property includes 1,081,000 square feet of office space which is 99% occupied, 370,000 square feet of retail space which is 92% occupied (including a master lease of former Montgomery Ward space guaranteed by Brookfield Properties), 131,000 square feet of storage space which is 100% occupied, a 602-room Marriott Hotel constructed on land leased from Minneapolis City Center, and a 687-car, six-level, parking garage. The Minneapolis City Center Property is approximately 97% occupied by a variety of
                                 (i) office tenants (including Target
                                 (Dayton-Hudson Stores), International
                                 Multifoods, Gray, Plant & Mooty, and Meagher
                                 Greer) and (ii) retail tenants Brookfield
                                 ARC Inc., Marshall's, The Limited Group, Sam
                                 Goody, Footlocker, McDonald's, Taco Bell and the Body Shop. An appraisal dated August 1, 1997 determined a value for the Minneapolis City Center Property of approximately $200,000,000, resulting in a Cut-off Date Loan-to-Value Ratio of approximately 54%. The Underwritten Debt Service Coverage Ratio for the Minneapolis City Center Loan, based on the Underwritten NCF for the Minneapolis City Center Property, is approximately 1.85x.

                                 The Mortgage Rate for the Minneapolis City
                                 Center Loan is fixed at 6.72% per annum, and such Mortgage Loan has a final maturity date of May 31, 2028. The Minneapolis City Center Loan requires equal monthly payments of principal and interest

                                 (based on a 30-year amortization schedule and the initial Mortgage Rate).

                                 The Minneapolis City Center Loan is a
                                 Hyper-Amortization Loan. From and after May
                                 31, 2008 (its Anticipated Repayment Date), the Minneapolis City Center Loan will accrue Excess Interest at a rate of at least 2% per annum (its Excess Interest Rate), and certain excess cash flow from the Minneapolis City Center Property will be applied to pay down the outstanding principal balance of the Minneapolis City Center Loan. From and after the related Anticipated Repayment Date, such accrued Excess Interest will be deferred and added to the outstanding principal balance of the Minneapolis City Center Loan and will itself earn interest at the Revised Rate. Voluntary prepayment of the entire Minneapolis City Center Loan may be made at any time, provided that, from the first Due Date through the date that is six months prior to the related Anticipated Repayment Date, any voluntary prepayment of the Minneapolis City Center Loan is required to be accompanied by a Prepayment Premium in an amount equal to the greater of (a) either 5% (in the case of prepayments made within the first four years of the loan term) or 2% (in the case of prepayments made within the period commencing on the beginning of the fifth year of the loan term to such date six months prior to the related Anticipated Repayment Date) of then unpaid principal amount of the Minneapolis City Center Loan and (b) a yield maintenance payment. See "Description of the Mortgage Pool--The Minneapolis City Center Loan" herein.

 C. The Wellpoint Loan ........  The "Wellpoint Loan" has a Cut-off Date
                                 Balance of approximately $51,200,000 and is evidenced by a Mortgage Note in the original principal amount of $51,200,000 (the "Wellpoint Note") issued by TA/Warner Center Associates II, L.P., (the "Wellpoint Borrower"), a California limited partnership controlled by two individuals and Apollo Real Estate & Investment Fund, LP. The Wellpoint Loan is secured by a Mortgage (the "Wellpoint Mortgage") creating a first priority mortgage lien on the Wellpoint Borrower's fee interest in a 6.28 acre site in Los Angeles, California (the "Wellpoint Property"). LaSalle Partners is the property manager for the Wellpoint Property.

                                 The Wellpoint Property consists of a 6.28 acre site located in Woodland Hills, Los Angeles County, California and improved by an office complex with a total of 427,100 net rentable square feet. The Wellpoint Property is 100% leased to Wellpoint Health Networks, Inc. pursuant to a triple net lease. An appraisal dated March 13, 1997 determined a value for the Wellpoint Property of approximately $67,000,000, resulting in a Cut-off Date Loan-to-Value Ratio of approximately 76.42%. The Underwritten Debt Service Coverage Ratio for the Wellpoint Loan, based on the Underwritten NCF for the Wellpoint Property, is approximately 1.05x.

                                 The Mortgage Rate for the Wellpoint Loan is fixed at 7.86% per annum, and such Mortgage Loan has a final maturity date of December 1, 2015. The Wellpoint Loan requires interest only payments from July 1997 to December 1998, and thereafter varying equal monthly payments based on a 35-year amortization schedule (in 1999), a 30-year amortization schedule (in 2000), a 21-year amortization schedule (in 2001), a 17-year amortization schedule (in 2002), a 15-year amortization schedule (in 2003) and a 12-year amortization schedule (from 2004 through the related maturity date).

                                 Voluntary prepayment of the Wellpoint Loan is prohibited at any time prior to July 1, 2004. Thereafter, the Wellpoint Loan may be prepaid in full, provided that any such prepayment must be accompanied by a Prepayment Premium. The Wellpoint Loan is a Defeasance Loan that may be defeased during years five to seven of the loan term. See "Description of the Mortgage Pool--The Wellpoint Loan" herein.

DELIVERY OF THE MORTGAGE LOANS
 ...............................  One hundred thirty-three of the Mortgage
                                 Loans (the "Citi Mortgage Loans"), which represent 86.50% of the Initial Pool Balance, were originated by or on behalf of one or more affiliates of the Mortgage Loan Seller, a commonly controlled affiliate of the Sponsor, pursuant to its conduit program, and are currently held by the Mortgage Loan Seller or by one or more of its affiliates. The remaining 26 Mortgage Loans (the "Morgan Mortgage Loans"), which represent 13.50% of the Initial Pool Balance, were originated by or on behalf of Morgan Guaranty. On or before the Delivery Date, the Mortgage Loan Seller will acquire the Morgan Mortgage Loans from Morgan Guaranty. In addition, on or before the Delivery Date, the Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). The Mortgage Loan Seller will make certain representations and warranties regarding the characteristics of the Citi Mortgage Loans, and Morgan Guaranty will make certain representations and warranties regarding the characteristics of the Morgan Mortgage Loans. As more particularly described herein, the Mortgage Loan Seller will be obligated (a) to cure any material breach of any such representation or warranty made by it with respect to the Citi Mortgage Loans or (b) to repurchase the affected Citi Mortgage Loan; and Morgan Guaranty will be obligated (x) to cure any material breach of any such representation or warranty made by it with respect to the Morgan Mortgage Loans or (y) to repurchase the affected Morgan Mortgage Loan.

                                 The Mortgage Loans are being sold without recourse, and neither the Mortgage Loan Seller nor Morgan Guaranty will have any obligations with respect to the Offered Certificates other than pursuant to such representations, warranties and repurchase obligations. The Sponsor will make no representa-tions or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or replace Mortgage Loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors--The Mortgage Loans" herein and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

SERVICING AND ADMINISTRATION
 OF THE MORTGAGE LOANS ........  The Mortgage Loans will be serviced and administered by CMSLP, both as Master
                                 Servicer and, if circumstances require,
                                 Special Servicer, pursuant to the Pooling
                                 Agreement (as defined below) and generally in accordance with the discussion set forth under "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements" in the Prospectus. The compensation to be received by it as Master Servicer (including Master Servicing Fees) and Special Servicer (including Special Servicing Fees, Liquidation Fees and Workout
                                 Fees) for its services is described herein under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses".

DESCRIPTION OF THE CERTIFICATES
 ...............................  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of June 1, 1998 (the "Pooling Agreement"), among the Sponsor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Mortgage Loan Seller, and Morgan Guaranty as additional warranting party, and will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") will consist primarily of the Mortgage Pool.

 A. Certificate Balances
    and Notional Amount .......  Upon initial issuance, each Class of Offered
                                 Certificates will have the Certificate
                                 Balance or Notional Amount set forth for such Class on the cover page hereof (in each case, subject to a variance of plus or minus 5%). Upon initial issuance, the Class F, Class G, Class H, Class J, Class K and Class L Certificates will have an aggregate Certificate Balance equal to the excess of the Initial Pool Balance over the aggregate Certificate Balance of the Class A, Class B, Class C, Class D and Class E Certificates.

                                 The "Certificate Balance" of any Class of
                                 Sequential Pay Certificates outstanding at any time will be the then-aggregate stated principal amount of such Class. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any losses on or in respect of the Mortgage Loans (referred to herein as "Realized Losses") and by certain Trust Fund expenses (referred to herein as "Additional Trust Fund Expenses") allocated to such Class of

                                 Certificates on such Distribution Date. See
                                 "Description of the
                                 Certificates--Distributions" and
                                 "--Subordination; Allocation of Losses and
                                 Certain Expenses" herein.

                                 The Class X Certificates will not have a Certificate Balance; such Class of Certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount") equal to the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time. The Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal.

                                 No Class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount or be entitled to any payment of principal or interest.

                                 A Class of Offered Certificates will be
                                 considered outstanding until its Certificate
                                 Balance or Notional Amount is reduced to zero; provided, however, that, under very limited circumstances, reimbursements of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto. See "Description of the
                                 Certificates--Certificate Balances and
                                 Notional Amount" and "--Distributions"
                                 herein.

 B. Pass-Through Rates ........  The Pass-Through Rate applicable to each
                                 Class of Offered Certificates for the
                                 initial Distribution Date is set forth on the cover page hereof. The Pass-Through Rates for the Class A-1, Class A-2, Class B and Class C Certificates for each subsequent Distribution Date will, in the case of each such Class, remain fixed at the per annum rate set forth with respect thereto on the cover page hereof; the Pass-Through Rate for the Class D Certificates for each subsequent Distribution Date will equal the lesser of
                                 (i) the per annum rate set forth with
                                 respect thereto on the cover page hereof and
                                 (ii) the Weighted Average Net Mortgage Rate for such Distribution Date (as defined herein); the Pass-Through Rate for the Class E Certificates for each subsequent Distribution will equal the Weighted Average Net Mortgage Rate for such Distribution Date; and the Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date).

                                 The Pass-Through Rates applicable to the Class F, Class G and Class H Certificates for each Distribution Date will, in the case of each such Class, equal the Weighted Average Net Mortgage

                                 Rate for such Distribution Date. The
                                 Pass-Through Rates applicable to the Class
                                 J, Class K and Class L Certificates for each
                                 Distribution Date will equal   %,   % and
                                   % per annum, respectively.

                                 The "Weighted Average Net Mortgage Rate" for any Distribution Date will, in general, equal the weighted average of the Net Mortgage Rates in effect for all the Mortgage Loans as of the commencement of the related Collection Period (weighted on the basis of such Mortgage Loans' respective "Stated Principal Balances" (as defined herein) immediately following the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Cut-off
                                 Date).

                                 The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the aggregate of the per annum rates applicable to the calculation of the Master Servicing Fee and the Trustee Fee (each as defined herein) with respect to such Mortgage Loan (such monthly fees, collectively, the "Administrative Fees"; and such aggregate rate, the "Administrative Fee Rate"); provided that, solely for purposes of calculating the Weighted Average Net Mortgage Rate for any Distribution Date, the following adjustments will be made in calculating the Net Mortgage Rate for certain Mortgage Loans: (i) if the Mortgage Rate for the subject Mortgage Loan has been modified or changed by the Special Servicer as described under "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein or otherwise in connection with a bankruptcy, insolvency or similar proceeding involving the related borrower, or if the subject Mortgage Loan is in default, such modification, change and/or default will be disregarded and the Net Mortgage Rate for such Mortgage Loan will be calculated based upon the Mortgage Rate in effect for such Mortgage Loan as of the Delivery Date; and (ii) if the subject Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then (with limited exception) the Net Mortgage Rate in effect for such Mortgage Loan during each calendar month will, in general, be deemed to be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such calendar month at the related Mortgage Rate (net of the related Administrative Fee Rate), adjusted as described herein for any applicable Interest Reserve Amounts (as defined herein). The calculation of the Net Mortgage Rate for any Hyper-Amortization Loan (and, accordingly, the calculation of the Weighted Average Net Mortgage Rate for any Distribution Date) will not be affected by the step-up from the Mortgage Rate to the Revised Rate on the Anticipated Repayment Date for such Hyper-Amortization Loan. As of the Cut-off Date (without regard to the adjustment to the basis of accrual described in clause (ii) of the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans will range from 6.65% per annum to 9.00% per annum, with a weighted average Net Mortgage Rate of 7.18% per annum. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "Description of the Certificates--Pass-Through Rates" herein.

 C. Distributions of
  Interest and Principal ......  The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (exclusive of Prepayment Premiums) that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. See "Description of the
                                 Certificates--Distributions--The Available
                                 Distribution Amount" herein.

                                 On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                                 (1) to pay interest to the holders of the
                                     Class A-1, Class A-2 and Class X
                                     Certificates (collectively, the "Senior
                                     Certificates"), up to an amount equal
                                     to, and pro rata as among such Classes
                                     in accordance with, all Distributable
                                     Certificate Interest in respect of each
                                     such Class of Certificates for such
                                     Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                                 (2) to pay principal first to the holders of
                                     the Class A-1 Certificates and second to the holders of the Class A-2
                                     Certificates, in each case up to an
                                     amount equal to the lesser of (a) the
                                     then-outstanding Certificate Balance of
                                     such Class of Certificates and (b) the
                                     remaining portion of the Principal
                                     Distribution Amount (as defined below)
                                     for such Distribution Date;

                                 (3) to reimburse the holders of the Class
                                     A-1 and Class A-2 Certificates, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

                                 (4) to make payments on the other Classes of
                                     Certificates (collectively, the
                                     "Subordinate Certificates") as
                                     contemplated below;

                                 provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust

                                 (see "Description of the
                                 Certificates--Termination" herein), the
                                 payments of principal to be made as
                                 contemplated by clause (2) above with
                                 respect to the Class A Certificates will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then-outstanding Certificate Balances of such Classes of Certificates.

                                 On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the remaining Classes of Sequential Pay Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class C Certificates, and so forth in such manner with respect to, sequentially, the Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates, in that order):

                                 (1) to pay interest to the holders of such
                                     Class of Certificates, up to an amount
                                     equal to all Distributable Certificate
                                     Interest in respect of such Class of
                                     Certificates for such Distribution Date
                                     and, to the extent not previously paid,
                                     for all prior Distribution Dates, if
                                     any;

                                 (2) if the Certificate Balances of the Class
                                     A Certificates and of each other Class
                                     of Sequential Pay Certificates, if any,
                                     with an earlier alphabetical Class
                                     designation have been reduced to zero,
                                     to pay principal to the holders of such
                                     Class of Certificates, up to an amount
                                     equal to the lesser of (a) the then
                                     outstanding Certificate Balance of such
                                     Class of Certificates and (b) the
                                     remaining portion of the Principal
                                     Distribution Amount for such
                                     Distribution Date; and

                                 (3) to reimburse the holders of such Class
                                     of Certificates, up to an amount equal
                                     to all Realized Losses and Additional
                                     Trust Fund Expenses, if any, previously
                                     allocated to such Class of Certificates
                                     and for which no reimbursement has
                                     previously been paid;

                                 provided that, on the final Distribution
                                 Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by clause (2) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) to the holders of such Class of Certificates up to an amount equal to the entire then-outstanding Certificate Balance of such Class of Certificates.

                                 Any portion of the Available Distribution
                                 Amount for any Distribution Date that is not otherwise payable to the holders of

                                 REMIC Regular Certificates as contemplated above will be paid to the holders of the REMIC Residual Certificates.

                                 Reimbursement of previously allocated
                                 Realized Losses and Additional Trust Fund
                                 Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

                                 The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for any Distribution Date will generally equal one month's interest at the Pass-Through Rate in respect of such Class of Certificates for such Distribution Date accrued during the related Interest Accrual Period on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall (as defined herein) for such Distribution Date. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The "Interest Accrual Period" for the REMIC Regular Certificates for any Distribution Date will be the month preceding the month in which such Distribution Date occurs. See "Description of the Certificates -- Distributions--Distributable Certificate
                                 Interest" and "Servicing of the Mortgage
                                 Loans--Servicing and Other Compensation and
                                 Payment of Expenses" herein.

                                 The "Principal Distribution Amount" for any
                                 Distribution Date, will, in general, equal the aggregate (without duplication) of the following:

                                 (a)     the principal portions of all
                                         Monthly Payments (other than Balloon
                                         Payments) and any Assumed Monthly
                                         Payments (as defined below) due or
                                         deemed due, as the case may be, in
                                         respect of the Mortgage Loans for
                                         their respective Due Dates occurring
                                         during the related Collection
                                         Period;

                                 (b)     all voluntary principal prepayments
                                         received on the Mortgage Loans
                                         during the related Collection
                                         Period;

                                 (c)     with respect to any Mortgage Loan as
                                         to which the related stated maturity
                                         date occurred during or prior to the
                                         related Collection Period, any
                                         payment of principal (exclusive of
                                         any voluntary principal prepayment)
                                         made by or on behalf of the related
                                         borrower during the related
                                         Collection Period, net of any
                                         portion of such payment that
                                         represents a recovery of the
                                         principal portion of any Monthly
                                         Payment (other than a Balloon
                                         Payment) due, or the principal
                                         portion of any Assumed Monthly
                                         Payment deemed due, in respect of
                                         such Mortgage Loan on a Due Date
                                         during or prior to the related
                                         Collection Period and not previously
                                         recovered;

                                 (d)     all Liquidation Proceeds,
                                         Condemnation Proceeds, Insurance
                                         Proceeds (each as defined in the
                                         Prospectus) and, to the extent not
                                         included in clause (a), (b) or (c)
                                         above, payments and other amounts
                                         received on the Mortgage Loans
                                         during the related Collection Period
                                         that were identified and applied by
                                         the Master Servicer as recoveries of
                                         principal thereof, in each case net
                                         of any portion of such amounts that
                                         represents (i) a recovery of the
                                         principal portion of any Monthly
                                         Payment (other than a Balloon
                                         Payment) due, or the principal
                                         portion of any Assumed Monthly
                                         Payment deemed due, in respect of
                                         the related Mortgage Loan on a Due
                                         Date during or prior to the related
                                         Collection Period and not previously
                                         recovered or (ii) the principal
                                         portion of a Monthly Payment made by
                                         the related borrower during the
                                         related Collection Period that is
                                         due subsequent to the end of such
                                         Collection Period; and

                                 (e)     if such Distribution Date is
                                         subsequent to the initial
                                         Distribution Date, the excess, if
                                         any, of (i) the Principal
                                         Distribution Amount for the
                                         immediately preceding Distribution
                                         Date, over (ii) the aggregate
                                         distributions of principal made on
                                         the Sequential Pay Certificates on
                                         such immediately preceding
                                         Distribution Date.

                                 For purposes of the foregoing, the "Monthly
                                 Payment" due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. "Monthly Payments" for Hyper-Amortization Loans will not include Excess Interest or Hyper-Amortization Payments.

                                 An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; or (ii) any Mortgage Loan as to which the related Mortgaged Property has been acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (each such property, upon acquisition, an "REO Property"). The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immedi-ately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property. "Assumed Monthly Payments" for Hyper-Amortization Loans do not include Excess Interest or Hyper-Amortization Payments.

                                 The Principal Distribution Amount will in no event include Excess Interest or Prepayment Premiums.

 D. Distribution of Prepayment
    Premiums ..................  Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of each Class of Offered Certificates (other than the Class X Certificates) in an amount up to the product of (a) such Prepayment Premium, (b) the applicable Discount Rate Fraction for such Class and such Mortgage Loan and (c) the applicable Principal Allocation Fraction for such Class and such Distribution Date. The "Discount Rate Fraction" for any Class of Offered Certificates (other than the Class X Certificates) and any prepaid Mortgage Loan is equal to a fraction (not greater than 1.0 or less than 0.0), (a) the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Certificates over the relevant Discount Rate (as defined herein), and (b) the denominator of which is equal to the excess, if any, of the Mortgage Rate of such Mortgage Loan over the relevant Discount Rate. With respect to each Class of Offered Certificates (other than the Class X Certificates) for any Distribution Date, the "Principal Allocation Fraction" is a fraction, the numerator of which is the portion of Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date.

                                 The portion of any Prepayment Premium
                                 remaining after distribution of the amounts calculated as described above to the holders of the Offered Certificates (other than the Class X Certificates) will be distributed to the holders of the Class X Certificates. After the Distribution Date on which the Certificate Balances of the other Classes of Offered Certificates have been reduced to zero, any Prepayment Premiums collected on the Mortgage Loans will be distributable entirely to the holders of the Class X Certificates. See "Description of the Certificates -- Distributions--Distributions of Prepayment Premiums" herein.

P&I ADVANCES ..................  Subject to a recoverability determination as described herein, and further subject to certain limitations involving Mortgage Loans that have been modified or as to which the related Mortgaged Property has declined in value as described herein, the Master Servicer is required to make advances (each, a "P&I Advance") with respect to each Distribution Date for the benefit of the Certificateholders in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. Subject to a recoverability determination as described herein, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance.

                                 As more fully described herein, the Master
                                 Servicer and the Trustee will each be
                                 entitled to interest on any P&I Advances made, and the Master Servicer, the Special Servicer and the Trustee will each be entitled to interest on certain servicing expenses incurred, by or on behalf of it. Such interest will accrue from the date any such P&I Advance is made or such servicing expense is incurred at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (the "Reimbursement Rate"). Such interest on any P&I Advance or servicing expense will be paid: (i) at any time, out of Default Interest (as defined herein) and late payment charges collected on the related Mortgage Loan; and (ii) if such P&I Advance or servicing expense has been reimbursed, out of general collections on the Mortgage Pool then held by the Master Servicer. See "Description of the Certificates--P&I Advances" and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein and "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" and "Description of the
                                 Pooling Agreements--Certificate Account" in the Prospectus.

SUBORDINATION; ALLOCATION OF
 LOSSES
 AND CERTAIN EXPENSES .........  As and to the extent described herein, the
                                 Subordinate Certificates will, in the case of each Class thereof, be subordinated with respect to distributions of interest and principal to the Senior Certificates and, further, to each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation.

                                 If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then-aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Pool and/or Additional Trust Fund Expenses. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

TREATMENT OF REO PROPERTIES ...  Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining distributions on, and allocations of Realized Losses and Additional Trust Fund Expenses to, the Certificates, as well as determining Master Servicing Fees, Special Servicing Fees and Trustee Fees generally be treated as having remained outstanding until each such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Weighted Average Net Mortgage Rate and the Principal Distribution Amount for each Distribution Date. Operating revenues and other proceeds derived from each REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" or treated by the Master Servicer as principal, interest and other amounts "due" on the related Mortgage Loan; and, subject to a recoverability determination as more fully described herein (see "Description of the Certificates--P&I Advances"), the Master Servicer and the Trustee will be obligated to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

CONTROLLING CLASS .............  The holder (or holders) of Certificates representing a majority interest in the
                                 Controlling Class will have the right,
                                 subject to certain conditions described
                                 herein, to replace the Special Servicer. The
                                 "Controlling Class" will, in general, be the most subordinate Class of Sequential Pay Certificates then outstanding whose then-current Certificate Balance is at least equal to 25% of the initial Certificate Balance thereof. The Controlling

                                 Class will initially be the Class L
                                 Certificates. In addition, as more
                                 particularly described herein, any holder or holders of Certificates representing a majority interest in the Controlling Class will have the option of purchasing defaulted Mortgage Loans from time to time at the Purchase Price specified herein. It is anticipated that an affiliate of CMSLP will acquire certain of the Certificates, including Private Certificates that will constitute all or a part of the initial "Controlling Class". See "Servicing of the Mortgage Loans--The Special Servicer" and "--Sale of Defaulted Mortgage Loans" herein.

OPTIONAL TERMINATION ..........  At its option, the holder or holders (other than the Sponsor or the Mortgage Loan
                                 Seller) of Certificates representing a
                                 majority interest in the Controlling Class or the Master Servicer (in that order of priority) may purchase all of the Mortgage Loans and REO Properties, and thereby effect a termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the Initial Pool Balance. See "Description of the Certificates -- Termination" herein and in the Prospectus.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Certificate Account (as defined in the Prospectus); the assets of REMIC II will consist of the separate uncertificated "regular interests" in REMIC I; and the assets of REMIC III will consist of the separate uncertificated "regular interests" in REMIC II. For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II,
                                 (iii) the REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (iv) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Certain Federal Income Tax Consequences--General" herein.

                                 For federal income tax reporting purposes,
                                 it is anticipated that the    Class ,
                                 Class ,    Class ,    Class , and    Class
                                 Certificates will not, the Class
                                 Certificates may, and the Class X
                                 Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing the accrual of market discount and premium, if any, for federal income tax purposes will be that the Mortgage Loans will not prepay prior to maturity (that is, a

                                 CPR of 0%), except that the
                                 Hyper-Amortization Loans will be repaid in full on their respective Anticipated Repayment Dates. However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate.

                                 If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a possibility of particular relevance to the holders of the Class X Certificates, a Certificateholder will be permitted to offset such amount only against the future original issue discount (if any) from such Certificate. See "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
                                 Certificates--Original Issue Discount" in the Prospectus.

                                 Generally, except to the extent noted below, the Offered Certificates will be treated as "real estate assets" within the meaning of
                                 Section 856(c)(4)(A) of the Internal Revenue
                                 Code of 1986 (the "Code"). In addition,
                                 interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under
                                 Section 856(c)(4)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, if 95% or more of the Mortgage Loans are treated as assets described in the foregoing sections of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences" in the Prospectus.

CERTAIN ERISA CONSIDERATIONS ..  A fiduciary of any employee benefit plan or other retirement arrangement subject to
                                 Title I of the Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each such plan or other retirement arrangement, a "Plan") should review carefully with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or that is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                 The U.S. Department of Labor has issued to Citicorp an individual prohibited transaction exemption, Prohibited
                                 Transaction Exemption 90-88, and to J.P.
                                 Morgan Securities Inc. an individual
                                 prohibited transaction exemption, Prohibited
                                 Transaction Exemption 90-23 (together, the
                                 "Exemptions"), which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of certain pass-through certificates underwritten by an underwriting syndicate or selling group of which Citibank, N.A., as an affiliate of Citicorp, or J.P. Morgan Securities Inc., respectively, is a manager or co-manager and the servicing and operation of related asset pools, provided that certain conditions are satisfied. The Sponsor expects that the Exemptions will generally apply to the Senior Certificates, but that they will not apply to the Class B, Class C, Class D and Class E Certificates. As a result, no transfer of a Class B, Class C, Class D or Class E Certificate or any interest therein may be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as trustee or other fiduciary of, or with assets of a Plan, unless the purchase and continued holding of any such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60, which exemption provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "Certain ERISA Considerations" herein and "ERISA Considerations" in the Prospectus.

RATINGS .......................  It is a condition to their issuance that the respective Classes of Offered Certificates receive the credit ratings indicated below from Moody's Investors, Inc. ("Moody's") and/or Fitch IBCA, Inc. ("Fitch"; and, together with Moody's, the "Rating Agencies"):


 CLASS           MOODY'S      FITCH
-------------  ----------- ---------
Class A-1.....      Aaa        AAA
Class A-2.....      Aaa        AAA
Class X.......      Aaa        AAA
Class B.......      Aa2         AA
Class C.......       A2          A
Class D.......     Baa2        BBB
Class E ......       NR*      BBB-


---------
* "NR" means not rated.

                                 The ratings of the Offered Certificates
                                 address the timely payment thereon of
                                 interest on each Distribution Date and,
                                 except in the case of the Class X
                                 Certificates, the ultimate payment thereon of principal on or before the Rated Final Distribution Date. The ratings of the Offered Certificates do not, however, address the tax attributes thereof or of the Trust. In addition, the ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans,
                                 (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be received on the Mortgage Loans, or (iv) whether and to what extent Excess Interest will be collected on the Hyper-Amortization Loans. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The ratings of the Offered Certificates also do not address certain other matters as described under "Ratings" herein. There is no assurance that any such rating will not be downgraded, qualified or withdrawn by a Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance whether any other rating agency will rate any of the Offered Certificates, or if one does, what rating such agency will assign. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" herein and "Risk Factors--Limited Nature of Credit Ratings" in the Prospectus.

LEGAL INVESTMENT ..............  The Offered Certificates will not constitute
                                 "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective purchasers of Offered Certificates should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

   Limited Liquidity. There is currently no secondary market for the Offered Certificates. The Sponsor has been advised by the Underwriters that they presently intend to make a secondary market in the Offered Certificates; however, neither Underwriter has any obligation to do so and any market-making activity may be discontinued at any time. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors--Certain Factors Adversely Affecting Resale of the Offered Certificates" in the Prospectus.

   Certain Yield Considerations. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs. Except for the Pass-Through Rates on the Class A, Class B and Class C Certificates (which are, in each case, fixed), it is impossible to predict with certainty any of the factors described in the preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. See "Description of the Mortgage Pool", "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" herein. See also "Yield and Maturity Considerations" in the Prospectus.

   The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of or as affected by prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on the Mortgage Loans, and investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Because the Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time, any payment of principal or loss on any Mortgage Loan that is applied in reduction of the Certificate Balance of a Class of Sequential Pay Certificates will reduce such Notional Amount.

   In general, in the case of the Class X Certificates and any other Class of Offered Certificates purchased at a premium, if principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, then the investors' actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, in the case of any Class of Offered Certificates purchased at a discount, if principal payments on the Mortgage Loans occur at a rate slower than anticipated at the time of purchase, then the investors' actual yield to maturity may be lower than that assumed at the time of purchase. Prepayment Premiums, even if available and distributable on the Offered Certificates, may not be sufficient to offset fully any loss in yield on a particular Class of Offered Certificates attributable to the related prepayments of the Mortgage Loans.

   Potential Conflicts of Interest. As described herein, the Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans, subject to certain limitations. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein. Subject to the conditions described herein, including approval from the Rating Agencies, the holder or holders of Certificates representing a majority interest in the Controlling Class can replace the existing Special Servicer and substitute any such holder or an affiliate thereof as the successor. The "Controlling Class" will, in general, be the most subordinate Class of Sequential Pay Certificates then-outstanding whose then Certificate Balance is at least equal to 25% of its initial Certificate Balance, and may have interests in conflict with those of the holders of the Offered Certificates. It is anticipated that an affiliate of CMSLP (which will act as Master Servicer and Special Servicer) will acquire certain of the Private Certificates, including those constituting the initial "Controlling Class". Accordingly, investors in the Offered Certificates should consider that, although CMSLP (in its capacity as Master Servicer and Special Servicer) will be obligated to act in accordance with the terms of the Pooling Agreement and will be governed by the servicing standard described herein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.

   The Mortgage Loan Seller funded a $25,000,000 mezzanine loan to Brookfield Commercial Properties, Inc., secured by its equity interest in the Minneapolis City Center Borrower. The Mortgage Loan Seller later sold such mezzanine loan to Trilon International, Inc. (an affiliate of Brookfield Properties Corporation). Brookfield Properties Corporation owns a controlling interest in the Minneapolis City Center Borrower. In addition, the Hudson Street Loan was a refinancing of an earlier loan made, and eventually syndicated by, the Mortgage Loan Seller.

THE MORTGAGE LOANS

   Nature of the Mortgaged Properties. The Mortgaged Properties consist solely of multifamily rental and commercial properties. Lending on the security of income-producing properties is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one-to four-family residences. Multifamily and commercial real estate lending typically involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project. Income from and the market value of the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their obligations or if for any other reason rental payments could not be collected (or, in the case of an owner occupied property, if the owner's business declined). Successful operation of an income-producing real estate project is dependent upon, among other things, economic conditions generally and in the area of such project, the degree to which such project competes with other projects in the area, operating costs and the performance of the management agent, if any. In some cases, that operation may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (including energy costs), and changes in laws (including the imposition of rent control or stabilization laws in the case of multifamily rental properties, statutory and regulatory changes, retroactive rate adjustments and government funding restrictions, in the case of health care-related facilities, and changes in the tax laws, in all cases). If the cash flow from a particular property is reduced (for example, if leases are not obtained or renewed, if tenant defaults increase or rental rates decline or, in the case of a property occupied by its owner, if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.

   In the case of most Mortgage Loans, there will be existing leases on the related Mortgaged Property that expire during the term of the Mortgage Loan and there can be no assurance that such leases will be renewed or that the subject space will be relet at no less than comparable rental rates. In addition, there can be no guaranty that a commercial tenant will continue operations throughout the term of its lease. The borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any borrower were to relet or renew the existing leases at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns. See "Description of the Mortgage Pool--Additional Mortgage Loan Information--Tenant Matters" herein.

   Although no Mortgage Loan has an Underwritten Debt Service Coverage Ratio below 1.0x, 26 Mortgage Loans, which in the aggregate represent 18.85% of the Initial Pool Balance, had a 1996 Debt Service Coverage Ratio and/or a 1997 Debt Service Coverage Ratio of below 1.0x. See "Annex A" hereto. In general, this was a result of new construction or significant renovations at the related Mortgaged Property, a substantial nonrecurring expense with respect to the related Mortgaged Property or a lease-up period with respect to the the related Mortgaged Property having occurred during the relevant one-year period. When the debt service coverage ratio of a Mortgage Loan is below 1.0x, the revenue derived from the use and operation of the related Mortgaged Property is insufficient to cover the operating expenses of such Mortgaged Property and to pay debt service on such Mortgage Loan. In such cases, the related Mortgagor will be required to pay a portion of such items from sources other than cash flow from the related Mortgaged Property. If the related Mortgagor ceases to use such alternative cash sources at a time when operating revenue from the related Mortgaged Property is still insufficient to cover such items, deferred maintenance at the related Mortgaged Property and/or a default under the subject Mortgage Loan may occur.

   Lending on commercial properties, which represent security for 80.79% of the Initial Pool Balance, is generally perceived as involving greater risk than lending on the security of multifamily residential properties, and certain types of commercial properties are exposed to particular risks. In such cases, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as nursing homes and other health care-related facilities may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Moreover, Mortgaged Properties used for health care or industrial purposes are not readily convertible to other uses if the operation of such property for its current purpose proves not to be profitable. See also "--Risks Particular to Retail Properties", "--Risks Particular to Office Properties" and "--Risks Particular to Hospitality Properties" below.

   Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure (including establishing levels of rent payments) or the business plan, as the case may be, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates/business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project. There are several groups of Mortgaged Properties that have the same or related management. Without regard to the Large Mortgage Loans, no group of such Mortgaged Properties with the same or related management represents security for more than 5.0% of the Initial Pool Balance.

   Balloon Payments and Hyper-Amortization Loans. One hundred thirty-three of the Mortgage Loans, which represent 60.33% of the Initial Pool Balance, will have substantial payments (that is, Balloon Payments) due at their respective stated maturities, in each case unless the Mortgage Loan is previously prepaid. In addition, three of the Mortgage Loans, which represent 27.90% of the Initial Pool Balance, are

Hyper-Amortization Loans which will have substantial scheduled principal balances as of their respective Anticipated Repayment Dates, in each case unless the Mortgage Loan is previously prepaid. Balloon Loans, representing 53.55% of the Initial Pool Balance, and Hyper-Amortization Loans, representing 10.29% of the Initial Pool Balance, will have Balloon Payments due or Anticipated Repayment Dates scheduled, as the case may be, during the period from and including November 2007 through and including June 2008. Mortgage Loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a Hyper-Amortization Loan on the related Anticipated Repayment Date will depend on its ability to either refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors occurring at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the property, the borrower's equity in the related property, the financial condition of the borrower and operating history of the property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" herein and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

   In order to maximize recoveries on defaulted Mortgage Loans, the Pooling Agreement enables the Special Servicer to extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable (subject, however, to the limitation that the maturity date of the Mortgage Loan may not be extended beyond a date that is two years prior to the Rated Final Distribution Date and to the other limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein). There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Special Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

   Risks Particular to Office Properties. Office properties may be adversely affected if a significant tenant ceases operations at such properties (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Ability to relet vacant office space may be adversely affected by a general economic decline in the relevant geographic area. In addition, there may be significant costs associated with tenant improvements and concessions in connection with reletting office space.

   Risks Particular to Multifamily Properties. In the case of multifamily lending in particular, adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, a downturn in the financial condition of a significant company or type of industry in the locale, and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the costs of utilities and the costs of required capital expenditures. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan. At least five Multifamily Mortgaged Properties (as defined herein), representing security for 1.79% of the Initial Pool Balance, are more than 50% occupied as student housing. Such properties may experience a higher turnover of tenants.

   Risks Particular to Retail Properties. In addition to risks generally associated with income-producing real estate, retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.

   Retail properties also are directly affected by the strength of retail sales generally. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount retailing and mail order merchandisers. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may decline and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers. Whether a retail property is "anchored" or "unanchored" by a large retail tenant is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor is proportionately large in size and is vital in attracting customers to the retail property.

   Risks Particular to Hospitality Properties. Various factors, including location, seasonality, quality and franchise affiliation, affect the economic viability of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the franchise license may be owned by an entity operating the hotel or motel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel or motel property, the lender may not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel or motel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.

   Risks of Subordinate Financing. Not including the Wrap Mortgage with respect to the Minneapolis City Center Property, twelve Mortgaged Properties, representing security for 6.18% of the Initial Pool Balance, are encumbered by secured subordinated debt; however, either (i) the holders of the subordinate debt have agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action or (ii) the subordinate debt is payable only out of excess cash flow after payment of all sums due on the related Mortgage Loan. Also, notwithstanding that the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus. In addition, owners of the borrowers under the Mortgage Loans may incur mezzanine debt secured by their ownership interests in the related borrowers. Furthermore, certain of the Mortgage Loans (particularly those secured by hospitality properties) permit, and certain borrowers under the Mortgage Loans have incurred, additional indebtedness for, in general, operating or similar purposes. Additional debt, in any form, may cause a diversion of funds from property maintenance. The Sponsor has not been able to confirm the existence of any other debt.

   Limited Recourse. The Mortgage Loans generally are nonrecourse obligations of the borrowers. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken any evaluation of the financial condition of any such person (in many cases, the borrower is a special purpose entity having no assets other than those pledged to secure the related Mortgage Loan). Accordingly, prospective investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property or Properties securing the defaulted Mortgage Loan. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property or Properties and, at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then-market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property. Neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Sponsor, the Mortgage Loan Seller, Morgan Guaranty, any originator, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any of their respective affiliates or, in general, by any other person. However, as more fully described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" herein, the Mortgage Loan Seller will be obligated to repurchase any Citi Mortgage Loans as to which its representations and warranties concerning such Mortgage Loans are materially breached and cannot be cured, and Morgan Guaranty will be obligated to repurchase any Morgan Mortgage Loans as to which its representations and warranties concerning such Mortgage Loans are materially breached and cannot be cured.

   Environmental Considerations. An environmental site assessment (or an update of a previously conducted assessment) was performed (generally in a manner consistent with industry-wide standards) at the Mortgaged Properties on or after June 1, 1997. With respect to certain Mortgage Loans the related Mortgaged Properties were also subject to a "Phase II" environmental assessment. No such assessment or update revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except in those cases where environmental insurance was obtained or where an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials, lead-based paint and/or radon), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents. There can be no assurance, however, that all environmental conditions and risks have been identified in such environmental assessments or that all recommended operations and maintenance plans have been or will continue to be implemented.

   Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

   Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint, asbestos-containing materials or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age, use and/or condition thereof.

   The information contained herein concerning environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Sponsor, the Mortgage Loan Seller, Morgan Guaranty, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates.

   The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the Prospectus.

   Limitations on Enforceability of Cross-Collateralization. As described under "Description of the Mortgage Pool--General" herein, the Mortgage Pool includes five sets of Cross-Collateralized Mortgage Loans, each of which sets represents between 0.71% and 2.75% of the Initial Pool Balance. In addition to the Cross-Collateralized Mortgage Loans, there are three Mortgage Loans, representing 2.17% of the Initial Pool Balance, that are secured by a Mortgage or Mortgages on multiple Mortgaged Properties. These arrangements seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such set of Cross-Collateralized Mortgage Loans or any such Mortgage Loan with multiple Mortgaged Properties to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. However, with respect to one such set of Cross-Collateralized Mortgage Loans, the related Mortgaged Properties are located in two separate states. Because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released. In addition, one or more of the related Mortgaged Properties for certain sets of related Cross-Collateralized Mortgage Loans and certain individual Mortgage Loans with multiple Mortgaged Properties may be released from the lien of the applicable Mortgage under the circumstances and upon the satisfaction of the conditions described herein under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans".

   Certain related Cross-Collateralized Mortgage Loans have different borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

   Related Parties. Certain groups of borrowers under the Mortgage Loans are affiliated or under common control with one another. However, without regard to the Large Mortgage Loans, no such group of affiliated borrowers are obligors on Mortgage Loans representing more than 3.0% of the Initial Pool Balance. In addition, tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus. In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

   Ownership of Other Properties. Not all the borrowers have been set up solely to own and operate Mortgaged Properties, and their financial success may be affected by the performance of other real estate owned thereby. Any such borrower could defer maintenance on one or more Mortgaged Properties in order to satisfy current expenses with respect to other of its properties, or circumstances involving other of its properties could cause the borrower to declare bankruptcy.

   Owner-Occupied and Single-Tenant Properties. Sixteen Mortgage Loans, representing 9.81% of the Initial Pool Balance, are secured by Mortgaged Properties that are entirely owner-occupied or occupied by a single tenant. The full and timely repayment of any such Mortgage Loan is heavily dependent on the viability of such single occupant and its business.

   Geographic Concentration. Four of the Mortgaged Properties, which constitute security for 18.41% of the Initial Pool Balance, are located in New York; 19 of the Mortgaged Properties, which constitute security for 11.43% of the Initial Pool Balance, are located in California; and three of the Mortgaged Properties, which constitute security for 10.69% of the Initial Pool Balance, are located in Minnesota. In general, a concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the Mortgaged Properties securing the related Mortgage Loans are located, changes in governmental rules and fiscal policies, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

   Other Concentrations. Each of certain individual Mortgage Loans and groups of Cross-Collateralized Mortgage Loans has a Cut-off Date Balance that is higher than the average Cut-off Date Balance. The largest single Mortgage Loan has a Cut-off Date Balance that represents approximately 17.35% of the Initial Pool Balance, the three largest Mortgage Loans have Cut-off Date Balances that represent in the aggregate approximately 32.51% of the Initial Pool Balance, and the ten largest individual Mortgage Loans, or groups of Cross-Collateralized Mortgage Loans, have Cut-off Date Balances that represent in the aggregate approximately 46.69% of the Initial Pool Balance. In general, concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed.

   Risk of Changes in Concentrations. As payments in respect of principal (including in the form of voluntary principal prepayments, Liquidations Proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Sequential Pay Certificates is payable in sequential order, the Classes thereof that have a lower or later priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

   Prepayment Premiums. With limited exception, all of the Mortgage Loans require, for a specified period following the end of the related Lock-out Period (or, in four cases, the related date of origination),

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that any voluntary principal prepayment be accompanied by a Prepayment
Premium. Prepayment Premiums are generally calculated either as a percentage (which may decline over time) of the principal amount prepaid or on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the amount prepaid). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed among the respective Classes of the Offered Certificates in the amounts and in accordance with the priorities described herein under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums". The Sponsor, however, makes no representation as to the collectability of any Prepayment Premium.

   The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, that the Liquidation Proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. In addition, the Special Servicer may waive a Prepayment Premium in connection with obtaining a pay-off of a defaulted Mortgage Loan. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

   No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Mortgage Loan Seller or Morgan Guaranty for a material breach of representation or warranty on the part of the Mortgage Loan Seller or Morgan Guaranty, as the case may be, or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust or in connection with the purchase of defaulted Mortgage Loans by the Master Servicer, Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the Certificates--Termination" herein.

   Limited Information. The information set forth in this Prospectus Supplement with respect to the Mortgage Loans is derived principally from (i) a review of the available credit and legal files relating to the Mortgage Loans, (ii) inspections of the Mortgaged Properties undertaken by or on behalf of the Mortgage Loan Seller with respect to the Citi Mortgage Loans and by or on behalf of Morgan Guaranty with respect to the Morgan Mortgage Loans, (iii) unaudited operating statements for the Mortgaged Properties supplied by the borrowers, (iv) appraisals for the Mortgaged Properties that generally were performed at origination (which appraisals were used in presenting information regarding the values of the Mortgaged Properties as of the Cut-off Date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only) and/or (v) information supplied by entities from which the Mortgage Loan Seller or Morgan Guaranty, as the case may be, acquired, or which currently service, certain of the Mortgage Loans. Also, several Mortgage Loans constitute acquisition financing; and, accordingly, limited or no operating information is available with respect to the related Mortgaged Property. Moreover, all of the Mortgage Loans were originated during the 12-month period preceding the Cut-off Date and, consequently, there are limited payment histories with respect to the Mortgage Loans.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.

   Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. If the Master Servicer, the Special Servicer or the Trustee do not have by the year 2000 computerized systems which are year 2000 compliant, the ability of the Master Servicer, the Special Servicer or the Trustee to service the Mortgage Loans (in the case of the Master Servicer and the Special Servicer) and make distributions to the Certificateholders (in the case of the Trustee) may be materially and adversely affected.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Mortgage Pool will consist of 159 multifamily and commercial mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of $1,049,782,587.14 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date after application of all payments of principal due on or before such date, whether or not received. The "Cut-off Date" will be June 1, 1998. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.

   Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is improved by (i) an apartment building or complex consisting of five or more rental living units or a mobile home park (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (39 Mortgage Loans, representing 22.57% of the Initial Pool Balance), or (ii) a retail shopping mall or center, an office building or complex, a hotel or motel, a health care facility, an industrial building or a mixed use facility (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan") (120 Mortgage Loans, representing 77.43% of the Initial Pool Balance).

   Five separate sets of Mortgage Loans (the "Cross-Collateralized Mortgage Loans") are, solely as among the Mortgage Loans in each such particular set, cross-defaulted and cross-collateralized with each other. The largest set of related Cross-Collateralized Mortgage Loans represents 2.75% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage contains provisions creating the relevant cross-collateralization and cross-default arrangements. Except with respect to one such set of Cross-Collateralized Mortgage Loans for which the related Mortgaged Properties are located in two separate states, the Mortgaged Properties for each set of Cross-Collateralized Mortgage Loans are located in the same state. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors--The Mortgage Loans--Limitations on Enforceability of Cross-Collateralization" herein.

   Certain sets of the Cross-Collateralized Mortgage Loans provide for one or more of the related Mortgaged Properties to be released upon the fulfilment of certain conditions, including (i) the satisfaction of a debt service coverage ratio and loan-to-value tests or (ii) the payment by the related borrower of a release price equal to a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property to be released. In addition, one set of 11 Cross-Collateralized Mortgage Loans, representing 2.75% of the Initial Pool Balance, also permits two Mortgaged Properties to be released from the liens securing such Mortgage Loans upon the sale of such properties and prepayment of the related Mortgage Notes.

   In addition to the Cross-Collateralized Mortgage Loans, there are three other Mortgage Loans, which represent 2.17% of the Initial Pool Balance, that are, in each such case, secured by a Mortgage or Mortgages encumbering two or more properties. In each such case, the related Mortgaged Properties are located in the same state. Accordingly, the total number of Mortgage Loans reflected herein is 159, and the total number of Mortgaged Properties reflected herein is 162. In the case of certain of such Mortgage Loans, one or more of the related Mortgaged Properties may be released from the lien of the related Mortgage upon the satisfaction of certain conditions (except with respect to the release of certain undeveloped sub-parcels or parcels that are not material to the Appraised Value of the Mortgaged Property set forth herein), including (i) the satisfaction of certain property performance tests (such as an occupancy test) or (ii) the payment of a release price equal to a specified percentage (generally between 100% and 125%) of the loan amount allocated to the Mortgaged Property to be released.

   In general, the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer. See "Risk Factors--The Mortgage Loans--Limited Recourse" herein.

   Four of the Mortgaged Properties, which constitute security for 18.41% of the Initial Pool Balance, are located in New York; nineteen of the Mortgaged Properties, which constitute security for 11.43% of the Initial Pool Balance, are located in California; three of the Mortgaged Properties, which constitute security for 10.69% of the Initial Pool Balance, are located in Minnesota; eight of the Mortgaged Properties, which constitute security for 6.32% of the Initial Pool Balance, are located in Illinois; eight of the Mortgaged Properties, which constitute security for 6.17% of the Initial Pool Balance, are located in Georgia; and 11 of the Mortgaged Properties, which constitute security for 5.12% of the Initial Pool Balance, are located in Texas. The remaining Mortgaged Properties are located throughout 30 other states and Puerto Rico, with no more than 4.29% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

   One hundred thirty-three of the Mortgage Loans (the "Citi Mortgage Loans"), which represent 86.50% of the Initial Pool Balance, were originated by or on behalf of one or more affiliates of Citicorp Real Estate, Inc. (the "Mortgage Loan Seller"), a commonly controlled affiliate of the Sponsor, pursuant to its conduit program, and are currently held by the Mortgage Loan Seller or by one or more of its affiliates. The remaining 26 Mortgage Loans (the "Morgan Mortgage Loans"), which represent 13.50% of the Initial Pool Balance, were originated by or on behalf of Morgan Guaranty Trust Company of New York ("Morgan Guaranty"). On or before the Delivery Date, the Mortgage Loan Seller will acquire the Morgan Mortgage Loans from Morgan Guaranty. In addition, on or before the Delivery Date (but after it has acquired those Mortgage Loans not currently held by it), the Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Mortgage Loan Seller and the Additional Warranting Party" and "--Assignment of the Mortgage Loans; Repurchase" below.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Due Dates. Each of the Mortgage Loans provides for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date"), except that the maturity date for certain Mortgage Loans is the last day of a month and, as described below, the Hyper-Amortization Loans (as defined herein) may require that certain additional amounts be paid each month following their respective Anticipated Repayment Dates.

   Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that, as described below, the Hyper-Amortization Loans will accrue interest after their respective Anticipated Repayment Dates at rates that are two percentage points (or, as described herein with respect to the Minneapolis City Center Mortgage Loan, at least two percentage points) in excess of their related Mortgage Rates prior to such Anticipated Repayment Dates. As used in this Prospectus Supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any such Hyper-Amortization Loan after its Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.71% per annum to 9.02% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.26%. No Mortgage Loan permits negative amortization, and no Mortgage Loan permits deferral of accrued interest (except for the Hyper-Amortization Loans). 126 Mortgage Loans (the "Actual/360 Mortgage Loans"), which represent 74.11% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis").

   Hyper-amortization. Three of the Mortgage Loans (the "Hyper-Amortization Loans"), which represent 27.90% of the Initial Pool Balance, provide for changes in their payments and their accrual of interest if, in each such case, the particular Mortgage Loan is not paid in full by a specified date (the "Anticipated Repayment Date"). Each Hyper-Amortization Loan will bear interest at its related Mortgage Rate until its Anticipated Repayment Date. Commencing on the related Anticipated Repayment Date, if not paid in full by then, each Hyper-Amortization Loan generally will bear interest at a fixed per annum rate (the "Revised Rate") equal to the related Mortgage Rate plus two percentage points (or, as described herein with respect to the Minneapolis City Center Mortgage Loan, plus at least two percentage points). The interest accrued at the excess of the Revised Rate over the Mortgage Rate (such difference in rate, the "Excess Interest Rate") will be deferred until the principal of such Mortgage Loan is paid in full and, if and to the extent provided in the related Mortgage Note and permitted by applicable law, may itself accrue interest, compounded monthly, at the Revised Rate (all such interest accrued on the principal balance of any Hyper-Amortization Loan at the Excess Interest Rate, together with any compound interest on such interest at the Revised Rate, being herein referred to as "Excess Interest"). Non-payment of such Excess Interest will not constitute a default under such Mortgage Loan prior to the related maturity date. Also commencing on the related Anticipated Repayment Date, if not paid in full by then, each Hyper-Amortization Loan provides that all remaining monthly cash flow from the related Mortgaged Property, if any, after paying the scheduled Monthly Payment and all permitted operating expenses and capital expenditures, be applied to pay principal on the Mortgage Loan (such payments of principal, "Hyper-Amortization Payments") until the Mortgage Loan is paid in full. Excess Interest and Hyper-Amortization Payments will be considered separate from the scheduled Monthly Payments and will not be included in the calculation of Assumed Monthly Payments. As described below, Hyper-Amortization Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until a date coinciding with, or up to six months prior to, the Anticipated Repayment Date; but, upon the occurrence of such date, such borrower may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each Hyper-Amortization Loan is listed in Annex A.

   Amortization of Principal. One hundred thirty-three of the Mortgage Loans, which represent 69.33% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Three Mortgage Loans, which represent 27.90% of the Initial Pool Balance, are Hyper-Amortization Loans. The remaining Mortgage Loans, which represent 11.77% of the Initial Pool Balance, are fully amortizing loans.

   The original term to stated maturity or, in the case of the Hyper-Amortization Loans, to the Anticipated Repayment Date of each Mortgage Loan was between 84 and 240 months. The original amortization schedules of the Mortgage Loans ranged from 180 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity or, in the case of the Hyper-Amortization Loans, to the respective Anticipated Repayment Dates of the Mortgage Loans will range from 79 to 238 months, and the weighted average remaining term to stated maturity or the Anticipated Repayment Date, as the case may be, of the Mortgage Loans will be 131.44 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans will range from 173 to 360 months, and the weighted average remaining amortization term of the Mortgage Loans will be 311.87 months. See "Risk Factors--The Mortgage Loans--Balloon Payments" herein.

   In addition, certain Mortgage Loans provide for reamortization of the unpaid principal balance and adjustment of the Monthly Payments thereon upon application of specified amounts of insurance proceeds to the unpaid principal balance of such Mortgage Loans following a casualty loss.

   Prepayment Provisions. Except with respect to four Mortgage Loans, which represent 11.04% of the Initial Pool Balance, as to which there is no Lock-out Period (as defined below), and one Mortgage Loan, which represents 0.27% of the Initial Pool Balance, as to which there is no Open Period (as defined below), the Mortgage Loans provided as of origination for, sequentially, (a) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by (b) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, charge or fee (a "Prepayment Premium"), followed by
(c) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium. Voluntary principal prepayments may be made after any applicable Lock-out Period in full (or, in certain cases, in part), subject to certain limitations and, during a Prepayment Premium Period, subject to payment of the applicable Prepayment Premium. As of the Cut-off Date, with respect to the 155 Mortgage Loans that provide for Lock-out Periods, the remaining Lock-out Periods ranged from six months to 117 months, with a weighted average remaining Lock-out Period of
58.94 months. The Open Period for most Mortgage Loans that provide for one begins four to eight months prior to stated maturity or, in the case of a Hyper-Amortization Loan, prior to the related Anticipated Repayment Date, except that there are 12 Mortgage Loans, representing 9.08% of the Initial Pool Balance and excluding the Hyper-Amortization Loans, as to which the Open Period begins more than eight months (and, in ten such cases, begins more than two years) prior to stated maturity. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A hereto.

   As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Offered Certificates in the amounts and priorities described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein. The Sponsor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "Risk Factors--The Mortgage Loans--Prepayment Premiums" herein and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

   Three of the Mortgage Loans (the "Defeasance Loans"), representing 15.13% of the Initial Pool Balance, provide that, subject to the satisfaction of certain conditions, the related borrower may pledge to the holder of the subject Mortgage Loan "Defeasance Collateral" and thereupon obtain a release of the Mortgaged Property from the lien of the related Mortgage, provided that, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the Mortgage Note to and including the Release Date; (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan; and (iii) any costs and expenses incurred in connection with such releases, and (b) delivers a security agreement granting the Trust a first priority security interest in the Defeasance Collateral and an opinion of counsel to such effect. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide payments prior, but as close as possible, to all successive Due Dates (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment (including, in the case of the scheduled maturity date, any Balloon Payment) due on such date. No such defeasance may occur earlier than the second anniversary of the Delivery Date.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. All of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "--Additional Mortgage Loan Information--Subordinate Financing" herein. Certain of the Mortgage Loans permit either (i) a

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one-time (or, in limited cases, more than one) transfer of the related
Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, (ii) a transfer of the related Mortgaged Property to a person that is related to the borrower or (iii) in limited circumstances, a transfer of beneficial interests in the borrower. The Master Servicer or the Special Servicer, as applicable, will be required to determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans--General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless: (i) the Master Servicer or the Special Servicer, as the case may be, shall have received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates, such confirmation to be required in the case of any waiver of rights under a related "due-on-sale" clause only if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans that are cross-collateralized therewith or have been made to the same borrower or borrowers that are, to the actual knowledge of the Master Servicer or the Special Servicer, as the case may be, affiliated with the related borrower) exceeds a specified amount; and (ii) in the case of the Master Servicer, it shall have provided, a specified number of business days prior to the granting of such waiver or consent, to the Special Servicer, written notice of the matter and a written explanation of the surrounding circumstances and, upon request made within a specified period, shall have discussed the matter with the Special Servicer (provided that the Master Servicer will not be obligated to follow any instructions in such regard from the Special Servicer). See "Description of the Pooling Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

   General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A.

   Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been since origination, 30 days or more delinquent in respect of any Monthly Payment. All of the Mortgage Loans were originated during the twelve-month period prior to the Cut-off Date.

   Tenant Matters. Sixteen Mortgage Loans secured by Commercial Mortgaged Properties, which represent 9.81% of the Initial Pool Balance, are wholly owner-occupied or occupied by single tenants; and 65 Mortgage Loans secured by Commercial Mortgaged Properties, which represent 52.23% of the Initial Pool Balance, are leased in large part to one or more Major Tenants. Three companies are Major Tenants with respect to more than one Mortgaged Property, with the related groups of Mortgage Loans representing 1.46%, 0.26% and 0.20%, respectively, of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

   Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

   Ground Leases. Seven of the Mortgage Loans, which represent 19.67% of the Initial Pool Balance, are, in each such case, secured solely by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. In the case of each such Mortgage Loan, the related ground lease expires more than 10 years after the stated maturity of the loan. In each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related

Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" in the Prospectus.

   Subordinate Financing. Not including the Wrap Mortgage with respect to the Minneapolis City Center Property, twelve Mortgaged Properties, representing security for 12 Mortgage Loans representing 6.18% of the Initial Pool Balance, are encumbered by secured subordinated debt; however, either (i) the holders of the subordinated debt have agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action or (ii) the subordinated debt is payable only out of excess cash flow after payment of all sums due on the related Mortgage Loan. Also, notwithstanding that the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus. In addition, owners of the borrowers under the Mortgage Loans may incur mezzanine debt secured by their ownership interests in the related borrowers. Furthermore, certain of the Mortgage Loans (in particular, Mortgage Loans secured by hospitality properties) permit, and certain borrowers under the Mortgage Loans have incurred, additional indebtedness (in some cases, in a substantial amount) for, in general, operating or similar purposes. Additional debt, in any form, may cause a diversion of funds from property maintenance. The Sponsor has not been able to confirm the existence of any other debt.

   Lender Borrower Relationships. The Sponsor, the Mortgage Loan Seller, Morgan Guaranty and their respective banking or finance affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to any such parties. The Mortgage Loan Seller funded a $25,000,000 mezzanine loan to Brookfield Commercial Properties, Inc., secured by its equity interest in the Minneapolis City Center Borrower. Such mezzanine loan was later sold by the Mortgage Loan Seller to Trilon International, Inc. (an affiliate of Brookfield Properties Corporation). Brookfield Properties Corporation owns a controlling interest in the Minneapolis City Center Borrower. The Hudson Street Loan was a refinancing of an earlier loan made, and eventually syndicated by, the Mortgage Loan Seller.

CERTAIN UNDERWRITING MATTERS

   Environmental Assessments. Each of the related Mortgaged Properties was subject to a "Phase I" environmental assessment or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards on or after June 1, 1997. With respect to certain Mortgage Loans, the related Mortgaged Properties were also subject to a "Phase II" environmental assessment. No such assessment or update revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as set forth below, and further, except in those cases where environmental insurance was obtained or where an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials ("ACMs"), lead based paint and/or radon), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents. There can be no assurance that the environmental assessments identified all possible environmental conditions and risks at the Mortgaged Properties or that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested for only at Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located. In addition, asbestos-containing materials, lead-based paint and lead in water were generally tested for only at Mortgaged Properties where the age and condition of such Mortgaged Properties warranted such testing.

   The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Sponsor, the Mortgage Loan Seller, Morgan Guaranty, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates.

   Property Condition Assessments. Inspections of the related Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such cost exceeded $100,000 (and, in one case, exceeded $1,000,000). With limited exception, cash reserves (or, in some cases, letters of credit or other non-cash reserves) were established to fund such deferred maintenance or replacement items, generally in an amount equal to 125% of the estimated cost of such items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

   Appraisals and Market Studies. An appraisal of each of the related Mortgaged Properties was performed (or an existing appraisal updated) in connection with or subsequent to the origination of each Mortgage Loan, by an independent appraiser that is either a member of the Appraisal Institute ("MAI") or state-certified, in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of certain sets of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such sets). Each such appraisal or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto and conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

   None of the Sponsor, the Mortgage Loan Seller, Morgan Guaranty, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

   Zoning and Building Code Compliance. The Mortgage Loan Seller, with respect to the Citi Mortgage Loans, and Morgan Guaranty, with respect to the Morgan Mortgage Loans, have examined whether the use and operation of the related Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. Establishment of such compliance may have been supported by legal opinions, certifications from government officials, representations by the related borrower contained in the related Mortgage Loan documents or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, but neither the Mortgage Loan Seller, with respect to the Citi Mortgage Loans, nor Morgan Guaranty, with respect to the Morgan Mortgage Loans, considers them to be material. In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan Seller, with respect to the Citi Mortgage Loans, and Morgan Guaranty, with respect to the Morgan Mortgage Loans, have made one or more of the following determinations to the effect that in the event of a material casualty affecting the Mortgaged Property: (i) insurance proceeds would be available and sufficient to pay off the related Mortgage Loan in full, (ii) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan and/or (iii) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote. If insurance proceeds are available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

   Hazard, Liability and Other Insurance. The Mortgages generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

   Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

   Each Mortgage (other than a Mortgage encumbering a mobile home park property) generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or revenue from the related Mortgaged Property for not less than six months.

   In general, except for the Wellpoint Property (as and to the extent described herein), the Mortgaged Properties (including those located in California) are not insured against earthquake risks. With respect to some Mortgaged Properties located in California, the related originator conducted seismic studies to assess the "probable maximum loss" for such Mortgaged Properties.

375 HUDSON STREET, NEW YORK, NEW YORK

                               LOAN INFORMATION

ORIGINAL PRINCIPAL
BALANCE:                         $183,000,000

CUT-OFF DATE BALANCE:            $182,091,683

ORIGINATION DATE:                January 30, 1998

INTEREST RATE:                   7.03%

ANTICIPATED REPAYMENT DATE
("ARD"):                         February 1, 2008

MATURITY DATE:                   February 1, 2013

BORROWER/SPONSORING ENTITY:      TST 375 Hudson, L.L.C., a special-purpose
                                 entity controlled by Tishman Speyer/
                                 Travelers Real Estate Venture, L.P.

AMORTIZATION TERM:               The Loan will amortize for the first five
                                 years of its term on a monthly payment of $1,296,910, calculated based on a 25-year schedule, and for the remaining 10 years of its term, on a monthly payment of $1,539,742, calculated based on a seventeen year schedule and the original principal balance of the Mortgage Loan.

ARD; HYPERAMORTIZATION:          From and after the ARD, the interest rate
                                 will increase to 9.03%, with such increased interest being added to the unpaid principal balance of the Mortgage Loan, and certain excess cash flow will be applied to pay down the outstanding principal balance of the Mortgage Loan.

PREPAYMENT TERMS/
DEFEASANCE/RELEASE
PROVISIONS:                      Prepayment is permitted in whole only after
                                 August 1, 2007, without payment of a
                                 penalty. No prepayment is permitted prior to such date. Defeasance is permitted from and after February 1, 2002 to February 1, 2007 by pledging U.S. Government obligations.

UPFRONT RESERVES:                $324,423 tax and insurance escrow.

ONGOING RESERVES:                $1,000,000 annually, in monthly payments of
                                 $83,333 for tenant improvements. Monthly payments for insurance and property taxes.

COLLECTION ACCOUNT:              Mortgagee will have exclusive control over
                                 lock-box account from and after earlier of default and February 1, 2007.

                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:          Single asset

PROPERTY TYPE:                   Office

OCCUPANCY:                       100%

YEAR BUILT:                      1987

THE COLLATERAL:                  973,435 square feet of office and retail in
                                 an 18-story tower with two levels of
                                 parking.

RENTABLE SQUARE
FEET:                            Office:             912,542
                                 Retail/Basement:     60,893
                                                     -------
                                 Total:              973,435

SIGNIFICANT TENANTS:

                                     LEASE
TENANT NAME              NRSF     EXPIRATION
-----------              ----     ----------
Saatchi
 & Saatchi, NA         769,768  January 2013
Penguin Putnam Inc.*   146,433  February 2010
West Publishing**       47,495  October 2004

PROPERTY MANAGEMENT:             Tishman Speyer Properties, L.P.

1997 NET OPERATING
INCOME:                          $21,002,046

UNDERWRITTEN NCF:                $21,016,439

APPRAISED VALUE:                 $237,000,000

APPRAISAL DATE:                  February 12, 1998

CUT-OFF DATE
LOAN-TO-VALUE RATIO:             77%

ANNUAL DEBT SERVICE:             $15,562,923

UNDERWRITTEN
<F1>
DSCR (1):                        1.35x

LOAN/SQ. FT. AS OF
CUT-OFF DATE:                    $187

------------
* Penguin Putnam Inc. is a wholly owned subsidiary of Pearson PLC. Pearson Plc is rated A2 by Moody's and A by S&P.
** West Publishing Corporation is a wholly owned subsidiary of Thomson Corporation. Thomson Corporation is rated A low by Dominion Bond Rating Service.
(1)   Based on Underwritten NCF.

THE HUDSON STREET LOAN

   The Loan. The "Hudson Street Loan" has a Cut-off Date Balance of approximately $182,091,683, as evidenced by a Mortgage Note, in the original principal amount of $183,000,000, (the "Hudson Street Note") issued by TST 375 Hudson, L.L.C. (the "Hudson Street Borrower"), a Delaware limited liability company controlled by Tishman Speyer / Travelers Real Estate Venture, L.P. The Hudson Street Note represents the refinancing of the approximate outstanding amount ($183,467,342 outstanding at payout) under a loan with an original amount of $200,000,000 held by, and later largely syndicated by, the Mortgage Loan Seller, which loan had been made by the Mortgage Loan Seller to Tishman Speyer Hudson Limited Partnership, the Hudson Street Borrower's predecessor in interest. The Hudson Street Loan is secured by a Mortgage issued by the Hudson Street Borrower creating a first priority mortgage lien on the Hudson Street Borrower's leasehold interest in an office building located at 375 Hudson Street, New York, New York (the "Hudson Street Property"). References in this "--The Hudson Street Loan" section to "mortgagee" with respect to the Hudson Street Loan mean the Mortgage Loan Seller with respect to the period prior to the Delivery Date, and the Trustee (acting through the Master Servicer and/or the Special Servicer) with respect to the period thereafter.

   The Hudson Street Borrower. The operating agreement of the Hudson Street Borrower provides that, as long as the Hudson Street Loan is outstanding, its activities are limited to the acquisition, management and development of the Hudson Street Property. The Hudson Street Borrower owns no material assets other than its interest in the Hudson Street Property.

   The Hudson Street Property. The Hudson Street Property is improved by a 973,435 square-foot office building located in New York, New York. The 18-story multi-tenant office building was designed by Emery Roth, developed by Tishman Speyer Properties, L.P. and completed in 1987. Floor sizes range from 30,000 square feet to 63,500 square feet, with structural setbacks at the 11th, 15th and 18th floors. The building has a precast concrete exterior with glazed and insulated windows. A two-level garage is located on the west side of the building. It has a licensed capacity of 100 parking spaces. The building is the North American head office for Saatchi & Saatchi, a leading international advertising agency, which leases approximately 79% of the building. This lease is jointly and severally guaranteed by Saatchi & Saatchi PLC and Cordiant Communications Group PLC. Other tenants include Penguin Putnam Inc., West Publishing and RC Dolner. The Hudson Street Property also has 15,045 square feet of retail space. An affiliate of Saatchi & Saatchi leases 14,045 square feet of the space. The building is 100% leased.

   Market Overview. The Hudson Street Property is located in the New York City office market which consists of approximately 221 million square feet in the midtown area and 107 million square feet in the downtown area. Vacancy rates in both the midtown and downtown areas have fallen significantly from their peaks in the early part of the decade. According to a third party March 1998 New York office report, overall vacancy rates at the end of the first quarter of 1998 were 5.5% in the midtown area and 11.2% in the downtown area. For buildings constructed after 1980, this report indicated that vacancy rates were 2.3% in the midtown area and 7.4% in the downtown area.

   Location/Access. The Hudson Street Property is located at 375 Hudson Street and is situated on a 1.58-acre site bounded by West Houston Street, King Street, Hudson Street and Greenwich Street. The building is located in the Hudson Square area of the midtown south sub-market. The entrance to the Holland Tunnel to New Jersey is three blocks to the south and West Street is two blocks to the west. The site is accessible to public transportation as well. There are several city bus routes on the surrounding streets and two subway lines within a few blocks to the east.

   Environmental Report. A "Phase I" environmental assessment was performed by a third party due diligence firm in February, 1998. The "Phase I" environmental assessment did not identify any material adverse environmental conditions at the Hudson Street Property. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.

   Engineering Report. A property condition report dated February 6, 1998 was prepared on the Hudson Street Property by a third party due diligence firm. The property condition report concluded that the Hudson Street Property was well maintained, in good condition, and identified $6,800 in deferred maintenance/life safety/code/ADA requirements to be performed in the next 12 months.

   Ground Lease. The Hudson Street Borrower is the owner of a ground leasehold estate pursuant to an Indenture of Lease, dated November 1, 1982, entered into between The Rector, Church-Wardens, and Vestrymen of Trinity Church, in the City of New York, as lessor, and Tishman Speyer Crown Equities (predecessor in interest to the Hudson Street Borrower), as lessee, as amended (the "Hudson Street Ground Lease"). The initial lease term expires on October 31, 2050 and the Hudson Street Borrower has the option to renew the Hudson Street Ground Lease for an additional 31 years through October 31, 2081. The rent payments under the Hudson Street Ground Lease are subject to annual consumer price index adjustments. The ground rent lease payments for 1997 were $1,070,454. The annual rent to be paid during the option period will be the greater of (a) 10% of the value of the land underlying the Hudson Street Property, as though unimproved, in the year 2050 and (b) the average of the previous five years' ground rent payments under the Hudson Street Ground Lease.

   Property Management. The Hudson Street Property is managed by Tishman Speyer Properties, L.P. (the "Hudson Street Manager") pursuant to a management and leasing agreement between the Hudson Street Borrower and the Hudson Street Manager (the "Hudson Street Management Agreement"). The Hudson Street Management Agreement provides for (i) a management fee equal to 2.5% of the gross revenue and (ii) leasing commissions equal to the sum of various percentages (applied on a decreasing scale based on the length of time the applicable lease will be in effect) of the rents paid by tenants, the highest of which is 5% (or, in any case where a commission is payable to a third-party broker, 2.5%), which is applied to the rent for the first year of any lease term and the lowest of which is 1% (or, in any case where a commission is payable to a third-party broker, 0.5%), which is applied to the rent for the 21st and later years of any lease term. The Hudson Street Management Agreement has a one year term and automatically renews thereafter for successive terms unless terminated in accordance with its terms. Tishman Speyer Properties, L.P. is related to the Hudson Street Borrower.

   The Hudson Street Borrower is permitted to terminate the Hudson Street Manager if the Hudson Street Manager materially breaches any of the material terms of the Hudson Street Management Agreement and the Hudson Street Manager fails to cure such material breach; if the Hudson Street Manager or any principal thereof is found by a court of competent jurisdiction to have intentionally misappropriated funds or committed fraud against the Hudson Street Borrower or committed gross negligence; if the Hudson Street Manager files for bankruptcy or if a petition in bankruptcy is filed against the Hudson Street Manager and is not dismissed within a reasonable amount of time, or a trustee or receiver is appointed for a substantial part of the Hudson Street Manager's assets and is not vacated within a reasonable period of time; or the Hudson Street Manager makes an assignment for the benefit of its creditors. The Hudson Street Management Agreement will terminate automatically upon the transfer of the Hudson Street Property to a person or entity not affiliated with the Hudson Street Borrower and in the event of certain changes in control of the Hudson Street Manager. The mortgagee under the Hudson Street Loan is permitted to terminate the Hudson Street Manager if the Hudson Street Manager becomes unable to pay its debts as they come due or upon the occurrence of a Hudson Street Event of Default (as defined below).

   Operating History. The following table presents information regarding the financial performance of the Property:

                                                                      UNDERWRITTEN
                              1995          1996           1997        CASH FLOW
                         ------------- -------------  -------------  --------------
Revenues ...............  $32,072,437    $32,093,172   $33,147,884    $ 35,092,990(1)
Expenses ...............  $10,901,025    $10,890,623   $12,145,838    $ 13,366,098(2)
Net Operating Income  ..  $21,171,412    $21,202,549   $21,002,046    $ 21,726,892
Capital Expenditures  ..  $         0    $         0   $         0    $    710,452(3)
Net Cash Flow ..........  $21,171,412    $21,202,549   $21,002,046    $ 21,016,440
Occupancy ..............          100%           100%          100%
Retail .................          100%           100%          100%
Office .................          100%           100%          100%
Weighted-Average .......          100%           100%          100%
Cut-off Date Balance  ..                                              $182,091,683
Appraised Value ........                                              $237,000,000
Cut-off Date LTV Ratio                                                        76.8%
Annual Debt Service  ...                                              $ 15,562,923
Underwritten DSCR ......                                                      1.35x

------------
(1) Revenues increase over 1997 due to a step up in the Saatchi & Saatchi, NA rent starting 2/1/1998 and an increase in escalations reflecting the increased real estate property tax. Revenue is net of a 5% vacancy factor.

(2) Expenses are 1997 actuals except in the case of real estate property taxes which were escalated based on the projected June 1998 required payment, management fees which at 3% of "Potential Gross Income" are in excess of 1997 actuals, the ground rent which was escalated 1.8% over the 1997 actual and "Administration" at $140,509 ($0.14/SF).

(3) Adjustments to net operating income consist of $198,425 in leasing commissions, $366,012 in tenant allowance and $146,015 ($0.15/SF) in replacement reserves.

UNDERWRITTEN NET CASH FLOW -375 HUDSON STREET

INCOME:
Base Rental Revenue ......................   $26,095,202
Expense Recoveries .......................    10,366,995
Parking ..................................       477,792
POTENTIAL GROSS INCOME ...................    36,939,989
Vacancy ..................................     1,846,999(1)
EFFECTIVE GROSS INCOME ...................    35,092,990
EXPENSES:
Operating Expenses
Management Fees ..........................     1,052,790(2)
Contract Services ........................       850,092
Repairs & Maintenance ....................       734,193
Payroll ..................................     1,359,465
Administration ...........................       140,509(3)
Utilities ................................       768,542
Fixed Expenses
Insurance ................................       122,018
Taxes ....................................     7,248,422(4)
Ground Rent ..............................     1,090,067(5)
                                              ----------
TOTAL EXPENSES ...........................    13,366,098
NET OPERATING INCOME .....................    21,726,892
TI's & LC's ..............................       564,437(6)
Replacement Reserves......................       146,015(7)
UNDERWRITTEN NET CASH FLOW ...............    21,016,440
Annual Debt Service ......................    15,562,923
Underwritten Debt Service Coverage Ratio            1.35x
Cut-off Date Loan-to-Value Ratio  ........          76.8%
Occupancy ................................           100%

------------
(1)    5% of Potential Gross Income.
(2)    3% of Effective Gross Income.
(3)    Administration is $0.14 psf.
(4) Projected June 1998 payment reflecting increase due to commencement of Industrial and Commercial Incentive Program (ICIP) recapture.
(5)    1.8% escalation of 1997 actual ground lease payment.
(6)    Commissions and tenant allowances on non-Saatchi & Saatchi, NA space.
(7)    Replacement reserve is $0.15 psf.

   Significant Tenant Summary. The following table presents the significant tenants occupying Hudson Street Property:

                                               CREDIT
                                               RATING                      % OF TOTAL
                                 PARENT       OF PARENT   NET RENTABLE    NET RENTABLE       LEASE
TENANT                          COMPANY        COMPANY     SQUARE FEET      AREA (A)       EXPIRATION
------                      ---------------  ----------- --------------  --------------  ---------------
Saatchi & Saatchi NA*  ....   Saatchi PLC                    755,723          77.6%         January 2013
Penguin Putnam Inc. .......   Pearson PLC       A2/A**       146,433          15.0%        February 2010
West Publishing ...........  Thomson Corp.         A***       47,945           4.9%         October 2004
Hudson Retail JV ..........     Saatchi                       14,045           1.4%         January 2013
TOTAL SIGNIFICANT TENANTS                                    964,146          99.0%
OTHER TENANTS .............                                    9,289           1.0%
TOTAL NET RENTABLE SF  ....                                  973,435         100.0%


------------
  * Lease jointly and severally guaranteed by Saatchi & Saatchi PLC and Cordiant Communications Group PLC.

 **    Rated by Moody's and S&P, respectively.

***    Rated by Dominion Bond Rating Service.

(a)    Columns may not add due to rounding.


   Lease Expiration Schedule (expressed in SF).

                        YR 1    YR 2   YR 3    YR 4   YR 5    YR 6    YR 7     YR 8    YR 9   YR 10    2008 &
FOR YEARS ENDING DEC.   1998    1999   2000    2001   2002    2003    2004     2005    2006    2007    BEYOND
---------------------  ------ ------  ------ ------  ------ ------  -------- ------  ------  ------- ---------
Retail ...............   --      --     --      --     --      --        --     --      --      --      15,045
Eastern Lobby Shop  ..   --      --     --      --     --      --        --     --      --      --       1,000
Hudson Retail JV  ....   --      --     --      --     --      --        --     --      --      --      14,045
Office ...............   --      --     --      --     --      --    54,300     --      --      --     904,090
                       ------ ------  ------ ------  ------ ------  -------- ------  ------  ------- ---------
Saatchi & Saatchi  ...   --      --     --      --     --      --        --     --      --      --     755,723
Penguin Putnam Inc. ..   --      --     --      --     --      --        --     --      --      --     146,433
West Publishing ......   --      --     --      --     --      --    47,945     --      --      --          --
R.C. Dolner ..........   --      --     --      --     --      --     6,355     --      --      --          --
Building Office ......   --      --     --      --     --      --        --     --      --      --       1,934
                       ====== ======  ====== ======  ====== ======  ======== ======  ======  ======= =========
Total ................   --      --     --      --     --      --    54,300     --      --      --     919,135    973,435*
                       ====== ======  ====== ======  ====== ======  ======== ======  ======  ======= =========  ==========
Percent ..............                                                  5.6%
Rent Expiring ........                                               1,476M
Avg $/SF..............                                               $27.19


------------
*   Total NRSF

   Security. The Hudson Street Loan is a nonrecourse loan, secured by a first priority leasehold mortgage (the "Hudson Street Mortgage") on the Hudson Street Property. The Hudson Street Borrower grants a security interest to the mortgagee in the following property, rights, interest and estates owned by the Hudson Street Borrower: the Hudson Street Ground Lease and the ground leasehold estate in the property created thereby, the improvements, appurtenances and equipment, and certain other collateral relating thereto (including an assignment of leases and rents, an assignment of certain agreements and the funds in certain accounts). The mortgagee is a named insured under the title insurance policies which insure, among other things, that the Hudson Street Mortgage constitutes a valid and enforceable first priority lien on the leasehold estate held by the Hudson Street Borrower in the Hudson Street Property, subject to certain exceptions and exclusions from coverage set forth therein. Such title insurance policies, together with the Hudson Street Note and all other documents and agreements evidencing and securing the Hudson Street Loan will be assigned to the Trust.

   The Guarantor. Tishman Speyer / Travelers Real Estate Venture, L.P. (the "Hudson Street Guarantor") has provided a $5,000,000 limited guaranty of the recourse obligations of the Hudson Street

Borrower under the Hudson Street Mortgage. The Hudson Street Borrower has recourse obligations for losses incurred by the mortgagee due to fraud or intentional misrepresentation by the Hudson Street Borrower, its managing member, any guarantor, environmental indemnitor or the Hudson Street Manager.

   Payment Terms. The Hudson Street Loan matures on February 1, 2013 and bears interest from January 30, 1998 through and including its maturity date as described below. On the first day of March, 1998 and on the first day of each calendar month thereafter up to and including the first day of February 2003, the Hudson Street Borrower is required to pay equal consecutive monthly installments of principal and interest of approximately $1,296,910, based on a 25-year amortization schedule and the specified Mortgage Rate, and commencing on the first day of March 2003, and on the first day of each calendar month thereafter, up to and including the first day of February 2013, the Hudson Street Borrower is required to pay equal consecutive monthly installments of principal and interest of approximately $1,539,742, based on a 17-year amortization schedule, the original principal balance of the Hudson Street Loan and the specified Mortgage Rate. The Mortgage Rate for the Hudson Street Loan is fixed at 7.03% per annum. However, the Hudson Street Loan is a Hyper-Amortization Loan. Accordingly, from and after February 1, 2008 (its Anticipated Repayment Date) the Hudson Street Loan will accrue Excess Interest at a rate of 2% per annum (its Excess Interest Rate), and certain excess cash flow will be applied to pay down the outstanding principal balance of the Hudson Street Loan. Interest on the Hudson Street Loan will be computed on an Actual/360 Basis. From and after the Anticipated Repayment Date, accrued Excess Interest thereon will be deferred and added to the outstanding principal balance of the Hudson Street Loan and will itself accrue interest at the Revised Rate.

   If any sum payable under the Hudson Street Note is not paid on the related Due Date, and such failure continues for five days after notice from the mortgagee, the Hudson Street Borrower is required to pay to the mortgagee upon notice and demand, an amount equal to the lesser of (i) 5% of such unpaid sum and (ii) the maximum amount permitted by applicable law to defray the expenses incurred by the mortgagee in handling and processing such delinquent payment and to compensate the mortgagee for the loss of the use of such delinquent payment and such amount is to be secured by the Hudson Street Mortgage and the other related security documents.

   Furthermore, in the event that any regularly scheduled payments of interest or principal are not paid on their respective Due Dates seven or more times, the Hudson Street Borrower will be required to pay to the mortgagee in the case of the seventh and any later instances of such non-payment, such unpaid interest and principal sum, together with interest thereon at the applicable default rate for monetary defaults (as described below), notwithstanding that a Hudson Street Event of Default (as defined below) shall not have occurred.

   Hudson Street Events of Default. The entire outstanding principal sum of the Hudson Street Loan, together with all interest accrued and unpaid, shall without notice become immediately due and payable at the option of the mortgagee if any required payment is not paid on the due date or on the happening of any other default, after the expiration of any applicable notice and grace periods (hereinafter, each, a "Hudson Street Event of Default"). The occurrence of any one or more of the following events will constitute a "Hudson Street Event of Default":

     (a) failure to pay any regularly scheduled principal or interest payment within three days after the date the same is due, or to pay any other portion of the indebtedness under the Hudson Street Loan on the date the same is due, or to pay the entire Hudson Street Loan on its maturity date;

     (b) the Hudson Street Borrower's violation or failure to comply with provisions of the Hudson Street Mortgage relating to leasing obligations and its continuation to do so for 10 days following notice; failure to comply with the covenants pertaining to its being and remaining a single purpose entity; and the Hudson Street Borrower's violation of the restrictions pertaining to the transfer or mortgaging of its interest in the Hudson Street Property;

     (c) any representation or warranty of the Hudson Street Borrower, the guarantor, the managing member of the Hudson Street Borrower or the secretary of such managing member in the Hudson Street Mortgage, any related security document or any other related Mortgage Loan document shall have been materially misleading or false when made;

     (d) any default under certain of the other related security documents that continues after the expiration of applicable grace periods, if any;

     (e) any default under any guaranty or indemnity executed in connection with the Hudson Street Mortgage that continues after the expiration of applicable grace periods, if any;

     (f) any default with respect to the Hudson Street Borrower's obligations under the Hudson Street Ground Lease, which default continues after the expiration of applicable grace periods, if any;

     (g) the Hudson Street Borrower's failure to provide financial statements to the mortgagee in a timely manner in compliance with the Hudson Street Mortgage, which default remains uncured for five days after written notice from the mortgagee to the Hudson Street Borrower;

     (h) any default (other than those specifically described under this "-Hudson Street Events of Default" heading) under the Hudson Street Mortgage, the Hudson Street Note or any of the other related security documents by the Hudson Street Borrower, which default is not cured (i) in the case of any default which can be cured by the payment of a sum of money, within 10 days after written notice from the mortgagee to the Hudson Street Borrower, or (ii) in the case of any other default, within 30 days after written notice from the mortgagee to the Hudson Street Borrower; provided that if such default cannot reasonably be cured within such 30-day period, such cure period may be extended so long as the Hudson Street Borrower is diligently pursuing a cure, but in no event may such cure period be longer than 120 days (unless the cure requires construction or remedial work that requires longer than 120 days for completion, in which case the cure period will be extended for an additional 120 days and may be further extended at the Hudson Street Borrower's request and the mortgagee's approval, such approval to be exercised in the mortgagee's sole discretion);

     (i) the Hudson Street Borrower shall make an assignment for the benefit of creditors or if the Hudson Street Borrower shall generally not be paying its debts as they become due;

     (j) the Hudson Street Borrower's failure to keep in force or deliver evidence of insurance as required by the Hudson Street Mortgage;

     (k) certain bankruptcy events; and

     (l) the Hudson Street Borrower's failure to deliver to the mortgagee a certain letter of credit in the event the mortgagee has not received satisfactory certification from a "big six" accounting firm as to the net worth of Hudson Street Guarantor.

   Upon the occurrence of a Hudson Street Event of Default which is not cured within any applicable grace or notice period, upon the failure of the Hudson Street Borrower to pay off the outstanding balance of the Hudson Street Loan and any other amounts due thereunder on the maturity date, or upon the failure of the Hudson Street Borrower to make a prepayment in full after giving the mortgagee irrevocable (under the terms of the Hudson Street Mortgage) notice thereof, the mortgagee will be entitled to receive, and the Hudson Street Borrower will be obligated to pay, interest on the entire unpaid principal sum and any other amounts owing (including due and unpaid interest to the extent permitted by applicable law) at the Mortgage Rate (or, if such payment is being made after the Anticipated Repayment Date for the Hudson Street Loan, the Revised Rate) plus either 5% (in the case of a monetary default or both a monetary default and a non-monetary default) or 2% (in the case of a non-monetary default).

   Prepayment. The principal balance of the Hudson Street Loan may be prepaid in whole but not in part (except after the Anticipated Repayment Date) at any time after August 1, 2007 (its "Lockout Expiration Date") without payment of a Prepayment Premium, except as described in the following sentence. In the event the mortgagee exercises it right to call the Hudson Street Loan upon the occurrence of a Hudson Street Event of Default prior to the end of the applicable Lockout Period, the mortgagee is to be paid a Prepayment Premium in an amount equal to the positive excess if any of (i) the present value of all future installments of principal and interest due under the Hudson Street
Note including the principal amount due at maturity as if the last day of the Lockout Period were the maturity date, discounted at an interest rate per annum equal to the "Treasury Constant Maturity Yield Index" having a maturity coterminous with the remaining term of the Hudson Street Note until the last day of the Lockout Period, over (ii) the principal amount of the Hudson Street Note outstanding immediately before such prepayment.

   Defeasance Collateral. Provided no monetary Hudson Street Event of Default and no material non-monetary Hudson Street Event of Default exists, the Hudson Street Borrower may defease all (but not part) of the Hudson Street Loan on or after February 1, 2002 but prior to February 1, 2007 by pledging substitute collateral to the mortgagee that consists solely of direct non-callable United States of America government securities that produce payments which replicate the payment obligations of the Hudson Street Borrower under the Hudson Street Note and thereby obtain the release of the Hudson Street Property from the lien of the Hudson Street Mortgage and the other related security documents.

   Loan Servicing and Escrow Accounts. A reserve account for paying future tenant improvements, leasing commissions, and capital projects was established at closing and an annual amount of $1,000,000 (payable monthly in arrears in the amount of $83,333) is to be added to the reserve account, which is required to be an interest bearing escrow account maintained by the mortgagee throughout the term of the Hudson Street Loan. The Hudson Street Borrower will be responsible for all inspection fees that the mortgagee may incur in connection with the capital projects.

   An escrow deposit for insurance and property taxes is required in a monthly amount sufficient for these expenditures, as outlined in the annual budget.

   Transfer of Hudson Street Property and Interest in the Hudson Street Borrower; Encumbrances; Other Debt. The Hudson Street Borrower is generally prohibited from transferring or encumbering the Hudson Street Property or any part thereof except in connection with a defeasance as described under "--Defeasance Collateral" above. Notwithstanding the foregoing, the Hudson Street Property may be sold with the mortgagee's prior consent (except no consent is required in the case of a transfer to certain affiliated or related entities) and subject to the following (including in the case of transfers to affiliated or related entities): (i) only one transfer is permitted during the term of the Note; (ii) the transferee is required to deliver an acceptable assumption agreement to the mortgagee; (iii) the Hudson Street Borrower is required to pay a transfer fee equal to 1% of the then outstanding principal balance of the Hudson Street Loan; (iv) no Hudson Street Event of Default shall have occurred and be continuing; (v) the transferee is required to be a single purpose bankruptcy remote entity and the Hudson Street Borrower is required to deliver to the mortgagee a non-consolidation opinion; (vi) the mortgagee shall have received written confirmation from the Rating Agencies that such transfer would not cause the qualification, downgrade or withdrawal of the ratings then assigned by either Rating Agency to any Class of Certificates; and (vi) the mortgagee shall have received such other opinions, title endorsements and documentation as it shall have required.

   No consent of the mortgagee is required with respect to:

     (a) a transfer by devise or descent or by operation of law upon the death of a member, general partner or stockholder of the Hudson Street Borrower or any member or general partner thereof;

     (b) the sale, transfer or hypothecation of a membership, partnership or shareholder interest in the Hudson Street Borrower by a member, general partner or shareholder to an immediate family member of such member, general partner or shareholder or to a trust for the benefit of such member, general partner or shareholder; or

     (c) any sale, pledge or transfer of a direct or indirect interest in the Hudson Street Guarantor, provided that following such transfer certain control and ownership criteria are satisfied.

   Insurance. The Hudson Street Borrower is required to maintain for the Hudson Street Property: (a) property insurance insuring "all risks of physical loss" with respect to the improvements and building equipment; (b) comprehensive general liability insurance including bodily injury, death and property damage liability, insurance against any and all claims arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Hudson Street Property for a combined single limit of $100,000,000; (c) statutory worker's compensation insurance with respect to any work on or about the Hudson Street Property; (d) business interruption and/or loss of rental income insurance in an amount sufficient to cover the loss of at least 12 months' income; (e) broad-form boiler and machinery insurance (without exclusion for explosion) covering boilers or other pressure vessels, machines and equipment located in, on or about the Hudson Street Property and insurance against loss of occupancy or use arising from any breakdown in such amounts as are generally available at a commercially reasonable premium and are generally required by institutional lenders for properties comparable to the Hudson Street Property; (f) flood insurance, if available, with respect to the Hudson Street Property to the extent located within a federally designated flood hazard zone in an amount equal to the lesser of the Hudson Street Loan and the maximum limit of coverage available with respect to the Hudson Street Property; and (g) such other insurance, with respect to the Hudson Street Property, against loss or damage of the kind customarily insured against in such amounts as are generally required by institutional lenders for properties comparable to the Hudson Street Property.

   Any such insurance may be effected under a blanket policy so long as any such blanket policy (except in the case of public liability insurance) specifies the portion of the total coverage of such policy that is allocated to the Hudson Street Property and any sublimits in such blanket policy applicable to the Hudson Street Property, which amounts may not be less than the amounts required pursuant to, and which must in any case comply in all other respects with the requirements of, the Hudson Street Mortgage. All insurance policies are required to name the mortgagee as an additional named insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the mortgagee except with respect to condemnations and casualties and to contain:
(i) a standard "noncontributory mortgagee" endorsement or its equivalent, relating to, among other things, recovery by the mortgagee notwithstanding the negligent or willful acts or omissions of the mortgagee; (ii) a waiver of subrogation endorsement in favor of the mortgagee; (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties comparable to, and in the general vicinity of, the Hudson Street Property, but in no event in excess of $250,000; and (iv) a provision that such policies may not be canceled, terminated or allowed to expire without at least 30 days' prior written notice to the mortgagee, in each instance. The Hudson Street Loan requires the Hudson Street Borrower to obtain the insurance described above from insurance carriers having claims-paying-abilities rated (a) not less than "A" by Moody's, Fitch, Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. or Duff & Phelps Credit Rating Co. and (b) not less than a general policy rating of "A" with a financial class of not less than IX, in each case from Alfred M. Best Company, Inc.

   Condemnation and Casualty. The Hudson Street Borrower is required to notify the mortgagee in writing promptly upon obtaining notice of an actual or threatened commencement of any condemnation or eminent domain proceeding. The mortgagee may participate in any such proceedings to the extent permitted by law.

   In the event of casualty or condemnation where: (i) the net proceeds, being the net amount of insurance proceeds or a condemnation award, as the case may be, after deduction of reasonable costs and expenses in collecting same, do not exceed 25% of the original principal amount of the Hudson Street
Note in case of casualty or do not exceed 20% of the unpaid principal amount of the Hudson Street Note in case of eminent domain (the "Casualty Amount");
(ii) the costs of restoration as reasonably determined by the Hudson Street Borrower shall be less than or equal to the Casualty Amount; (iii) no Hudson Street Event of Default shall have occurred and be continuing; (iv) the Hudson Street Property and its use shall be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations; and (v) such fire or other casualty or taking does not materially impair access to the Hudson Street Property; then the net proceeds will be required to be disbursed directly to the Hudson Street Borrower and the Hudson Street Borrower will be required to commence and diligently pursue restoration of the Hudson Street Property to as nearly as possible the condition it was in immediately prior to such casualty or taking. Except upon the occurrence and continuance of a Hudson Street Event of Default, the Hudson Street Borrower will be entitled to settle any insurance claims where the net proceeds are less than or equal to the Casualty Amount.

   The mortgagee will have the right to participate in and reasonably approve any settlement of insurance claims with respect to net proceeds which are greater than the Casualty Amount.

   If a Hudson Street Event of Default shall have occurred and be continuing, the mortgagee will be the lawful attorney-in-fact of the Hudson Street Borrower to file and prosecute claims and to collect payment.

   Net proceeds are required to be made available to the Hudson Street Borrower for payment of, or reimbursement of the Hudson Street Borrower's expenses in connection with, the restoration of the Hudson Street Property, subject to: (i) no Hudson Street Event of Default occurring and continuing;
(ii) the mortgagee having been furnished with an estimate of the cost of restoration together with an architect's certification and plans and specifications; (iii) net proceeds together with any cash or cash equivalent deposited by the Hudson Street Borrower with the mortgagee being sufficient to cover the cost of the restoration; (iv) in the event that net proceeds are insurance proceeds, less than 50% of total floor area being damaged or destroyed or, in the event that net proceeds are condemnation awards, less than 50% of land area being taken (such land that is taken to be on the periphery of the Hudson Street Property and contain no portion of the improvements); (v) the mortgagee being reasonably satisfied that any operating deficits, including payments of principal and interest, will be paid from the net proceeds or other funds with the Hudson Street Borrower;
(vi) the mortgagee being reasonably satisfied that upon completion of the restoration and related leasing requirements, the net cash flow of the Hudson Street Property will be restored to a level sufficient to achieve a debt service coverage ratio of 1.25x (the Hudson Street Borrower being able to deliver a letter of credit at a level equal to the difference between the outstanding principal balance of the Hudson Street Loan and an amount of principal which would support a 1.25x debt service coverage ratio); (vii) restoration being capable of reasonable completion on or before the earliest to occur of six months prior to the maturity date, the earliest date required for such completion under the terms of any major leases and such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Hudson Street Property; (viii) the Hudson Street Property and its use after restoration complying with all zoning and environmental laws and ordinances; and (ix) after restoration, there being no material impairment of access to the Hudson Street Property or its improvements.

   Net proceeds are required to be held by the mortgagee and until disbursed in accordance with the Hudson Street Mortgage, will constitute additional security. If the cost of any contract in connection with the restoration exceeds $1,000,000, then the identity of the contractors, subcontractors and materialmen engaged in the restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by the mortgagee and an independent consulting engineer selected by the mortgagee and reasonably acceptable to the Hudson Street Borrower. If at any time net proceeds or the undisbursed balance thereof are not, in the reasonable opinion of the mortgagee, sufficient to pay in full the balance of the costs which are estimated by the independent consulting engineer in connection with completion of the restoration, the Hudson Street Borrower is required to deposit the deficiency with the mortgagee before any further disbursement of net proceeds may be made, and until disbursed, such funds will constitute additional security.

   Financial Reporting. The Hudson Street Borrower is required to keep adequate books and records of account in accordance with generally accepted accounting principles ("GAAP"). Within 45 days of the end of each fiscal quarter the Hudson Street Borrower is required to supply certified rent rolls detailing the names of all tenants, the area occupied by each tenant, the base rent and any other charges payable under each lease, the term of the lease and any other information reasonably required by the mortgagee. In addition, a certified operating statement detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service, total cash flow, together with a balance sheet is required within 45 days after the close of each fiscal quarter.

   The Hudson Street Borrower is required to provide the following information on an annual basis: (i) annual financial statements in accordance with GAAP containing a balance sheet and statement of profit and loss and cash flow of the Hudson Street Borrower in form reasonably required by the mortgagee, prepared and certified by the Hudson Street Borrower, together with audited financial statements prepared by a "Big Six" accounting firm within 90 days after the close of each fiscal year; (ii) annual certified rent roll presented on a quarterly basis within 90 days after the close of each fiscal year; (iii) annual operating budget presented on a monthly basis consistent with the annual operating statements and all proposed capital replacements and improvements at least 30 days prior to the start of the calendar year; (iv) annual certification from a "Big Six" accounting firm that the Hudson Street Guarantor has a net worth (excluding goodwill and other intangibles) of at least $100,000,000, provided that such certificate will not be required if the Hudson Street Borrower shall have delivered to the mortgagee a letter of credit in the amount of $5,000,000 in form and substance acceptable to the mortgagee from a financial institution reasonably acceptable to the mortgagee.

   The mortgagee has the right to approve each annual budget, which approval for the period prior to the Anticipated Repayment Date will not be unreasonably withheld. For the period occurring after the Anticipated Repayment Date, the annual budget must be approved by the mortgagee in its sole and absolute discretion.

   Lockbox Account. A lockbox agreement between a third-party bank, the Hudson Street Borrower, the Hudson Street Manager and the mortgagee, and a cash management agreement between the Hudson Street Borrower and the mortgagee, were required to be established at closing, which agreements provide that all rents, revenues and receipts from the Hudson Street Property are to be deposited by the Hudson Street Borrower and Hudson Street Manager with the financial institution where such account is maintained, within one business day of receipt, for deposit into a rent account (the "Hudson Street Rent Account") in the joint name of the Hudson Street Borrower and the mortgagee, which account, except during a "lock period" (a period commencing on the earlier of (i) February 1, 2007 and (ii) notice to such financial institution of a Hudson Street Event of Default, and in the case of a Hudson Street Event of Default, terminating on the mortgagee's notice to such financial institution that such Hudson Street Event of Default has been cured) will be under the sole control of the Hudson Street Borrower (provided, however, that the Hudson Street Borrower shall have no authority to close the Hudson Street Rent Account). In addition, the Mortgage Loan Seller has created a deposit account (the "Hudson Street Deposit Account") into which, during a lock period, all funds in excess of $1,000, on a daily basis, will be deposited. The mortgagee is to have sole control and dominion over the Hudson Street Deposit Account and, during a lock period, the Hudson Street Rent Account. Funds in the Hudson Streeet Rent Account and the Hudson Street Deposit Account are to be invested in "Eligible Investments" (as specified in the cash management agreement) for the benefit of the Hudson Street Borrower and the mortgagee, respectively, provided that funds in the Hudson Street Rent Account will not be invested during a lock period. On each "disbursement date" (as specified in the cash management agreement), provided there is no Hudson Street Event of Default, the mortgagee is required to cause the depository financial institution to disburse to the Hudson Street Borrower all funds remaining in the Hudson Street Deposit Account following payment of all sums due the mortgagee and funding of all reserves and sub-accounts created under the Hudson Street Deposit Account.

   Environmental Indemnity. The Hudson Street Borrower and the Hudson Street Guarantor have provided an environmental indemnity with respect to environmental hazards and liabilities associated with the Hudson Street Property. The Hudson Street Guarantor's liability under the indemnity is limited to $5,000,000.

MINNEAPOLIS CITY CENTER, MINNEAPOLIS, MINNESOTA

                               LOAN INFORMATION

ORIGINAL PRINCIPAL
BALANCE:                         $108,000,000

CUT-OFF DATE BALANCE:            $108,000,000

ORIGINATION DATE:                May 21, 1998

INTEREST RATE:                   6.72%

ANTICIPATED REPAYMENT DATE
("ARD"):                         May 31, 2008

MATURITY DATE:                   May 31, 2028

PROPERTY OWNER, MORTGAGOR AND
WRAP MORTGAGOR:                  City Center Associates Limited Partnership
                                 ("CCALP").

BORROWER/WRAP MORTGAGEE:         MCC Mortgage LP., owns a wrap mortgage,
                                 fully subordinated to the Minneapolis City
                                 Center Property, and an option to purchase the Minneapolis City Center Property. An affiliate of MCC Mortgage L.P. holds a long-term management contract to manage the Minneapolis City Center Property.

SPONSORING ENTITY:               Brookfield Properties Corporation, a public
                                 company with Cdn.$9.145 billion in assets which controls the Minneapolis City Center
                                 Borrower.

AMORTIZATION TERM:               The term of the Mortgage Loan is 30 years.
                                 Equal payments of principal and interest are required in an amount sufficient to fully amortize the Mortgage Loan over a 30-year schedule.

ARD; HYPERAMORTIZATION:          From and after the ARD, the interest rate
                                 increases to the greater of 8.72% or 102 basis points above the then prevailing yield to maturity on the "on the run" 20-year U.S.
                                 Government Treasury security. From and after the ARD, the Excess Interest is to be added to the unpaid principal balance of the Mortgage Loan, and certain excess cash flow will be applied to pay down the outstanding principal balance of the Mortgage Loan.

PREPAYMENT TERMS:                The Mortgage Loan may be prepaid in whole,
                                 but not in part, on any Due Date, according to the following schedule:
                                 Years 1-4: greater of yield maintenance
                                 payment or 5% of outstanding principal
                                 balance. Years 5-9.5: greater of yield
                                 maintenance payment or 2% of outstanding principal balance. Thereafter, fully prepayable without penalty.

UPFRONT RESERVES:                $5,000,000 tenant improvement leasing
                                 commission ("TI/LC")
                                 $309,000 repair reserve
                                 $2,270,000 debt service reserves
                                 $646,685 tax and insurance reserve

ONGOING RESERVES:                TI/LC replenished at minimum of $125,000 per
                                 month if TI/LC reserve fund falls below
                                 $5,000,000. Monthly repair (for first two years) and replacement reserves required.

COLLECTION ACCOUNTS:             Property revenue is deposited into a
                                 clearing account controlled by wrap
                                 mortgagee (i.e., the Minneapolis City Center
                                 Borrower) and then swept into various
                                 borrower or mortgagor deposit accounts (debt service, TI/LC, real estate tax/insurance, etc.). Deposit accounts controlled by mortgagee under the Mortgage Loan.

WRAP MORTGAGE:                   The wrap mortgage is fully subordinated to
                                 the Minneapolis City Center Mortgage. The principal balance and accrued interest of the wrap mortgage is approximately
                                 $544,000,000 as of 12/31/97.

PURCHASE OPTION:                 The Minneapolis City Center Borrower holds
                                 an option to purchase the MInneapolis City
                                 Center Property from CCALP at a future date.

MANAGEMENT AGREEMENT:            An affiliate of the Minneapolis City Center
                                 Borrower holds a long-term management
                                 contract to manage the Minneapolis City
                                 Center Property.

MEZZANINE DEBT:                  $25 million, held by an affiliate of the
                                 Minneapolis City Center Borrower.

                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:          Single asset

PROPERTY TYPE:                   Mixed-Use (Office, Retail, Hotel, Garage)

OCCUPANCY:                       97%

YEAR BUILT:                      1982

THE COLLATERAL:                  Minneapolis City Center, 1,582,000 square
                                 feet of office, retail and storage, 687-car, six-level parking garage, and land on which a 602-room Marriott Hotel is constructed subject to a ground lease of which the Minneapolis City Center Mortgagor is the lessor.

RENTABLE SQUARE
FEET:                            Office:          1,081,000
                                 Retail:            370,000
                                 Storage:           131,000
                                                  ---------
                                 Total:           1,582,000

                                        LEASE
  TENANT NAME (PARENT)       NRSF     EXPIRATION
 ----------------------     ------   ------------
Target (Dayton-Hudson                 Jan. 1999-
 Stores)*                  675,064    Nov. 2013
International
 Multifoods                133,737    Feb. 2003

Gray, Plant & Mooty         86,526    Mar. 1999

Marshall's (CVS Corp.)**    50,163    Jan. 2003



PROPERTY MANAGEMENT:             Brookfield Management Services, LLC

1997 NET OPERATING INCOME:       $15,493,928

UNDERWRITTEN NCF:                $15,545,314

APPRAISED VALUE:                 $200,000,000

APPRAISAL DATE:                  August 1, 1997

CUT-OFF DATE
LOAN-TO-VALUE RATIO:             54%

ANNUAL DEBT SERVICE:             $8,380,003

UNDERWRITTEN
DSCR (1) :                       1.85x

LOAN/SQ. FT. AS OF
CUT-OFF DATE:                    $68

------------
*      Dayton-Hudson is rated Baa1 by Moody's.

**     CVS Corp. is rated A-by S&P.

(1)    Based on Underwritten NCF

THE MINNEAPOLIS CITY CENTER LOAN

   The Loan. "The Minneapolis City Center Loan" has a Cut-off Date Balance of approximately $108,000,000, as evidenced by a Mortgage Note in the original principal amount of $108,000,000 (the "Minneapolis City Center Note") issued by MCC Mortgage LP (the "Minneapolis City Center Borrower"), a Delaware limited partnership controlled by Brookfield Properties Corporation ("Brookfield Properties"). The general partner of the Minneapolis City Center Borrower is Brookfield Minnesota Inc., a Minnesota corporation, and the limited partner in the Minneapolis City Center Borrower is MCC Investor Associates, a Delaware partnership. The Minneapolis City Center Loan is secured by a Mortgage made by City Center Associates Limited Partnership ("CCALP" or the "Minneapolis City Center Mortgagor") and joined by the Minneapolis City Center Borrower, creating a first priority mortgage lien on CCALP's fee interest in a mixed use complex in Minneapolis, Minnesota (the "Minneapolis City Center Property"). CCALP is the owner of the fee interest in the Minneapolis City Center Property, but is not related to the Minneapolis City Center Borrower. References in this "--The Minneapolis City Center Loan" section to the "mortgagee under the Minneapolis City Center Mortgage" or otherwise to the "mortgagee" with respect to the Minneapolis City Center Loan mean the Mortgage Loan Seller with respect to the period prior to the Delivery Date and the Trustee (acting through the Master Servicer and/or the Special Servicer) with respect to the period thereafter.

   The Minneapolis City Center Mortgagor and The Minneapolis City Center Borrower. The Minneapolis City Center Mortgagor owns no material assets other than Minneapolis City Center and related interests. The Minneapolis City Center Borrower is a special purpose, bankruptcy remote, entity whose only asset is the Wrap Mortgage described below. The Minneapolis City Center Borrower is required at all times to cause there to be at least one independent director reasonably satisfactory to the mortgagee under the Minneapolis City Center Mortgage on the board of directors of the general partner of the Minneapolis City Center Borrower. Brookfield Properties Corporation is a Canadian public company organized in Ontario with Cdn.$9.145 billion in assets. Brookfield Properties Corporation owns, directly or indirectly, an interest in 55 commercial properties totaling almost 32,000,000 square feet of space, including 20 properties in the United States totaling 18,332,000 square feet and 35 properties in Canada totaling 13,727,000 square feet. In addition, Brookfield Properties Corporation is the majority owner of World Financial Properties, LP, which owns six buildings totaling 9,667,000 square feet of space in New York and Boston (such square footage being included in the United States square footage described in the prior sentence). Brookfield Properties Corporation is a subsidiary of The Edper Group. While the Minneapolis City Center Mortgagor is the mortgagor under the Minneapolis City Center Loan, the Minneapolis City Center Borrower is responsible for making payments under the Minneapolis City Center Loan and is therefore the borrower under such Mortgage Loan.

   The Property. The Minneapolis City Center Property is improved by a mixed use property located in Minneapolis, Minnesota and includes the following types of space: office (1,081,000 square feet), retail (370,000 square feet), storage (131,000 square feet), garage and hotel. The 51-story building was developed by Oxford Development Corporation and completed in 1982. The Minneapolis City Center Property is 97% leased. The Minneapolis City Center Property also consists of a 687-car, six-level parking garage, and land on which a 602-room Marriott Hotel is constructed (subject to a ground lease under which the Minneapolis City Center Mortgagor is the lessor).

   The largest tenant in the office portion of the complex is Target Stores ("Target"), a wholly owned subsidiary of Dayton-Hudson Corporation. Target leases 675,065 square feet of space (excluding sub-leased space) under multiple leases at an average net rent of $8.89 per square foot.

   The retail space is anchored by Marshall's, occupying 50,163 square feet of space, whose lease is guaranteed by CVS Corporation. A 105,000 square foot retail space formerly occupied by Montgomery Ward, which rejected their lease in bankruptcy in March 1998, is being master leased by an affiliate of Brookfield Properties (and which master lease is guaranteed by Brookfield Properties) until the space is leased to tenants generating income equal to or greater than that received from Montgomery Ward. Other major retail tenants include The Limited Stores (38,000 square feet), Sam Goody's (12,225 square feet), McDonald's (3,171 square feet) and Footlocker (2,869 square feet). One or more retail tenants have leases that contain an operating co-tenancy covenant which provides that in lieu of monthly minimum rent, the tenants have the right to pay 4% of gross sales as rent. The retail component of the Minneapolis City Center was substantially renovated and reconfigured in 1993. The retail space is situated on three levels consisting of two anchor spaces and approximately 65 in-line retail spaces.

   A 602-room Marriott Hotel is physically connected to the Minneapolis City Center Property, but owned indirectly by Host Marriott Corporation, which, as ground lessee, leases from the Minneapolis City Center Mortgagor ground adjacent to the complex until 2036. The ground rental payments include a fixed minimum rent and a percentage of the hotel's gross income over a base amount. The ground lease is superior to the Minneapolis City Center Mortgage. If the leasehold lender was to foreclose on the hotel, it would not be obligated to pay either the base or the percentage rent but only to pay the common area maintenance charges and real estate taxes. The Minneapolis City Center Borrower has delivered a letter of credit for $1,270,000 which represents one year of base and percentage rent. If an event of default occurs (i.e. (i) the hotel lessee is in arrears more than 90 days in rent payments; or (ii) if the leasehold lender provides notice of foreclosure), Brookfield Properties Corporation is required to deliver an additional letter of credit for up to $8,730,000. This maximum amount reduces each year by $1,270,000. Failure to deliver the letters of credit constitutes a default under the Minneapolis City Center Mortgage and would trigger Brookfield Properties Corporation's $20,000,000 guaranty (see "--Subordination Agreement Guaranty" below).

   Market Overview. The Minneapolis City Center is located in the Minneapolis office market which consists of approximately 21.7 million square feet. Vacancy rates have fallen significantly from their peaks in the early part of the decade. Overall vacancies at the end of 1997 were reported to be 8% in the central business district. Class A vacancy rates in the market were lower still at 4%. As a result of low vacancy rates at the Minneapolis City Center Property, no large contiguous blocks are available. Construction is underway on an approximately 750,000 square foot headquarters for IDS, an American Express subsidiary, which is expected to open in late 2000 or early 2001. A new building for Target (Dayton-Hudson) (approximately 500,000 square feet) will be ready for occupancy in the fall of 1998.

   Location/Access. Minneapolis City Center is bounded by South 6th Street, Nicollett Mall, South 7th Street and Hennepin Avenue.

   Environmental Report. A "Phase I" environmental assessment was performed by a third party due diligence firm in July 1997. The "Phase I" environmental assessment did not identify any material adverse environmental conditions at the Minneapolis City Center Property. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.

   Engineering Report. A property condition report dated August 21, 1997 was completed on the Minneapolis City Center Property by a third-party due diligence firm. The property condition report concluded that Minneapolis City Center Property was generally well maintained and identified $206,500 in deferred maintenance/life safety/code/ADA requirements in the next 12 months. These items were already identified and budgeted by the Minneapolis City Center Manager (as defined below). This amount was escrowed at closing.

   Property Management. The Property is managed by Brookfield Management Services, LLC, a Delaware limited liability company and an affiliate of the Minneapolis City Center Borrower (the "Minneapolis City Center Manager"), pursuant to a long-term management and leasing agreement (the "Minneapolis City Center Management Agreement"). The agreement expires December 31, 2009. The Minneapolis City Center Management Agreement provides for a management fee equal to 2.75% of net income.

   Major decisions with respect to the operation of the Minneapolis City Center Property, which must be approved by the Minneapolis City Center Mortgagor, are summarized in the Minneapolis City Center Management Agreement. The Minneapolis City Center Mortgagor is allowed to terminate the Minneapolis City Center Management Agreement if the Minneapolis City Center Borrower defaults under its Wrap Mortgage obligations. The Minneapolis City Center Borrower has pledged its interest in the Wrap Mortgage as security for its obligations under the Minneapolis City Center Management Agreement. If the debt service coverage ratio for the Minneapolis City Center Property should fall below 1.0x for the preceding 12 months, the mortgagee under the Minneapolis City Center Mortgage may cause the Minneapolis City Center Mortgagor or the Minneapolis City Center Borrower to either (i) replace the Minneapolis City Center Manager with a new property manager reasonably satisfactory to such mortgagee or (ii) provide evidence that the Minneapolis City Manager is performing to market standards.

   Operating History. The following table presents information regarding the financial performance of the Minneapolis City Center Property:

                                                                    UNDERWRITTEN
                             1995          1996           1997      CASH FLOW (1)
                        ------------- -------------  ------------- --------------
Revenues ..............  $35,615,776    $37,874,540   $39,371,668    $ 43,095,721
Expenses ..............  $21,226,738    $22,610,716   $23,877,740    $ 23,877,740
Net Operating Income  .  $14,389,038    $15,263,824   $15,493,928    $ 19,217,281
Capital Expenditures ..  $ 1,319,044    $   746,691   $   229,290    $  3,672,667
Net Cash Flow .........  $13,069,994    $14,516,863   $15,264,638    $ 15,545,314
Occupancy
Retail ................                                        92%
Office ................                                        99%
Weighted Average ......                                        97% *
Cut-off Date Balance  .                                              $108,000,000
Appraised Value .......                                              $200,000,000
Cut-off Date LTV
 Ratio.................                                                        54%
Annual Debt Service  ..                                              $  8,380,003
Underwritten DSCR  ....                                                      1.85x

------------
* Includes Brookfield Properties Corporation's master lease of the Montgomery Ward space.

(1) Underwritten cash flow includes adjusting the office component to market (all other amounts are based on trailing 12 months). Higher revenues are offset by higher tenant improvement and leasing commission deductions. See Underwritten Net Cash Flow for more details.

UNDERWRITTEN NET CASH FLOW -MINNEAPOLIS CITY CENTER

 INCOME:
Office Rent ...................................   $28,347,263(1)
Retail Rent ...................................     3,317,542(2)
Retail Percentage Rent ........................        27,417(3)
Hotel Ground Lease (base and percentage rent)       1,816,412(3)
Parking .......................................     2,451,387(3)
Expense Recoveries ............................     6,181,861(3)
Storage and Other..............................       953,839(3)
                                                ---------------
Gross Income...................................   $43,095,721
EXPENSES:
Property Taxes and Insurance ..................   $10,116,752(3)
Parking Expenses ..............................       626,631(3)
Management Fee ................................     1,055,882(3)
Common Area Expenses ..........................     9,391,320(3)
General Administration and Other ..............     2,687,155(3)
                                                ---------------
Total Expenses ................................   $23,877,740(3)
NET OPERATING INCOME ..........................   $19,217,981
Structural Reserve ............................   $   316,400(4)
Tenant Improvements ...........................     2,812,867(5)
Leasing Commissions ...........................       543,400(6)
                                                ---------------
Total Capital Expenses ........................   $ 3,672,667
UNDERWRITTEN NET CASH FLOW ....................   $15,545,314
Annual Debt Service ...........................     8,380,003
Underwritten Debt Service Coverage Ratio  .....          1.85x
Cut-off Date Loan-to-Value ....................            54%
Occupancy .....................................            97%(7)

------------
(1) Based on marking the office rents to market, and deducting a vacancy allowance of 7.5%.
(2) 1997 actual amount less adjustment to reflect potential impact of retail co-tenancy clauses of $500,000.
(3)    1997 actual amounts.
(4)    $0.20/ft per year.
(5) Mark to market weighted average Tenant Improvements for office space is $14/SF and for retail mall space is $24/SF, amortized over the average lease term.
(6)    Leasing Commissions based on $3/SF amortized over average lease term.
(7) Includes Master Lease of the Montgomery Ward space (guaranteed by Brookfield Properties).

   Significant Tenant Summary. The following table presents the significant tenants leasing Minneapolis City Center:

                                               CREDIT
                                              RATING OF                   % OF TOTAL
                                 PARENT        PARENT                    NET RENTABLE      LEASE
           TENANT               COMPANY        COMPANY    SQUARE FEET        AREA       EXPIRATION
          --------             ---------     ----------- -------------   ------------  ------------
Target Stores .............  Dayton Hudson      Baa1*       675,065          42.7%       1999-2013
International Multi-Foods                                   133,737           8.5%         2003
Grey, Plant & Mooty .......                                  96,526           6.1%       1998-1999
Marshall's ................   CVS Corp.(1)      A-**         50,163           3.2%         2003
Meagher & Geer ............                                  41,631           2.6%         2002
TOTAL SIGNIFICANT TENANTS                                   997,122          63.1%

------------
 *     Rated by Moody's.

**     Rated by S&P.

(1)    CVS Corp.

   Target has leased 675,065 sq. ft. of office space (excluding sublease space), summarized as follows:

   SQ. FT.      EXPIRY         NET RENT
-----------  ------------ -----------------
 77,676        Jan 1999       $6.50/$7.75
226,509        Dec 2002      $7.50/$11.50
370,880        Nov 2013             $8.35
-------                      ------------
675,065                     wtd avg $8.89


   Security. The Minneapolis City Center Loan is a nonrecourse loan, secured by a Mortgage (the "Minneapolis City Center Mortgage") creating a first priority mortgage lien on CCALP's fee interest in the Minneapolis City Center Property (including CCALP's interest as ground lessor pursuant to the ground lease with the ground lessee referred to in "--The Property" above), the improvements, appurtenances and equipment, and certain other collateral relating thereto (including an assignment of leases and rents, an assignment of certain agreements and the funds in certain accounts). The mortgagee under the Minneapolis City Center Mortgage is a named insured under the title insurance policies which insure, among other things, that the Minneapolis City Center Mortgage constitutes a valid and enforceable first lien on the fee estate held by CCALP in the Minneapolis City Center Property. Such title insurance policies, together with the Minneapolis City Center Note and all other documents and agreements evidencing and securing the Minneapolis City Center Loan will be assigned to the Trust.

   The Wrap Mortgage. The Minneapolis City Center Borrower holds a purchase money wrap mortgage (the "Wrap Mortgage") securing an indebtedness (the "Wrap Mortgage Loan") of CCALP, the Minneapolis City Center Mortgagor, in the amount of approximately $544,000,000 as of December 31, 1997. The Wrap Mortgage has a maturity date of January 1, 2024. The interest rate for the Wrap Mortgage is 15.0% per annum (simple interest) until January 1, 2004 and 1.75% over five-year U.S. Treasury notes, 10-year U.S. Treasury notes or 30-year U.S. Treasury notes (as selected by the holder of the Wrap Mortgage (the "Wrap Mortgagee")) for the remainder of its term. No fixed principal or interest payment is to be made on the Wrap Mortgage until January 1, 2007 or January 1, 2010 (which later date is approximately 19 months after the Anticipated Repayment Date for the Minneapolis City Center Loan) (depending on the year in which the sale of the Minneapolis City Center property under the Minneapolis City Center Purchase Option (as defined below) occurs). Interest accrues but is not required to be paid until such date, thereby negatively amortizing the Wrap Mortgage Loan. From and after January 1, 2010, the Wrap Mortgage Loan provides for monthly installments of principal and interest, based on a schedule that would fully amortize the Wrap Mortgage Loan at maturity. A payment equal to the amounts that would have been payable over the previous five years had amortization commenced five years earlier is also payable as of the date interest accrual (without principal being paid down) ceases. The collateral for the Wrap Mortgage is a second priority mortgage lien on the Minneapolis City Center Property, which has been subordinated to the Minneapolis City Center Mortgage pursuant to a subordination agreement (the "Subordination Agreement") between the mortgagee under the Minneapolis City Center Mortgage and the Minneapolis City Center Borrower as mortgagee under the Wrap Mortgage, with the Minneapolis City Center Mortgagor a party thereto with respect to certain of its rights. (See "--The Subordination Agreement" below.) Upon the satisfaction of certain conditions, including the payment of the entire principal and all accrued interest due on the Wrap Mortgage Loan or its delivery of a $65,000,000 letter of credit, the Wrap Mortgagor may require that Minneapolis City Center Borrower to exercise the Minneapolis City Center Purchase Option by January 1, 2007, if at all.

   The Minneapolis City Center Borrower has the option (the "Minneapolis City Center Purchase Option"), exercisable on January 1, 2010 (which date is approximately 19 months after the Anticipated Repayment Date for the Minneapolis City Center Loan), to purchase the Minneapolis City Center's Mortgagor's fee interest in the Minneapolis City Center Property for approximately $692,000,000. The option price is net of amounts due in connection with the Wrap Mortgage which is projected to then be greater than the purchase price. Therefore, the option price is expected to be zero. The Minneapolis City Center Borrower's rights under the Minneapolis City Center Purchase Option have been subordinated to the Minneapolis City Center Mortgage pursuant to the terms of the Subordination Agreement. The deed under the Minneapolis City Center Purchase Option is held in escrow and is to be released to the Minneapolis City Center Borrower upon exercise of the Minneapolis City Center Purchase Option.

   In addition to the obligations of the Minneapolis City Center Mortgagor, the Wrap Mortgage also contains obligations for which the Minneapolis City Center Borrower, as the Wrap Mortgagee, is obligated. These obligations include, among other things, (i) paying all amounts due under the Minneapolis City Center Mortgage and performing all obligations in connection therewith,
(ii) paying any amounts prepaid under the Wrap Mortgage to the mortgagee under the Minneapolis City Center Mortgage, (iii) if restoration is permitted under the Wrap Mortgage, paying any net casualty proceeds or condemnation awards to the Minneapolis City Center Mortgagor (including any amounts paid to the mortgagee under the terms of the Minneapolis City Center Mortgage). The Minneapolis City Center Borrower is personally liable under the terms of the Wrap Mortgage documents for the Wrap Mortgagee's obligations under the Wrap Mortgage. Any payments which the Wrap Mortgagee fails to make under the Wrap Mortgage documents may be paid by the Minneapolis City Center Mortgagor, which is then entitled to a credit for such payments against the amounts due under the Wrap Mortgage, plus interest at the rate of 16% per annum. The Minneapolis City Center Borrower is also responsible for managing the Minneapolis City Center Property, which it does through the Minneapolis City Center Manager.

   All cash flow from the Minneapolis City Center Property is used to service the Wrap Mortgage, provided that if the Minneapolis City Center Property's cash flow exceeds the annual accrued interest of the Wrap Mortgage, then the Minneapolis City Center Mortgagor is to receive the excess amount. In light of the size of the Wrap Mortgage, it is not contemplated that the Minneapolis City Center Mortgagor will receive any cash flow from the Minneapolis City Center Property. To date, the Minneapolis City Center Mortgagor has not received any cash flow from the property except that the Minneapolis City Center Borrower pays the Minneapolis City Center Mortgagor $50,000 per annum to cover the Minneapolis City Center Mortgagor's administrative costs regardless of cash flow. Among the provisions of the Wrap Mortgage documents is a restriction which prohibits the sale, transfer, assignment, pledge or encumbrance of the Minneapolis City Center Borrower's interest in the Wrap Mortgage except pursuant to the terms of a collateral assignment of the Wrap Mortgage in favor of the Minneapolis City Center Mortgagor. Moreover, the Wrap Mortgagee may not enter into any refinancing of the wrapped mortgage (the Minneapolis City Center Mortgage) which does not comply with certain refinancing restrictions contained in the Wrap Mortgage documents.

   The Wrap Mortgage documents also contain a liquidated damages provision under which the Wrap Mortgagee is obligated to pay the Minneapolis City Center Mortgagor liquidated damages upon the occurrence of certain events. In the event that (i) the Wrap Mortgagee defaults in its obligation to perform under the terms of the Minneapolis City Center Mortgage, (ii) the mortgagee under the Minneapolis City Center Mortgage commences a foreclosure proceeding, which has not been dismissed or for which a reinstatement has not been effected, (iii) the Minneapolis City Center Mortgagor provides notice to the mortgagee under the Minneapolis City Center Mortgage within five days after the Minneapolis City Center Mortgagor has received notice of the events described in (i) and (ii) above, and (iv) certain events relating to a potential foreclosure sale occur, then the Minneapolis City Center Mortgagor is entitled to receive the sum of $62,500,000 as liquidated damages, plus interest from December 29, 1983. The Wrap Mortgagor's right to receive such liquidated damages are subordinate to the Minneapolis City Center Loan (see "--The Subordination Agreement" below).

   The Minneapolis City Center Borrower's interest in the Wrap Mortgage documents have been pledged to the Minneapolis City Center Mortgagor in order to secure certain obligations of the Wrap Mortgagee. These obligations include (i) the payment and performance obligations of the Wrap Mortgagee under the Wrap Mortgage, and (ii) amounts payable as a result of a default by the Minneapolis City Center Property Manager under the terms of the Minneapolis City Center Management Agreement.

   The Minneapolis City Center Borrower's predecessor in interest has pledged its interest in the Wrap Mortgage to CCALP in order to secure certain obligations arising out of the prior sale of the Minneapolis City Center Property, some of which have already been satisfied. The secured obligations which remain outstanding include certain amounts payable under the terms of the Wrap Mortgage, and amounts payable as a result of a default by the Minneapolis City Center Property Manager under the Minneapolis City Center Management Agreement.

   The Subordination Agreement. The Subordination Agreement provides for the subordination of (i) the Minneapolis City Center Borrower's rights as the mortgagee under the Wrap Mortgage, (ii) the rights of the Minneapolis City Center Borrower in connection with the Minneapolis City Center Purchase Option, and (iii) the right of the Minneapolis City Center Mortgagor to receive the liquidated damages from the Minneapolis City Center Borrower as described above. The Subordination Agreement provides for the forbearance by the mortgagee under the Minneapolis City Center Mortgage (the "Forbearance Covenant") from exercising its rights and remedies under the Minneapolis City Center Mortgage, including the right to require a sub-manager for the Minneapolis City Center Property or to charge interest under the Minneapolis City Center Note at the default rate provided for therein, for the benefit of the Wrap Mortgagee, solely as a result of a default by the Minneapolis City Center Mortgagor, or to charge interest under the Minneapolis City Center Note at the default rate provided for therein, as long as the Minneapolis City Center Borrower is diligently pursuing its remedies under the Wrap Mortgage. The Forbearance Covenant expires (i) on the second anniversary of the default by the Minneapolis City Center Mortgagor or (ii) if a Qualifying Condition (as defined below) no longer exists. The Forbearance Covenant does not prevent the mortgagee under the Minneapolis City Center Mortgage from taking any actions necessary to protect its interest in any collateral or to seek the appointment of a receiver.

   The Subordination Agreement provides that the Wrap Mortgagee may pursue enforcement actions under the Wrap Mortgage as long as a "Qualifying Condition" exists, but that the enforcement action must cease once a Qualifying Condition no longer exists. "Qualifying Conditions" include: (i) no MCC Event of Default (as defined below) existing under the Minneapolis City Center Loan, (ii) any MCC Event of Default existing under the Minneapolis City Center Loan solely by reason of a non-material default by the Minneapolis City Center Mortgagor, and (iii) in the case of an MCC Event of Default existing under the Minneapolis City Center Loan solely as a result of a material default by the Minneapolis City Center Mortgagor, (a) the "Test Conditions" (as defined below) are at all times satisfied, and (b) an additional $20,000,000 (the "Additional Guaranty") is delivered by Brookfield Properties Corporation. As long as a Qualifying Condition exists, then the Wrap Mortgagee may, among other things, receive payments under the Wrap Mortgage, accelerate the indebtedness secured by the Wrap Mortgage, foreclose the Wrap Mortgage, seek the appointment of a receiver for the Minneapolis City Center Property, seek a deed in lieu of foreclosure on the Minneapolis City Center Property and/or exercise the Minneapolis City Center Purchase Option and apply the Wrap Mortgage indebtedness to the payment of the exercise price of the Minneapolis City Center Purchase Option. Material Minneapolis City Center Mortgagor defaults include (i) defaults caused wholly or in part by a default of the single purpose entity requirements or the transfer restrictions contained in the Minneapolis City Center Mortgage, and
(ii) any other default on the part of the Minneapolis City Center Mortgagor that results in the first priority liens and security interest created by the Minneapolis City Center Mortgage and the other related security documents not being valid, subsisting and in full force and effect or being challenged as not being valid, subsisting and in full force and effect, or that results in a material adverse effect, as determined by the mortgagee under the Minneapolis City Center Mortgage, on (A) the validity, priority, perfection or status of such mortgagee's liens and security interest under the Minneapolis City Center Mortgage and the other related security documents,
(B) such mortgagee's rights and remedies under the Minneapolis City Center Note, the Minneapolis City Center Mortgage or the other related security documents or applicable law as a result of the Minneapolis City Center Mortgagor's default and/or the Minneapolis City Center Mortgagor's bankruptcy and/or the Forbearance Covenant or (C) such mortgagee. The "Test Conditions" include (i) a debt service coverage ratio of at least 1.45x (based on a 9.23% constant), (ii) all amounts due under the Minneapolis City Center Loan (other than amounts due solely as a result of acceleration caused by the bankruptcy of the Minneapolis City Center Mortgagor) are paid, (iii) the claims of the mortgagee under the Minneapolis City Center Mortgage are unimpaired, and (iv) certain other conditions described in the Subordination Agreement.

   The Subordination Agreement also contains specific provisions addressing a bankruptcy of the Minneapolis City Center Mortgagor. If the Test Conditions are satisfied as of the date of such a bankruptcy, the Wrap Mortgagee may deliver the Additional Guaranty so that a Qualifying Condition exists. If the Test Conditions are not satisfied as of the date of the bankruptcy or as of any date that the debt service coverage ratio is calculated, then the Wrap Mortgagee may prepay such amounts of the

Minneapolis City Center Loan so that the Test Conditions will be satisfied after such prepayment. If the Additional Guaranty is not delivered or the prepayment is not made within the times set forth in the Subordination Agreement, then the Wrap Mortgagee's rights in the event of a Minneapolis City Center Mortgagor bankruptcy will terminate. The rights of the Wrap Mortgagee during the bankruptcy include (i) until the third anniversary of such bankruptcy, the mortgagee under the Minneapolis City Center Mortgage may not seek relief from the automatic stay for the purpose of foreclosing on the Minneapolis City Center Mortgage, (ii) the Wrap Mortgagee may seek relief from the automatic stay in order to foreclose, exercise its right to obtain title to the Minneapolis City Center Property, to take a deed in lieu of foreclosure or to enforce its assignment of rents, (iii) the mortgagee under the Minneapolis City Center Mortgage may not vote the Wrap Mortgagee's claim unless necessary to keep such mortgagee's claim unimpaired, and (iv) the Wrap Mortgagee will be permitted to receive its payments after payment of amounts due under the Minneapolis City Center Loan and operating expenses of the Minneapolis City Center Property. If the Test Conditions are no longer satisfied, then, subject to the Wrap Mortgagee's right to make a prepayment within a specified time, the Wrap Mortgagee will no longer have the rights provided for in the Subordination Agreement and the mortgagee under the Minneapolis City Center Mortgage may pursue its rights under the Additional Guaranty. In general, the mortgagee under the Minneapolis City Center Mortgage may pursue its rights under the Additional Guaranty if (i) a Qualifying Condition no longer exists, (ii) the Minneapolis City Center Mortgagor bankruptcy is still pending three years after commencement, or
(iii) such mortgagee's claim becomes impaired. As long as no MCC Event of Default (as defined below) exists and none of the triggering events described above for collection on the Additional Guaranty has occurred and is continuing, then the Additional Guaranty will be returned on the date which is 90 days after the date on which (i) the fee simple interest in the Minneapolis City Center Property is conveyed to the Wrap Mortgagee without condition, (ii) the Wrap Mortgage loan documents cease to be of any further force and effect and (iii) there are no liens encumbering the Minneapolis City Center Property other than permitted exceptions. At such time, the Minneapolis City Center Loan will be reinstated to the maturity date that existed prior to the bankruptcy as long as no MCC Event of Default exists, the claims of the mortgagee under the Minneapolis City Center Mortgage are unimpaired and no default exists on the part of the Wrap Mortgagee under the Subordination Agreement.

   The Subordination Agreement also provides that, from the commencement of a bankruptcy of the Minneapolis City Center Mortgagor and through the third anniversary of the commencement of such bankruptcy, the Wrap Mortgagee may purchase the Minneapolis City Center Loan for any amount equal to the amount that would be required to repay such loan in full at such time, plus the payment of all of the costs of the mortgagee under the Minneapolis City Center Mortgage in connection with such sale.

   The Subordination Agreement Guaranty. Brookfield Properties has provided a $20,000,000 guaranty to secure the Wrap Mortgagee's obligations under the terms of the Subordination Agreement as well as certain other obligations of the Minneapolis City Center Borrower. The mortgagee under the Minneapolis City Center Mortgage can pursue the guaranty if: (i) the Wrap Mortgagee defaults under its obligations under the Subordination Agreement; (ii) any action is taken to challenge the validity, enforceability or perfection of the Subordination Agreement; (iii) Brookfield Properties Corporation fails to post the required liquidity letter of credit; or (iv) the Minneapolis City Center Borrower fails to provide the Third Debt Service Reserve Account (as defined below). The principal amounts recoverable in connection with items
(iii) and (iv) in the preceding sentence would be limited to the amounts necessary to cure the default.

   Payment Terms. The Minneapolis City Center Loan matures on May 31, 2028 and bears interest from May 21, 1998 through and including its maturity date as described below. The Mortgage Rate for the Minneapolis City Center Loan is fixed at 6.72% per annum. Commencing on the first day of July 1998, the Minneapolis City Center Note requires equal consecutive monthly payments of principal and interest in the amount necessary to fully amortize the Minneapolis City Center Loan based on a 30-year amortization schedule. The current monthly principal and interest payment is equal to $698,333.60. The Minneapolis City Center Loan is a Hyper-Amortization Loan and its Anticipated Repayment Date is May 31, 2008. The monthly principal and interest payment will be recalculated on its Anticipated Repayment

Date. From and after its Anticipated Repayment Date, the Minneapolis City Center Loan shall bear Excess Interest at the higher of (i) a rate 2% per annum and (ii) a per annum rate equal to the positive excess of (a) the prevailing yield to maturity on the "on the run" 20-year U.S. Government Treasury (or a comparable Treasury security selected by the mortgagee under the Minneapolis City Center Mortgage) plus 102 basis points over (b) the Mortgage Rate. Interest on the Minneapolis City Center Loan is calculated on a 30/360 Basis. After the Anticipated Repayment Date, any excess cash flow from the Minneapolis City Center Property available after the deposit of any operating expense allocation under the cash management system will be applied in accordance with the terms of the Minneapolis City Center Note which provides that excess cash flow is to be applied in the following order: (i) to any advances made under any of the Minneapolis City Center Loan documents;
(ii) to any Prepayment Premiums then due; (iii) to any accrued and unpaid interest at the Mortgage Rate; (iv) to any late charges and other similar amounts; (v) to the outstanding principal balance of the Minneapolis City Center Loan (in inverse order of maturity without reducing the monthly amortization payments); and (vi) to accrued and unpaid Excess Interest and accrued but unpaid interest thereon. The application of such excess cash flow amounts provides for hyper-amortization of the Minneapolis City Center Loan to the extent that there is sufficient excess cash flow from the Minneapolis City Center Property.

   Any failure to make any payment due under the Minneapolis City Center Note when due, subject to the applicable grace period, will result in a liquidated damages late charge equal to 5% of the amount overdue.

   MCC Events of Default. The mortgagee under the Minneapolis City Center Mortgage will have the right, without limitation, to accelerate the indebtedness due under the Minneapolis City Center Loan, to appoint a receiver, to commence foreclosure proceedings and to avail itself of other general remedies at law or in equity on the happening of a default under the Minneapolis City Center Loan after the expiration of any applicable notice and grace periods (hereinafter, each, an "MCC Event of Default"). The occurrence of any one of the following, among others, will constitute an "MCC Event of Default" under the Minneapolis City Center Loan: (i) failure to pay any amount due under the Minneapolis City Center Mortgage, the Minneapolis City Center Note or any of the other related security documents and Mortgage Loan documents within five days after the due date thereof, including the failure to repay the Minneapolis City Center Loan on the maturity date thereof; (ii) the failure by the Minneapolis City Center Mortgagor or Minneapolis City Center Borrower to perform any of the obligations under the Minneapolis City Center Mortgage, the Minneapolis City Center Note, the other related security documents or Mortgage Loan documents which has not been cured within 15 days after written notice in the case of the payment of money or 30 days after notice in the case of other obligations (subject to an additional extended cure period of up to 90 additional days where the cure is being diligently pursued); (iii) any transfer made in violation of the Minneapolis City Center Mortgage; (iv) any false representation shall have been made in any of the Minneapolis City Center Mortgage, the Minneapolis City Center Note, the other related security documents or Mortgage Loan documents (subject to the same cure rights as are afforded for non-monetary defaults); (v) a final judgment for money in excess of $500,000 against either Minneapolis City Center Mortgagor or Minneapolis City Center Borrower remaining undischarged after 30 days and for which execution has not been stayed; (vi) the bankruptcy or insolvency of either the Minneapolis City Center Mortgagor or the Minneapolis City Center Borrower; (vii) the failure of the Minneapolis City Center Mortgage to be a valid first lien; (viii) any mechanic's lien remaining on the Minneapolis City Center Property for more than 20 days (subject to rights of contest provided for in the Minneapolis City Center Mortgage); (ix) any default under the Subordination Agreement;
(x) failure of the Minneapolis City Center Borrower to remain a separate and distinct entity as required under the Minneapolis City Center Mortgage for five days after receipt of notice from the mortgagee under the Minneapolis City Center Mortgage; (xi) failure to maintain required insurance coverage;
(xii) any amendment to any of the Wrap Mortgage documents, the Minneapolis City Center Purchase Option documents, documents relating to the pledge of the Wrap Mortgage or the Minneapolis City Center Management Agreement, other than as permitted under the Minneapolis City Center Mortgage, the Minneapolis City Center Note, the other related security documents or Mortgage Loan documents; (xiii) the failure of the Minneapolis City Center Mortgagor to exist as a special purpose entity; (xiv) any default under the Wrap Mortgage or the Minneapolis City Center Purchase Option; (xv) any amendment to the mezzanine loan documents referred to in "--Mezzanine Debt" below, which provides for a debt service coverage ratio on the Minneapolis City Center Property of less than 1.0x or for the full repayment thereof not later than the eighth anniversary of the Minneapolis City Center Mortgage; and (xvi) any default under the clearing account agreement or either of the deposit account agreements.

   Upon the occurrence of an MCC Event of Default, the mortgagee under the Minneapolis City Center Mortgage will be entitled to receive, and the Minneapolis City Center Borrower is obligated to pay, interest on the entire unpaid principal sum at the Mortgage Rate (or, if such payment is being made after the Anticipated Repayment Date for the Minneapolis City Center Loan, at the Revised Rate) plus 5% (in the case of a monetary default) or 1% (in the case of a non-monetary default).

   Prepayment. The Minneapolis City Center Loan may be prepaid on any Due Date in full but not in part (unless required under the Minneapolis City Center Mortgage, any other related security agreement or Mortgage Loan document in the case of casualty or condemnation, or in order to satisfy the Test Conditions as set forth in the Subordination Agreement). Any prepayment requires payment of a Prepayment Premium in an amount equal to the greater of
(a) 5% (in the case of prepayments made within the first four years of the loan term) or 2% (in the case of prepayments made within the period commencing on the beginning of the fifth year of the loan term and ending six months prior to the Anticipated Repayment Date) of the principal amount of the Minneapolis City Center Note and (b) the positive excess of (i) the present value of all future installments of principal and interest due under the Minneapolis City Center Note, discounted at an interest rate per annum equal to the "Treasury Constant Maturity Yield Index" for instruments having a maturity coterminous with the related Anticipated Repayment Date, over (ii) the principal amount of the Minneapolis City Center Note outstanding immediately before such prepayment. No Prepayment Premium shall be required in connection with a prepayment made after the date that is six months prior to the Anticipated Repayment Date.

   Loan Servicing, Reserve and Escrow Accounts. Reserve accounts for paying future debt service, tenant improvements, leasing commissions and capital projects were established at closing in the following amounts: (i) a debt service reserve account (the "First Debt Service Reserve Account") in the amount of $1,000,000 and a debt service reserve account (the "Second Debt Service Reserve Account") in the amount of $1,270,000 (each in the form of a cash deposit or a letter of credit); (ii) a tax and insurance reserve in the amount of $645,685; (iii) a tenant improvement and leasing commission reserve (the "Tenant Improvement and Leasing Commission Reserve") in the amount of $5,000,000 (initially $3,000,000 cash and a $2,000,000 letter of credit); and
(iv) a required repair reserve (the "Required Repair Reserve") in the amount of $309,000. Monthly escrow deposits for insurance and property taxes are required in the initial amount of $530,460. The Minneapolis City Center Mortgagor is required to deposit an additional monthly amount of $12,500 commencing on June 1, 1998 and $15,000 per month commencing on January 1, 1999 into the Required Repair Reserve. No further deposits are required after December 1, 1999. The Minneapolis City Center Mortgagor is required to deposit $26,367 into a replacement reserve on the first day of each month until the Minneapolis City Center Loan is repaid in full. The Minneapolis City Center Mortgagor is required to deposit an amount equal to the lesser of $125,000 or the amount necessary to restore a $5,000,000 balance into the Tenant Improvement and Leasing Commission Reserve on the first day of each month until the Minneapolis City Center Loan is repaid in full. An additional debt service reserve (the "Third Debt Service Reserve") must be established if a "Hotel Event" occurs. The amount of this Third Debt Service Reserve will be equal to (a) the outstanding principal balance of the Minneapolis City Center Loan, less (b) the remaining amount of the Second Debt Service Reserve, less (c) $98,000,000. A "Hotel Event" is either the failure on the part of hotel lessee to make required payments under the hotel lease, which failure continues for 90 days, or the foreclosure by a leasehold mortgagee on the leasehold interest. The amount of the Third Debt Service Reserve will be reduced on each anniversary of its establishment such that the amount of such reserve does not exceed the required amount taking into account the then current principal balance and the amount of the Second Debt Service Reserve. The Second Debt Service Reserve is released when the remaining principal balance of the Minneapolis City Center Loan is $98,000,000 or less. Any other debt service reserve is to be released 91 days after the final and irrevocable payment of the Minneapolis City

Center Loan. A liquidity reserve in the form of a letter of credit is required to be established in an amount equal to six times the then current monthly payment on the Minneapolis City Center Loan upon the earlier to occur of (i) 6 months prior to the date that the Minneapolis City Center Purchase Option may first be exercised and (ii) 10 days after the commencement of a bankruptcy by or against the Minneapolis City Center Mortgagor. The above reserve accounts are established as subaccounts of the deposit accounts that have been established for the Minneapolis City Center Borrower and the Minneapolis City Center Mortgagor, which are interest bearing escrow accounts to be maintained by the mortgagee under the Minneapolis City Center Mortgage throughout the term of the Minneapolis City Center Loan. The Minneapolis City Center Borrower will be responsible for all inspection fees that the mortgagee under the Minneapolis City Center Mortgage may incur in connection with the capital projects.

   Transfer of Properties and Interest in Borrower; Encumbrances; Other
Debt. Any conveyance, lease (except permitted leases), assignment, transfer, lien or alienation (or any agreement to do any of the foregoing) of any of the following properties, rights, interests, or title (whether legal and/or equitable) which occurs, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the mortgagee under the Minneapolis City Center Mortgage, is a "Prohibited Transfer" under the Minneapolis City Center Mortgage: (i) the Minneapolis City Center Property, or any of the rents, profits, income, operating agreements or leases relating thereto; (ii) any of the Minneapolis City Center Borrower's right, title and interest in the Wrap Mortgage documents and/or the documents relating to the Minneapolis City Center Purchase Option; (iii) any interest in the Minneapolis City Center Borrower or the general or limited partners of the Minneapolis City Center Borrower, or in any entity which holds an interest in the Minneapolis City Center Borrower or the general or limited partners of the Minneapolis City Center Borrower (but the mortgagee under the Minneapolis City Center Mortgage will not unreasonably withhold its consent to the transfer of any limited partnership interest in the Minneapolis City Center Borrower or any interest in the general partner of the Minneapolis City Center Mortgagor and no transfer of a limited partnership interest in the Minneapolis City Center Mortgagor or of an interest in the general partner of the Minneapolis City Center Mortgagor shall be a Prohibited Transfer); and (iv) any amendment, alteration, or consent to, modification or revocation of the organizational documents of the Minneapolis City Center Borrower without the consent of the mortgagee under the Minneapolis City Center Mortgage shall also be a Prohibited Transfer. The mortgagee under the Minneapolis City Center Mortgage is required to consent to the one time transfer of the Minneapolis City Center Property provided that certain conditions are satisfied, including, without limitation: (i) that no MCC Event of Default (or potential MCC Event of Default) exists; (ii) the transferee assumes all obligations under the Minneapolis City Center Loan; (iii) the transferee is a special purpose, bankruptcy remote entity meeting such mortgagee's requirements for such purpose; (iv) such mortgagee receives a substantive non-consolidation opinion with respect to the transferee; (v) if the Wrap Mortgage documents are transferred, all of the Minneapolis City Center Borrower's rights with respect to the Minneapolis City Center Purchase Option and the Minneapolis City Center Management Agreement are also transferred to the transferee; (vi) payment of a 0.75% assumption fee on the outstanding principal balance of the Minneapolis City Center Loan; (vii) such mortgagee has determined that the transfer will not affect any rating of the indebtedness under the Minneapolis City Center Loan; and (ix) such mortgagee reasonably approving of the proposed transfer and transferee. Additionally, certain transfers of the Wrap Mortgage documents and the documents relating to the Minneapolis City Center Purchase Option, or the transfer of the ownership interest in the general partner of the Minneapolis City Center Borrower, to companies wholly owned, directly or indirectly, by Brookfield Properties Corporation are permitted as long as the conditions applicable to other transfers (other than the payment of the assumption fee and the approval of the transfer and transferee) are satisfied.

   Insurance. The Minneapolis City Center Borrower or the Minneapolis City Center Mortgagor is required to maintain the following insurance coverages:
(i) insurance against all perils covered by so-called "all risk" insurance as well as coverage against contingent liability for any non-conforming uses in amounts not less than the greater of the indebtedness under the Minneapolis City Center Loan, the full insurable value of the improvements and personalty, or the minimum amount necessary to avoid becoming a co-insurer, with a deductible not in excess of $100,000; (ii) comprehensive general public liability with a combined single limit in the amount of $2,000,000 in the aggregate and $1,000,000 per occurrence; (iii) "broad form" business interruption to cover loss of rental income for all risks covered under the "all risk" policy, for a full 24 months, with the standard mortgagee clauses and/or loss payable clauses, in an amount not less than $80,000,000, with no co-insurance and no deductible;
(iv) umbrella excess liability with a limit of not less than $50,000,000 in the aggregate and $1,000,000 per occurrence; (v) steam boiler, machinery and pressurized vessel insurance, with no co-insurance and with coverage of $100,000,000 per occurrence as a minimum (with sublimits of $500,000 for water damage, ammonia damage and expedited expenses and $100,000 for hazardous substances, and naming the mortgagee under the Minneapolis City Center Mortgage as an additional insured); (vi) flood insurance, if the Minneapolis City Center Property is located in a flood zone or flood prone area, in the maximum amount available; (vii) underground storage tank insurance in the amount of $1,000,000 per occurrence; and (viii) any insurance required by any lease or occupancy agreement.

   All insurance policies shall be issued by companies: (i) that have a general policyholder rating of "A" or better and a financial rating of "Class X" or better from Alfred M. Best Company, Inc.; (ii) is licensed in the State of Minnesota and has actively been in the business of providing such insurance coverage for at least 10 years; (iii) if it is a mutual company, is a nonassessable company; and (iv) has a claims paying rating of at least "AA" by Fitch, if rated by Fitch, or if not rated by Fitch, a claims paying rating by Moody's and Standard & Poors Ratings Services, a division of the McGraw-Hill Companies, Inc. All insurance policies insuring against casualty and business interruption and other appropriate policies shall include non-contributing mortgagee endorsements in favor of, and with loss payable to, the mortgagee under the Minneapolis City Center Mortgage, as well as standard waiver of subrogation endorsements, contain a standard "New York" long form mortgage and non-contributory endorsement clause, are required to provide that coverage shall not be terminated or modified, nor a risk changed, without 30 days' advance written notice to the mortgagee under the Minneapolis City Center Mortgage and shall provide that no claims in excess of $100,000 shall be paid thereunder without 30 days' advance written notice to the mortgagee under the Minneapolis City Center Mortgage.

   Condemnation and Casualty. The Minneapolis City Center Borrower is required to immediately notify the mortgagee under the Minneapolis City Center Mortgage and the applicable insurer of any insurable loss and to provide written notice of any loss of $100,000 or more to such mortgagee within 30 days after the occurrence of such loss. The mortgagee under the Minneapolis City Center Mortgage may elect to settle and adjust claims of $100,000 or more. As long as no MCC Event of Default (or potential MCC Event of Default) has occurred, and provided that no more than 20% of the Minneapolis City Center Property has been damaged (in which case the mortgagee under the Minneapolis City Center Mortgage is entitled to apply any insurance proceeds to pay down the Minneapolis City Center Loan), the Minneapolis City Center Mortgagor will be permitted to use any available net insurance proceeds or condemnation awards for the repair or restoration of the Minneapolis City Center Property, subject to certain conditions, including: (i) the net proceeds being payable to the mortgagee under the Minneapolis City Center Mortgage; (ii) the proceeds, along with any amounts deposited with such mortgagee for the purpose of restoration being sufficient to complete the repair or restoration; (iii) amounts being disbursed by such mortgagee periodically upon inspection of any work and receipt and approval of items such as draw requests, lien waivers, releases, certifications and other supporting documentation. Among other conditions to the disbursement of the net insurance proceeds include, without limitation: (a) the mortgagee under the Minneapolis City Center Mortgage will have the right to approve any plans, drawings, specifications and contract documents; (b) such mortgagee is entitled to receive reimbursement for any of its costs incurred in connection with the repair and restoration; (c) such mortgagee must receive an endorsement to the title insurance policy insuring such mortgagee's first lien security interest in the Minneapolis City Center Property in connection with any disbursement; and (d) no payment made prior to completion may exceed 90% of the cost of the work performed. If more than 20% of the Minneapolis City Center Property is affected, the mortgagee under the Minneapolis City Center Mortgage may apply such proceeds or awards to pay down the Minneapolis City Center Loan. Any prepayment provisions would apply to such application. Any surplus amounts of awards or insurance proceeds may be applied by the mortgagee under the Minneapolis City Center Mortgage to pay down the Minneapolis City Center Loan in the inverse order of maturity. Any amounts held by the mortgagee under the Minneapolis City Center Mortgage at the time that an MCC Event of Default occurs may also be applied to the indebtedness.

   The Minneapolis City Center Mortgagor and the Minneapolis City Center Borrower are required to give the mortgagee under the Minneapolis City Center Mortgage immediate notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Minneapolis City Center Property. Such mortgagee is authorized to collect, compromise, settle and receive any awards in connection with any condemnation, but may authorize the Minneapolis City Center Borrower to file, prosecute, settle and adjust any such claim. All such awards are assigned to the mortgagee under the Minneapolis City Center Mortgage and are to be applied as provided above.

   The mortgagee under the Minneapolis City Center Mortgage is entitled to deduct from all insurance proceeds or condemnation awards all costs and expenses incurred by it in connection with any proceedings or collections.

   Financial Reporting. The following items are required to be delivered to the mortgagee under the Minneapolis City Center Mortgage: (i) within 30 days after the end of each calendar month, the Minneapolis City Center Mortgagor shall deliver (A) a detailed description of any leases or occupancy agreements or amendments entered into during such month, and (B) a list of all tenants and occupants vacating, terminating or providing notice thereof during such month, and within 30 days after the end of each calendar quarter, the Minneapolis City Center Mortgagor is required to deliver (x) a rent roll and (y) certified (by the Minneapolis City Center Mortgagor or the Minneapolis City Center Property Manager) unaudited operating statements for the Minneapolis City Center Property for such calendar quarter, and (z) tenant sales on a tenant by tenant basis; (ii) within 90 days after the end of each calendar year, the Minneapolis City Center Borrower is required to provide its annual financial statements, certified by the chief executive officer or chief financial officer; (iii) upon reasonable request by the mortgagee under the Minneapolis City Center Mortgage, the Minneapolis City Center Mortgagor is required to deliver an accounting of all security deposits received in connection with any leases or occupancy agreements to such mortgagee; (iv) upon request by the mortgagee under the Minneapolis City Center Mortgage, the Minneapolis City Center Mortgagor is required to deliver estoppel certificates from any one or more tenants or occupants as required by such mortgagee; and (v) at least 30 days prior to the beginning of each calendar year, the Minneapolis City Center Mortgagor is required to deliver an annual operating and capital expenditure budget for the upcoming year.

   Cash Management System. The cash management system provides for a sweep of cash flow from the Minneapolis City Center Property into a clearing account held in the name of the Minneapolis City Center Borrower for the benefit of the Minneapolis City Center Mortgagor. Prior to the Anticipated Repayment Date, so long as there is no MCC Event of Default, funds in the clearing account are first deposited into the deposit account for the Minneapolis City Center Borrower to fund any monthly debt service payments and to pay all other amounts, then due and owing under the Minneapolis City Center Loan, then into the deposit account for the Minneapolis City Center Mortgagor for application to (i) the tax and insurance reserve, (ii) the replacement reserve, (iii) the tenant improvement and leasing commission reserve and (iv) the required repair reserve, and then any remaining funds are deposited into the Minneapolis City Center Property Manager's account. After the Anticipated Repayment Date, so long as there is no MCC Event of Default, funds in the clearing account are first deposited into the deposit account for the Minneapolis City Center Borrower to fund any monthly debt service payments and to pay all other amounts, then due and owing under the Minneapolis City Center Loan, then into the deposit account for the Minneapolis City Center Mortgagor for application to the various reserves identified in items (i) through (iv) in the preceding sentence, then the amount of the operating expense allocation (less any amount remaining from the prior disbursement period) is deposited into the Minneapolis City Center Mortgagor's deposit account for payment of operating expenses, and any remaining amounts are deposited into the Minneapolis City Center Borrower's deposit account as excess cash flow for the excess cash flow subaccount. Any tenant security deposits and net proceeds resulting from casualty insurance proceeds or condemnation awards are deposited directly into the respective subaccounts set up for these items. In the event that the Minneapolis City Center Mortgagor is contesting any matters as allowed by the Minneapolis City Center Mortgage, then an amount equal to 125% of the contested amount (100% for impositions) must be deposited by the Minneapolis City Center Mortgagor into a separate subaccount designated for such additional reserves. Any excess cash flow after the Anticipated Repayment Date is to be used to reduce the indebtedness in accordance with the terms of the Minneapolis City Center Note. It is an MCC Event of Default (as described in "--Events of Default" above) if sufficient amounts are not deposited into the clearing account and into the various deposit accounts and each of the Minneapolis City Center Borrower and the Minneapolis City Center Mortgagor (with respect to the tax and insurance reserve, the replacement reserve and the tenant improvement and the leasing commission reserve) are obligated to fund any deficiencies. The mortgagee under the Minneapolis City Center Mortgage has the right to require a lockbox account arrangement controlled by such mortgagee to administer the cash management procedures. Each of the deposit accounts and the subaccounts established on a ledger entry basis thereunder have been pledged to the mortgagee under the Minneapolis City Center Mortgage as security for such Mortgage Loan and have been established in the name of such mortgagee and under the sole dominion and control of such mortgagee who maintains the sole right to make withdrawals.

   Environmental Indemnity. The Minneapolis City Center Borrower has executed an environmental indemnity agreement with respect to environmental hazards and liabilities associated with the Minneapolis City Center Property.

   Mezzanine Debt. In addition to the Minneapolis City Center Mortgage, the Mortgage Loan Seller funded a twenty-five million dollar ($25,000,000) mezzanine loan to Brookfield Commercial Properties, Inc. secured by Brookfield Commercial Properties, Inc.'s equity interest in the Minneapolis City Center Borrower. Subsequently, the Mortgage Loan Seller sold the mezzanine loan to Trilon International, Inc, which is an affiliate of Brookfield Properties Corporation.

   Recourse. The Minneapolis City Center Mortgage Loan is nonrecourse with the exception of an indemnity by the Minneapolis City Center Borrower for misapplication of rents, insurance proceeds and/or condemnation proceeds, environmental problems and liabilities, failure to use the Minneapolis City Center Property income to pay Minneapolis City Center Property expenses, fraud, and failure to pay any transfer, recording, registration or similar tax due with respect to the Minneapolis City Center Property or the Minneapolis City Center Mortgage. Brookfield Properties Corporation has executed a nonrecourse guaranty to back up this indemnification.

WELLPOINT OFFICE COMPLEX, LOS ANGELES, CALIFORNIA

                               LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:      $51,200,000

CUT-OFF DATE BALANCE:            $51,200,000

ORIGINATION DATE:                July 11, 1997

INTEREST RATE:                   7.86%

MATURITY DATE:                   December 1, 2015

BORROWER/SPONSORING ENTITY:      TA/Warner Center Associates II, L.P., a
                                 special purpose entity controlled by two individuals and Apollo Real Estate
                                 Investment Fund, LP.

AMORTIZATION TERM:               The amortization schedule (based off the
                                 calendar year) is as follows:

                                 0-1.5:      Interest Only
                                 1999:       35 Year Schedule
                                 2000:       30 Year Schedule
                                 2001:       21 Year Schedule
                                 2002:       17 Year Schedule
                                 2003:       15 Year Schedule
                                 2004-2015:  12 Year Schedule

PREPAYMENT TERMS/
DEFEASANCE/RELEASE
PROVISIONS:                      The Mortgage Loan may be prepaid in whole,
                                 but not in part according to the following schedule:
                                 For Years 1-7:  No prepayment;
                                 Thereafter: Greater of 2% of UPB and Yield
                                             Maintenance;
                                 Years 5-7: Defeasance permitted with
                                            defeasance deposit and pledge.

UPFRONT RESERVES:                Annual replacement reserve of $42,710;
                                 completion repair reserve of $130,925 (125% of the recommended repair cost estimates that borrower is responsible for as per third party property condition report).

ONGOING RESERVES:                Annual completion repair reserve of $42,710;
                                 annual earthquake insurance reserves of
                                 $80,100.

COLLECTION ACCOUNT:              Hard Lockbox

                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:          Single asset

PROPERTY TYPE:                   Office

OCCUPANCY:                       100%

YEAR BUILT:                      1977

THE COLLATERAL:                  427,100 sq. ft. in three office buildings

RENTABLE SQUARE FEET:            427,100

SIGNIFICANT TENANTS:             Wellpoint Health Networks occupies 100% of
                                 the building.
                                 Public Rating as of 6/1/98:
                                 S&P:    BBB+
                                 Moody's: Baa3
                                 Lease expires in 2019 with two 5-year
                                 renewal options at fair market rent.

PROPERTY MANAGEMENT:             LaSalle Partners

1997 NET OPERATING INCOME:       $4,270,000

UNDERWRITTEN NCF:                $4,227,290

APPRAISED VALUE:                 $67,000,000

APPRAISAL DATE:                  March 13, 1997

CUT-OFF DATE
LOAN-TO-VALUE RATIO:             76.42%

ANNUAL DEBT SERVICE:             $4,024,320

UNDERWRITTEN
DSCR (1):                        1.05x

LOAN/SQ. FT. AS OF CUT-OFF
DATE:                            $119.88

------------
(1) Based on Underwritten NCF which excludes the $80,100 earthquake reserve.

THE WELLPOINT LOAN

   The Loan. The "Wellpoint Loan" has a Cut-off Date Balance of approximately $51,200,000 and is evidenced by a Mortgage Note in the original principal amount of $51,200,000 (the "Wellpoint Note") issued by TA/Warner Center Associates II, L.P. (the "Wellpoint Borrower"), a California limited partnership. The Wellpoint Loan is secured by a Mortgage (the "Wellpoint Mortgage") issued by the Wellpoint Borrower creating a first priority mortgage lien on the Wellpoint Borrower's fee interest in a 6.28 acre site improved by an office complex in Woodland Hills, California (the "Wellpoint Property"). References in this "--The Wellpoint Loan" section to "mortgagee" with respect to the Wellpoint Loan mean the Mortgage Loan Seller with respect to the period prior to the Delivery Date, and the Trustee (acting through the Master Servicer and/or the Special Servicer) with respect to the period thereafter.

   The Borrower. The operating agreements of the Wellpoint Borrower state that it is organized as a special purpose entity. The Wellpoint Borrower owns no material assets other than the Wellpoint Property and related interests. The Wellpoint Borrower is at all times required to cause there to be at least one independent director on the board of directors of each general partner of the Wellpoint Borrower reasonably satisfactory to the mortgagee. The general partner of the Wellpoint Borrower is TA/Warner Center II, Inc., a Delaware corporation. The limited partner of the Wellpoint Borrower is TA/Warner Center Associates whose general partners are Oldham Estates and the Apollo Real Estate Investment Fund, L.P. Apollo Advisors, L.P. owns, directly or indirectly, all of the general partner interests in Apollo Real Estate Investment Fund, L.P.

   The Property. The Wellpoint Property is a 6.28 acre site improved by an office complex located in Woodland Hills, Los Angeles County, California. Such office complex, which has 427,100 net rentable square feet of space, was built in 1977 and represents a Class A project in the West Valley submarket. The property is zoned for commercial and industrial uses. The property is comprised of a 13-story office building and three one-story ancillary buildings housing a visitor center, training facility and a cafeteria. Parking is provided by covenants for a minimum of 1,300 spaces in an adjacent surface parking lot. The property is 100% leased to Wellpoint Health Networks, Inc. (the "Wellpoint Tenant").

   The Wellpoint Tenant is one of the largest publicly traded managed care health care companies in the United States. They are diversified, with a broad spectrum of quality network health plans provided through health maintenance organizations, preferred provider organizations and specialty managed care networks. As of June l, 1998, the Wellpoint Tenant was rated investment grade by S&P and Moody's. The Wellpoint Tenant's lease began in January 1996 and runs through December 2019.

   Basic rent for each annual period will in no event decrease from the basic rent payable for the preceding annual period and will in no event equal more than 106.75% of the basic rent for the preceding annual period. In 1997, the basic rent was equal to the lesser of (a) 106.75% of the preceding years' basic rent and (b) basic rent x [1 + (10 (CPI comparison index 1996/base index)-1)]. The current rent schedule is as follows: For years 1998 and 1999, basic rent shall be the lesser of: 106.75% of the preceding year's basic rent or the higher of: (1) basic rent x [1+(10 ((CPI comparison index/preceding annual period comparison index)-1))]; and (2) basic rent x [1+(10 (CPI comparison index 1996/ CPI comparison index 1995) -1))]. For annual periods from January 2000 through and including December 2015, basic rent shall equal the least of: (1) 106.75% of the preceding year's basic rent; or (2) basic rent for the preceding annual period x [1 + (6 (CPI comparison index/ preceding annual period comparison index) -1)]; or (3) basic rent for the preceding annual period x Accumulated CPI excess. There is free rent during January 2016 through December 2019. The Accumulated CPI excess is the cumulative excess over the relevant period over the amount necessary to increase the rent by 6.75% per annum. For example, if the CPI is 3.0% in 1998, the calculation would increase the rent by 30%. However, the maximum amount increase per year is capped at 6.75%. Therefore the amount of CPI, over the amount needed to increase the rent by 6.75%, is accumulated and can be used if the CPI formula does not increase the rent by 6.75%.

   Market Overview. The Wellpoint Property is part of in the Warner Center planned development in Woodland Hills in the West Valley submarket of the San Fernando Valley market area, in the greater Los Angeles, California office market. Office development in Warner Center ranges from small research and development buildings to Class A high-rise office buildings. Formed in 1989, Warner Center seeks to create an "Urban Village" concept to serve the west San Fernando Valley and eastern Ventura County. The plan calls for high density office projects surrounded by less dense retail and light industrial facilities, followed by residential and recreational properties. Woodland Hills attracts a high quality of financial and professional tenants; such as Rockwell, Healthnet, Prudential, the Wellpoint Tenant, 20th Century Insurance and many others, all of whom sought and found quality office space. The West Valley submarket consists of 184 buildings and offers more than 11.8 million square feet of rentable office space.

   According to a third party consulting firm, the San Fernando Valley office market vacancy rate was 11.2% as of December 1997. The office market area contains approximately 15,207,000 square feet of office space, excluding Class C and smaller buildings. The Woodland Hills submarket is the dominant office location in the San Fernando Valley. As of December 1997, the Woodland Hills office vacancy rate was 12.0% with a total stock of 5,331,000 square feet.

   Location/Access. Warner Center encompasses 1,100-acres, and is bounded by Vanowen Street to the north, DeSoto Avenue to the east, Ventura Boulevard to the south, and Topanga Canyon Boulevard to the west. The Ventura Freeway (Interstate 101) provides freeway access to Woodland Hills/Warner Center. The freeway parallels the southern boundary of the community. Through the Ventura Freeway, regional access is facilitated.

   Primary north/south surface arterials in Warner Center include Topanga Canyon Boulevard, Canoga Avenue and DeSoto Avenue. Major east/west streets include Vanowen Street, Victory Boulevard, Oxnard Street and Ventura Boulevard. The existing surface streets allow local access both within the community and adjacent areas.

   Environmental Report. A "Phase I" environmental assessment dated as of April 1997 was performed on the Wellpoint Property. The "Phase I" environmental assessment did not identify any material adverse environmental conditions at the Wellpoint Property. Nonetheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. The Wellpoint Tenant is obligated to indemnify the landlord and the mortgagee with respect to all environmental damages that the Wellpoint Tenant causes and to remediate such damages.

   Engineering Report. A property condition report was completed on the Wellpoint Property on April 7, 1997. The report concluded that the Wellpoint Property was in good condition. The property's design and the materials incorporated into the improvements are considered to be of good or above average quality and common to similar types of property. With proper maintenance normally expected for this type of improvement, the report noted, the facilities should continue to perform satisfactorily according to normally anticipated useful life schedules. A completion reserve account was held back at $130,925, representing 125% of the repair and improvement costs recommended in the property condition report.

   Property Management. The Wellpoint Property is managed by LaSalle Partners for the Wellpoint Tenant.

   Operating History. The following table presents information regarding the financial performance of the Property:

                                                                 UNDERWRITTEN
                              1995       1996         1997        CASH FLOW
                             ------ ------------  ------------  --------------
Revenues ...................   N/A    $4,000,000   $4,270,000    $ 4,270,000
Expenses ...................          $        0   $        0    $         0
Net Operating Income .......          $4,000,000   $4,270,000    $ 4,270,000
Capital Expenditures........                       $   42,710    $    42,710
Underwritten Net Cash Flow            $4,000,000   $4,227,290    $ 4,227,290
Occupancy ..................                 100%         100%           100%
Retail .....................                   0%           0%             0%
Office .....................                 100%         100%           100%
Weighted-Average ...........                 100%         100%           100%
Cut-Off Date Balance .......                                     $51,200,000
Appraised Value ............                                     $67,000,000
Cut-Off Date LTV Ratio  ....                                           76.42%
Annual Debt Service ........                                     $ 4,024,320
Underwritten DSCR ..........                                            1.05x

UNDERWRITTEN NET CASH FLOW -- WELLPOINT

 INCOME:                                    $4,270,000
POTENTIAL GROSS INCOME....................  $4,270,000
EFFECTIVE GROSS INCOME ...................  $4,270,000
TOTAL EXPENSES ...........................  $        0
NET OPERATING INCOME .....................  $4,270,000
Structural Reserves ......................  $   42,710
*UNDERWRITTEN NET CASH FLOW ..............  $4,227,290
Annual Debt Service ......................  $4,024,320
Underwritten Debt Service Coverage Ratio          1.05x
Cut-Off Date Loan-to-Value ...............       76.42%
Occupancy ................................         100%

------------
*  Underwritten Net Cash Flow excludes earthquake insurance reserve at $80,100.

   Significant Tenant Summary. The Wellpoint Property has one significant tenant on a triple net lease:

                                  CREDIT RATING                     % OF TOTAL NET      LEASE
TENANT                            AS OF 6/1/98         SQUARE FEET   RENTABLE AREA    EXPIRATION
------                      ------------------------  ------------- --------------- --------------
Wellpoint Health Networks,          MOODY'S              427,100          100%       December 2019
 Inc.......................  SR. UNSECURED--BAA3
                           Sr. Unsecured Shelf--Baa3
                             Subordinate Shelf--Ba2
                                Standard & Poor's
                                      BBB+
                                                         -------          ---
TOTAL NET RENTABLE SF .....                              427,100          100%


   The Wellpoint Tenant operates a managed care network serving over six million medical and 21 million specialty members. The Wellpoint Tenant has been transformed over the past 10 years from a not-for-profit California Blue Cross health plan into one of the largest investor-owned managed care companies in the United States. Its principal products are the health maintenance organization ("HMO"), preferred provider organization ("PPO") and "point-of-service" health plan options, but the company also offers a range of specialty healthcare products that are marketed as either separate plans or incorporated into broader medical plans. At the end of 1997, Wellpoint had HMO/PPO membership of 6 million, up from 4.5 million at the end of 1996. These members were located in California (63%), Texas (4%), Georgia (1%) and other states (32%).

   Lease Expiration Schedule. The Wellpoint Tenant is the only tenant and its lease expires in December 2019, with two renewal options.

   Security. The Wellpoint Loan is a nonrecourse loan, secured by a Mortgage (the "Wellpoint Mortgage") creating a first priority mortgage lien on the Wellpoint Borrower's fee interest in the Wellpoint Property. The collateral for Wellpoint Loan includes both real and personal property and all other rights and interest, whether tangible or intangible in nature, including but not limited to the property, land, additional land hereafter acquired by the Wellpoint Borrower for use in connection with the land and the development of the land, improvements, easements, fixtures and personal property, leases and rents, condemnation awards, insurance proceeds, tax certiorari, conversion proceeds, together with the structures and other improvements now or hereafter and certain other collateral relating thereto. There is also an assignment of leases and rents by the Wellpoint Borrower to the Mortgage Loan Seller. The trustee under the deed of trust and certain other documents and instruments evidencing and securing the Wellpoint Loan is Chicago Title Insurance Company, as trustee for the holders of the Wellpoint Note. The Wellpoint Note and all of the noteholder's right, title and interest in and to the Wellpoint Mortgage and the other documents and agreements evidencing and securing the Wellpoint Loan will be assigned to the Trust. The Wellpoint Borrower has pledged and granted to the mortgagee a security interest in any an all monies now or hereafter held by the mortgagee, including insurance proceeds, amounts held in the Lock Box Account (as defined below), the payment reserve account, as additional security for the obligations under the Wellpoint Loan.

   The mortgagee is a named insured under the title insurance policies which insure, among other things, that the Wellpoint Mortgage constitutes a valid and enforceable first lien on the Wellpoint Property, subject to certain exceptions and exclusions from coverage set forth therein.

   Guarantors. The principals of the general partner of the Wellpoint Borrower's limited partner and Apollo Real Estate Investment Fund, L.P., a Delaware limited partnership (collectively, the "Wellpoint Guarantors") have executed a Guaranty Agreement (the "Wellpoint Guaranty") in favor of the mortgagee whereby the Wellpoint Guarantors severally, absolutely and unconditionally guarantee to such mortgagee the prompt and unconditional payment of the guaranteed recourse obligations of the Wellpoint Borrower. The Wellpoint Borrower has recourse obligations for (i) fraud or intentional misrepresentation, (ii) misapplication or misappropriation of rents after a Wellpoint Event of Default (as defined below), (iii) misapplication or misappropriation of security deposits or rents collected in advance, (iv) misapplication or misappropriation of insurance proceeds or condemnation awards after a Wellpoint Event of Default, (v) criminal acts committed in connection with the Wellpoint Property and (vi) environmental matters.

   To the extent that the mortgagee shall make a claim pursuant to the Wellpoint Guaranty, the Wellpoint Guarantors shall be severally (but not jointly) liable to the extent of the respective percentages (equalling 100%) set forth therein.

   Payment Terms. The Wellpoint Loan matures on December 1, 2015 and bears interest from July 11, 1997 through and including its maturity date as described below. The Mortgage Rate for the Wellpoint Loan is fixed at 7.86% per annum. Interest on the Wellpoint Loan is calculated on a 30/360 Basis.

   Commencing on the first day of September, 1997 and continuing through and including the first day of December, 1998, the Wellpoint Loan requires equal monthly payments of interest only in the amount of approximately $335,360. Commencing on the first day of January, 1999 and continuing through and including the first day of December, 1999, the Wellpoint Loan requires equal monthly payments of principal and interest of approximately $358,458, based on a 35-year amortization schedule. Commencing on the first day of January, 2000 and continuing through and including the first day of December, 2000, the Wellpoint Loan requires equal monthly payments of principal and interest of approximately $368,621, based on a 30-year amortization schedule. Commencing on the first day of January, 2001 and continuing through and including the first day of December, 2001, the Wellpoint Loan requires equal monthly payments of principal and interest of approximately $409,667, based on a 21-year amortization schedule. Commencing on the first day of January, 2002 and continuing through and including the first day of December, 2002, the Wellpoint Loan requires equal monthly payments of principal and interest of approximately $440,444, based on a 17-year amortization schedule. Commencing on the first day of January, 2003 and continuing through and including the first day of December, 2003, the Wellpoint Loan requires equal monthly payments of principal and interest of approximately $455,269, based on a 15-year amortization schedule. Commencing on the first day of January, 2004 and continuing through and including the first day of December, 2015, the Wellpoint Loan requires equal monthly payments of principal and interest of approximately $497,586, based on a 12-year amortization schedule. The balance of said principal sum together with accrued and unpaid interest and any other amounts due under the Wellpoint Note, the Wellpoint Mortgage and the other related security documents is due and payable on the first day of December, 2015.

   If any sum payable under the Wellpoint Note is not paid within five days after receipt of written notice from the mortgagee that the Wellpoint Borrower is in default of its obligation to pay such sum under the Wellpoint Note, the Wellpoint Borrower is required to pay to the mortgagee upon demand an amount equal to the lesser of (i) 4% of such unpaid sum or (ii) the maximum amount permitted by applicable law to defray the expenses incurred by the mortgagee in handling and processing such delinquent payment and to compensate the mortgagee for the loss of the use of such delinquent payment and such amount is to be secured by the Wellpoint Mortgage and the other related security documents.

   Wellpoint Events of Default. The entire outstanding principal sum of the Wellpoint Loan, together with all interest accrued and unpaid, shall without notice become immediately due and payable at the option of the mortgagee if any required payment is not paid within five days after receipt of written notice from the mortgagee that the Wellpoint Borrower is in default or on the happening of any other default after the expiration of any applicable notice and grace periods (hereinafter, each, a "Wellpoint Event of Default"). The occurrence of any one or more of the following events will constitute a "Wellpoint Event of Default":

   (a) failure to pay any portion of the indebtedness under the Wellpoint Loan on the date the same is due, such failure not having been cured within five days of the receipt of written notice from the mortgagee or to pay the entire Wellpoint Loan on its maturity date;

   (b) the Wellpoint Borrower's violation or failure to comply with provisions of the Wellpoint Loan relating to leasing obligations; failure to comply with the covenants pertaining to its being and remaining a single purpose entity; and the Wellpoint Borrower's violation of the restrictions pertaining to the transfer or mortgaging of its interest in the Wellpoint Property;

   (c) any representation or warranty of the Wellpoint Borrower, the environmental indemnitor, any Wellpoint Guarantor, the general partner of the Wellpoint Borrower in the Wellpoint Mortgage, any related security document or any other related Mortgage Loan document shall have been false or misleading in any material respect when made;

   (d) any default under the environmental indemnity agreement, replacement reserve agreement or the completion/repair and security agreement that continues after the expiration of applicable grace periods, if any;

   (e) any default under any guaranty or indemnity executed in connection with the Wellpoint Mortgage that continues after the expiration of applicable grace periods, if any;

   (f) any default (other than those specifically described under this "--Wellpoint Events of Default" heading) under the Wellpoint Mortgage, the Wellpoint Note or any of the other related security documents by the Wellpoint Borrower, which default is not cured (i) in the case of any default which can be cured by the payment of a sum of money, within 10 days after written notice from the mortgagee to the Wellpoint Borrower, or (ii) in the case of any other default, within 30 days after written notice from the mortgagee to the Wellpoint Borrower; provided that if such default cannot reasonably be cured within such 30-day period, such cure period may be extended so long as the Wellpoint Borrower is diligently pursuing a cure, but in no event may such cure period be longer than 120 days (unless the cure requires construction or remedial work that requires longer than 120 days for completion, in which case the cure period shall be extended for an additional 120 days);

   (g) the Wellpoint Borrower, the environmental indemnitor or any Wellpoint Guarantor shall make an assignment for the benefit of creditors or if the Wellpoint Borrower shall generally not be paying its debts as they become due;

   (h) the Wellpoint Borrower's failure to keep in force or deliver evidence of insurance as required by the Wellpoint Mortgage; and

   (i) certain bankruptcy events.

   Upon the occurrence of a Wellpoint Event of Default which is not cured within any applicable grace or notice period, or upon the failure of the Wellpoint Borrower to pay off the outstanding balance of the Wellpoint Loan and any other amounts due thereunder on the maturity date, the mortgagee will be entitled to receive, and the Wellpoint Borrower is obligated to pay, interest on the entire unpaid principal sum at the Mortgage Rate (or, if such payment is being made after the Anticipated Repayment Date for the Wellpoint Loan, the Revised Rate) plus either 5% (in the case of a monetary default or in the case of a monetary default and a non-monetary default existing at the same time) or 2% (in the case of a non-monetary default).

   Prepayment. Provided no Wellpoint Event of Default exists, the principal balance of the Wellpoint Note may be prepaid in whole but not in part (except as otherwise specifically provided herein) at anytime after June 30, 2004 (but may not be voluntarily prepaid prior to such date). Any prepayment after June 30, 2004 requires payment of a Prepayment Premium in an amount equal to the greater of (A) 2.0% of the principal amount of the Wellpoint Note and (B) the positive excess of (i) the present value of all future installments of principal and interest due under the Wellpoint Note, discounted at an interest rate per annum equal to the "Treasury Constant Maturity Yield Index" having a maturity coterminous with the remaining term of the Wellpoint Note, over (ii) the principal amount of the Wellpoint Note outstanding immediately before such prepayment.

   No Prepayment Premium will be due or payable in connection with any prepayment resulting from application of insurance or condemnation proceeds as provided in the Wellpoint Mortgage at any time during the loan term. Partial prepayments of the Wellpoint Note are not be permitted, except partial prepayments resulting from the mortgagee applying insurance or condemnation proceeds to reduce outstanding principal balance of the Wellpoint Note as provided in the Wellpoint Mortgage, on which no Prepayment Premiums shall be due. If as a result of a Wellpoint Event of Default the Wellpoint Note is declared due and payable by the mortgagee, then any tender or payment of amounts due and owing under the Wellpoint Note prior to June 30, 2004 must be accompanied by a Prepayment Premium plus an additional amount equal to 1% of the principal balance of the Wellpoint Note.

   Defeasance Collateral. Commencing on July 1, 2001 and continuing through June 30, 2004, the Wellpoint Borrower may defease all (but not less than all) of the principal balance of the Wellpoint Note subject to the satisfaction of certain conditions, including: (i) the Wellpoint Borrower must provide at least thirty (30) days notice prior to a scheduled Payment Date on which the defeasance will occur (the "Defeasance Date"); (ii) the Wellpoint Borrower is required to pay to the mortgagee all accrued and unpaid interest on the unpaid principal balance of the Wellpoint Note, all other sums then due, the required defeasance deposit and all reasonably incurred costs and expenses of the mortgagee; (iii) no Wellpoint Event of Default shall exist on the Defeasance Date; (iv) the Wellpoint Borrower is required

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to execute and deliver a security agreement, in form and substance reasonably satisfactory to the mortgagee, creating a first priority lien on the defeasance deposit and the United States of America government obligations purchased with the defeasance deposit; and (v) the Wellpoint Borrower is required to deliver certain opinions of counsel and certifications.

   In connection with any defeasance of the Wellpoint Loan, the mortgagee has the right to, and at the request of the Wellpoint Borrower must, establish or designate a successor entity and the Wellpoint Borrower will be required to transfer and assign all obligations, rights and duties under and to the Wellpoint Note, together with defeasance collateral, to such successor entity. The successor entity will be required to assume the obligations under the Wellpoint Note and the defeasance security agreement, and the Wellpoint Borrower will be relieved of its obligations thereunder.

   Escrow Accounts. In addition to the initial deposit with respect to earthquake insurance premiums made by the Wellpoint Borrower to the Mortgage Loan Seller, the Wellpoint Borrower is required to pay to the mortgagee on the first day of each calendar month (a) one-twelfth of the amount which would be sufficient to pay earthquake insurance premiums due for renewal of the coverage afforded by the insurance policy therefor upon the expiration thereof and (b) from and after the occurrence of a Wellpoint Event of Default, one-twelfth of an amount sufficient to pay taxes payable and other insurance premiums.

   Transfer of Properties and Interest in Borrower; Encumbrances; Other
Debt. The Wellpoint Borrower may not sell, pledge, assign or otherwise transfer the Wellpoint Property or any part thereof or permit the Wellpoint Property or any part thereof to be sold, pledged, assigned or otherwise transferred. Such sales, pledges, assignments or transfers are defined in the Wellpoint Mortgage to include, without limitation, (a) an agreement wherein the Wellpoint Borrower agrees to sell the Wellpoint Property or any part thereof for a price to be paid in installments, (b) an agreement by the Wellpoint Borrower leasing all or a substantial part of the Wellpoint Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, the Wellpoint Borrower's right, title and interest in and to any leases and rents, (c) if the Wellpoint Borrower, any guarantor, any indemnitor, or any general partner or managing member (or if no managing member, any member) of the Wellpoint Borrower, any guarantor or any indemnitor is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock or the creation or issuance of new stock under certain circumstances, (d) if the Wellpoint Borrower, any guarantor or indemnitor or any general partner or managing member (or if no managing member, any member) of the Wellpoint Borrower, any guarantor or any indemnitor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or the transfer or pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, and (e) the pledge of the partnership interest of any limited partner of the Wellpoint Borrower or of any profits or proceeds relating to such partnership interest. Notwithstanding the foregoing definition, certain transfers (e.g., by devise or descent or by operation of law upon the death of a natural person, transfers to immediate family members, sales pursuant to "buy-sell" or "right of first refusal" provisions contained in the Wellpoint Borrower's partnership agreement, and transfers of interests in Apollo Real Estate Investment Fund, L.P.) are permitted.

   The Wellpoint Mortgage provides that Wellpoint Property may be transferred subject to the mortgagee obtaining prior written confirmation from the Rating Agencies that such proposed transfer will not materially affect (in effect cause a qualification, downgrade or withdrawal) the then-current credit rating of any Class of Certificates; provided that, (i) no more than two transfers are permitted, (ii) a transfer fee equal to one percent of the outstanding principal balance of the Wellpoint Loan shall be paid to the mortgagee upon approval of the proposed transfer, and (iii) no transfer shall be permitted if a Wellpoint Event of Default exists under the Wellpoint Loan or an event which with the giving of notice or lapse of time or both could become, in the reasonable judgment of the mortgagee, a material Wellpoint Event of Default. Upon the assumption of the obligations under the Wellpoint Loan by any approved transferee, the Wellpoint Borrower will be released from obligations other than environmental obligations related to the Wellpoint Property.

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   The Mortgage Loan Seller and the Wellpoint Borrower executed a side letter agreement to the effect that, as a result of the Wellpoint Loan not having been securitized by the end of 1997, and notwithstanding the provisions in the Wellpoint Mortgage , the Wellpoint Borrower may transfer the Wellpoint Property with the prior written consent of the mortgagee, which consent may not be unreasonably withheld in the case of a proposed transferee whose entity status, creditworthiness and management ability meet standards consistently applied by the Mortgage Loan Seller , provided that (i) only one such transfer shall be permitted during the term of the Wellpoint Loan, (ii) prior to the effective date of the transfer, the transferee shall have executed and delivered to the mortgagee an assumption agreement in form and substance acceptable to the mortgagee, (iii) a transfer fee equal to one percent of the outstanding principal balance of the Wellpoint Loan shall have been paid by the Wellpoint Borrower to the mortgagee upon notice being given to the Wellpoint Borrower of approval of the proposed transfer, (iv) no transfer would be permitted if a Wellpoint Event of Default, or an event which with the giving of notice or lapse of time or both could become a Wellpoint Event of Default, shall have occurred and be continuing, and (v) such transferee is required to be a single purpose bankruptcy remote entity.

   Insurance. The Wellpoint Borrower is required to maintain for the Wellpoint Property: (a) property insurance insuring "all risks of physical loss" with respect to the improvements and building equipment; (b) comprehensive general liability insurance including bodily injury, death and property damage liability, insurance against any and all claims arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Wellpoint Property for a combined single limit of $10,000,000; (c) statutory worker's compensation insurance with respect to any work on or about the Wellpoint Property; (d) business interruption and/or loss of "rental income" insurance in an amount sufficient to cover the loss of at least 12 months income; (e) broad-form boiler and machinery insurance (without exclusion for explosion) covering boilers or other pressure vessels, machines and equipment located in, on or about the Wellpoint Property and insurance against loss of occupancy or use arising from any breakdown in such amounts as are generally available at a commercially reasonable premium and are generally required by institutional lenders for properties comparable to the Wellpoint Property; (f) flood insurance, if available, with respect to the Wellpoint Property to the extent located within a federally designated flood hazard zone in an amount equal to the lesser of the Wellpoint Loan and the maximum limit of coverage available with respect to the Wellpoint Property; (g) earthquake insurance in amounts and in form and substance reasonably satisfactory to the mortgagee provided that (A) such insurance is available at commercially reasonable rates and (B) the amount of such insurance shall not be required by the mortgagee to be more than $6,500,000, which amount includes the Wellpoint Borrower's deductible portion; and (h) such other insurance, with respect to the Wellpoint Property, against loss or damage of the kind customarily insured against in such amounts as are generally required by institutional lenders for properties comparable to the Wellpoint Property.

   Any such insurance may be effected under a blanket policy so long as any such blanket policy (except in the case of public liability insurance) specifies the portion of the total coverage of such policy that is allocated to the Wellpoint Property and any sublimits in such blanket policy applicable to the Wellpoint Property, which amounts may not be less than the amounts required pursuant to, and which must in any case comply in all other respects with the requirements of, the Wellpoint Mortgage. All insurance policies are required to name the mortgagee as an additional named insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the mortgagee except with respect to condemnations and casualties and to contain: (i) a standard "noncontributory mortgagee" endorsement or its equivalent, relating, among other things, to recovery by the mortgagee notwithstanding the negligent or willful acts or omissions of the mortgagee; (ii) a waiver of subrogation endorsement in favor of the mortgagee; (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties comparable to, and in the general vicinity of, the Wellpoint Property, but in no event in excess of $250,000; and (iv) a provision that such policies may not be canceled, terminated or allowed to expire without at least 30 days' prior written notice to the mortgagee, in each instance. The Wellpoint Loan requires the Wellpoint Borrower to obtain the insurance described above from insurance carriers having claims-paying-abilities rated not less than "A" by Moody's, Fitch, Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. or Duff & Phelps Credit Rating Co.

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   Condemnation and Casualty. The Wellpoint Borrower is required to promptly give the mortgagee notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and is required to deliver to the mortgagee copies of any and all papers served in connection with such proceedings. The mortgagee may participate in any such proceedings to the extent permitted by law. Upon a Wellpoint Event of Default, the Wellpoint Borrower is required to deliver to the mortgagee all instruments requested by it to permit such participation. The Wellpoint Borrower may not make any agreement in lieu of condemnation of the Wellpoint Property or any portion thereof without the prior written consent of the mortgagee in each instance. Notwithstanding any taking by public or quasi-public authority through eminent domain or otherwise, the Wellpoint Borrower is required to continue to pay the amounts due under the Wellpoint Loan at the time and in the manner provided for its payment in the Wellpoint Note and Wellpoint Mortgage and the debt shall not be reduced until any award or payment therefor shall have been actually received and applied by the mortgagee, after the deduction of expense of collection, to the reduction or discharge of the debt.

   In the event of a casualty or taking by eminent domain, the following provisions of the Wellpoint Mortgage will apply in connection with the restoration of the Wellpoint Property. If (i) the "net proceeds" (defined to include any insurance proceeds or condemnation awards received by the mortgagee after deduction of its reasonable costs and expenses, if any, in collecting the same) do not exceed $250,000 (the "Casualty Amount"); (ii) the costs of completing restoration are reasonably estimated; (iii) no Wellpoint Event of Default shall have occurred and be continuing under the Wellpoint Note, the Wellpoint Mortgage or any Wellpoint Loan document; and (iv) the Wellpoint Property and the use thereof after the restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations, then net proceeds will be disbursed directly to the Wellpoint Borrower and the Wellpoint Borrower will be required to commence and diligently prosecute to completion. If the net proceeds are greater than the Casualty Amount, such net proceeds are, subject to the provisions of the Wellpoint Tenant's lease and any other leases that are superior to the lien of the Wellpoint Mortgage, to be forthwith paid to the mortgagee to be held by the mortgagee in a segregated account to be made available to the Wellpoint Borrower for the restoration in accordance with the following provisions: (a) No Wellpoint Event of Default shall have occurred; (b) the mortgagee shall be furnished with an estimate of costs within a reasonable period; (c) the net proceeds are sufficient to cover the cost of the restoration; (d) (1) in the event that the net proceeds are insurance proceeds, less than 50% of the total floor area of the improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty or (2) in the event that the net proceeds are condemnation awards, less than 50% of the land constituting the Wellpoint Property is taken; (e) the mortgagee shall be reasonably satisfied that any operating deficits will be covered out of the net proceeds or other funds of the Wellpoint Borrower;
(f) the mortgagee shall be reasonably satisfied that upon completion of the restoration, (1) the debt service coverage ratio shall be at least 1.05x and the debt service coverage ratio (with earthquake insurance premiums included as expenses) shall be at least 1.0x; (g) the restoration can reasonably be completed on or before either 6 months or the earliest date required for such completion under the Wellpoint Tenant's lease or such time as may be required under applicable zoning law, ordinance, rule or regulation; and (h) the Wellpoint Property and the use thereof after the restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations.

   The Wellpoint Tenant may not terminate its lease in connection with a condemnation or casualty. The Wellpoint Borrower, as landlord, however, may, with the consent of the mortgagee, so terminate the Wellpoint Tenant's lease.

   Financial Reporting. The Wellpoint Borrower and any guarantors and indemnitors are required to keep adequate books and records of account in accordance with methods acceptable to the mortgagee in its reasonable discretion, consistently applied and furnish to the mortgagee: (i) quarterly rent rolls within 30 days after the end of each fiscal quarter; (ii) quarterly operating statement within 30 days after the close of each fiscal quarter; (iii) an annual balance sheet and profit and loss statement of the Wellpoint Borrower, any guarantors and any indemnitors, together with audited financial statements prepared by an independent certified public accountant within 90 days after the close of each fiscal year, provided however that any financial statements required to be provided by individual guarantors and/or indemnitors are not required to be audited or prepared by an independent certified public accountant so long as they are certified by each individual guarantor; (iv) an annual certified rent roll for the Wellpoint Property presented on a quarterly basis with the quarterly certified rent rolls described within 90 days after the close of each fiscal year; (v) an annual operating budget for the Wellpoint Property presented on a quarterly basis consistent with the quarterly operating statement and all proposed capital replacements and improvements at least 30 days prior to the start of each calendar year; (vi) upon reasonable request from the mortgagee, the Wellpoint Borrower and its general partner are required to furnish to the mortgagee: a property management report, an accounting of all security deposits, additional financial or management information as may, from time to time, be reasonably required by the mortgagee.

   Lockbox Account. An interest bearing lockbox account was established at closing, which account will be controlled by the mortgagee or its agent. All rents, revenue and receipts from the Wellpoint Property are required to be deposited directly into the lockbox account. Provided no Wellpoint Event of Default shall have occurred, the Wellpoint Borrower will be entitled to the excess funds in such account after all payments due under the Wellpoint Mortgage, including without limitation, any required escrows or reserves, have been paid.

   Pursuant to a side letter agreement, the Wellpoint Borrower has agreed, upon request by the mortgagee, to enter into a lockbox account agreement, deposit agreement or other such agreement with the mortgagee and a financial institution selected by the mortgagee, in form reasonably satisfactory to the mortgagee. The Wellpoint Borrower is required to pay all reasonable costs and expenses incurred by the mortgagee in connection with such agreement.

   Recourse. The Wellpoint Loan is nonrecourse with the exception of an indemnity by the Wellpoint Borrower for misapplication of rents, insurance proceeds and/or condemnation proceeds, environmental problems and liabilities, failure to use the Wellpoint Property income to pay property expenses, fraud and failure to pay any transfer, recording, registration or similar tax due with respect to the Wellpoint Property or the Wellpoint Mortgage.

   Environmental Indemnity. The Wellpoint Tenant is obligated to indemnify the Wellpoint Borrower and the mortgagee with respect to all environmental damages that the Wellpoint Tenant causes and to cause any required remediation to be performed.

THE MORTGAGE LOAN SELLER AND THE ADDITIONAL WARRANTING PARTY

   The Mortgage Loan Seller. The Mortgage Loan Seller is a Delaware corporation and is in the business of originating loans on income-producing properties. The principal office of the Mortgage Loan Seller is in New York, New York. The Mortgage Loan Seller is a direct, wholly-owned subsidiary of Citibank, N.A.

   The Additional Warranting Party. Morgan Guaranty is a New York banking corporation. Morgan Guaranty is a direct, wholly-owned subsidiary of J.P. Morgan & Co. Incorporated, a Delaware corporation whose principal office is located in New York, New York, and is an affiliate of J.P. Morgan Securities Inc. Morgan Guaranty is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by federal and New York State banking authorities.

   The information set forth herein concerning (i) the Mortgage Loan Seller has been provided by the Mortgage Loan Seller, and (ii) Morgan Guaranty has been provided by Morgan Guaranty, and neither the Sponsor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

   On or prior to the Delivery Date, at the direction of the Sponsor, the Mortgage Loan Seller will assign, sell and transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each Citi Mortgage Loan, and Morgan Guaranty will be required to deliver the following documents, among others, to the Trustee with respect to each Morgan Mortgage Loan: (a) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee (or, if such original Mortgage Note has been lost, a copy thereof, together with a lost note affidavit); (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon; (c) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon; (d) a completed assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording); (e) a completed assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording); (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); (g) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and (h) in those cases where applicable, the original or a copy of the related ground lease.

   The Trustee will be required to review the documents delivered thereto by the Mortgage Loan Seller with respect to each Citi Mortgage Loan and by Morgan Guaranty with respect to each Morgan Mortgage Loan, within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any time thereafter that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller (if, but only if, the affected Mortgage Loan is a Citi Mortgage Loan) or Morgan Guaranty (if, but only if, the affected Mortgage Loan is a Morgan Mortgage Loan) will be obligated, except as otherwise described below, within a period of 90 days following the earlier of its discovery or receipt of notice of such omission or defect, to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein); provided that, if the Mortgage Loan Seller or Morgan Guaranty, as the case may be, certifies to the Trustee that (i) such defect is not reasonably susceptible of correction or cure, or such missing document cannot reasonably be obtained, within such 90-day period and is susceptible to correction or cure, or can be obtained, within an additional 90-day period, (ii) such defect or the absence of such document does not cause the related Mortgage Loan to fail to be a "qualified mortgage" or a "qualified replacement mortgage" within the meaning of Section 860G of the Code, and (iii) the Mortgage Loan Seller or Morgan Guaranty, as the case may be, is diligently prosecuting the correction or cure of such defect, or the obtaining of such missing document, then such party shall have an additional period of 90 days in which to correct or cure such defect or obtain such missing document, or, if ultimately unable to do so, to effect such repurchase. The respective cure/repurchase obligations of the Mortgage Loan Seller (in the case of Citi Mortgage Loans) and Morgan Guaranty (in the case of Morgan Mortgage Loans) will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller or Morgan Guaranty, as the case may be, to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Sponsor nor any other person will be obligated to repurchase the affected Mortgage Loan if either the Mortgage Loan Seller or Morgan Guaranty, as the case may be, defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then neither the Mortgage Loan Seller nor Morgan Guaranty will be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such copy.

   The Pooling Agreement will require that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (d) and (e) of the second preceding paragraph be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Delivery Date. See "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   In the Pooling Agreement, except as otherwise specified in the Pooling Agreement and under this "--Representations and Warranties; Repurchases" caption, the Mortgage Loan Seller will be required to represent and warrant solely with respect to the Citi Mortgage Loans, and Morgan Guaranty will be required to represent and warrant solely with respect to the Morgan Mortgage Loans, in each case as of the Delivery Date or as of such other date specifically provided in the related representation or warranty, among other things, substantially as follows: (i) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) was true and correct in all material respects as of the Cut-off Date; (ii) each Mortgage securing a Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (A) the lien of current real estate taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and other matters to which like properties are commonly subject, which do not materially and adversely affect the current use of the Mortgaged Property, the security interest of the lender or the value of the property, (C) rights of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan, and
(E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D) and (E) collectively, "Permitted Encumbrances"); (iii) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any nonrecourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby; (iv) no Mortgage Loan was as of the Cut-off Date, or during the twelve-month period prior thereto, more than 30 days delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period; (v) there is no valid offset, defense or counterclaim to any Mortgage Loan; (vi) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note; (vii) it has not received actual notice that (A) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (B) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property (except in those cases where there is an escrow of funds, or an effective insurance policy provides coverage, sufficient to effect the necessary repairs and maintenance); (viii) all insurance coverage required under each Mortgage securing a Mortgage Loan is in full force and effect with respect to the related Mortgaged Property; (ix) at origination, each Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Mortgage Loan; (x) one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property not more than 13 months prior to the Delivery Date, and it has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s); (xi) the lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); (xii) the proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder; (xiii) the terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File; (xiv) there are no delinquent taxes, ground rents, water charges, sewer rents, or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges; (xv) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property; (xvi) no Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest, except for the Hyper-Amortization Loans to the extent described above under "--Certain Terms and Conditions of the Mortgage Loans--Hyper-amortization"; and (xvii) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents. In the Pooling Agreement, Morgan Guaranty will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the Morgan Mortgage Loans to the Mortgage Loan Seller, Morgan Guaranty was the sole owner of each Morgan Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan. In the Pooling Agreement, the Mortgage Loan Seller will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans to the Trustee, the Mortgage Loan Seller was the sole owner of each Mortgage Loan (including each Morgan Mortgage Loan) and had full right and authority to sell, assign and transfer such Mortgage Loan (provided that, in the case of the Morgan Mortgage Loans, such representation and warranty will be made on the assumption that the representations and warranties of Morgan Guaranty described in the prior sentence are true and correct).

   If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties made by it with respect to any Citi Mortgage Loan (or, in the case of a breach of the representation and warranty described in the last sentence of the prior paragraph, with respect to any Mortgage Loan) or, if Morgan Guaranty discovers or is notified of a breach of any of the foregoing representations and warranties made by it with respect to any Morgan Mortgage Loan, and in any case such breach materially and adversely affects the value of such Mortgage Loan or the interests of Certificateholders therein, then the party that made the representation and warranty that was breached will be obligated, within a period of 90 days following the earlier of its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Mortgage Loan at the applicable Purchase Price; provided that, if the Mortgage Loan Seller or Morgan Guaranty, as the case may be, certifies to the Trustee that (a) such breach is not reasonably susceptible of correction or cure within such 90-day period and is susceptible of correction or cure within an additional 90-day period, (b) such breach does not cause the related Mortgage Loan to fail to be a "qualified mortgage" or a "qualified replacement mortgage" within the meaning of Section 860G of the Code and (c) the Mortgage Loan Seller or Morgan Guaranty, as the case may be, is diligently prosecuting the correction or cure of such breach, then such party shall have an additional period of 90 days in which to correct or cure such breach or, if ultimately unable to do so, to effect such repurchase.

   The foregoing cure/repurchase obligation of the Mortgage Loan Seller or Morgan Guaranty, as applicable, will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Sponsor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if either the Mortgage Loan Seller or Morgan Guaranty, as applicable, defaults on its obligation to do so. The Mortgage Loan Seller and Morgan Guaranty will be the sole Warranting Parties (as defined in the Prospectus) in respect of the Mortgage Loans, with the Mortgage Loan Seller being the sole Warranting Party with respect to the Citi Mortgage Loans and Morgan Guaranty being the sole Warranting Party with respect to the Morgan Mortgage Loans (except as described in the last sentence of the second preceding paragraph). See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Sponsor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Sponsor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   Although the obligations and duties of the Master Servicer and the Special Servicer with respect to the Mortgage Pool will initially be performed by a single entity (see "--The Master Servicer and the Special Servicer" below), the discussion herein is presented so as to reflect an allocation of responsibilities as if two separate entities were acting as Master Servicer and Special Servicer. In the event the obligations and duties of the Master Servicer and the Special Servicer are performed by separate entities, neither entity will be liable for the actions of the other as Master Servicer or Special Servicer.

   The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans for which it is responsible, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (collectively) on a present value basis; and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower or any other party to the Pooling Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (iii) the Master Servicer's obligation to make Advances (as defined herein); (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances (as defined herein); (v) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the Pooling Agreement or with respect to any particular transaction; (vi) the management and/or servicing of mortgage loan portfolios for other third parties; and (vii) any indemnity or repurchase obligation on the part of the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates with respect to the Mortgage Loans.

   In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days; (iii) the Master Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i), (ii) or (iii) above, that may, in the Master Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage

Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties. The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

   A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

     (w) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

     (x) with respect to the circumstances described in clauses (iii), (v),
    (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

     (y) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

     (z) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

   The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

   Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Description of the Pooling Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER AND THE SPECIAL SERVICER

   The duties of both Master Servicer and Special Servicer will be performed by CRIIMI MAE Services Limited Partnership, a Maryland limited partnership ("CMSLP"), the general partner of which is CRIIMI MAE Management, Inc. CMSLP's principal offices are located at 11200 Rockville Pike, Rockville, Maryland 20852.

   As of March 31, 1998, CMSLP was master servicer for three commercial mortgage-backed securities ("CMBS") mortgage portfolios comprised of approximately 504 loans totaling approximately $2.1 billion. In addition, CMSLP was direct servicer for 505 loans totaling approximately $2.8 billion, of which 322 and $1.3 billion, respectively, are in CMBS transactions. As a special servicer, CMSLP is authorized to act, if necessary, with respect to approximately 4,200 commercial mortgage loans in the aggregate principal amount of approximately $22 billion as of March 31, 1998. Also in connection with its special servicing duties, as of March 31, 1998, CMSLP performed loan management duties (financial statement analysis and/or property site inspections) with respect to approximately $16.5 billion of mortgage loans underlying CMBS pools in which CRIIMI MAE Inc. owns subordinated classes of CMBS.

   It is anticipated that an affiliate of CMSLP will purchase some or all of the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates and Class L Certificates (which will be the initial Controlling Class), on or about the Delivery Date.

   The information set forth herein concerning CMSLP has been provided by it, and none of the Sponsor or either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

   The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. Some of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. One or more such Sub-Servicers may be affiliates of the Mortgage Loan Seller or Morgan Guaranty. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may (i) assume such party's rights and obligations under such Sub-Servicing Agreement, or (ii) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it. The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "--Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan, if any, and each Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property), will accrue at the applicable Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment on such Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law, and without giving effect to any Excess Interest that may accrue on any Hyper-Amortization Loan on or after its Anticipated Repayment Date. The "Master Servicing Fee Rate" will range from 0.050% to 0.145% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.0785% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans (to the extent such Prepayment Interest Excesses are not applied to offset Prepayment Interest Shortfalls (as defined below)). In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

   If a borrower prepays a Mortgage Loan, in whole or in part, after the related Due Date during any Collection Period, the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the related Due Date during any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will be retained by the Master Servicer as additional servicing compensation, but only to the extent that such Prepayment Interest Excesses exceed the aggregate amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during such Collection Period. The Master Servicer will cover, out of its own funds, any Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period that are not offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period, but only to the extent of that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage Loan, calculated at 0.02% per annum, together with all of its other servicing compensation for the same Collection Period.

   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage Loan and applicable law, and without giving effect to any Excess Interest that may accrue on any Hyper-Amortization Loan on or after its Anticipated Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below) and Excess Interest) and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller or Morgan Guaranty for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within 120 days of the Mortgage Loan Seller's or Morgan Guaranty's, as applicable, notice or discovery of such breach, defect or deficiency, (ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

   The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all assumption and modification fees, "Default Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (to the extent such Default Interest and/or late payment charges are not otherwise applied to cover interest on Advances), charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). The respective Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to all Mortgage Loans (including Specially Serviced Mortgage Loans) as additional servicing compensation. Default Interest and late payment charges accrued in respect of any Mortgage Loan are to be applied to cover interest on Advances in respect of such Mortgage Loan. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Interest and late payment charges.

   The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). In addition, the Special Servicer may from time to time require the Master Servicer to reimburse it for any Servicing Advance made thereby (in which case, such Servicing Advance will be deemed to have been made by the Master Servicer). Furthermore, if the Special Servicer (i) is required under the Pooling Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer is required (in the case of clause (i) preceding), or is required to use reasonable efforts (in the case of clause (ii) preceding), to request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that the Special Servicer is obligated to make any Servicing Advance in an emergency or in circumstances where the failure to make the Advance in lieu of requesting that the Master Servicer make such Advance would be inconsistent with the Servicing Standard; and provided, further, that the Special Servicer is obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties that it fails to timely request the Master Servicer to make. The Master Servicer will be required to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance (as defined below)) that it is requested by the Special Servicer to so make within five business days of the Master Servicer's receipt of such request. The Special Servicer will, with limited exception as described in the preceding sentence, be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

   If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 10 days after such Servicing Advance is required to be made, then the Trustee will be required: (i) if it has actual knowledge of such failure, to give the defaulting party notice of such failure; and (ii) if such failure continues for one more business day, to make such Servicing Advance.

   Notwithstanding anything to the contrary herein, the Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances (including, in the case of the Master Servicer, at the request or direction of the Special Servicer) only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance").

   The foregoing paragraph notwithstanding, the Master Servicer is required (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance, provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Sponsor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

   As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates--P&I Advances" herein.

EVIDENCE AS TO COMPLIANCE

   On or before March 15 of each year, beginning March 15, 1999, each of the Master Servicer and the Special Servicer, at its expense, will be required to cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Sponsor and the Trustee to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's, as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such certificate) and that the assertion of the management of the Master Servicer or Special Servicer, as the case may be, that it maintained an effective internal control system over servicing of the Mortgage Loans or similar mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountants' reports intended for general distribution.

   The Pooling Agreement will also require that, on or before March 15 of each year, beginning March 15, 1999, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

   The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (i) with limited exception (including as described below with respect to Excess Interest), the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

     (ii) the Special Servicer may not, in connection with any particular extension, extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or, in the case of a Mortgage Loan secured solely by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property, beyond a date that is ten years prior to the expiration of the ground lease;

     (iii) neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of either such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

     (iv) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

     (v) with limited exceptions, neither the Master Servicer nor the Special Servicer may release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any modification of any term of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(ii), in any event under the terms of such Mortgage Loan in effect on the Delivery Date, and (y) notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

   With respect to the Hyper-Amortization Loans, the Master Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all other payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Except as permitted by clauses (i) through (v) of the preceding paragraph, the Special Servicer will have no right to waive the payment of Excess Interest.

SALE OF DEFAULTED MORTGAGE LOANS

   The Pooling Agreement grants to the Master Servicer, the Special Servicer and any holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Mortgage Loan under the circumstances described in this paragraph is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holder (or holders) of the Controlling Class. A single holder or particular group of holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase any such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. If such Certificateholder(s) has (have) not purchased such defaulted Mortgage Loan within 15 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order, may, at its option, purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.

   The Special Servicer may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer will be required to accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Special Servicer, the Master Servicer, the Sponsor, the Mortgage Loan Seller, Morgan Guaranty, the holder of any Certificate or any affiliate of any such party (each, an "Interested Person") may purchase such Mortgage Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than the Purchase Price and the price proposed by any Interested Persons; and provided, further, that neither the Trustee nor any of its affiliates may make an offer for any such Mortgage Loan. See also "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

REO PROPERTIES

   If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

   In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and
(ii) a tax on "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." The considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

   Commencing in 1999, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

   With respect to each Mortgage Loan that requires the borrower to deliver quarterly or annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

   The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will be required, promptly after receiving any such notice, to so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received:
(i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

   The "Controlling Class" will be the most subordinate Class of Sequential Pay Certificates outstanding from time to time (the Class A-1 and Class A-2 Certificates being treated as a single Class for this purpose) that has a then-current Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a then-current Certificate Balance at least equal to 25% of its initial Certificate Balance, then the "Controlling Class" will be the Class of Sequential Pay Certificates with the largest Certificate Balance then outstanding). The Class L Certificates will be the initial Controlling Class. It is anticipated that an affiliate of CMSLP (which will act as Master Servicer and Special Servicer) will acquire certain of the Private Certificates, including Private Certificates constituting the initial "Controlling Class".

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2 (the "Certificates") will be issued on or about June 29, 1998 (the "Delivery Date"), pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling Agreement"), among the Sponsor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Mortgage Loan Seller, and Morgan Guaranty as additional warranting party. The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") will include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus).

   The Certificates will consist of 16 classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates and the Class L Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby.

   The Class F, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

   The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class X Certificates, $1,000,000 initial notional amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Offered Certificates, $10,000 initial principal amount and in any whole dollar denomination in excess thereof.

   Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Sponsor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" and "Risk

Factors--Book-Entry Registration" in the Prospectus. The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

   Upon initial issuance, the respective classes of Sequential Pay Certificates will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                  INITIAL         APPROXIMATE        APPROXIMATE
                CERTIFICATE        PERCENT OF       INITIAL CREDIT
CLASS             BALANCE     INITIAL POOL BALANCE      SUPPORT
-----         --------------  --------------------  --------------
Class A-1  ..  $217,005,000          20.67%             29.00%
Class A-2  ..  $528,341,000          50.33%             29.00%
Class B .....  $ 49,865,000           4.75%             24.25%
Class C .....  $ 60,362,000           5.75%             18.50%
Class D .....  $ 62,987,000           6.00%             12.50%
Class E .....  $ 41,991,000           4.00%              8.50%

   The aggregate of the initial Certificate Balances for the Class F, Class G, Class H, Class J, Class K and Class L Certificates will equal the excess of the Initial Pool Balance over the aggregate of the initial Certificate Balances for the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates.

   The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" below.

   The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a notional amount (a "Notional Amount") equal to the aggregate of the Certificate Balances of all of the Classes of Sequential Pay Certificates outstanding from time to time. The initial Notional Amount for the Class X Certificates is $1,049,782,587.

   No class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount or be entitled to any distribution of principal or interest.

   A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

   The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates for the initial Distribution Date are set forth on the cover page hereof. The Pass-Through Rates for the Class A-1, Class A-2, Class B and Class C Certificates for each subsequent Distribution Date will, in the case of each such Class, remain fixed at the per annum rate set forth with respect thereto on the cover page hereof; the Pass-Through Rate for the Class D Certificates for each subsequent Distribution Date will equal the lesser of (i) the per annum rate set forth with respect thereto on the cover page hereof and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date; and the Pass-Through Rate for the Class E Certificates for each subsequent Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date.

   The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date is also set forth on the cover page hereof. The Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of
(i) the Weighted Average Net Mortgage Rate for each Distribution Date, over
(ii) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date).

   The Pass-Through Rates applicable to the Class F, Class G and Class H Certificates for each Distribution Date will, in the case of each such Class, equal the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates applicable to the Class J, Class K and Class L
Certificates for each Distribution Date will equal   %,  % and  % per annum,
respectively.

   The "Weighted Average Net Mortgage Rate" for any Distribution Date will, in general, equal the weighted average of the Net Mortgage Rates in effect for all the Mortgage Loans as of the commencement of the related Collection Period (weighted on the basis of such Mortgage Loans' respective "Stated Principal Balances" (as defined below) immediately following the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Cut-off Date).

   The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the aggregate of the per annum rates applicable to the calculation of the Master Servicing Fee and the Trustee Fee (each as defined herein) with respect to such Mortgage Loan (such monthly fees, collectively, the "Administrative Fees"; and such aggregate rate, the "Administrative Fee Rate"); provided that, solely for purposes of calculating the Weighted Average Net Mortgage Rate for any Distribution Date, the following adjustments will be made in calculating the Net Mortgage Rate for certain Mortgage Loans: (a) if the Mortgage Loan has been modified or changed by the Special Servicer as described under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein or otherwise in connection with a bankruptcy, insolvency or similar proceeding involving the related borrower, or if the subject Mortgage Loan is in default, such modification, change and/or default will be disregarded and the Net Mortgage Rate for such Mortgage Loan will be calculated based upon the Mortgage Rate in effect for such Mortgage Loan as of the Delivery Date; and (b) if the subject Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then (with limited exception) the Net Mortgage Rate in effect for such Mortgage Loan during any calendar month will, in general, be deemed to be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, subject to adjustment as described in the next sentence, the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such calendar month at the related Mortgage Rate (net of the related Administrative Fee Rate). For purposes of clause (b) of the proviso to the preceding sentence, the "aggregate amount of interest actually accrued" in respect of any Actual/360 Mortgage Loan during the following calendar months will be adjusted as indicated: (i) in the case of December of each year that does not immediately precede a leap year and in the case of January of each and every year, such interest will be deemed reduced by any Interest Reserve Amount to be deposited in the Interest Reserve Account in respect of such Mortgage Loan in the immediately following month as described below; and (ii) in the case of February of each and every year, such interest will be deemed increased by any Interest Reserve Amounts in respect of such Mortgage Loan to be included in the Available Distribution Amount for the Distribution Date in the immediately following month as described below. See "--Interest Reserve Accounts" below. The calculation of the Net Mortgage Rate for any Hyper-Amortization Loan (and, accordingly, the calculation of Weighted Average Net Mortgage Rate for any Distribution Date) will not be affected by the step-up from the Mortgage Rate to the Revised Rate on the Anticipated Repayment Date for such Hyper-Amortization Loan. As of the Cut-off Date (without regard to the adjustment to the basis of accrual described in clause
(ii) of the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans will range from 6.63% per annum to 8.94% per annum, with a weighted average Net Mortgage Rate of 7.12% per annum. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "Description of the Certificates--Pass-Through Rates" herein.

   The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been (or, if they had not been applied to cover Additional Trust Fund Expenses, would have been) distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

   The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 11th day of each month or, if any such 11th day is not a business day, the immediately preceding business day.

INTEREST RESERVE ACCOUNTS

   The Servicer will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February of any year and each Distribution Date occurring in January of any year that is not a leap year, there will be deposited in the Interest Reserve Account, in respect of each Actual/360 Mortgage Loan, an amount generally equal to one day's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Monthly Payment or P&I Advance is timely made in respect thereof for such Due Date (the amount so deposited in any consecutive January (if applicable) and February in respect of each Actual/360 Mortgage Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March of any year, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Actual/360 Mortgage Loan equal to the related Interest Reserve Amounts, if any, from the preceding January (if applicable) and February, and such withdrawn amount is to be included as part of the Available Distribution Amount for such March Distribution Date.

DISTRIBUTIONS

   General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing in July 1998 (each, a "Distribution Date"). Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (or, in the case of the initial Distribution Date, as of the related Record Date), or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "--Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

   With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

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   The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

     (i) Monthly Payments collected but due on a Due Date subsequent to the end of the related Collection Period;

     (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

     (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances, Default Interest and late payment charges), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses);

     (iv) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution; and

     (v) amounts deposited in the Certificate Account in error; plus

   (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period; plus

   (c) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

See "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

   Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the Class A-1, Class A-2 and Class X Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (2) to pay principal first to the holders of the Class A-1 Certificates and second to the holders of the Class A-2 Certificates, in each such case, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (3) to reimburse the holders of the Class A-1 and Class A-2 Certificates, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

     (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below), the payments of principal to be

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made as contemplated by clause (2) above with respect to the Class A
Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

   On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (2) if the Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

     (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (5) if the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (8) if the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (11) if the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

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     (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (14) if the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (17) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (20) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (23) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

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     (26) if the Certificate Balances of the Class A, Class B, Class C, Class
    D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (29) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (30) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

     (31) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23),
(26) and (29) above with respect to any Class of Sequential Pay Certificates, will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

   Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

   The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The "Interest Accrual Period" for the REMIC Regular Certificates for any Distribution Date will be the month preceding the month in which such Distribution Date occurs.

   To the extent of that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage
Loan, calculated at   % per annum, together with all of its other servicing
compensation for the same Collection Period in addition to Master Servicing Fees, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period that are not offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period that are not offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to

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cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" herein. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for such Distribution Date; and thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

   Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate (without duplication) of the following:

     (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

     (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

     (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

     (d) all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, to the extent not included in clause (a), (b) or (c) above, payments and other amounts received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents (i) a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered or (ii) the principal portion of a Monthly Payment made by the related borrower during the related Collection Period that is due subsequent to the end of the related Collection Period; and

     (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

   For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. "Monthly Payments" for Hyper-Amortization Loans will not include Excess Interest or Hyper-Amortization Payments.

   An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon

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on such date if the related Balloon Payment had not come due, but rather such
Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property. "Assumed Monthly Payments" for Hyper-Amortization Loans do not include Excess Interest or Hyper-Amortization Payments.

   The Principal Distribution Amount will in no event include Excess Interest or Prepayment Premiums.

   Distributions of Prepayment Premiums. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of each Class of Offered Certificates (other than the Class X Certificates) in an amount up to the product of (a) such Prepayment Premium, (b) the applicable Discount Rate Fraction for such Class and such Mortgage Loan and (c) the applicable Principal Allocation Fraction for such Class and such Distribution Date.

   The "Discount Rate Fraction" for any Class of Offered Certificates (other than the Class X Certificates) and any prepaid Mortgage Loan is equal to a fraction (not greater than 1.0 or less than 0.0), (a) the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Certificates over the relevant Discount Rate (as defined herein), and (b) the denominator of which is equal to the excess, if any, of the Mortgage Rate of such Mortgage Loan over the relevant Discount Rate. With respect to each Class of Offered Certificates (other than the Class X Certificates) for any Distribution Date, the "Principal Allocation Fraction" is a fraction, the numerator of which is the portion of Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date.

   The "Discount Rate" means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or, in the case of a Hyper-Amortization Loan, the Anticipated Repayment Date of the prepaid Mortgage Loan as of the related Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, as applicable) of the applicable Mortgage Loan, then the Discount Rate will be equal to the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date.

   The portion of any Prepayment Premium remaining after distribution of the amounts calculated as described above to the holders of the Offered Certificates (other than the Class X Certificates) will be distributed to the holders of the Class X Certificates. After the Distribution Date on which the Certificate Balances of the other Classes of Offered Certificates have been reduced to zero, any Prepayment Premiums collected on the Mortgage Loans will be distributable entirely to the holders of the Class X Certificates.

   The Sponsor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectability of any Prepayment Premium. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--The Mortgage Loans--Prepayment Premiums" herein.

   Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount

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of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Weighted Average Net Mortgage Rate and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

   As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

   If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

   "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in

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which the liquidation occurred (exclusive, however, of any such accrued and unpaid interest that constitutes Default Interest or Excess Interest) and
(ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven (other than Default Interest and Excess Interest) also will be treated as a Realized Loss.

   "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus, (v) any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

P&I ADVANCES

   With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Mortgage Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of
(i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. Subject to the recoverability

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determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "--The Trustee" below.

   The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"), and the Master Servicer and the Trustee, as applicable, will be entitled to recover any P&I Advance that at any time is determined to be a Nonrecoverable P&I Advance out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

   The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be: (i) at any time, out of Default Interest and late payment charges collected on the related Mortgage Loan; and (ii) if such Advance has been reimbursed, out of any amounts then on deposit in the Certificate Account. Any delay between a Sub-Servicer's receipt of a late collection of a Monthly Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related Mortgage Loan while it is a Specially Serviced Mortgage Loan, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

   Within 30 days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is diligently and in good faith proceeding to obtain the appraisal referred to below) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings, and (v) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"; and each such date, a "Required Appraisal Date"), the Master Servicer or the Special Servicer, as applicable, will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated, (iii) all accrued but unpaid Master Servicing Fees, Standby Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance

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premiums and, if applicable, ground rents in respect of the related Mortgaged
Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item), over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any obligations secured by liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been obtained within the 30-day period contemplated by such sentence, then until (but just until) such appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

   With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

   A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

   Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will be required to prepare and deliver (or, if not prepared by the Trustee, to forward) on each Distribution Date to the holders of each Class of REMIC Regular Certificates and the Rating Agencies, the following statements and reports (collectively, the "Trustee Reports") substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and substantially containing the information set forth below:

     (1) A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Distribution Date; (vii) as of the close of business on the last day of the most recently ended calendar month, the number and aggregate unpaid principal balance of Mortgage Loans
    (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, and (D) as to which foreclosure proceedings have been commenced; (viii) the most recent appraised value of any REO Property included in the Trust Fund as of the end of the

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    Collection Period for such Distribution Date; (ix) the Accrued Certificate
    Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period;
    and (xviii) any item of information disclosed to the Trustee by the Master Servicer as described under "--Reports to Certificateholders; Certain Available Information--Other Information" below since the preceding Distribution Date or, in the case of the first Distribution Date
    Statement, since the Delivery Date. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

     (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     (3) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the last day of the most recently ended calendar month, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

     (4) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (5) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

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     (6) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

     (7) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer.

   None of the above reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

   The Master Servicer is also required to deliver to the Trustee within 130 days following the end of each calendar quarter, commencing with the calendar quarter ending September 30, 1998, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" containing revenue, expense and net operating income information normalized using the methodology described therein as of the end of such calendar quarter (but only to the extent, in the case of a Mortgaged Property, that the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Trustee will make available, upon request, copies of each Operating Statement Analysis to holders of the REMIC Regular Certificates on or about the first Distribution Date following the Trustee's receipt thereof.

   Certificate Owners who have certified to the Trustee as to their beneficial ownership of any Offered Certificate will be given access to the Trustee Reports and Operating Statement Analyses described above. Otherwise, until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent that it is made available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Sponsor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

   Certificate Owners can also receive copies of information made available on the monthly Trustee Reports to Certificateholders via facsimile through the Trustee's Street Fax system. For those who have obtained an account number and PIN on the Trustee's Street Fax system, the Trustee Reports may be obtained from the Trustee via automated facsimile by calling (617) 664-5600 and requesting the report code associated with Mortgage Capital Funding, Inc., Series 1998-MC2. Report codes can be obtained by calling the same telephone number and requesting a report listing. Interested parties can register for Street Fax by calling (617) 664-5600 and requesting an account application through the system. In addition, if the Sponsor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make Trustee Reports and certain other information related to the Mortgage Loans available through its Corporate Trust web site and through its Trade Winds electronic bulletin board. To register for the Trade Winds bulletin board, Certificateholders should call the Trustee at (617) 664-5443. To visit the web page, interested parties need to access "corporatetrust.statestreet.com" using any java-enabled web browser. Then click on the "Investor Information & Reporting" button, and select the appropriate transaction.

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   For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

   Other Information. The Pooling Agreement requires that the Trustee make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice and at the expense of the requesting party, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) the Pooling Agreement and any amendments thereto, (b) all Trustee Reports to holders of the relevant Class of Offered Certificates since the Delivery Date, (c) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" herein, (d) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" herein, and (e) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice and at the expense of the requesting party, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable and good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee as part of the Trustee Reports referred to under "--Reports to Certificateholders; Certain Available Information--Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders as part of the Trustee Reports or such information has been filed with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

   The Trustee and, subject to the last sentence of the prior paragraph, the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Master Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

   At all times during the term of the Pooling Agreement, 94.0% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates, 5.0% of the Voting Rights will

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be allocated to the holders of the Class X Certificates and 1/3 of 1.0% of the Voting Rights will be allocated to each Class of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates--Voting Rights" in the Prospectus.

TERMINATION

   The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by any holder or holders (other than the Sponsor or Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or by the Master Servicer (in that order of priority). Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

   Any such purchase by the majority holder(s) of the Controlling Class or the Master Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the majority holder(s) of the Controlling Class or the Master Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The purchase price paid by the majority holder(s) of the Controlling Class or the Master Servicer, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

THE TRUSTEE

   State Street Bank and Trust Company ("State Street") will act as Trustee of the Trust. State Street is a Massachusetts trust company. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt is rated not less than "Aa2" by Moody's and "AA" by Fitch (or such lower rating as would not result, as confirmed in writing by each Rating Agency, in a qualification, downgrade or withdrawal of any of the then current ratings assigned by such Rating Agency to the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at Two International Place, Boston, Massachusetts 02110, attention: Corporate Trust Department--Mortgage Capital Funding, Inc., Series 1998-MC2. See "Description of the Pooling Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

   Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee, the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties and calculated at a specified rate per annum on the aggregate Stated Principal Balance of each Mortgage Loan outstanding from time to time.

   The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Material Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" and "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor", "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

                      YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

   General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate (which is fixed in the case of the Class A, Class B and Class C Certificates), (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses, Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Prepayment Premiums belong.

   Pass-Through Rates. The Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the Weighted Average Net Mortgage Rate from time to time. In addition, the Pass-Through Rate on the Class E Certificates will equal, and the Pass-Through Rate on the Class D Certificates may not exceed, the Weighted Average Net Mortgage Rate from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. The Pass-Through Rates and yields to maturity of the Class X and Class E Certificates will, and the Pass-Through Rate and yield to maturity of the Class D Certificates may, be adversely affected if Mortgage Loans with relatively higher Mortgage Rates amortize and/or prepay faster than Mortgage Loans with relatively lower Mortgage Rates. In addition, the Pass-Through Rate for the Class X Certificates will vary with the changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay Certificates. See "Description of the Certificates--Pass-Through Rates" and "Description of the Mortgage Pool" herein and "--Rate and Timing of Principal Payments" below.

   Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates will be extremely sensitive to, and the yield to holders of any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates.

Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under any Hyper-Amortization Loan to repay its Mortgage Loan by or shortly after the related Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although each Hyper-Amortization Loan includes incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the rate at which interest accrues and the application of all excess cash (net of the minimum required debt service, approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want or be able to repay the Mortgage Loan in full. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus.

   The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class X Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the notional amount of a Class X Certificate or the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Sponsor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

   Prepayment Premiums, even if available and distributable on the Offered Certificates, may not be sufficient to offset fully any loss in yield on a particular Class of Offered Certificates attributable to the related prepayments of the Mortgage Loans.

   Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (in each case, to reduce the Certificate Balance thereof) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 and Class A-2 Certificates pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will cause a corresponding reduction of the Notional Amount of the Class X Certificates.

   The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

   Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, office space, hotel and motel rooms, industrial space, health care facility beds, senior living units or mobile home park pads, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- The Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

   The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, for Hyper-Amortization Loans after the Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the Hyper-Amortization Loans, out of certain net cash flow from the related Mortgaged Property). Assuming prevailing market interest rates exceed the related Revised Rate, the primary incentive to prepay a Hyper-Amortization Loan on or before its Anticipated Repayment Date is to give the borrower access to excess cash flow, all of which (net of the minimum required debt service, approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any Hyper-Amortization Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

   If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" herein.

   The Sponsor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

   Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIVES

   The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A Certificates may be shorter, and the weighted average lives of the other Classes of Sequential Pay Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR model (as described in the Prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity (except that each Hyper-Amortization Loan is paid in full on its related Anticipated Repayment Date). The columns headed "4%", "8%", "12%", "16%" and 20% assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, defeasance period or yield maintenance period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs (except that each Hyper-Amortization Loan is paid in full on its related Anticipated Repayment Date). There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period, a defeasance period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions set forth herein at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions set forth herein at the same rate or that Mortgage Loans that are in a Lock-out Period, a defeasance period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

   The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"):
(i) the Mortgage Loans have the characteristics set forth on Annex A and the Initial Pool Balance is $1,049,782,587, (ii) the initial Pass-Through Rates for the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class X Certificates will be 6.149%, 6.336%, 6.433%, 6.580%, 6.876%, 7.133% and
0.731% per annum, respectively,
and the initial Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates are as described herein, (iii) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (iv) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, (v) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), defeasance period or yield maintenance period ("YMP"), in each case if any, each Hyper-Amortization Loan is paid in full on its related Anticipated Repayment Date and, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vi) no person or entity entitled thereto exercises its right of optional termination described herein under "Description of the Certificates--Termination", (vii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller or Morgan Guaranty, (viii) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (ix) there are no Additional Trust Fund Expenses, (x) distributions on the Offered Certificates are made on the 18th day of each month, commencing in July 1998, and (xi) the Offered Certificates are settled on June 29, 1998 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
            (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP,
                          THEN AT THE FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           ----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
-----                      ---------- ----------  ---------- -----------  ----------- -----------
06/29/98..................     100%       100%        100%        100%        100%         100%
06/18/99..................      94%        94%         94%         94%         94%          94%
06/18/00..................      87%        87%         87%         87%         87%          87%
06/18/01..................      80%        80%         80%         79%         79%          79%
06/18/02..................      72%        71%         71%         71%         71%          71%
06/18/03..................      62%        62%         61%         61%         61%          60%
06/18/04..................      51%        50%         50%         49%         48%          48%
06/18/05..................      31%        30%         29%         28%         28%          27%
06/18/06..................      18%        16%         15%         14%         12%          11%
06/18/07..................       4%         2%          0%          0%          0%           0%
06/18/08..................       0%         0%          0%          0%          0%           0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years) .............     5.5        5.4         5.4         5.4         5.3          5.3
                           ========== ==========  ========== ===========  =========== ===========

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           ----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
-----                      ---------- ----------  ---------- -----------  ----------- -----------
06/29/98..................     100%       100%        100%        100%        100%         100%
06/18/99..................     100%       100%        100%        100%        100%         100%
06/18/00..................     100%       100%        100%        100%        100%         100%
06/18/01..................     100%       100%        100%        100%        100%         100%
06/18/02..................     100%       100%        100%        100%        100%         100%
06/18/03..................     100%       100%        100%        100%        100%         100%
06/18/04..................     100%       100%        100%        100%        100%         100%
06/18/05..................     100%       100%        100%        100%        100%         100%
06/18/06..................     100%       100%        100%        100%        100%         100%
06/18/07..................     100%       100%        100%         99%         99%          98%
06/18/08..................       0%         0%          0%          0%          0%           0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years) .............     9.7        9.7         9.7         9.7         9.6          9.6
                           ========== ==========  ========== ===========  =========== ===========

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           ----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
----                       ---------- ----------  ---------- -----------  ----------- -----------
06/29/98..................     100%       100%        100%        100%        100%         100%
06/18/99..................     100%       100%        100%        100%        100%         100%
06/18/00..................     100%       100%        100%        100%        100%         100%
06/18/01..................     100%       100%        100%        100%        100%         100%
06/18/02..................     100%       100%        100%        100%        100%         100%
06/18/03..................     100%       100%        100%        100%        100%         100%
06/18/04..................     100%       100%        100%        100%        100%         100%
06/18/05..................     100%       100%        100%        100%        100%         100%
06/18/06..................     100%       100%        100%        100%        100%         100%
06/18/07..................     100%       100%        100%        100%        100%         100%
06/18/08..................       0%         0%          0%          0%          0%           0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years) .............     9.9        9.9         9.9         9.9         9.9          9.9
                           ========== ==========  ========== ===========  =========== ===========

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           ----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
----                       ---------- ----------  ---------- -----------  ----------- -----------
06/29/98..................     100%       100%        100%        100%        100%         100%
06/18/99..................     100%       100%        100%        100%        100%         100%
06/18/00..................     100%       100%        100%        100%        100%         100%
06/18/01..................     100%       100%        100%        100%        100%         100%
06/18/02..................     100%       100%        100%        100%        100%         100%
06/18/03..................     100%       100%        100%        100%        100%         100%
06/18/04..................     100%       100%        100%        100%        100%         100%
06/18/05..................     100%       100%        100%        100%        100%         100%
06/18/05..................     100%       100%        100%        100%        100%         100%
06/18/06..................     100%       100%        100%        100%        100%         100%
06/18/07..................     100%       100%        100%        100%        100%         100%
06/18/08..................       0%         0%          0%          0%          0%           0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years) .............     9.9        9.9         9.9         9.9         9.9          9.9
                           ========== ==========  ========== ===========  =========== ===========

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           ----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
----                       ---------- ----------  ---------- -----------  ----------- -----------
06/29/98..................     100%        100%       100%        100%         100%        100%
06/18/99..................     100%        100%       100%        100%         100%        100%
06/18/00..................     100%        100%       100%        100%         100%        100%
06/18/01..................     100%        100%       100%        100%         100%        100%
06/18/02..................     100%        100%       100%        100%         100%        100%
06/18/03..................     100%        100%       100%        100%         100%        100%
06/18/04..................     100%        100%       100%        100%         100%        100%
06/18/05..................     100%        100%       100%        100%         100%        100%
06/18/05..................     100%        100%       100%        100%         100%        100%
06/18/06..................     100%        100%       100%        100%         100%        100%
06/18/07..................     100%        100%       100%        100%         100%        100%
06/18/08..................       0%          0%         0%          0%           0%          0%
 Weighted Average Life
  (in years)..............    10.0        10.0       10.0        10.0         10.0        10.0
                           ========== ==========  ========== ===========  =========== ===========

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                                 PREPAYMENT ASSUMPTION (CPR)
                           ----------------------------------------------------------------------
DATE                         0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
----                       ---------- ----------  ---------- -----------  ----------- -----------
06/29/98..................     100%        100%       100%        100%         100%        100%
06/18/99..................     100%        100%       100%        100%         100%        100%
06/18/00..................     100%        100%       100%        100%         100%        100%
06/18/01..................     100%        100%       100%        100%         100%        100%
06/18/02..................     100%        100%       100%        100%         100%        100%
06/18/03..................     100%        100%       100%        100%         100%        100%
06/18/04..................     100%        100%       100%        100%         100%        100%
06/18/05..................     100%        100%       100%        100%         100%        100%
06/18/05..................     100%        100%       100%        100%         100%        100%
06/18/06..................     100%        100%       100%        100%         100%        100%
06/18/07..................     100%        100%       100%        100%         100%        100%
06/18/08..................      82%         82%        82%         82%          82%         82%
06/18/09..................      60%         60%        60%         60%          60%         59%
06/18/10..................      37%         36%        35%         34%          33%         32%
06/18/11..................      12%         10%         8%          6%           4%          2%
06/18/12..................       0%          0%         0%          0%           0%          0%
                           ---------- ----------  ---------- -----------  ----------- -----------
 Weighted Average Life
  (in years) .............    11.5        11.4       11.4        11.4         11.4        11.4
                           ========== ==========  ========== ===========  =========== ===========

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

   The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of or as affected by prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

   The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X Certificates for the specified CPRs based on the Maturity Assumptions. In addition, it was assumed that the Trust will be terminated when the aggregate Stated Principal Balance of the Mortgage Pool was equal to 1.0% of the Initial Pool Balance. Furthermore, it was assumed that, when specifically indicated in a particular table, 100% of any Prepayment Premium calculated as a declining percentage of the amount prepaid (a "Decl. % Premium") is collected in connection with each prepayment as to which such a Prepayment Premium is applicable and, further, that the yield curve, for purposes of calculating the allocation of such Prepayment Premiums, is and remains as follows: (A) 3 mo. T-bill- % per annum, (B) 6 mo. T-bill- % per annum, (C) 1 yr treasury- % per annum, (D) 2 yr treasury- % per annum, (E) 3 yr treasury- % per annum, (F) 5 yr treasury- % per annum, (G) 10 yr treasury- % per annum and (H) 30 yr treasury- % per annum. It was also assumed that the purchase price of the
Class X Certificates is as specified below, expressed in 32nds (i.e.,   .
means        /(   %) as a percentage of the initial Notional Amount of such
Certificates, plus accrued interest.

   The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

   The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.

                       PRE-TAX YIELD TO MATURITY (CBE)
  OF THE CLASS X CERTIFICATES ASSUMING 100% OF RECOVERY OF DECL. % PREMIUMS
     (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE
                                FOLLOWING CPR)

                                 PREPAYMENT ASSUMPTION (CPR)
           ----------------------------------------------------------------------
PRICE        0% CPR      4% CPR     8% CPR      12% CPR     16% CPR      20% CPR
------     ---------- ----------  ---------- -----------  ----------- -----------
                %           %          %           %            %           %
                %           %          %           %            %           %
                %           %          %           %            %           %

                               USE OF PROCEEDS

   Substantially all of the proceeds from the sale of the Offered
Certificates will be used by the Sponsor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   Upon the issuance of the Certificates, Sidley & Austin, counsel to the Sponsor, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement, the portions of the Trust Fund designated as "REMIC I", "REMIC II", and "REMIC III", respectively, will each qualify as a REMIC under the Code. For federal income tax purposes, (i) the separate non-certificated regular interests in REMIC I will be "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I, (iii) the separate non-certificated regular interests in REMIC II will be "regular interests" in REMIC II and will constitute the assets of REMIC III, (iv) the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II, (v) the REMIC Regular Certificates will constitute the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will evidence the sole class of residual interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

   For federal income tax reporting purposes, it is anticipated that the
Class    , Class    , Class    , Class     and Class     Certificates will
not, the Class     Certificates may, and the Class X Certificates will, be
treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%), except that the Hyper-Amortization Loans will be repaid in full on their respective Anticipated Repayment Dates. However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

   The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Internal Revenue Code of 1986 (the "Code") generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

   If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a possibility of particular relevance to the Class X Certificates, the amount of original issue discount allocable to such period would be zero and such Certificateholders will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

   Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

   Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which such Class of Certificates is entitled under the terms of the Pooling Agreement. The Internal Revenue Service may nevertheless seek to require that an assumed amount of Prepayment Premiums be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums prior to their actual receipt. In the event that such projected Prepayment Premiums were not actually received, presumably the holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums had been projected to be received. Moreover, it appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums.

CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

   The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that (i) entitle the holder to a specified principal amount, (ii) pay interest at a fixed or variable rate and (iii) are not convertible into the stock of the issuer or a related party cannot be the subject of a constructive sale for this purpose. Accordingly, only Class X Certificates, which do not have a principal balance, could be subject to this provision and only if a holder of a Class X Certificate engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

   Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code.

   Most of the Mortgage Loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Code, and consequently the REMIC Regular Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the REMIC Regular Certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code.

   The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code. To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See "Description of the Mortgage Pool" herein and "Material Federal Income Tax Consequences--REMICs -- Characterization of Investments in REMIC Certificates" in the Prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

   In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the

Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

   To the extent permitted by then applicable laws, any Prohibited Transactions Tax (as defined in the Prospectus), Contributions Tax (also as defined in the Prospectus) or tax on "net income from foreclosure property" that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under certain specified sections of the Pooling Agreement. Any such tax not borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer will be charged against the Trust resulting in a reduction in amounts available for distribution to the Certificateholders. See "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

   Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The related REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

   As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--REMICs" in the Prospectus.

                         CERTAIN ERISA CONSIDERATIONS

   A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and
Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

   The U.S. Department of Labor issued to Citicorp an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 90-88, and to J.P. Morgan Securities Inc. ("J.P. Morgan") an individual prohibited transaction exemption, PTE 90-23 (the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemptions are satisfied. "Exemption-Favored Parties" include (a) Citicorp, (b) J.P. Morgan,
(c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with either Citicorp (such as Citibank, N.A.) or J.P. Morgan, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Senior Certificates.

   The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates. Third, such Senior Certificate at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's, Fitch, Duff & Phelps Credit Rating Co. ("DCR") or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Sponsor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, Morgan Guaranty, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Sponsor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

   Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Senior Certificates be rated not lower than "Aaa" by Moody's and "AAA" by Fitch. As of the Delivery Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

   The Exemptions also require that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of a Senior Certificate; and
(iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate. The Sponsor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

   If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Sponsor or an Exemption-Favored Party and a Plan when the Sponsor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller, Morgan Guaranty or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

   Moreover, if the general conditions of the Exemptions, as well as certain other specific conditions set forth in the Exemptions, are satisfied, the Exemptions may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Sponsor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the continued holding of Senior Certificates by a Plan.

   Further, if the general conditions of the Exemptions, as well as certain other conditions set forth in the Exemptions, are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

   Lastly, if the general conditions of the Exemptions are satisfied, the Exemptions also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

   Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemptions and (ii) the specific and general conditions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such transaction. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

   THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. ACCORDINGLY, THE CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTCE 95-60 (DISCUSSED BELOW).

   Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) that do not meet the requirements of the Exemptions solely because they (i) are subordinated to other Classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Moody's, Fitch, DCR and S&P. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B, Class C, Class D and Class E Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

   A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

   Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

   The sale of Offered Certificates to a Plan is in no respect a representation by the Sponsor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

   The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. Neither the Sponsor nor the Underwriters make any representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement between the Sponsor and the Underwriters, the Offered Certificates will be purchased from the Sponsor by the Underwriters upon issuance. Citibank, N.A. is an affiliate of the Sponsor, and the Mortgage Loan Seller. J.P. Morgan Securities Inc. is an affiliate of Morgan Guaranty. Proceeds to the Sponsor from the sale of the Offered Certificates, before deducting expenses payable by the Sponsor, will be an amount equal to approximately
    % of the initial aggregate Certificate Balance of the Class A, Class B, Class C, Class D and Class E Certificates, plus accrued interest on all the Offered Certificates, before deducting expenses payable by the Sponsor.

   Citibank, N.A. and J.P. Morgan Securities Inc. have agreed in the
Underwriting Agreement to purchase approximately     % and     %,
respectively, of the aggregate principal balance or notional amount, as the case may be, of each Class of Offered Certificates.

   Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

   Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   The Sponsor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--The Certificates--Limited Liquidity" herein and "Risk
Factors--Certain Factors Adversely Affecting Resale of the Offered Certificates" in the Prospectus.

   The Sponsor has agreed to indemnify each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each of the Mortgage Loan Seller and Morgan Guaranty has agreed to indemnify the Sponsor, its officers and directors, the Underwriters, and each person, if any, who controls the Sponsor or either Underwriter within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to certain of the Mortgage Loans.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Sponsor by Sidley & Austin, New York, New York and by Stephen E. Dietz, as an Associate General Counsel of Citibank, N.A., and for the Underwriters by Brown & Wood LLP New York, New York. Mr. Dietz owns or has the right to acquire a number of shares of common stock of Citicorp equal to less than .01% of the outstanding common stock of Citicorp.

                                   RATINGS

   It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc. ("Moody's") and/or Fitch IBCA, Inc. ("Fitch"; and, together with Moody's, the "Rating Agencies"):

 CLASS            MOODY'S      FITCH
-------         -----------   -------
Class A-1 .....     Aaa         AAA
Class A-2 .....     Aaa         AAA
Class X .......     Aaa         AAA
Class B .......     Aa2         AA
Class C .......      A2          A
Class D .......     Baa2        BBB
Class E .......     NR*        BBB-

------------
*  "NR" means not rated.

   The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in June 2030 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, or
(iv) whether and to what extent Excess Interest will be collected on the Hyper-Amortization Loans. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans. In general, the ratings address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction in the Certificate Balance of a Class of Sequential Pay Certificates, whether as a result of principal payments or the allocation of Realized Losses and Additional Trust Fund Expenses. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

   There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be downgraded, qualified or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Sponsor to do so may be lower than the ratings assigned thereto by Moody's and/or Fitch.

   The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors--Limited Nature of Credit Ratings" in the Prospectus.

                        INDEX OF PRINCIPAL DEFINITIONS

30/360 Basis                                        S-15
Accrued Certificate Interest                       S-111
Actual/360 Basis                                    S-15
Actual/360 Mortgage Loans                           S-15
Additional Trust Fund Expenses                      S-22
Administrative Fee Rate                             S-24
Administrative Fees                                 S-24
Advances                                            S-98
Anticipated Repayment Date                          S-15
Appraisal Reduction Amount                         S-116
ARD                                                 S-15
Assumed Final Distribution Date                      S-3
Assumed Monthly Payment                             S-28
Assumed Monthly Payments                           S-113
Available Distribution Amount                       S-25
Balloon Loans                                       S-15
Balloon Payment                                     S-15
Certificate Balance                                  S-1
Certificate Owner                                   S-11
Certificate Registrar                              S-105
Certificateholders                                   S-4
Certificates                                         S-1
Citi Mortgage Loans                                  S-3
Class                                                S-1
Class A Certificates                                 S-1
CMSLP                                               S-11
Code                                                S-33
Collection Period                                  S-107
Commercial Loan                                     S-45
Commercial Mortgaged Property                       S-45
Controlling Class                                  S-103
Cross-Collateralized Mortgage Loans                 S-12
DCR                                                S-135
Defeasance Loans                                    S-16
Definitive Certificate                              S-11
Distribution Date                                    S-4
DTC                                                 S-11
Due Date                                            S-14
ERISA                                               S-33
Excess Interest                                     S-15
Excess Interest Rate                                S-15
Exemptions                                          S-34
Fitch                                                S-3
GAAP                                                S-62
Hudson Street Borrower                              S-17
Hudson Street Event of Default                      S-58
Hudson Street Ground Lease                          S-54
Hudson Street Guarantor                             S-57
Hudson Street Management Agreement                  S-55

                              S-141

Hudson Street Manager                              S-55
Hudson Street Mortgage                             S-17
Hudson Street Note                                 S-17
Hudson Street Property                             S-17
Hyper-Amortization Loans                           S-47
Hyper-Amortization Payments                        S-15
Initial Pool Balance                                S-3
Large Mortgage Loans                               S-12
Lock-out Period                                    S-16
Minneapolis City Center Borrower                   S-19
Minneapolis City Center Management Agreement       S-66
Minneapolis City Center Manager                    S-66
Minneapolis City Center Mortgage                   S-19
Minneapolis City Center Mortgagor                  S-19
Minneapolis City Center Note                       S-18
Minneapolis City Center Property                   S-19
Minneapolis City Center Purchase Option            S-69
Monthly Payments                                   S-14
Moody's                                             S-3
Morgan Guaranty                                     S-3
Morgan Mortgage Loans                               S-3
Mortgage                                           S-12
Mortgage Loan Seller                                S-3
Mortgage Loans                                      S-3
Mortgage Note                                      S-12
Mortgage Pool                                       S-3
Mortgage Rate                                      S-14
Mortgaged Property                                 S-12
Multifamily Loan                                   S-45
Multifamily Mortgaged Property                     S-45
Notional Amount                                     S-1
Offered Certificates                                S-1
Open Period                                        S-16
Pass-Through Rate                                   S-1
P&I Advance                                        S-30
Plan                                               S-33
Pooling Agreement                                  S-22
Prepayment Premium                                 S-16
Prepayment Premium Period                          S-16
Prepayment Premiums                                 S-4
Private Certificates                               S-10
Rating Agencies                                     S-3
Realized Losses                                    S-22
Reimbursement Rate                                 S-30
Release Date                                       S-48
REMIC                                               S-4
REMIC Administrator                                S-10
REMIC I                                             S-4
REMIC II                                            S-4
REMIC III                                           S-4
REMIC Regular Certificates                          S-1

                              S-142

REMIC Residual Certificates                          S-1
REO Property                                        S-28
Revised Rate                                        S-15
Senior Certificates                                  S-4
Sequential Pay Certificates                          S-1
SMMEA                                               S-35
S&P                                                S-135
Sponsor                                              S-3
Stated Principal Balances                           S-24
Subordinate Certificates                             S-4
Trust                                                S-3
Trust Fund                                           S-3
Underwriters                                         S-1
Wellpoint Borrower                                  S-20
Wellpoint Mortgage                                  S-20
Wellpoint Note                                      S-20
Wellpoint Property                                  S-20
Wellpoint Tenant                                    S-80
Wrap Mortgage                                       S-19
Wrap Mortgage Loan                                  S-69
Yield and Maturity Considerations                    S-8

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



                                   ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Sponsor or the Underwriters or any of their respective affiliates or any other person.

   For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

   1. "Underwritten NOI" or "U/W NOI" as used herein with respect to any Mortgaged Property means an estimate, made at origination of the related Mortgage Loan, of the total cash flow anticipated to be available for annual debt service on such Mortgage Loan, calculated as the excess of U/W Revenues over U/W Expenses, each of which was generally derived in the following manner:

     (i) "Underwritten Revenues" or "U/W Revenues" were generally assumed to equal (subject to the assumptions and adjustments specified in the following three sentences): (a) the amount of gross rents (in the case of the Multifamily Mortgaged Properties) received during the latest full calendar year (on a rolling 12-month basis, or annualized or estimated in certain cases); (b) annual contractual base rents (in the case of the Commercial Mortgaged Properties other than the health care and hospitality Mortgaged Properties) that either are annualized based on leases in effect as reflected on a rent roll provided by the borrower in connection with the origination of the related Mortgage Loan or are based on a prior 12 month period; and (c) annual revenues consistent with historical operating trends and market and competitive conditions, in the case of health care and hospitality Mortgaged Properties. Such Underwritten Revenues were generally modified by (x) assuming that the occupancy rate for the Mortgaged Property was consistent with the relevant market if such was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (y) in the case of retail, office and industrial Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the lease or historical trends at the property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office and industrial Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hospitality properties and are subject to an operating lease with a single operator, Underwritten Revenues were calculated as described above based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease; provided that such rental payments are sufficient to pay debt service on the related Mortgage Loan.

     Underwritten Revenues generally include: (w) for the Multifamily Mortgaged Properties, rental and other revenues; (x) for the Commercial Mortgaged Properties (other than the health care related and hospitality Mortgaged Properties), base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; (y) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments, and other revenues; and (z) for the hospitality Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

     (ii) "Underwritten Expenses" or "U/W Expenses" were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to between 0% and 10% of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

     Underwritten Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor (except as described above). In the case of certain retail, office and/or industrial Mortgaged Properties, Underwritten Expenses may have included leasing commissions and tenant improvements. In the case of hospitality Mortgaged Properties, Underwritten Expenses included such departmental expenses as guest rooms, food and beverage, telephone bills, and rental and other expenses, and such undistributed operating expenses as general and administrative, marketing and franchise fee. In the case of health care Mortgaged Properties, Underwritten Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping expenses, activities/social service expenses, equipment rental expenses and other expenses.

   The historical expenses with respect to any Mortgaged Property were generally obtained (x) from operating statements relating to the latest full calendar year, (y) by analyzing and annualizing the amount of expenses for previous partial periods for which operating statements were available, with certain adjustments for items deemed inappropriate for annualization, and/or
(z) by reviewing the amounts of expenses for periods prior to the latest full calendar year where such information was available.

   The management fees used in calculating Underwritten NOI differ in many cases from the management fees provided for under the loan documents for the Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating Underwritten NOI for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

   In some cases, "Underwritten NOI" or "U/W NOI" describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In most cases, "Underwritten NOI" or "U/W NOI" has been calculated without including U/W Reserves or any other reserves among Underwritten Expenses. Had such reserves been so included, "Underwritten NOI" or "U/W NOI" would have been lower. Even in those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is "Underwritten NOI" or "U/W NOI" set forth herein intended to represent such future net cash flow.

   Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each Mortgaged Property are derived from information furnished by the respective borrowers. Net income for a Mortgaged Property as determined under generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten NOI for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

   In the case of the Large Mortgage Loans, the foregoing is subject to the specific discussion in respect of such Mortgage Loans set forth under "Description of the Mortgage Pool" herein.

   2. "Underwritten Net Cash Flow", "Underwritten NCF" or "U/W NCF" means, with respect to any Mortgaged Property, the "Underwritten NOI" for such Mortgaged Property reduced by the following items (if and to the extent that such items have not already been netted out in calculating Underwritten NOI): capital expenditures, replacement reserves, tenant improvements and leasing commissions.

   3. "Underwritten NOI Debt Service Coverage Ratio", "Underwritten NOI DSCR" or "U/W NOI DSCR" as used herein with respect to any Mortgage Loan means (a) the Underwritten NOI for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

   4. "Underwritten Debt Service Coverage Ratio", "Underwritten DSCR" or "U/W DSCR" as used herein with respect to any Mortgage Loan means (a) the Underwritten NCF for the related Mortgaged Property or Properties, divided by
(b) the Annual Debt Service for such Mortgage Loan.

   5. "1997 NCF" means, with respect to any Mortgaged Property, the net cash flow derived therefrom for 1997 (equal to 1997 Revenues less 1997 Expenses) that was available for debt service, as established by information provided by the related borrower, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1997 NCF does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from 1997 Expenses to reflect normalized 1997 NCF. The Sponsor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net cash flow that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1997 NCF was not necessarily determined in accordance with GAAP. Moreover, 1997 NCF is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     (i) "1997 Revenues" are the gross revenues received in respect of a Mortgaged Property for the year ended December 31, 1997 (or annualized or estimated in certain cases) or for a fiscal year primarily overlapping with calendar year 1997, as reflected in the operating statements and other information furnished by the related borrower, and such revenues generally include: (a) for the Multifamily Mortgaged Properties, gross rental and other revenues; (b) for the retail, office and industrial Mortgaged Properties, base rent, percentage rent, expense reimbursements and other revenues; (c) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments and other revenues; and (d) for the hospitality Mortgaged Properties, guest room, food and beverage, telephone and other revenues. In addition, in the case of certain Mortgaged Properties that are operated as nursing homes or hotels and are subject to an operating lease with a single operator, 1997 Revenues were calculated as described above based on revenues received by the operators rather than rental payments received by the related borrower under the operating lease.

     (ii) "1997 Expenses" are the operating expenses incurred for a Mortgaged Property for the year ended December 31, 1997 (or annualized or estimated in certain cases) or for a fiscal year primarily overlapping with calendar year 1997, as reflected in the operating statements and other information furnished by the related borrower, and such expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs (but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor). In the case of certain retail, office and/or industrial Mortgaged Properties, 1997 Expenses may have included leasing commissions and tenant improvements. In the case of hospitality Mortgaged Properties, 1997 Expenses included such departmental expenses as guest room, food and beverage, telephone, and rental and other expenses, and such undistributed operating expenses as marketing and franchise fees. In the case of health care Mortgaged Properties, 1997 Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/ housekeeping, activities/social service expenses, equipment rental expenses and other expenses.

   6. "1997 Debt Service Coverage Ratio" or "1997 DSCR" means, with respect to any Mortgage Loan, (a) the 1997 NCF for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

   7. "1996 NCF" means, with respect to any Mortgaged Property, the net cash flow derived therefrom for 1996, equal to 1996 Revenues less 1996 Expenses and calculated in a manner consistent with 1997 NCF.

     (i) "1996 Revenues" are the revenues for a Mortgaged Property for the year ended December 31, 1996 or for a fiscal year primarily overlapping with calendar 1996, calculated in a manner consistent with 1996 Revenues.

     (ii) "1996 Expenses" are the actual expenses incurred for a Mortgaged Property for the year ended December 31, 1996 or for a fiscal year primarily overlapping with calendar 1996, calculated in a manner consistent with 1997 Expenses.

   8. "1996 Debt Service Coverage Ratio" or "1996 DSCR" means, with respect to any Mortgage Loan, (a) the 1996 NCF for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

   9. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Monthly Payment under such Mortgage Loan as of the Cut-off Date.

   10. "Appraisal Value" or "Appraised Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Sponsor as of the date specified on the schedule.

   11. "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property.

   12. "Maturity Date/ARD Loan-to-Value Ratio" or "Maturity Date/ARD LTV Ratio" means, with respect to any Balloon Loan or Hyper-Amortization Loan, the related Anticipated Loan Balance at Scheduled Maturity Date/ARD, divided by the Appraisal Value of the related Mortgaged Property.

   13. "Leasable Square Footage", "NSF" or "NRSF" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, the square footage of the net leasable area.

   14. "Units", "Rooms" and "Beds", respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units") and, in the case of a Mortgaged Property operated as a mobile home park, the number of pads (also referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel or motel, the number of rooms (referred to in the schedule as "Rooms"); and
(iii) in the case of a Mortgaged Property operated as a health care facility, the number of beds (referred to in the schedule as "Beds").

   15. "SF" means, with respect to any Commercial Mortgaged Property, square footage.

   16. "U/W Reserves" means: (i) in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, on-going reserves required to be maintained on a net leasable area basis; (ii) in the case of a Mortgaged Property operated as multifamily housing or a mobile home park, on-going reserves required to be maintained on a per Unit basis; (iii) in the case of a Mortgaged Property operated as a hotel or motel calculated as a percentage of U/W Revenues; and (iv) in the case of a Mortgaged Property operated as a health care facility, on-going reserves required to be maintained on a per Bed basis; however, in each case, actual reserves may be less than the amount of required reserves or no reserves may have been escrowed.

   17. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Beds/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

   18. "Administrative Fee Rate" means, with respect to any Mortgage Loan, the sum of the Master Servicing Fee Rate (including the per annum rate at which the monthly sub-servicing fee is payable to any related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

   19. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

   20. "Anticipated Loan Balance at Scheduled Maturity Date/ARD" means, with respect to any Mortgage Loan, the balance due at maturity or, in the case of a Hyper-Amortization Loan, the related Anticipated Repayment Date pursuant to the payment schedule for such Mortgage Loan and assuming no prepayments, defaults or extensions.

   21. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

   22. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

   23. "FREE" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

   24. "Hyperamortizing" means Hyper-Amortization Loan.

   25. "Fully Amortizing" means fully amortizing Mortgage Loan.

   26. "Balloon" means Balloon Loan.

   27. "Scheduled Maturity Date/ARD" or "Maturity/ARD" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date or, with respect to any Hyper-Amortization Loan, its Anticipated Repayment Date.

   28. "Prepayment Provisions" for each Mortgage Loan are: "LO" means the duration of lockout period; "greater than 1% or YM" means the greater of the applicable yield maintenance charge and one percent of the outstanding principal balance at such time; "YM" means yield maintenance charge. The number in parenthesis is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purpose only.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

CONTROL      LOAN         LOAN
 NUMBER     NUMBER     CONTRIBUTOR                       PROPERTY NAME                                  PROPERTY ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
  C001     6601056       Citicorp      375 Hudson Street                                      375 Hudson Street
  C002     6601257       Citicorp      Wellpoint Office Complex                               2155 Oxnard Street
  C003     6201867       Citicorp      IBM Plaza Building                                     654 Munoz Rivera Avenue
  C004     6600965       Citicorp      201 Broadway                                           201 Broadway
  C005     6600030       Citicorp      1241 East Main Street                                  1241 East Main Street
-----------------------------------------------------------------------------------------------------------------------------------
  C006     6600911       Citicorp      Henderson Carriage Building                            2067 Massaachusetts Avenue
  J007     521           JPM           Brunswig Square Office Building                        360 East Second Street
  C008     6202723       Citicorp      Westgate Office Center                                 3400 Demetropolis Road
  C009     6600691       Citicorp      Weir Canyon                                            160 Old Springs Road
  C010     6201994       Citicorp      Old City Hall                                          1001 and 1000 E. Broad Steet
-----------------------------------------------------------------------------------------------------------------------------------
  C011     6202009       Citicorp      Cocoview - Coconut Grove                               2977 McFarlane Road
  C012     6202568       Citicorp      Paramount Office Center                                1141 Montlimar Drive
  C013     6600918       Citicorp      One Appleton Street                                    One Appleton Street
  C014     6600167       Citicorp      Wells Fargo Cypress Office Bldg.                       12337 Jones Road
  C015     6202785       Citicorp      309 & 311 Plus Park Blvd.                              309 & 311 Plus Park Blvd
-----------------------------------------------------------------------------------------------------------------------------------
  C016     6600637       Citicorp      Grove Square Office Center                             13601 80th Circle North
  C017     6600183       Citicorp      Riverside Village Shopping Center                      4541 Shirley Ave.
  C018     6600206       Citicorp      Merchants Grove                                        2420-2422-2424-2426-2428-2430 N.
                                                                                                Grandview Boulevard
  C019     6600190       Citicorp      BPI Lincolnia Centre                                   4810 Beauregard Street
  C020     6110111       Citicorp      Aquia Commerce Center                                  2721 Jefferson Davis HWY
-----------------------------------------------------------------------------------------------------------------------------------
  C021     6600704       Citicorp      2900 South College Building                            2900 South College Avenue
  C022     6202756       Citicorp      Coronada Plaza                                         1085 and 1095 N. Main Street
  C023     6600710       Citicorp      Harmony Medical Center                                 1330 Oakridge Drive
  C024     6600703       Citicorp      Timberline Tech Center                                 2057 Vermont Drive
  C025     6600991       Citicorp      Building 38                                            Charleston Navy Yard
-----------------------------------------------------------------------------------------------------------------------------------
  C026     6600708       Citicorp      2401 Research Building                                 2401 Research Boulevard
  C027     6600709       Citicorp      2301 Research Building                                 2301 Research Boulevard
  C028     6600553       Citicorp      Everitt Plaza                                          3000 & 3030 South College
  C029     6600707       Citicorp      4700 McMurry Building                                  4700 McMurry Avenue
  C030     6600706       Citicorp      Building One Oakridge                                  1100 Haxton Drive
-----------------------------------------------------------------------------------------------------------------------------------
  C031     6600705       Citicorp      1609 Oakridge Building                                 1609 Oakridge Drive
  C032     6600568       Citicorp      Ruben-Plaza Properties                                 3016 Maryland Avenue
  C033     6601072       Citicorp      Minneapolis City Center                                33 South 6th St. & 40 South 7th St.
  C034     6201909       Citicorp      Townside Retail & Office Center                        2114-2220 Ivy Road
  C035     6000159       Citicorp      Harbor Cove Building                                   310-312 Broadway
-----------------------------------------------------------------------------------------------------------------------------------
  C036     6600916       Citicorp      Bushnell Plaza                                         One Gold Street
  C037     6600281       Citicorp      The Landing                                            530 Causeway Drive
  C038     6600012       Citicorp      Brittany Springs                                       2504 Bordeaux Lane
  C039     6600711       Citicorp      Collingwood Apts                                       3400 Kimball Bridge Road
  J040     604           JPM           Alton Woods Apartments                                 241 Loudon Road
-----------------------------------------------------------------------------------------------------------------------------------
  C041     6600105       Citicorp      French Quarter Apts-Aurora                             3227 S. Parker Road
  C042     6202137       Citicorp      Fairwood Pond Apartments                               14700 SE Petrovitsky Road
  C043     6600456       Citicorp      Alpine Apartments                                      5210-5411 Mockingbird Dr.
  C044     6000145       Citicorp      Eagle Creek Apts                                       1128 S. Williams Street
  C045     6000168       Citicorp      Commons at Hawthorne Village                           1221 NE 51st Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  C046     6202786       Citicorp      Summerhill Plaza Apartments                            650 W. Broadway
  J047     573           JPM           Rolling Hills Apartments                               891 Rolling Hills Lane
  C048     6000150       Citicorp      Village Gardens Townhomes                              120th & Ridgeview
  C049     6202563       Citicorp      Gillespie/Roland Apartments                            805-809,901-913 So. First St, 56-58
                                                                                                Daniel St, 60 E.Chalmers
  J050     603           JPM           Salisbury Green Apartments                             201 Loudon Road
-----------------------------------------------------------------------------------------------------------------------------------
  J051     571           JPM           Birchwood Pointe                                       1500 Wood Pointe Lane
  J052     644           JPM           Randall Station Apartments and Townhomes               27 North Randall Avenue
  C053     6600600       Citicorp      Ruben-Bexley Apartments                                3018 Maryland Avenue
  C054     6600022       Citicorp      Martinbrook Apartments                                 1817-A Bond Circle, Polly Reed Rd
  C055     6600165       Citicorp      Arbor Park Apartments                                  309 Southwest 16th Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  C056     6201545       Citicorp      Springville Heights/90 Richmond Hill Rd                90 Richmond Hill Road
  J057     514           JPM           Windsor Park Apartments                                1220 Sierra Drive NE
  C058     6600037       Citicorp      Adams Place Apartments                                 750 Adams Place and 141 Manassas
                                                                                                Street
  C059     6600036       Citicorp      Atrium Apartments                                      1306 N. Lincoln Avenue
  C060     6600516       Citicorp      Springville Heights Condo/80 Richmond Hill Road        80 Richmond Hill Road
-----------------------------------------------------------------------------------------------------------------------------------
  J061     635           JPM           Palos Bank and Trust Co. and Hillcrest Apartments      12517 & 12527 S. Ashland Ave.;
                                         Partnership                                            12300-12356 S. Bishop St.; 1437
                                                                                                & 1445 W 123rd St.
  C062     6600075       Citicorp      Emerald Estates Apts                                   3300 Civic Center Drive
  C063     6000220       Citicorp      Oak Run Apartments                                     37701-37776 Oak Run Circle
  C064     6600383       Citicorp      Ridgebrook Apartments                                  1601South 24th Street
  C065     6202353       Citicorp      Kendall Village Townhomes                              1113 Kimbark Ave. ,2925-2927 W.
                                                                                                Michigan Ave.,301-319 S. & 220-222
                                                                                                N. Kenda
-----------------------------------------------------------------------------------------------------------------------------------
  C066     6202567       Citicorp      Carriage Lane, Carriage Way and Colorado Oaks Apts.    302 South Busey Avenue, 705 Colorado
                                                                                                Avenue, 709 West Green
  J067     574           JPM           Hunter Woods Apartments                                772 South Saginaw Street
  C068     6600598       Citicorp      Larkway Garden Apartments                              1604 Monroe Ave SW
  C069     6110157       Citicorp      Lake Chalet Apartments                                 2506 103rd Street E.
  C070     6600455       Citicorp      Taiga Twins Apts                                       403 & 423 W. 22nd Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  J071     572           JPM           Arbors of Lapeer                                       952 Dewey Street
  C072     6600589       Citicorp      Wolhurst Point Apartments                              7312 & 7322 South Bryant Street
  C073     6000165       Citicorp      Northwoods Apartments                                  200 East 19th Avenue
  C074     6600280       Citicorp      Riverview Apartments                                   1230 E Auer Street
  C075     6600600       Citicorp      Ruben-Janet Circle Apartments                          2936-2978 North Gould Road
-----------------------------------------------------------------------------------------------------------------------------------
  C076     6000175       Citicorp      Fiesta Trails Power Center                             I H 10 & DeZavala Rd.
  C077     6600079       Citicorp      Aroostook Centre Mall                                  US Route 1
  J078     608           JPM           Venice Villages Shoppes                                4105 Tamiami Trail
  J079     562           JPM           Industry Marketplace Shopping Center                   17259-17363 Gale Avenue
  C080     6600562       Citicorp      K-Mart Super Store                                     3300 N. 27th Street
-----------------------------------------------------------------------------------------------------------------------------------
  J081     525           JPM           K-Mart Kahului                                         Dairy Rd. at Hanna Highway
  C082     6202163       Citicorp      K-Mart - Lancaster                                     1842-1890 Fruitville Pike
  C083     6600592       Citicorp      Ruben-North High Center                                5030-5086 North High Street
  C084     6201963       Citicorp      Frenchtown Plaza                                       5943 Post Road
  C085     6600702       Citicorp      Thunderbird Plaza                                      2701-2721 South Collage Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  C086     6600684       Citicorp      Courtesy Town Center                                   Hwy 70 & Nine Foot Rd
  C087     6000185       Citicorp      Park Place Shopping Center                             3050 Clarksville Street
  C088     6600605       Citicorp      Eastgrove Shopping Center                              3949 Hoover Road
  C089     6600557       Citicorp      Ruben-James & Livingston Center                        1214-1220 South James Road
  C090     6600613       Citicorp      Delaware Shopping Center                               153-193 S. Sandusky Street
-----------------------------------------------------------------------------------------------------------------------------------
  J091     619           JPM           Castle Ridge Shopping Center                           Route 10 and River Road
  C092     6600548       Citicorp      Ruben-Bethel Centre                                    1440-1530, 5207-5236 Bethel Road
  J093     630           JPM           Oak Creek Plaza Shopping Center                        8-120 Oak Creek Plaza
  C094     6600083       Citicorp      Grove Plaza                                            2220-2240 E Plaza Blvd.
  C095     6202673       Citicorp      Almeda Depot Shopping center                           12344 Interstate 45
-----------------------------------------------------------------------------------------------------------------------------------
  C096     6600096       Citicorp      Ingram Square Shopping Center                          6531-6844 Ingram Road
  J097     629           JPM           Howell Ferry Shopping Center                           3585 Peachtree Industrial Blvd
  C098     6201732       Citicorp      1740 Utica Avenue                                      1740 Utica Avenue
  C099     6201964       Citicorp      Parktown Plaza                                         301 N. Lewis Road
  C100     6203043       Citicorp      Sweetwater Plaza East                                  1717-47 Sweetwater Road
-----------------------------------------------------------------------------------------------------------------------------------
  C101     6600698       Citicorp      Bethlehem Village Shoppes                              3650 Nazareth Pike
  C102     6600108       Citicorp      Summerton Plaza                                        300 Route 9
  J103     623           JPM           Washington Park Shopping Center                        7663-7887 26 Mile Road
  C104     6600560       Citicorp      Ruben-Beechcroft Center                                1931-1977 East Dublin-Granville Rd.
  C105     6600593       Citicorp      Ruben-Wyandotte Center                                 5091-5139 East Main Street
-----------------------------------------------------------------------------------------------------------------------------------
  C106     6600718       Citicorp      White Rock Shopping Center                             9005-9069 Garland Road
  C107     6202584       Citicorp      99 Cents Only Store                                    5270 Sunset Blvd
  C108     6202463       Citicorp      Illuminations Plaza                                    618 NW 60th Street
  C109     6600566       Citicorp      Ruben-Barnes & Noble/Kinko's                           5160 East Main Street
  C110     6202698       Citicorp      Taschner Shopping Center                               500 West Southern Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  C111     6600594       Citicorp      Ruben-McNaughten Center                                6085-6115 E. Main Street
  C112     6202501       Citicorp      Magnolia Laurel Canyon Shopping Center                 12115-12129 Magnolia Boulevard
  C113     6600686       Citicorp      CVS Drugstore - Baltimore                              5200 York Road
  C114     6600779       Citicorp      CVS-Manayunk                                           3720-80 Main Street
  C115     6201809       Citicorp      Family Bargain Center                                  6711 Van Nuys Blvd
-----------------------------------------------------------------------------------------------------------------------------------
  C116     6600595       Citicorp      Ruben-Village Center                                   1995-2019 East Dublin-Granville Road
  C117     6202680       Citicorp      Almeda West Shopping Center                            9940-9944 Kleckly Street
  C118     6600570       Citicorp      Ruben-West Broad Center                                3631-3659 West Broad Street
  C119     6000213       Citicorp      Blockbuster Building                                   O'Connor Drive & FM 620
  C120     6202705       Citicorp      Fiesta Square 2                                        1660-1720 W. Southern Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  C121     6202704       Citicorp      Goodyear Plaza                                         2180 N. Alma School Road
  C122     6600347       Citicorp      Hampton Inn - Savannah                                 201 E. Bay Street
  C123     6600349       Citicorp      Mulberry Inn - Savannah                                601 E. Bay Street
  C124     6600028       Citicorp      Best Western-Altamonte Springs                         205 West Highway 436
  C125     6203080       Citicorp      Radisson Inn -Northpoint                               10740 Westside Pkwy
-----------------------------------------------------------------------------------------------------------------------------------
  C126     6600026       Citicorp      Holiday Inn-Mt. Moriah                                 2490 Mt. Moriah @I-240
  C127     6553913       Citicorp      Durango Holiday Inn                                    800 Camino Del Rio
  C128     6202751       Citicorp      Wingate Inn                                            1005 Kingswood Place
  C129     6000228       Citicorp      Holiday Inn Express                                    4911 Oaklawn Boulevard
  C130     6600025       Citicorp      Comfort Inn-Jackson                                    1963 U.S. Hwy 45 Bypass
-----------------------------------------------------------------------------------------------------------------------------------
  C131     6202743       Citicorp      Hampton Inn-Gainesville                                4225 SW 40th Boulevard
  J132     496           JPM           Midway Hotel                                           1835 Rose Street
  C133     6000227       Citicorp      Hampton Inn                                            5103 Plaza Drive
  C134     6600023       Citicorp      Radisson-Airport Hotel                                 2411 Winchester
  C135     6600203       Citicorp      Marsh Creek Country Club                               88 Marshside Ct.
-----------------------------------------------------------------------------------------------------------------------------------
  C136     6202118       Citicorp      Holiday Inn - Aiken, SC                                155 Colony Parkway
  C137     6600024       Citicorp      Sheraton Old English Inn                               2267 N. Highland Ave.
  C138     6600940       Citicorp      Days Inn - Thomasville                                 895 Lake Road
  J139     515           JPM           Tanners Lake Super 8 Motel                             285 North Century Avenue
  C140     6201571       Citicorp      Comfort Inn - Greer                                    611 West Wade Hampton Blvd
-----------------------------------------------------------------------------------------------------------------------------------
  C141     6202088       Citicorp      Super 8 Motel                                          2100 North State Steet
  C142     6600765       Citicorp      Sleep Inn                                              17013 Abercorn Street
  J143     549           JPM           Best Western Midway Hotel - Wausau                     2901 Martin Avenue
  J144     617           JPM           Standard Warehouse                                     922 Molly Pond Road
  J145     516           JPM           8100 Camino Arroyo Building                            8100 Camino Arroyo Road
-----------------------------------------------------------------------------------------------------------------------------------
  C146     6600094       Citicorp      International Paper Box Machine Company-Nashua         90 NE Blvd.
  C147     6600082       Citicorp      1891 Alton Parkway                                     1891 Alton Parkway
  J148     598           JPM           Park Heights                                           43350-43352 Business Park Drive
  J149     634           JPM           River Road Industrial Park                             399 River Road
  C150     6600030       Citicorp      120 Hamilton Avenue                                    120 Hamilton Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  C151     6600352       Citicorp      Faulkenburg Centre                                     501 South Faulkenburg Road
  C152     6000218       Citicorp      RT Commerce Park                                       709 & 717 Lingco Drive
  C153     6202760       Citicorp      23161 Antonio Parkway                                  23161 Antonio Parkway
  C154     6600095       Citicorp      14 Mason                                               14 Mason
  C155     6600094       Citicorp      International Paper Box Machine Co.-Milford            1300 U.S. 50 Hwy
-----------------------------------------------------------------------------------------------------------------------------------
  C156     6202627       Citicorp      Cascades of Tucson                                     201 N. Jessica Ave.
  C157     6600166       Citicorp      River Oaks Convalescent Center                         300 North Street
  C158     6203006       Citicorp      Americare Convalescent Center                          18211 Anglin Ave
  J159     538           JPM           Sonoma Acres Convalescent Hospital                     765 Donald Street
  C160     6600098       Citicorp      Valley Ridge Mobile Home Park                          8671 SW Loop 410
-----------------------------------------------------------------------------------------------------------------------------------
  C161     6600168       Citicorp      Stonecroft Mobile Home Park                            4900 Raytown Road
  J162     504           JPM           Eisenhower Nursing & Conv. Hosp.                       1470 North Fair Oaks Ave.

                                                                                                 % OF TOTAL       ANTICIPATED LOAN
                                ZIP        PROPERTY           ORIGINAL          CUT-OFF         MORTGAGE LOAN        BALANCE AT
      CITY              STATE   CODE         TYPE             BALANCE         DATE BALANCE      POOL BALANCE         MATURITY/ARD
-----------------------------------------------------------------------------------------------------------------------------------
New York City            NY     10014   Office             $ 183,000,000   $ 182,091,683.35        17.35%         $ 128,999,124.00
Los Angeles              CA     91367   Office              $ 51,200,000    $ 51,200,000.00         4.88%
San Juan                 PR     00918   Office              $ 23,500,000    $ 23,465,010.18         2.24%          $ 20,396,821.92
Cambridge                MA     02139   Office              $ 14,000,000    $ 13,991,692.13         1.33%          $ 12,268,606.00
Stamford                 CT     06902   Office               $ 9,831,325     $ 9,684,338.03         0.92%             $ 204,385.06
-----------------------------------------------------------------------------------------------------------------------------------
Cambridge                MA     02140   Office               $ 9,000,000     $ 8,994,592.46         0.86%           $ 7,878,711.00
Los Angeles              CA     90012   Office               $ 9,000,000     $ 8,933,383.45         0.85%           $ 7,285,270.73
Mobile                   AL     36609   Office               $ 6,500,000     $ 6,496,598.71         0.62%           $ 5,753,261.00
Anaheim                  CA     92808   Office               $ 6,100,000     $ 6,096,797.34         0.58%           $ 5,397,859.00
Richmond                 VA     23219   Office               $ 4,100,000     $ 4,086,588.24         0.39%           $ 2,873,508.00
-----------------------------------------------------------------------------------------------------------------------------------
Coconut Grove            FL     33133   Office               $ 4,000,000     $ 3,994,837.87         0.38%           $ 3,531,993.00
Mobile                   AL     36609   Office               $ 2,950,000     $ 2,945,967.17         0.28%           $ 2,589,566.00
Boston                   MA     02116   Office               $ 2,500,000     $ 2,498,544.07         0.24%           $ 2,194,246.00
Houston                  TX     77070   Office               $ 2,485,000     $ 2,483,708.34         0.24%           $ 2,200,618.00
Nashville                TN     37217   Office               $ 2,160,000     $ 2,158,019.51         0.21%           $ 1,758,866.00
-----------------------------------------------------------------------------------------------------------------------------------
Maple Grove              MN     55369   Office               $ 2,000,000     $ 1,996,111.43         0.19%           $ 1,756,817.00
Jacksonville             FL     32210   Office               $ 1,950,000     $ 1,947,527.84         0.19%           $ 1,724,885.00
Waukesha                 WI     53188   Office               $ 1,600,000     $ 1,598,539.65         0.15%           $ 1,303,643.00
Alexandria               VA     22312   Office               $ 1,575,000     $ 1,574,235.47         0.15%           $ 1,401,433.00
Stafford                 VA     22555   Office               $ 1,500,000     $ 1,481,346.56         0.14%              $ 28,225.61
-----------------------------------------------------------------------------------------------------------------------------------
Fort Collins             CO     80525   Office               $ 1,445,000     $ 1,443,510.05         0.14%           $ 1,157,768.00
Orange                   CA     92687   Office               $ 1,350,000     $ 1,348,314.55         0.13%           $ 1,195,943.00
Fort Collins             CO     80526   Office               $ 1,334,000     $ 1,332,624.50         0.13%           $ 1,068,832.00
Fort Collins             CO     80525   Office               $ 1,312,500     $ 1,311,146.67         0.12%           $ 1,051,605.00
Charleston Navy Yard     MA     02129   Office               $ 1,250,000     $ 1,249,260.53         0.12%           $ 1,095,696.00
-----------------------------------------------------------------------------------------------------------------------------------
Fort Collins             CO     80526   Office               $ 1,156,500     $ 1,155,307.52         0.11%             $ 926,614.00
Fort Collins             CO     80526   Office               $ 1,133,000     $ 1,131,831.76         0.11%             $ 907,786.00
Fort Collins             CO     80525   Office                 $ 984,000       $ 982,985.39         0.09%             $ 788,403.00
Fort Collins             CO     80525   Office                 $ 900,000       $ 899,072.00         0.09%             $ 721,101.00
Fort Collins             CO     80525   Office                 $ 652,000       $ 651,327.72         0.06%             $ 522,398.00
-----------------------------------------------------------------------------------------------------------------------------------
Fort Collins             CO     80525   Office                 $ 630,000       $ 629,350.40         0.06%             $ 504,770.00
Columbus                 OH     43209   Office                 $ 525,000       $ 522,384.03         0.05%              $ 20,673.00
Minneapolis              MN     55402   Mixed Use          $ 108,000,000   $ 108,000,000.00        10.29%          $ 92,057,825.91
Charlottesville          VA     22903   Mixed Use            $ 2,900,000     $ 2,894,022.85         0.28%           $ 2,532,756.25
Laguna Beach             CA     92651   Mixed Use            $ 2,250,000     $ 2,246,939.34         0.21%           $ 1,976,115.00
-----------------------------------------------------------------------------------------------------------------------------------
Hartford                 CT     06103   Mixed Use            $ 1,650,000     $ 1,648,943.19         0.16%           $ 1,436,411.00
Wrightsville Beach       NC     28480   Mixed Use            $ 1,100,000     $ 1,098,937.84         0.10%             $ 889,526.00
Naperville               IL     60540   Multifamily         $ 32,750,000    $ 32,592,221.88         3.10%          $ 28,221,417.04
Alpharetta               GA     30022   Multifamily         $ 18,900,000    $ 18,806,597.71         1.79%          $ 16,256,490.25
Concord                  NH     03301   Multifamily         $ 14,862,000    $ 14,824,584.68         1.41%          $ 12,726,305.98
-----------------------------------------------------------------------------------------------------------------------------------
Aurora                   CO     80014   Multifamily         $ 12,200,000    $ 12,175,441.37         1.16%          $ 10,080,105.00
Renton                   WA     98058   Multifamily         $ 12,000,000    $ 11,957,938.00         1.14%          $ 10,379,658.42
Anchorage                AK     99507   Multifamily         $ 10,000,000     $ 9,976,376.07         0.95%           $ 7,953,492.00
Westmont                 IL     60559   Multifamily         $ 10,000,000     $ 9,961,386.25         0.95%           $ 9,220,128.00
Hillsboro                OR     97124   Multifamily          $ 9,800,000     $ 9,786,133.03         0.93%           $ 8,571,277.00
-----------------------------------------------------------------------------------------------------------------------------------
Anaheim                  CA     92805   Multifamily          $ 8,700,000     $ 8,694,965.24         0.83%           $ 7,639,938.00
Lapeer                   MI     48446   Multifamily          $ 8,060,000     $ 8,027,483.65         0.76%           $ 6,939,087.11
Olathe                   KS     66061   Multifamily          $ 7,700,000     $ 7,667,610.45         0.73%           $ 6,782,475.00
Champaign                IL     61820   Multifamily          $ 6,800,000     $ 6,790,750.00         0.65%           $ 5,972,259.00
Concord                  NH     03301   Multifamily          $ 6,578,000     $ 6,561,439.80         0.63%           $ 5,632,731.23
-----------------------------------------------------------------------------------------------------------------------------------
Midland                  MI     48462   Multifamily          $ 6,490,000     $ 6,463,817.48         0.62%           $ 5,587,428.55
Madison                  WI     53715   Multifamily          $ 6,400,000     $ 6,400,000.00         0.61%                   $ -
Columbus                 OH     43209   Multifamily          $ 5,931,098     $ 5,913,422.28         0.56%           $ 2,460,340.49
Birmingham               AL     35215   Multifamily          $ 5,100,000     $ 5,090,030.82         0.48%           $ 4,477,560.00
Gainesville              FL     32601   Multifamily          $ 4,800,000     $ 4,789,483.07         0.46%           $ 3,866,810.00
-----------------------------------------------------------------------------------------------------------------------------------
Staten Island            NY     10314   Multifamily          $ 4,300,000     $ 4,286,556.94         0.41%           $ 3,476,305.14
Cedar Rapids             IA     52402   Multifamily          $ 4,200,000     $ 4,170,409.81         0.40%           $ 3,268,732.70
Memphis                  TN     38104   Multifamily          $ 3,900,000     $ 3,886,102.54         0.37%           $ 2,673,719.00
Urbana                   IL     68101   Multifamily          $ 3,500,000     $ 3,495,095.83         0.33%           $ 3,069,128.54
Staten Island            NY     10314   Multifamily          $ 3,200,000     $ 3,190,055.08         0.30%           $ 2,589,382.00
-----------------------------------------------------------------------------------------------------------------------------------
Calumet Park             IL     60827   Multifamily          $ 2,800,000     $ 2,796,355.07         0.27%           $ 2,394,106.35
N. Las Vegas             NV     89030   Multifamily          $ 2,750,000     $ 2,744,696.11         0.26%           $ 2,417,494.00
Zephyrhills              FL     33541   Multifamily          $ 2,450,000     $ 2,446,541.72         0.23%           $ 2,143,381.00
Quincy                   IL     62301   Multifamily          $ 2,400,000     $ 2,398,494.86         0.23%           $ 2,093,234.73
Kalamazoo                MI     49006   Multifamily          $ 2,360,000     $ 2,355,399.15         0.22%           $ 2,072,507.00
-----------------------------------------------------------------------------------------------------------------------------------
Urbana                   IL     61801   Multifamily          $ 2,320,000     $ 2,316,921.86         0.22%           $ 2,042,838.00
Lapeer                   MI     48446   Multifamily          $ 1,820,000     $ 1,812,657.59         0.17%           $ 1,566,890.47
Birmingham               AL     35211   Multifamily          $ 1,750,000     $ 1,746,278.71         0.17%           $ 1,416,670.00
Edgewood                 WA     98372   Multifamily          $ 1,700,000     $ 1,697,664.48         0.16%           $ 1,491,520.41
Anchorage                AK     99503   Multifamily          $ 1,600,000     $ 1,596,220.17         0.15%           $ 1,272,559.00
-----------------------------------------------------------------------------------------------------------------------------------
Lapeer                   MI     48446   Multifamily          $ 1,440,000     $ 1,434,190.63         0.14%           $ 1,239,737.69
Littleton                CO     80120   Multifamily          $ 1,400,000     $ 1,395,557.64         0.13%           $ 1,293,093.00
Post Falls               ID     83854   Multifamily          $ 1,155,000     $ 1,153,413.21         0.11%           $ 1,013,355.56
Milwaukee                WI     53212   Multifamily            $ 920,000       $ 920,000.00         0.09%             $ 813,968.77
Columbus                 OH     43209   Multifamily            $ 918,902       $ 916,164.02         0.09%             $ 381,179.51
-----------------------------------------------------------------------------------------------------------------------------------
San Antonio              TX     78231   Anchored Retail     $ 28,000,000    $ 27,850,130.85         2.65%          $ 21,962,766.00
Presque Isle             ME     04769   Anchored Retail     $ 17,350,000    $ 17,350,000.00         1.65%          $ 14,121,010.00
Venice                   FL     34293   Anchored Retail     $ 13,500,000    $ 13,467,516.33         1.28%          $ 11,622,540.59
City of Industry         CA     91745   Anchored Retail     $ 13,500,000    $ 13,449,476.17         1.28%          $ 11,722,480.11
Lincoln                  NE     68504   Anchored Retail     $ 10,600,000    $ 10,546,188.38         1.00%             $ 401,632.00
-----------------------------------------------------------------------------------------------------------------------------------
Kahului, Maui            HI     96732   Anchored Retail      $ 7,850,000     $ 7,797,837.91         0.74%           $ 4,531,801.02
Lancaster                PA     17601   Anchored Retail      $ 4,800,000     $ 4,793,274.27         0.46%           $ 4,202,581.00
Columbus                 OH     43214   Anchored Retail      $ 3,200,000     $ 3,184,055.00         0.30%             $ 125,995.00
North Kingston           RI     02852   Anchored Retail      $ 2,700,000     $ 2,696,390.69         0.26%           $ 2,375,615.00
Fort Collins             CO     80525   Anchored Retail      $ 2,475,000     $ 2,472,448.01         0.24%           $ 1,983,028.00
-----------------------------------------------------------------------------------------------------------------------------------
Newport                  NC     28570   Anchored Retail      $ 2,400,000     $ 2,381,726.75         0.23%              $ 78,494.00
Paris                    TX     75461   Anchored Retail      $ 1,800,000     $ 1,795,668.84         0.17%           $ 1,549,672.51
Columbus                 OH     43123   Anchored Retail      $ 1,250,000     $ 1,245,665.85         0.12%             $ 863,147.74
Columbus                 OH     43227   Anchored Retail        $ 885,000       $ 880,590.20         0.08%              $ 34,844.00
Delaware                 OH     43015   Anchored Retail        $ 800,000       $ 795,269.67         0.08%             $ 378,928.00
-----------------------------------------------------------------------------------------------------------------------------------
East Hanover             NJ     07936   Retail              $ 10,000,000     $ 9,976,086.57         0.95%           $ 7,911,510.76
Columbus                 OH     43220   Retail               $ 7,100,000     $ 7,064,622.01         0.67%             $ 279,547.00
Mundelein                IL     60060   Retail               $ 6,000,000     $ 5,995,374.96         0.57%           $ 5,185,672.26
National City            CA     91950   Retail               $ 5,400,000     $ 5,400,000.00         0.51%           $ 4,759,582.00
Houston                  TX     77060   Retail               $ 4,675,000     $ 4,665,983.40         0.44%           $ 4,109,741.14
-----------------------------------------------------------------------------------------------------------------------------------
San Antonio              TX     78238   Retail               $ 4,500,000     $ 4,490,715.87         0.43%           $ 3,660,461.00
Duluth                   GA     30096   Retail               $ 4,350,000     $ 4,345,648.81         0.41%           $ 3,577,459.55
Brooklyn                 NY     11234   Retail               $ 3,750,000     $ 3,746,624.04         0.36%           $ 3,060,875.00
Limerick                 PA     19468   Retail               $ 3,200,000     $ 3,193,335.06         0.30%           $ 2,599,094.00
National City            CA     91950   Retail               $ 3,000,000     $ 2,993,524.26         0.29%           $ 2,422,678.00
-----------------------------------------------------------------------------------------------------------------------------------
Bethlehem                PA     18020   Retail               $ 2,900,000     $ 2,890,816.07         0.28%           $ 2,543,195.00
Manalapan                NJ     07726   Retail               $ 2,700,000     $ 2,692,018.43         0.26%           $ 2,201,293.00
Washington               MI     48094   Retail               $ 2,410,000     $ 2,406,361.20         0.23%           $ 2,088,521.65
Columbus                 OH     43229   Retail               $ 2,325,000     $ 2,313,414.96         0.22%              $ 91,544.00
Columbus                 OH     43213   Retail               $ 2,325,000     $ 2,313,414.96         0.22%              $ 91,544.00
-----------------------------------------------------------------------------------------------------------------------------------
Dallas                   TX     75234   Retail               $ 2,100,000     $ 2,098,025.95         0.20%           $ 1,704,371.00
Los Angeles              CA     90027   Retail               $ 2,075,000     $ 2,067,514.86         0.20%             $ 863,675.00
Gainesville              FL     32607   Retail               $ 1,860,000     $ 1,859,074.96         0.18%           $ 1,652,470.67
Columbus                 OH     43213   Retail               $ 1,780,000     $ 1,771,130.60         0.17%              $ 70,086.00
Mesa                     AZ     85210   Retail               $ 1,750,000     $ 1,746,524.92         0.17%           $ 1,431,989.00
-----------------------------------------------------------------------------------------------------------------------------------
Columbus                 OH     43232   Retail               $ 1,725,000     $ 1,716,404.64         0.16%              $ 67,918.00
Los Angeles              CA     91607   Retail               $ 1,625,000     $ 1,623,451.75         0.15%           $ 1,316,469.00
Baltimore                MD     21212   Retail               $ 1,465,000     $ 1,446,608.85         0.14%              $ 26,793.00
Philadelphia             PA     19127   Retail               $ 1,350,000     $ 1,329,852.32         0.13%              $ 28,208.00
Van Nuys                 CA     91405   Retail               $ 1,200,000     $ 1,198,459.19         0.11%           $ 1,060,133.00
-----------------------------------------------------------------------------------------------------------------------------------
Columbus                 OH     43229   Retail               $ 1,185,000     $ 1,179,095.38         0.11%              $ 46,659.00
Houston                  TX     77075   Retail               $ 1,150,000     $ 1,148,732.65         0.11%             $ 921,856.93
Columbus                 OH     43228   Retail               $ 1,100,000     $ 1,094,518.90         0.10%              $ 43,308.00
Round Rock               TX     78717   Retail               $ 1,050,000     $ 1,046,483.72         0.10%             $ 688,526.00
Mesa                     AZ     85202   Retail                 $ 900,000       $ 898,002.29         0.09%             $ 723,467.00
-----------------------------------------------------------------------------------------------------------------------------------
Chandler                 AZ     85224   Retail                 $ 850,000       $ 848,165.20         0.08%             $ 686,424.85
Savannah                 GA     31401   Hotel               $ 13,500,000    $ 13,486,906.42         1.28%          $ 10,910,267.00
Savannah                 GA     31401   Hotel               $ 12,000,000    $ 11,988,361.26         1.14%           $ 9,698,015.00
Altamonte Springs        FL     32714   Hotel                $ 7,200,000     $ 7,188,515.26         0.68%           $ 4,994,019.00
Alpharetta               GA     30201   Hotel                $ 6,550,000     $ 6,530,322.65         0.62%           $ 5,327,416.00
-----------------------------------------------------------------------------------------------------------------------------------
Memphis                  TN     38115   Hotel                $ 5,800,000     $ 5,780,219.20         0.55%           $ 4,022,184.00
Durango                  CO     81301   Hotel                $ 5,150,000     $ 5,105,990.15         0.49%           $ 4,224,800.00
Alpharetta               GA     30004   Hotel                $ 4,350,000     $ 4,345,984.20         0.41%           $ 3,538,982.00
Hopewell                 VA     23860   Hotel                $ 4,075,000     $ 4,061,255.25         0.39%             $ 159,193.00
Jackson                  TN     38305   Hotel                $ 4,000,000     $ 3,986,452.04         0.38%           $ 2,778,848.00
-----------------------------------------------------------------------------------------------------------------------------------
Gainsville               FL     32608   Hotel                $ 3,935,000     $ 3,927,019.50         0.37%           $ 3,209,470.00
LaCrosse                 WI     54601   Hotel                $ 3,725,000     $ 3,696,667.69         0.35%           $ 2,445,541.22
Hopewell                 VA     23860   Hotel                $ 3,637,500     $ 3,625,230.90         0.35%             $ 142,098.00
Memphis                  TN     38116   Hotel                $ 3,600,000     $ 3,587,806.85         0.34%           $ 2,500,965.00
St. Augustine            FL     32084   Hotel                $ 3,550,000     $ 3,546,804.10         0.34%           $ 2,897,628.00
-----------------------------------------------------------------------------------------------------------------------------------
Aiken                    SC     29803   Hotel                $ 3,500,000     $ 3,488,178.32         0.33%           $ 2,433,216.00
Jackson                  TN     38305   Hotel                $ 3,100,000     $ 3,089,427.50         0.29%           $ 2,149,788.00
Thomasville              NC     27340   Hotel                $ 2,625,000     $ 2,622,549.07         0.25%           $ 2,132,388.86
Maplewood                MN     55119   Hotel                $ 2,200,000     $ 2,175,217.86         0.21%                   $ -
Greer                    SC     29650   Hotel                $ 1,700,000     $ 1,695,125.54         0.16%           $ 1,392,174.00
-----------------------------------------------------------------------------------------------------------------------------------
Greenfield               IN     46140   Hotel                $ 1,650,000     $ 1,644,769.92         0.16%           $ 1,331,081.00
Savannah                 GA     31419   Hotel                $ 1,650,000     $ 1,644,429.69         0.16%           $ 1,295,394.00
Wausau                   WI     54401   Hotel                $ 1,575,000     $ 1,567,893.11         0.15%           $ 1,044,210.40
Augusta                  GA     30901   Industrial           $ 3,600,000     $ 3,591,377.47         0.34%           $ 3,132,137.66
Gilroy                   CA     95020   Industrial           $ 3,600,000     $ 3,525,189.81         0.34%                   $ -
-----------------------------------------------------------------------------------------------------------------------------------
Nashua                   NH     03061   Industrial           $ 3,131,439     $ 3,127,569.17         0.30%           $ 2,776,852.93
Irvine                   CA     92714   Industrial           $ 3,000,000     $ 2,993,751.61         0.29%           $ 2,436,650.00
Temecula                 CA     92590   Industrial           $ 2,600,000     $ 2,590,889.70         0.25%           $ 2,273,732.97
Hudson                   MA     01749   Industrial           $ 2,350,000     $ 2,348,364.67         0.22%           $ 2,053,807.81
Stamford                 CT     06902   Industrial           $ 2,168,675     $ 2,136,251.03         0.20%              $ 45,084.94
-----------------------------------------------------------------------------------------------------------------------------------
Tampa                    FL     33619   Industrial           $ 1,850,000     $ 1,843,371.65         0.18%           $ 1,266,468.00
Richardson               TX     75081   Industrial           $ 1,240,000     $ 1,235,983.97         0.12%             $ 996,948.00
Rancho Santa Margarita   CA     92688   Industrial           $ 1,200,000     $ 1,199,301.16         0.11%           $ 1,053,239.00
Irvine                   CA     92618   Industrial           $ 1,100,000     $ 1,097,785.96         0.10%             $ 962,981.00
Milford                  OH     45150   Industrial             $ 968,561       $ 967,364.42         0.09%             $ 858,887.07
-----------------------------------------------------------------------------------------------------------------------------------
Tuscon                   AZ     85710   Health Care         $ 12,800,000    $ 12,786,971.86         1.22%          $ 10,274,807.00
Columbus                 TX     78934   Health Care          $ 4,500,000     $ 4,490,538.46         0.43%           $ 3,649,480.00
Detroit                  MI     48234   Health Care          $ 2,300,000     $ 2,293,828.61         0.22%           $ 1,901,143.00
Sonoma                   CA     95476   Health Care          $ 1,800,000     $ 1,788,285.13         0.17%           $ 1,450,401.58
San Antonio              TX     78242   Mobile Home Park     $ 2,500,000     $ 2,495,370.78         0.24%           $ 2,206,175.00
-----------------------------------------------------------------------------------------------------------------------------------
Kansas City              MO     64133   Mobile Home Park     $ 1,170,000     $ 1,169,426.11         0.11%           $ 1,090,424.00
Pasadena                 CA     91103   Nursing Home         $ 1,565,000     $ 1,545,676.04         0.15%                      $ -

                                                                                                         FIRST           INTEREST
         LOAN              MORTGAGE    ADMINISTRATIVE   SUB-SERVICING   NET MORTGAGE       NOTE         PAYMENT          ACCRUAL
         TYPE                RATE         FEE RATE         FEE RATE         RATE           DATE           DATE            METHOD
-----------------------------------------------------------------------------------------------------------------------------------
Hyperamortizing (ARD)       7.030          0.0629           0.0400         6.9671        01/30/98       03/01/98       Actual/360
Fully Amortizing            7.860          0.0629           0.0400         7.7971        07/11/97       09/01/97       30/360
Balloon                     7.500          0.0629           0.0400         7.4371        03/13/98       05/01/98       30/360
Balloon                     7.170          0.0629           0.0400         7.1071        04/23/98       06/01/98       Actual/360
Fully Amortizing            7.600          0.1479           0.1250         7.4521        12/12/97       02/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.130          0.0629           0.0400         7.0671        04/23/98       06/01/98       Actual/360
Balloon                     8.090          0.0729           0.0500         8.0171        10/30/97       12/01/97       30/360
Balloon                     7.560          0.1479           0.1250         7.4121        04/23/98       06/01/98       Actual/360
Balloon                     7.550          0.1479           0.1250         7.4021        04/24/98       06/01/98       Actual/360
Balloon                     7.810          0.1479           0.1250         7.6621        03/04/98       05/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.470          0.1479           0.1250         7.3221        03/12/98       05/01/98       Actual/360
Balloon                     7.240          0.1479           0.1250         7.0921        03/30/98       05/01/98       Actual/360
Balloon                     7.230          0.0629           0.0400         7.1671        04/23/98       06/01/98       Actual/360
Balloon                     7.580          0.1229           0.1000         7.4571        04/17/98       06/01/98       Actual/360
Balloon                     7.570          0.1479           0.1250         7.4221        04/21/98       06/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.260          0.1479           0.1250         7.1121        02/18/98       04/01/98       Actual/360
Balloon                     7.540          0.1479           0.1250         7.3921        03/23/98       05/01/98       Actual/360
Balloon                     7.590          0.1479           0.1250         7.4421        04/17/98       06/01/98       Actual/360
Balloon                     7.780          0.1479           0.1250         7.6321        05/05/98       06/01/98       Actual/360
Fully Amortizing            7.280          0.1479           0.1250         7.1321        01/08/98       03/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.040          0.1129           0.0900         6.9271        04/02/98       06/01/98       Actual/360
Balloon                     7.600          0.1479           0.1250         7.4521        03/31/98       05/01/98       Actual/360
Balloon                     7.040          0.1129           0.0900         6.9271        04/02/98       06/01/98       Actual/360
Balloon                     7.040          0.1129           0.0900         6.9271        04/02/98       06/01/98       Actual/360
Balloon                     7.180          0.0629           0.0400         7.1171        04/23/98       06/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.040          0.1129           0.0900         6.9271        04/02/98       06/01/98       Actual/360
Balloon                     7.040          0.1129           0.0900         6.9271        04/02/98       06/01/98       Actual/360
Balloon                     7.040          0.1129           0.0900         6.9271        04/02/98       06/01/98       Actual/360
Balloon                     7.040          0.1129           0.0900         6.9271        04/02/98       06/01/98       Actual/360
Balloon                     7.040          0.1129           0.0900         6.9271        04/02/98       06/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.040          0.1129           0.0900         6.9271        04/02/98       06/01/98       Actual/360
Fully Amortizing            7.570          0.0629           0.0400         7.5071        02/23/98       04/01/98       Actual/360
Hyperamortizing (ARD)       6.720          0.0629           0.0400         6.6571        06/01/98       07/01/98       30/360
Balloon                     7.040          0.1479           0.1250         6.8921        03/05/98       04/01/98       Actual/360
Balloon                     7.260          0.1479           0.1250         7.1121        03/02/98       05/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     6.920          0.0629           0.0400         6.8571        04/23/98       06/01/98       Actual/360
Balloon                     7.340          0.1479           0.1250         7.1921        04/03/98       06/01/98       Actual/360
Balloon                     7.180          0.0629           0.0400         7.1171        11/18/97       01/01/98       30/360
Balloon                     7.050          0.0829           0.0600         6.9671        11/24/97       01/01/98       30/360
Balloon                     6.910          0.0729           0.0500         6.8371        02/17/98       04/01/98       30/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     6.720          0.0629           0.0400         6.6571        03/31/98       05/01/98       Actual/360
Balloon                     6.710          0.0629           0.0400         6.6471        01/16/98       03/01/98       Actual/360
Balloon                     6.810          0.0629           0.0400         6.7471        03/31/98       05/01/98       Actual/360
Balloon                     7.110          0.1479           0.1250         6.9621        12/19/97       02/01/98       Actual/360
Balloon                     7.100          0.1479           0.1250         6.9521        03/17/98       05/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.250          0.1229           0.1000         7.1271        04/15/98       06/01/98       Actual/360
Balloon                     7.140          0.0729           0.0500         7.0671        12/23/97       02/01/98       30/360
Balloon                     7.390          0.1479           0.1250         7.2421        11/04/97       01/01/98       Actual/360
Balloon                     7.260          0.1479           0.1250         7.1121        03/31/98       05/01/98       Actual/360
Balloon                     6.910          0.0729           0.0500         6.8371        02/17/98       04/01/98       30/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.140          0.0729           0.0500         7.0671        12/23/97       02/01/98       30/360
Fully Amortizing            6.970          0.0629           0.0400         6.9071        05/22/98       07/01/98       30/360
Balloon                     7.570          0.0629           0.0400         7.5071        02/23/98       04/01/98       Actual/360
Balloon                     7.240          0.1479           0.1250         7.0921        02/10/98       04/01/98       Actual/360
Balloon                     7.220          0.1229           0.1000         7.0971        03/26/98       05/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.330          0.0629           0.0400         7.2671        02/10/98       04/01/98       Actual/360
Balloon                     8.400          0.0629           0.0400         8.3371        06/30/97       08/01/97       30/360
Balloon                     7.190          0.1479           0.1250         7.0421        03/03/98       05/01/98       Actual/360
Balloon                     7.140          0.1479           0.1250         6.9921        03/20/98       05/01/98       Actual/360
Balloon                     7.360          0.0629           0.0400         7.2971        02/10/98       04/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Hyperamortizing (ARD)       7.820          0.0629           0.0400         7.7571        04/22/98       06/01/98       30/360
Balloon                     7.290          0.1479           0.1250         7.1421        02/25/98       04/01/98       Actual/360
Balloon                     7.110          0.0629           0.0400         7.0471        03/19/98       05/01/98       Actual/360
Balloon                     6.990          0.1479           0.1250         6.8421        04/10/98       06/01/98       Actual/360
Balloon                     7.250          0.1479           0.1250         7.1021        02/17/98       04/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.360          0.1479           0.1250         7.2121        03/31/98       05/01/98       Actual/360
Balloon                     7.140          0.0729           0.0500         7.0671        12/23/97       02/01/98       30/360
Balloon                     7.380          0.1479           0.1250         7.2321        03/16/98       05/01/98       Actual/360
Balloon                     7.220          0.1479           0.1250         7.0721        03/13/98       05/01/98       Actual/360
Balloon                     6.810          0.0629           0.0400         6.7471        03/31/98       05/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.140          0.0729           0.0500         7.0671        12/23/97       02/01/98       30/360
Balloon                     7.220          0.1479           0.1250         7.0721        01/23/98       03/01/98       Actual/360
Balloon                     7.220          0.1479           0.1250         7.0721        03/02/98       05/01/98       Actual/360
Balloon                     7.550          0.1479           0.1250         7.4021        04/30/98       07/01/98       Actual/360
Balloon                     7.570          0.0629           0.0400         7.5071        02/23/98       04/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.560          0.0529           0.0300         7.5071        10/01/97       11/01/97       Actual/360
Balloon                     7.560          0.0979           0.0750         7.4621        05/28/98       07/01/98       Actual/360
Balloon                     7.140          0.0629           0.0400         7.0771        02/26/98       04/01/98       30/360
Balloon                     7.520          0.0629           0.0400         7.4571        12/12/97       02/01/98       30/360
Fully Amortizing            7.440          0.1029           0.0800         7.3371        02/03/98       04/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.780          0.0629           0.0400         7.7171        10/31/97       01/01/98       30/360
Balloon                     7.140          0.0629           0.0400         7.0771        03/11/98       05/01/98       Actual/360
Fully Amortizing            7.570          0.0629           0.0400         7.5071        02/23/98       04/01/98       Actual/360
Balloon                     7.330          0.0979           0.0750         7.2321        03/12/98       05/01/98       Actual/360
Balloon                     7.040          0.1129           0.0900         6.9271        04/02/98       06/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing            7.150          0.0629           0.0400         7.0871        01/22/98       03/01/98       Actual/360
Balloon                     7.140          0.1479           0.1250         6.9921        02/18/98       04/01/98       30/360
Balloon                     7.390          0.1479           0.1250         7.2421        03/20/98       05/01/98       Actual/360
Fully Amortizing            7.570          0.0629           0.0400         7.5071        02/23/98       04/01/98       Actual/360
Balloon                     7.390          0.1479           0.1250         7.2421        03/20/98       05/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.220          0.0729           0.0500         7.1471        03/23/98       05/01/98       30/360
Fully Amortizing            7.570          0.0629           0.0400         7.5071        02/23/98       04/01/98       Actual/360
Balloon                     7.310          0.0629           0.0400         7.2471        04/14/98       06/01/98       30/360
Balloon                     7.400          0.1479           0.1250         7.2521        05/28/98       07/01/98       Actual/360
Balloon                     7.290          0.1029           0.0800         7.1871        02/20/98       04/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.540          0.1479           0.1250         7.3921        03/05/98       05/01/98       Actual/360
Balloon                     7.250          0.0629           0.0400         7.1871        04/07/98       06/01/98       30/360
Balloon                     7.650          0.0629           0.0400         7.5871        04/27/98       06/01/98       Actual/360
Balloon                     7.490          0.1479           0.1250         7.3421        03/05/98       05/01/98       Actual/360
Balloon                     7.300          0.0629           0.0400         7.2371        03/03/98       05/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.230          0.1479           0.1250         7.0821        01/13/98       03/01/98       Actual/360
Balloon                     7.610          0.0629           0.0400         7.5471        02/25/98       04/01/98       Actual/360
Balloon                     7.430          0.0729           0.0500         7.3571        03/27/98       05/01/98       30/360
Fully Amortizing            7.570          0.0629           0.0400         7.5071        02/23/98       04/01/98       Actual/360
Fully Amortizing            7.570          0.0629           0.0400         7.5071        02/23/98       04/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.460          0.1479           0.1250         7.3121        04/20/98       06/01/98       Actual/360
Balloon                     7.100          0.0629           0.0400         7.0371        03/17/98       05/01/98       Actual/360
Balloon                     7.710          0.1479           0.1250         7.5621        04/02/98       06/01/98       Actual/360
Fully Amortizing            7.570          0.0629           0.0400         7.5071        02/23/98       04/01/98       Actual/360
Balloon                     7.740          0.1479           0.1250         7.5921        03/11/98       05/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing            7.570          0.0629           0.0400         7.5071        02/23/98       04/01/98       Actual/360
Balloon                     7.400          0.0629           0.0400         7.3371        04/10/98       06/01/98       Actual/360
Fully Amortizing            7.170          0.1479           0.1250         7.0221        01/29/98       03/01/98       Actual/360
Fully Amortizing            7.620          0.0629           0.0400         7.5571        12/19/97       02/01/98       Actual/360
Balloon                     7.490          0.0629           0.0400         7.4271        03/23/98       05/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing            7.570          0.0629           0.0400         7.5071        02/23/98       04/01/98       Actual/360
Balloon                     7.710          0.1479           0.1250         7.5621        04/14/98       06/01/98       30/360
Fully Amortizing            7.570          0.0629           0.0400         7.5071        02/23/98       04/01/98       Actual/360
Balloon                     7.670          0.1479           0.1250         7.5221        02/26/98       04/01/98       30/360
Balloon                     7.150          0.1479           0.1250         7.0021        03/13/98       05/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.300          0.1479           0.1250         7.1521        03/13/98       05/01/98       Actual/360
Balloon                     7.320          0.0779           0.0550         7.2421        04/03/98       06/01/98       Actual/360
Balloon                     7.320          0.0779           0.0550         7.2421        04/03/98       06/01/98       Actual/360
Balloon                     7.510          0.1479           0.1250         7.3621        04/09/98       06/01/98       Actual/360
Balloon                     7.530          0.0979           0.0750         7.4321        02/13/98       04/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.510          0.1479           0.1250         7.3621        03/05/98       05/01/98       Actual/360
Balloon                     7.850          0.0629           0.0400         7.7871        12/26/97       02/01/98       Actual/360
Balloon                     7.540          0.1479           0.1250         7.3921        04/02/98       06/01/98       Actual/360
Fully Amortizing            7.590          0.1479           0.1250         7.4421        03/24/98       05/01/98       Actual/360
Balloon                     7.560          0.1479           0.1250         7.4121        03/10/98       05/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.630          0.1179           0.0950         7.5121        03/31/98       05/01/98       Actual/360
Balloon                     8.770          0.0629           0.0400         8.7071        09/25/97       11/01/97       30/360
Fully Amortizing            7.590          0.1479           0.1250         7.4421        03/24/98       05/01/98       Actual/360
Balloon                     7.560          0.1479           0.1250         7.4121        03/05/98       05/01/98       Actual/360
Balloon                     7.650          0.1479           0.1250         7.5021        04/15/98       06/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.580          0.0629           0.0400         7.5171        03/10/98       05/01/98       Actual/360
Balloon                     7.510          0.1479           0.1250         7.3621        03/09/98       05/01/98       Actual/360
Balloon                     7.490          0.1479           0.1250         7.3421        04/02/98       06/01/98       Actual/360
Fully Amortizing            8.600          0.0629           0.0400         8.5371        10/24/97       12/01/97       30/360
Balloon                     7.760          0.0629           0.0400         7.6971        02/20/98       04/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.260          0.1479           0.1250         7.1121        02/24/98       04/01/98       Actual/360
Balloon                     8.010          0.1479           0.1250         7.8621        02/24/98       04/01/98       Actual/360
Balloon                     9.020          0.0629           0.0400         8.9571        12/04/97       02/01/98       30/360
Balloon                     7.210          0.0629           0.0400         7.1471        03/19/98       05/01/98       30/360
Fully Amortizing            7.920          0.0729           0.0500         7.8471        10/30/97       12/01/97       30/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.640          0.1479           0.1250         7.4921        03/31/98       05/01/98       Actual/360
Balloon                     7.490          0.1029           0.0800         7.3871        03/13/98       05/01/98       Actual/360
Balloon                     7.850          0.0629           0.0400         7.7871        12/31/97       02/01/98       30/360
Balloon                     7.820          0.0629           0.0400         7.7571        04/24/98       06/01/98       30/360
Fully Amortizing            7.600          0.1479           0.1250         7.4521        12/12/97       02/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.150          0.1479           0.1250         7.0021        03/24/98       05/01/98       Actual/360
Balloon                     7.150          0.0629           0.0400         7.0871        02/27/98       04/01/98       Actual/360
Balloon                     7.230          0.1479           0.1250         7.0821        04/07/98       06/01/98       Actual/360
Balloon                     7.130          0.1479           0.1250         6.9821        02/23/98       04/01/98       Actual/360
Balloon                     7.640          0.1479           0.1250         7.4921        03/31/98       05/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.100          0.0629           0.0400         7.0371        04/17/98       06/01/98       Actual/360
Balloon                     7.440          0.1479           0.1250         7.2921        03/05/98       05/01/98       Actual/360
Balloon                     8.080          0.1479           0.1250         7.9321        02/13/98       04/01/98       Actual/360
Balloon                     7.910          0.0629           0.0400         7.8471        11/20/97       01/01/98       30/360
Balloon                     7.440          0.1479           0.1250         7.2921        02/24/98       04/01/98       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                     7.750          0.1479           0.1250         7.6021        04/22/98       06/01/98       Actual/360
Fully Amortizing            7.850          0.0629           0.0400         7.7871        09/29/97       11/01/97       30/360

                    ORIGINAL TERM        ORIGINAL                     REMAINING TERM     SCHEDULED          CROSS
     MONTHLY       TO MATURITY/ARD     AMORTIZATION     SEASONING    TO MATURITY/ARD   MATURITY DATE/   COLLATERALIZED    RELATED
     PAYMENT           (MONTHS)        TERM (MONTHS)    (MONTHS)         (MONTHS)           ARD             LOANS          LOANS
-----------------------------------------------------------------------------------------------------------------------------------
 $ 1,296,910.27          120                300            4                116          02/01/08
   $ 335,360.00          220                220           10                210          12/01/15
   $ 164,315.41          120                360            2                118          04/01/08
    $ 94,746.20          120                360            1                119          05/01/08                          Yes(l)
    $ 91,697.18          180                180            5                175          01/01/13
-----------------------------------------------------------------------------------------------------------------------------------
    $ 60,665.04          120                360            1                119          05/01/08                          Yes(l)
    $ 70,000.90          120                300            7                113          11/01/07
    $ 45,716.29          120                360            1                119          05/01/08                          Yes(c)
    $ 42,861.13          120                360            1                119          05/01/08
    $ 33,810.82          120                240            2                118          04/01/08
-----------------------------------------------------------------------------------------------------------------------------------
    $ 27,886.46          120                360            2                118          04/01/08
    $ 20,104.20          120                360            2                118          04/01/08                          Yes(c)
    $ 17,020.51          120                360            1                119          05/01/08                          Yes(l)
    $ 17,511.81          120                360            1                119          05/01/08
    $ 16,060.69          120                300            1                119          05/01/08
-----------------------------------------------------------------------------------------------------------------------------------
    $ 13,657.09          120                360            3                117          03/01/08
    $ 13,688.13          120                360            2                118          04/01/08
    $ 11,917.68          120                300            1                119          05/01/08
    $ 11,316.16          120                360            1                119          05/01/08
    $ 13,718.32          180                180            4                176          02/01/13
-----------------------------------------------------------------------------------------------------------------------------------
    $ 10,249.86          120                300            1                119          05/01/08                          Yes(k)
     $ 9,532.01          120                360            2                118          04/01/08
     $ 9,462.50          120                300            1                119          05/01/08                          Yes(k)
     $ 9,310.00          120                300            1                119          05/01/08                          Yes(k)
     $ 8,467.94          120                360            1                119          05/01/08                          Yes(l)
-----------------------------------------------------------------------------------------------------------------------------------
     $ 8,203.44          120                300            1                119          05/01/08                          Yes(k)
     $ 8,036.74          120                300            1                119          05/01/08                          Yes(k)
     $ 6,979.84          120                300            1                119          05/01/08                          Yes(k)
     $ 6,384.00          120                300            1                119          05/01/08                          Yes(k)
     $ 4,624.85          120                300            1                119          05/01/08                          Yes(k)
-----------------------------------------------------------------------------------------------------------------------------------
     $ 4,468.80          120                300            1                119          05/01/08                          Yes(k)
     $ 4,251.86          240                240            3                237          03/01/18          Yes(c)          Yes(i)
   $ 698,333.60          120                360            0                120          05/31/08
    $ 19,371.88          120                360            3                117          03/01/08
    $ 15,364.23          120                360            2                118          04/01/08
-----------------------------------------------------------------------------------------------------------------------------------
    $ 10,888.98          120                360            1                119          05/01/08                          Yes(l)
     $ 8,014.77          120                300            1                119          05/01/08
   $ 221,859.91          120                360            6                114          12/01/07
   $ 126,377.47          120                360            6                114          12/01/07
    $ 97,980.58          120                360            3                117          03/01/08          Yes(d)          Yes(o)
-----------------------------------------------------------------------------------------------------------------------------------
    $ 81,699.27          120                324            2                118          04/01/08                          Yes(h)
    $ 77,512.97          120                360            4                116          02/01/08
    $ 69,470.50          120                300            2                118          04/01/08                          yes(h)
    $ 67,270.64           84                360            5                 79          01/01/05
    $ 65,859.13          120                360            2                118          04/01/08
-----------------------------------------------------------------------------------------------------------------------------------
    $ 59,349.34          120                360            1                119          05/01/08
    $ 54,383.34          120                360            5                115          01/01/08          Yes(e)          Yes(n)
    $ 53,260.73          120                360            6                114          12/01/07
    $ 46,434.12          120                360            2                118          04/01/08                          Yes(b)
    $ 43,366.72          120                360            3                117          03/01/08          Yes(d)          Yes(o)
-----------------------------------------------------------------------------------------------------------------------------------
    $ 43,790.06          120                360            5                115          01/01/08                          Yes(n)
    $ 57,417.72          180                180            0                180          06/01/13
    $ 44,100.70          240                300            3                237          03/01/18          Yes(c)          Yes(i)
    $ 34,756.41          120                360            3                117          03/01/08
    $ 34,602.01          120                300            2                118          04/01/08
-----------------------------------------------------------------------------------------------------------------------------------
    $ 31,302.66          120                300            3                117          03/01/08          Yes(a)
    $ 31,997.18          180                360           11                169          07/01/12
    $ 30,683.04          120                240            2                118          04/01/08                          Yes(e)
    $ 23,615.59          120                360            2                118          03/31/08
    $ 23,357.08          120                300            3                117          03/01/08          Yes(a)
-----------------------------------------------------------------------------------------------------------------------------------
    $ 21,891.60           84                276            1                 83          05/01/05
    $ 18,834.52          120                360            3                117          03/01/08
    $ 16,481.31          120                360            2                118          04/01/08
    $ 15,951.14          120                360            1                119          05/01/08
    $ 16,099.36          120                360            3                117          03/01/08
-----------------------------------------------------------------------------------------------------------------------------------
    $ 15,999.95          120                360            2                118          04/01/08                          Yes(b)
    $ 12,280.11          120                360            5                115          01/01/08          Yes(e)          Yes(n)
    $ 12,796.06          120                300            2                118          04/01/08
    $ 11,562.42          120                360            2                118          04/01/08
    $ 11,115.28          120                300            2                118          04/01/08                          yes(h)
-----------------------------------------------------------------------------------------------------------------------------------
     $ 9,716.13          120                360            5                115          01/01/08          Yes(e)          Yes(n)
     $ 9,522.00           84                360            4                 80          02/01/05
     $ 7,855.65          120                360            2                118          04/01/08
     $ 6,464.30          120                360            0                120          06/01/08
     $ 6,832.50          240                300            3                237          03/01/18          Yes(c)          Yes(i)
-----------------------------------------------------------------------------------------------------------------------------------
   $ 196,931.73          180                360            8                172          10/01/12
   $ 128,892.86          120                300            0                120          06/01/08
    $ 91,088.72          120                360            3                117          03/01/08
    $ 94,578.91          120                360            5                115          01/01/08
    $ 85,004.41          240                240            3                237          03/01/18
-----------------------------------------------------------------------------------------------------------------------------------
    $ 59,488.00          194                299            6                188          02/01/14
    $ 32,387.10          120                360            2                118          04/01/08
    $ 25,916.12          240                240            3                237          03/01/18          Yes(c)          Yes(i)
    $ 18,565.49          120                360            2                118          04/01/08
    $ 17,555.99          120                300            1                119          05/01/08                          Yes(k)
-----------------------------------------------------------------------------------------------------------------------------------
    $ 18,823.88          240                240            4                236          02/01/18
    $ 12,145.16          120                360            3                117          03/01/08
     $ 9,986.01          120                240            2                118          04/01/08                          Yes(j)
     $ 7,167.43          240                240            3                237          03/01/18          Yes(c)          Yes(i)
     $ 7,366.18          120                180            2                118          04/01/08                          Yes(j)
-----------------------------------------------------------------------------------------------------------------------------------
    $ 72,087.52          120                300            2                118          04/01/08
    $ 57,501.40          240                240            3                237          03/01/18          Yes(c)          Yes(i)
    $ 41,175.04          120                360            1                119          05/01/08
    $ 37,388.51          120                360            0                120          06/01/08
    $ 32,018.68          120                360            3                117          03/01/08
-----------------------------------------------------------------------------------------------------------------------------------
    $ 33,371.77          120                300            2                118          04/01/08
    $ 30,632.44          121                324            1                120          06/01/08
    $ 28,079.08          120                300            1                119          05/01/08
    $ 23,626.91          120                300            2                118          04/01/08
    $ 21,780.94          120                300            2                118          04/01/08
-----------------------------------------------------------------------------------------------------------------------------------
    $ 19,743.79          120                360            4                116          02/01/08
    $ 20,146.34          120                300            3                117          03/01/08
    $ 16,735.70          120                360            2                118          04/01/08
    $ 18,829.68          240                240            3                237          03/01/18          Yes(c)          Yes(i)
    $ 18,829.68          240                240            3                237          03/01/18          Yes(c)          Yes(i)
-----------------------------------------------------------------------------------------------------------------------------------
    $ 15,464.22          120                300            1                119          05/01/08
    $ 16,212.24          180                240            2                178          04/01/13
    $ 13,273.89          120                360            1                119          05/01/08
    $ 14,415.84          240                240            3                237          03/01/18          Yes(c)          Yes(i)
    $ 13,206.77          120                300            2                118          04/01/08
-----------------------------------------------------------------------------------------------------------------------------------
    $ 13,970.41          240                240            3                237          03/01/18          Yes(c)          Yes(i)
    $ 11,903.11          120                300            1                119          05/01/08
    $ 13,307.47          180                180            4                176          02/01/13
    $ 12,606.90          180                180            5                175          01/01/13
     $ 8,382.36          120                360            2                118          04/01/08
-----------------------------------------------------------------------------------------------------------------------------------
     $ 9,597.06          240                240            3                237          03/01/18          Yes(c)          Yes(i)
     $ 8,656.10          120                300            1                119          05/01/08
     $ 8,908.67          240                240            3                237          03/01/18          Yes(c)          Yes(i)
     $ 7,875.88          180                300            3                177          03/01/13
     $ 6,447.39          120                300            2                118          04/01/08
-----------------------------------------------------------------------------------------------------------------------------------
     $ 6,171.27          120                300            2                118          04/01/08
    $ 98,188.58          120                300            1                119          05/01/08                          Yes(g)
    $ 87,278.74          120                300            1                119          05/01/08                          Yes(g)
    $ 58,046.74          120                240            1                119          05/01/08
    $ 48,531.81          120                300            3                117          03/01/08                          Yes(d)
-----------------------------------------------------------------------------------------------------------------------------------
    $ 46,759.88          120                240            2                118          04/01/08                          Yes(e)
    $ 42,597.14          120                240            5                115          01/01/08
    $ 32,259.38          120                300            1                119          05/01/08                          Yes(d)
    $ 33,052.54          240                240            2                238          04/01/18                          Yes(a)
    $ 32,370.64          120                240            2                118          04/01/08                          Yes(e)
-----------------------------------------------------------------------------------------------------------------------------------
    $ 29,412.86          120                300            2                118          04/01/08
    $ 30,675.48          180                300            8                172          10/01/12                          Yes(m)
    $ 29,503.96          240                240            2                238          04/01/18                          Yes(a)
    $ 29,133.57          120                240            2                118          04/01/08                          Yes(e)
    $ 26,581.53          120                300            1                119          05/01/08
-----------------------------------------------------------------------------------------------------------------------------------
    $ 28,367.22          120                240            2                118          04/01/08
    $ 24,992.35          120                240            2                118          04/01/08                          Yes(e)
    $ 19,381.45          120                300            1                119          05/01/08
    $ 19,231.58          240                240            7                233          11/01/17
    $ 12,851.75          120                300            3                117          03/01/08
-----------------------------------------------------------------------------------------------------------------------------------
    $ 11,936.95          120                300            3                117          03/01/08
    $ 13,102.65          120                276            3                117          03/01/08
    $ 13,238.92          180                300            5                175          01/01/13                          Yes(m)
    $ 25,928.35           84                300            2                 82          04/01/05
    $ 34,237.42          180                180            7                173          11/01/12
-----------------------------------------------------------------------------------------------------------------------------------
    $ 22,196.45          120                360            2                118          04/01/08          Yes(b)
    $ 22,150.23          120                300            2                118          04/01/08
    $ 18,806.71          120                360            5                115          01/01/08
    $ 16,949.50          120                360            1                119          05/01/08
    $ 20,227.32          180                180            5                175          01/01/13
-----------------------------------------------------------------------------------------------------------------------------------
    $ 14,510.07          120                240            2                118          04/01/08
     $ 8,883.07          120                300            3                117          03/01/08
     $ 8,169.84          120                360            1                119          05/01/08
     $ 7,414.62          120                360            3                117          03/01/08
     $ 6,865.41          120                360            2                118          04/01/08          Yes(b)
-----------------------------------------------------------------------------------------------------------------------------------
    $ 91,285.92          120                300            1                119          05/01/08
    $ 33,079.18          120                300            2                118          04/01/08
    $ 17,873.84          120                300            3                117          03/01/08
    $ 13,785.55          120                300            6                114          12/01/07
    $ 17,377.77          120                360            3                117          03/01/08                          Yes(f)
-----------------------------------------------------------------------------------------------------------------------------------
     $ 8,382.02           84                360            1                 83          05/01/05                          Yes(f)
    $ 12,944.57          240                240            8                232          10/01/17

 LOCKOUT                                                                                                   CUT-OFF   MATURITY DATE/
EXPIRATION                                                                APPRAISED        APPRAISAL      DATE LTV      ARD LTV
   DATE             PREPAYMENT PENALTY DESCRIPTION (MONTHS)                 VALUE             DATE          RATIO        RATIO
------------------------------------------------------------------------------------------------------------------------------------
 07/31/07     LO(47)/Defeasance(66)/FREE(7)                              237,000,000        02/12/98        76.83          54.43
 06/30/04     LO(82)/Grtr2%UPBorYM(96)/FREE(42)                           67,000,000        03/13/97        76.42           -
 04/01/02     LO(48)/Grtr2%UPBorYM(66)/FREE(6)                            33,900,000        11/01/97        69.22          60.17
 04/30/00     LO(23)/YM(90)/FREE(7)                                       22,600,000        03/10/98        61.91          54.29
 12/31/05     LO(95)/YM(78)/FREE(7)                                       13,600,000        11/18/97        71.21           1.50
------------------------------------------------------------------------------------------------------------------------------------
 04/30/00     LO(23)/YM(90)/FREE(7)                                       15,100,000        03/10/98        59.57          52.18
 11/01/03     LO(72)/3%(12)/2%(12)/1%(18)/FREE(6)                         14,750,000        09/11/97        60.57          49.39
 04/30/02     LO(47)/YM(66)/FREE(7)                                        9,500,000        02/09/98        68.39          60.56
 04/30/02     LO(47)/YM(66)/FREE(7)                                        8,120,000        02/26/98        75.08          66.48
 03/31/03     LO(59)/YM(54)/FREE(7)                                        6,175,000        11/17/97        66.18          46.53
------------------------------------------------------------------------------------------------------------------------------------
 03/31/02     LO(47)/YM(66)/FREE(7)                                        4,950,000        02/10/98        80.70          71.35
 03/31/02     LO(47)/YM(66)/FREE(7)                                        4,050,000        02/09/98        72.74          63.94
 04/30/00     LO(23)/YM(90)/FREE(7)                                        3,900,000        03/01/98        64.07          56.26
 04/30/02     LO(47)/YM(66)/FREE(7)                                        3,350,000        11/12/97        74.14          65.69
 04/30/02     LO(47)/YM(66)/FREE(7)                                        2,950,000        03/03/98        73.15          59.62
------------------------------------------------------------------------------------------------------------------------------------
 02/28/02     LO(47)/YM(66)/FREE(7)                                        2,650,000        11/11/97        75.33          66.29
 03/31/02     LO(47)/YM(66)/FREE(7)                                        2,600,000        10/15/97        74.90          66.34
 05/31/02     LO(48)/YM(66)/FREE(6)                                        2,325,000        01/26/98        68.75          56.07
 04/30/02     LO(47)/YM(66)/FREE(7)                                        2,100,000        01/06/98        74.96          66.73
 01/31/06     LO(95)/YM(78)/FREE(7)                                        2,900,000        10/17/97        51.08           0.97
------------------------------------------------------------------------------------------------------------------------------------
 04/30/02     LO(47)/YM(69)/FREE(4)                                        2,200,000        02/27/98        65.61          52.63
 03/31/02     LO(47)/YM(66)/FREE(7)                                        1,800,000        02/18/98        74.91          66.44
 04/30/02     LO(47)/YM(69)/FREE(4)                                        1,800,000        02/27/98        74.03          59.38
 04/30/02     LO(47)/YM(69)/FREE(4)                                        1,750,000        02/27/98        74.92          60.09
 04/30/00     LO(23)/YM(90)/FREE(7)                                        2,900,000        04/01/98        43.08          37.78
------------------------------------------------------------------------------------------------------------------------------------
 04/30/02     LO(47)/YM(69)/FREE(4)                                        1,650,000        02/27/98        70.02          56.16
 04/30/02     LO(47)/YM(69)/FREE(4)                                        1,700,000        02/27/98        66.58          53.40
 04/30/02     LO(47)/YM(57)/FREE(16)                                       1,900,000        02/27/98        51.74          41.49
 04/30/02     LO(47)/YM(69)/FREE(4)                                        1,450,000        02/27/98        62.01          49.73
 04/30/02     LO(47)/YM(69)/FREE(4)                                        1,050,000        02/27/97        62.03          49.75
------------------------------------------------------------------------------------------------------------------------------------
 04/30/02     LO(47)/YM(69)/FREE(4)                                        1,000,000        02/27/98        62.94          50.48
 02/29/08     LO(119)/YM(114)/FREE(7)                                        640,000        11/12/97        81.62           3.23
              Grtr5%UPBorYM(47)/Grtr2%UPBorYM(67)/FREE(6)                200,000,000        08/01/97        54.00          46.03
 02/28/02     LO(47)/YM(66)/FREE(7)                                        3,950,000        11/02/97        73.27          64.12
 03/31/02     LO(47)/YM(66)/FREE(7)                                        3,220,000        12/22/97        69.78          61.37
------------------------------------------------------------------------------------------------------------------------------------
 04/30/00     LO(23)/YM(90)/FREE(7)                                        2,200,000        03/20/98        74.95          65.29
 04/30/02     LO(47)/YM(66)/FREE(7)                                        1,630,000        01/06/98        67.42          54.57
 11/30/01     LO(47)/YM(66)/FREE(7)                                       40,000,000        10/07/97        81.48          70.55
 11/30/01     LO(47)/YM(66)/FREE(7)                                       23,700,000        10/06/97        79.35          68.59
 03/01/03     LO(60)/Grtr1%UPBorYM(54)/FREE(6)                            19,000,000        01/21/98        78.02          66.98
------------------------------------------------------------------------------------------------------------------------------------
 03/31/02     LO(47)/YM(65)/FREE(8)                                       15,520,000        02/03/98        78.45          64.95
 01/31/02     LO(47)/YM(66)/FREE(7)                                       15,400,000        12/18/97        77.65          67.40
 03/31/02     LO(47)/YM(65)/FREE(8)                                       15,750,000        02/25/98        63.34          50.50
 12/31/98     LO(11)/YM(66)/FREE(7)                                       12,570,000        09/18/97        79.25          73.35
 03/31/02     LO(47)/YM(66)/FREE(7)                                       11,000,000        11/25/97        88.96          77.92
------------------------------------------------------------------------------------------------------------------------------------
 04/30/02     LO(47)/YM(66)/FREE(7)                                       10,850,000        03/08/98        80.14          70.41
 01/01/04     LO(72)/Grtr1%UPBorYM(42)/FREE(6)                            10,200,000        11/18/97        78.70          68.03
 11/30/01     LO(47)/YM(66)/FREE(7)                                       10,000,000        09/10/97        76.68          67.82
 03/31/02     LO(47)/YM(66)/FREE(7)                                        8,750,000        01/30/98        77.61          68.25
 03/01/03     LO(60)/Grtr1%UPBorYM(54)/FREE(6)                             8,200,000        01/21/98        80.02          68.69
------------------------------------------------------------------------------------------------------------------------------------
 01/01/04     LO(72)/Grtr1%UPBorYM(42)/FREE(6)                             8,700,000        11/17/97        74.30          64.22
 06/01/04     LO(72)/Grtr1%UPBorYM(72)/FREE(36)                            9,770,000        04/06/98        65.51           -
 02/29/08     LO(119)/YM(114)/FREE(7)                                      7,100,000        11/12/97        83.29          34.65
 02/28/02     LO(47)/YM(66)/FREE(7)                                        6,500,000        04/01/98        78.31          68.89
 03/31/02     LO(47)/YM(66)/FREE(7)                                        6,130,000        01/21/98        78.13          63.08
------------------------------------------------------------------------------------------------------------------------------------
 02/28/02     LO(47)/YM(66)/FREE(7)                                        5,200,000        10/06/97        82.43          66.85
   N/A        LO(0)/Grtr1%UPBorYM(156)/FREE(24)                            5,250,000        06/06/97        79.44          62.26
 03/31/02     LO(47)/YM(36)/3%(12)/2%(12)/1%(6)/FREE(7)                    4,950,000        01/28/98        78.51          54.01
 03/31/02     LO(47)/YM(66)/FREE(7)                                        4,700,000        02/11/98        74.36          65.30
 02/28/02     LO(47)/YM(66)/FREE(7)                                        5,500,000        10/06/97        58.00          47.08
------------------------------------------------------------------------------------------------------------------------------------
 05/01/02     LO(48)/Defeasance(36)                                        3,500,000        10/02/97        79.90          68.40
 02/28/02     LO(47)/YM(66)/FREE(7)                                        3,700,000        11/04/97        74.18          65.34
 03/31/02     LO(47)/YM(66)/FREE(7)                                        3,100,000        01/16/98        78.92          69.14
 04/30/02     LO(47)/YM(66)/FREE(7)                                        3,100,000        03/20/98        77.37          67.52
 02/28/03     LO(59)/YM(54)/FREE(7)                                        2,950,000        12/16/97        79.84          70.25
------------------------------------------------------------------------------------------------------------------------------------
 03/31/02     LO(47)/YM(66)/FREE(7)                                        2,900,000        11/12/97        79.89          70.44
 01/01/04     LO(72)/Grtr1%UPBorYM(42)/FREE(6)                             2,300,000        11/17/97        78.81          68.13
 03/31/02     LO(47)/YM(66)/FREE(7)                                        2,300,000        01/26/98        75.93          61.59
 03/31/02     LO(47)/YM(66)/FREE(7)                                        2,365,000        01/15/98        71.78          63.07
 03/31/02     LO(47)/YM(65)/FREE(8)                                        2,350,000        02/23/98        67.92          54.15
------------------------------------------------------------------------------------------------------------------------------------
 01/01/04     LO(72)/Grtr1%UPBorYM(42)/FREE(6)                             2,000,000        11/18/97        71.71          61.99
 01/31/00     LO(23)/YM(54)/FREE(7)                                        1,870,000        10/03/97        74.63          69.15
 04/30/02     LO(48)/YM(65)/FREE(7)                                        1,600,000        12/12/97        72.09          63.33
 05/31/02     LO(47)/YM(66)/FREE(7)                                        1,220,000        06/18/97        75.41          66.72
 02/29/08     LO(119)/YM(114)/FREE(7)                                      1,100,000        11/12/97        83.29          34.65
------------------------------------------------------------------------------------------------------------------------------------
 09/30/05     LO(95)/YM(78)/FREE(7)                                       37,500,000        08/21/97        74.27          58.57
 05/31/02     LO(47)/YM(66)/FREE(7)                                       23,000,000        12/02/97        75.43          61.40
 03/01/03     LO(60)YM(54)/FREE(6)                                        17,500,000        12/04/97        76.96          66.41
 02/01/02     LO(48)/Grtr1%UPBorYM(66)/FREE(6)                            19,000,000        11/16/97        70.79          61.70
 02/29/08     LO(119)/YM(72)/FREE(49)                                     15,000,000        12/31/97        70.31           2.68
------------------------------------------------------------------------------------------------------------------------------------
 12/01/04     LO(84)/Grtr1%UPBorYM(50)/FREE(60)                           11,000,000        08/26/97        70.89          41.20
 03/31/02     LO(47)/YM(66)/FREE(7)                                        6,000,000        12/09/97        79.89          70.04
 02/29/08     LO(119)/YM(114)/FREE(7)                                      3,800,000        11/10/97        83.79           3.32
 03/31/02     LO(47)/YM(66)/FREE(7)                                        3,375,000        11/13/97        79.89          70.39
 04/30/02     LO(47)/YM(69)/FREE(4)                                        4,100,000        02/27/98        60.30          48.37
------------------------------------------------------------------------------------------------------------------------------------
 01/31/08     LO(119)/YM(114)/FREE(7)                                      3,000,000        12/05/97        79.39           2.62
 02/28/02     LO(47)/YM(66)/FREE(7)                                        3,200,000        12/16/97        56.11          48.43
 03/31/02     LO(47)/YM(66)/FREE(7)                                        2,750,000        10/09/97        45.30          31.39
 02/29/08     LO(119)/YM(114)/FREE(7)                                      1,300,000        11/15/97        67.74           2.68
 03/31/02     LO(47)/YM(66)/FREE(7)                                        2,425,000        10/09/97        32.79          15.63
------------------------------------------------------------------------------------------------------------------------------------
 04/01/03     LO(60)/Grtr1%UPBorYM(54)/FREE(6)                            17,100,000        01/01/98        58.34          46.27
 02/29/08     LO(119)/YM(114)/FREE(7)                                      9,650,000        11/04/97        73.21           2.90
 05/01/03     LO(60)/Grtr1%UPBorYM(54)/FREE(6)                             8,865,000        03/01/98        67.63          58.50
 02/01/08     LO(35)/Defeasance(81)/FREE(4)                                7,200,000        08/26/97        75.00          66.11
 03/31/02     LO(48)/5%(12)/4%(12)/3%(12)/2%(12)/1%(17)/FREE(7)            6,000,000        12/30/97        77.77          68.50
------------------------------------------------------------------------------------------------------------------------------------
 03/31/02     LO(47)/YM(66)/FREE(7)                                        8,100,000        01/02/98        55.44          45.19
 05/01/03     LO(60)/Grtr1%UPBorYM(55)/FREE(6)                             6,200,000        02/23/98        70.09          57.70
 04/30/02     LO(47)/YM(66)/FREE(7)                                        5,000,000        10/15/97        74.93          61.22
 02/28/02     LO(46)/YM(67)/FREE(7)                                        4,500,000        01/06/98        70.96          57.76
 03/31/02     LO(47)/YM(66)/FREE(7)                                        4,500,000        12/22/97        66.52          53.84
------------------------------------------------------------------------------------------------------------------------------------
 01/31/02     LO(47)/YM(66)/FREE(7)                                        3,300,000        11/01/97        87.60          77.07
 02/28/02     LO(47)/YM(67)/FREE(6)                                        3,600,000        01/12/98        74.78          61.15
 04/01/05     LO(84)/Grtr1%UPBorYM(30)/FREE(6)                             3,000,000        02/05/98        80.21          69.62
 02/29/08     LO(119)/YM(114)/FREE(7)                                      2,900,000        11/14/97        79.77           3.16
 02/29/08     LO(119)/YM(114)/FREE(7)                                      3,200,000        11/10/97        72.29           2.86
------------------------------------------------------------------------------------------------------------------------------------
 04/30/02     LO(47)/YM(66)/FREE(7)                                        2,500,000        09/04/97        83.92          68.17
 03/31/06     LO(95)/YM(78)/FREE(7)                                        4,025,000        02/09/98        51.37          21.46
 04/30/02     LO(47)/YM(66)/FREE(7)                                        2,480,000        02/09/98        74.96          66.63
 02/29/08     LO(119)/YM(114)/FREE(7)                                      2,100,000        11/21/97        84.34           3.34
 03/31/00     LO(23)/5%(24)/4%(24)/3%(12)/2%(12)/1%(12)/FREE(13)           2,440,000        01/27/98        71.58          58.69
------------------------------------------------------------------------------------------------------------------------------------
 02/29/08     LO(119)/YM(114)/FREE(7)                                      2,400,000        11/10/97        71.52           2.83
 04/30/02     LO(47)/YM(65)/FREE(8)                                        2,120,000        03/13/98        76.58          62.10
 01/31/05     LO(83)/YM(90)/FREE(7)                                        1,600,000        10/24/97        90.41           1.67
 12/31/04     LO(83)/YM(90)/FREE(7)                                        1,550,000        01/25/98        85.80           1.82
 03/31/01     LO(35)/YM(78)/FREE(7)                                        1,500,000        10/13/97        79.90          70.68
------------------------------------------------------------------------------------------------------------------------------------
 02/29/08     LO(119)/YM(114)/FREE(7)                                      1,400,000        11/14/97        84.22           3.33
              YM(23)/5%(24)/4%(24)/3%(24)/2%(12)/1%(6)/FREE(7)             1,550,000        03/10/98        74.11          59.47
 02/29/08     LO(119)/YM(114)/FREE(7)                                      1,350,000        11/05/97        81.08           3.21
 02/28/05     LO(83)/YM(90)/FREE(7)                                        1,400,000        03/01/98        74.75          49.18
 04/30/02     LO(48)/YM(65)/FREE(7)                                        1,720,000        01/28/98        52.21          42.06
------------------------------------------------------------------------------------------------------------------------------------
 04/30/02     LO(48)/YM(65)/FREE(7)                                        1,460,000        02/26/98        58.09          47.02
 04/30/02     LO(47)/YM(66)/FREE(7)                                       18,000,000        01/29/98        74.93          60.61
 04/30/02     LO(47)/YM(66)/FREE(7)                                       16,100,000        01/29/98        74.46          60.24
 04/30/02     LO(47)/YM(36)/3%(12)/2%(12)/1%(6)/FREE(7)                    9,700,000        01/30/98        74.11          51.48
 02/28/02     LO(47)/YM(66)/FREE(7)                                        8,750,000        10/22/97        74.63          60.88
------------------------------------------------------------------------------------------------------------------------------------
 03/31/02     LO(47)/YM(36)/3%(12)/2%(12)/1%(6)/FREE(7)                    7,825,000        01/25/98        73.87          51.40
 12/31/01     LO(47)/YM(66)/FREE(7)                                        6,600,000        09/12/97        77.36          64.01
 05/01/02     LO(48)/YM(66)/FREE(6)                                        5,800,000        02/12/98        74.93          61.02
 03/31/08     LO(119)/YM(114)/FREE(7)                                      5,650,000        01/12/98        71.88           2.82
 03/31/02     LO(47)/YM(36)/3%(12)/2%(12)/1%(6)/FREE(7)                    5,580,000        02/06/98        71.44          49.80
------------------------------------------------------------------------------------------------------------------------------------
 03/31/02     LO(47)/YM(66)/FREE(7)                                        5,250,000        01/29/98        74.80          61.13
 10/01/01     LO(48)/Grtr1%UPBorYM(96)/FREE(36)                            5,800,000        06/01/97        63.74          42.16
 03/31/08     LO(119)/YM(114)/FREE(7)                                      4,850,000        01/12/98        74.75           2.93
 03/31/02     LO(47)/YM(36)/3%(12)/2%(12)/1%(6)/FREE(7)                    5,540,000        01/25/98        64.76          45.14
 04/30/02     LO(47)/YM(67)/FREE(6)                                        5,850,000        01/30/98        60.63          49.53
------------------------------------------------------------------------------------------------------------------------------------
 03/31/02     LO(47)/YM(66)/FREE(7)                                        5,100,000        12/09/97        68.40          47.71
 03/31/02     LO(47)/YM(36)/3%(12)/2%(12)/1%(6)/FREE(7)                    4,260,000        02/06/98        72.52          50.46
 03/31/02     LO(46)/YM(66)/FREE(8)                                        4,600,000        01/05/98        57.01          46.36
 11/01/04     LO(84)/Grtr1%UPBorYM(120)/FREE(36)                           3,650,000        09/18/97        59.60           -
 02/28/02     LO(47)/YM(67)/FREE(6)                                        2,585,000        09/16/97        65.58          53.86
------------------------------------------------------------------------------------------------------------------------------------
 02/28/02     LO(47)/YM(66)/FREE(7)                                        3,050,000        11/18/97        53.93          43.64
 02/28/02     LO(47)/YM(66)/FREE(7)                                        2,350,000        10/28/97        69.98          55.12
 01/01/03     LO(60)/Grtr1%UPBorYM(84)/FREE(36)                            3,520,000        06/01/97        44.54          29.67
 04/01/02     LO(48)/Grtr1%UPBorYM(7)/1%(17)/FREE(12)                      4,900,000        09/23/97        73.29          63.92
 11/01/04     LO(84)/Grtr1%UPBorYM(90)/FREE(6)                             6,000,000        09/09/97        58.75           -
------------------------------------------------------------------------------------------------------------------------------------
 04/30/02     LO(48)/YM(66)/FREE(6)                                        4,300,000        10/27/97        72.73          64.58
 04/30/02     LO(48)/YM(65)/FREE(7)                                        4,480,000        01/13/98        66.82          54.39
 01/01/02     LO(48)/Grtr1%UPBorYM(66)/FREE(6)                             3,625,000        09/12/97        71.47          62.72
 05/01/02     LO(48)/Grtr1%UPBorYM(66)/FREE(6)                             3,200,000        01/01/98        73.39          64.18
 12/31/05     LO(95)/YM(78)/FREE(7)                                        3,000,000        11/18/97        71.21           1.50
------------------------------------------------------------------------------------------------------------------------------------
 03/31/02     LO(47)/YM(66)/FREE(7)                                        2,525,000        01/20/98        73.00          50.16
 02/28/02     LO(47)/YM(66)/FREE(7)                                        1,550,000        12/19/97        79.74          64.32
 05/31/02     LO(48)/YM(65)/FREE(7)                                        1,700,000        02/25/98        70.55          61.96
 03/31/02     LO(48)/YM(65)/FREE(7)                                        1,650,000        01/09/98        66.53          58.36
 04/30/02     LO(48)/YM(66)/FREE(6)                                        1,330,000        01/16/98        72.73          64.58
------------------------------------------------------------------------------------------------------------------------------------
 04/30/02     LO(47)/YM(66)/FREE(7)                                       16,000,000        02/23/98        79.92          64.22
 04/30/02     LO(48)/YM(65)/FREE(7)                                        6,500,000        11/14/97        69.09          56.15
 02/28/03     LO(59)/YM(54)/FREE(7)                                        3,500,000        11/25/97        65.54          54.32
 12/01/01     LO(48)/Grtr1%UPBorYM(66)/FREE(6)                             2,600,000        10/22/97        68.78          55.78
              YM(48)/5%(12)/4%(12)/3%(12)/2%(12)/1%(17)/FREE(7)            3,350,000        12/03/97        74.49          65.86
------------------------------------------------------------------------------------------------------------------------------------
 04/30/00     LO(23)/4%(12)/3%(12)/2%(12)/1%(18)/FREE(7)                   1,685,000        12/04/97        69.40          64.71
 10/01/04     LO(84)/Grtr1%UPBorYM(120)/FREE(36)                           2,400,000        08/14/97        64.40           -

                 TOTAL UNITS/                        NET                                         OCCUPANCY
YEAR BUILT/          ROOMS                        RENTABLE       LOAN BALANCE      OCCUPANCY       AS OF               U/W
 RENOVATED           BEDS           SF/UNITS       AREA(SF)      PER SF/UNIT        PERCENT         DATE             REVENUES
--------------------------------------------------------------------------------------------------------------------------------
    1987           973,435             SF          973,435          187.06           100.00      01/07/98          35,092,989.55
    1977           427,100             SF          427,100          119.88           100.00      01/01/96           4,270,000.00
    1978           259,028             SF          259,028           90.59            93.71      11/12/97           4,990,532.00
    1989           119,114             SF          119,114          117.46           100.00      03/31/98           2,677,021.15
 1958/1991          92,904             SF           92,904          104.24           100.00      01/01/98           2,228,700.00
--------------------------------------------------------------------------------------------------------------------------------
 1892/1983         111,360             SF          111,360           80.77           100.00      02/28/98           1,719,390.50
 1931/1986         133,825             SF          133,825           66.75             0.86      10/01/97           2,346,124.88
 1973/1990         115,500             SF          115,500           56.25           100.00      02/09/98             969,478.00
    1985            74,760             SF           74,760           81.55           100.00      02/23/98           1,111,527.00
    1894            81,802             SF           81,802           49.96            97.94      03/02/98           1,312,965.00
--------------------------------------------------------------------------------------------------------------------------------
 1990/1995          33,681             SF           33,681          118.61            83.04      09/11/97             671,197.00
 1987/1997          41,328             SF           41,328           71.28            94.43      02/09/98             544,670.31
 1920/1988          31,015             SF           31,015           80.56           100.00      02/28/98             569,617.79
    1980            83,049             SF           83,049           29.91            99.10      03/25/98             745,697.00
 1973/1990          67,490             SF           67,490           31.98            94.69      01/11/98             801,580.00
--------------------------------------------------------------------------------------------------------------------------------
    1997            25,562             SF           25,562           78.09           100.00      11/11/97             471,510.00
 1989/1992          64,905             SF           64,905           30.01            85.52      01/01/98             327,591.70
    1985            24,000             SF           24,000           66.61            93.97      02/23/98             302,044.00
 1965/1987          20,289             SF           20,289           77.59            96.76      01/01/98             315,232.00
    1988            33,920             SF           33,920           43.67           100.00      01/01/98             439,525.00
--------------------------------------------------------------------------------------------------------------------------------
    1985            31,949             SF           31,949           45.18           100.00      03/31/98             452,896.35
    1970            35,893             SF           35,893           37.56            90.84      03/17/98             301,886.00
    1994            15,963             SF           15,963           83.48           100.00      02/28/98             243,086.00
    1988            23,649             SF           23,649           55.44           100.00      03/31/98             257,925.95
 1991/1996          32,800             SF           32,800           38.09           100.00      02/05/98             241,143.00
--------------------------------------------------------------------------------------------------------------------------------
    1988            18,675             SF           18,675           61.86           100.00      01/31/98             240,100.47
    1987            22,729             SF           22,729           49.80            80.33      03/31/98             236,806.50
    1974            43,682             SF           43,682           22.50            81.29      02/01/98             418,697.83
    1987            17,200             SF           17,200           52.27           100.00      03/31/98             216,110.93
    1993             8,478             SF            8,478           76.83           100.00      02/28/98             150,865.35
--------------------------------------------------------------------------------------------------------------------------------
    1989            11,935             SF           11,935           52.73           100.00      01/31/98             133,296.40
 1950/1989          15,244             SF           15,244           34.27           100.00      12/10/97              72,000.00
 1982/1993       1,582,490             SF        1,582,490           68.25            98.00      04/23/98          43,095,721.00
    1991            34,820             SF           34,820           83.11            96.97      02/09/98             491,893.00
 1989/1997          19,836             SF           19,836          113.28           100.00      12/31/97             343,924.36
--------------------------------------------------------------------------------------------------------------------------------
    1969            19,347             SF           19,347           85.23           100.00      02/26/98             370,462.95
 1979/1996          23,469             SF           23,469           46.83           100.00      01/30/98             311,437.00
    1997               336             Units       379,256       97,000.66            93.00      11/18/97           4,582,500.00
    1996               342             Units       325,965       54,990.05            91.00      10/07/97           2,698,740.00
    1986               384             Units                     38,605.69             0.96      01/31/98           2,995,752.80
--------------------------------------------------------------------------------------------------------------------------------
    1973               436             Units       297,280       27,925.32            95.18      03/03/98           2,827,451.00
    1997               194             Units       189,260       61,638.86            94.30      01/08/98           1,938,171.00
    1983               383             Units       270,447       26,047.98            90.33      02/25/98           3,210,335.00
 1975/1998             346             Units       277,379       28,790.13            92.77      03/01/98           2,236,095.00
 1990/1998             214             Units       171,590       45,729.59            95.00      01/31/98           1,737,674.00
--------------------------------------------------------------------------------------------------------------------------------
    1987               162             Units       121,675       53,672.62            93.00      04/01/98           1,306,326.00
    1990               198             Units                     40,542.85             0.97      11/30/97           1,529,689.42
    1996               140             Units       171,780       54,768.65           100.00      09/01/97           1,279,080.00
    1988               185             Units       103,611       36,706.76           100.00      02/04/98           1,361,239.80
    1972               226             Units                     29,032.92             0.94      05/26/98           1,459,620.00
--------------------------------------------------------------------------------------------------------------------------------
    1992               130             Units                     49,721.67             0.98      11/30/97           1,133,120.75
    1992                79             Units                     81,012.66             1.00      04/01/98           1,228,464.00
    1968               324             Units       209,760       18,251.30            98.00      12/05/97           1,390,808.00
 1970/1997             262             Units       270,390       19,427.60            92.00      01/22/98           1,195,538.40
    1997               202             Units       209,473       23,710.31           100.00      11/30/97           1,111,899.00
--------------------------------------------------------------------------------------------------------------------------------
    1990                88             Units                     48,710.87           100.00      10/01/97             799,735.00
 1977/1992             164             Units                     25,429.33             1.00      12/15/97           1,062,906.00
 1964/1995             201             Units       113,310       19,333.84           100.00      01/01/98           1,166,755.80
    1988                60             Units        74,760       58,251.60           100.00      02/04/98             895,040.60
    1988                93             Units        67,500       34,301.67           100.00      09/30/97             849,493.00
--------------------------------------------------------------------------------------------------------------------------------
    1964               156             Units                     17,925.35             0.97      04/10/98             852,378.00
 1983/1997             127             Units        72,743       21,611.78            94.00      01/22/98             627,936.00
    1997                60             Units        62,950       40,775.70            98.34      02/20/98             400,776.50
    1975               114             Units        82,240       21,039.43            91.00      02/19/98             594,415.00
    1997                30             Units        48,908       78,513.30           100.00      12/31/97             451,017.52
--------------------------------------------------------------------------------------------------------------------------------
    1978                51             Units        59,601       45,429.84           100.00      02/13/98             474,468.00
    1980                72             Units                     25,175.80             0.93      11/30/97             402,081.24
 1940/1987             221             Units       175,541        7,901.71           100.00      01/01/98             552,833.00
    1985                36             Units        35,520       47,157.35           100.00      01/01/98             287,950.00
    1973                60             Units        61,627       26,603.67            98.33      02/25/98             448,240.00
--------------------------------------------------------------------------------------------------------------------------------
    1986                56             Units                     25,610.55             1.00      11/30/97             324,082.38
    1982                36             Units        34,175       38,765.49            90.60      09/03/97             274,502.00
    1996                32             Units        33,584       36,044.16           100.00      02/01/98             199,329.00
    1964                42             Units        24,530       21,904.76            98.00      03/11/98             225,279.20
    1950                44             Units        42,900       20,821.91            93.00      12/05/97             200,604.00
--------------------------------------------------------------------------------------------------------------------------------
    1997           327,337             SF          327,337           85.08            81.47      05/07/98           4,254,455.00
    1993           452,369             SF          452,369           38.35            89.35      03/12/98           4,045,054.00
    1989           170,364             SF          170,364           79.05             1.00      02/26/98           2,041,236.02
    1986           254,667             SF          254,667           52.81             0.92      11/01/97           2,395,301.00
    1994           192,929             SF          192,929           54.66           100.00      01/30/98           1,381,372.00
--------------------------------------------------------------------------------------------------------------------------------
    1992           107,806             SF          107,806           72.33             1.00      08/22/97           2,184,720.15
    1970           166,438             SF          166,438           28.80            99.95      02/24/98             890,221.00
    1990            54,089             SF           54,089           58.87           100.00      12/05/97             532,885.00
    1970           124,178             SF          124,178           21.71            98.05      02/01/98             459,862.00
    1979            98,097             SF           98,097           25.20            99.64      03/31/98             740,425.16
--------------------------------------------------------------------------------------------------------------------------------
    1997            35,200             SF           35,200           67.66           100.00      12/16/97             327,168.00
    1985           127,565             SF          127,565           14.08            99.06      02/09/98             450,926.00
    1970            49,346             SF           49,346           25.24           100.00      10/23/97             399,689.00
    1975            42,920             SF           42,920           20.52           100.00      12/05/97             193,568.00
 1971/1980          58,167             SF           58,167           13.67           100.00      03/02/98             338,241.00
--------------------------------------------------------------------------------------------------------------------------------
    1989           149,160             SF          149,160           66.88             1.00      03/03/98           2,132,676.00
    1980           117,624             SF          117,624           60.06            98.81      07/08/97           1,236,835.00
    1990           192,524             SF          192,524           31.14             0.98      03/31/98           1,394,673.20
    1988            48,607             SF           48,607          111.10            93.50      04/01/98             939,644.00
    1986           104,519             SF          104,519           44.64            96.06      01/09/98             869,015.35
--------------------------------------------------------------------------------------------------------------------------------
    1981           123,978             SF          123,978           36.22            97.98      05/01/98           1,047,299.08
    1988            64,683             SF           64,683           67.18             0.85      03/17/98             805,955.00
 1965/1989          20,700             SF           20,700          181.00           100.00      12/31/97             759,807.00
 1967/1997          61,992             SF           61,992           51.51            94.19      11/06/97             584,783.00
    1988            61,663             SF           61,663           48.55            68.30      01/31/98             537,189.00
--------------------------------------------------------------------------------------------------------------------------------
 1986/1997          25,600             SF           25,600          112.92            92.42      01/08/98             431,203.00
    1987            38,500             SF           38,500           69.92            92.56      02/10/98             543,501.00
    1997            26,210             SF           26,210           91.81             1.00      03/20/98             428,160.25
    1975            34,000             SF           34,000           68.04           100.00      12/05/97             380,833.00
    1982            43,660             SF           43,660           52.99            92.70      06/01/98             421,706.00
--------------------------------------------------------------------------------------------------------------------------------
 1968/1986          39,302             SF           39,302           53.38            94.91      08/01/97             393,577.20
    1969            27,000             SF           27,000           76.57           100.00      02/09/98             420,598.00
    1997            23,625             SF           23,625           78.69           100.00      03/03/98             309,926.00
 1980/1993          22,724             SF           22,724           77.94           100.00      12/05/97             305,500.00
    1979            47,916             SF           47,916           36.45            73.81      11/26/97             352,669.17
--------------------------------------------------------------------------------------------------------------------------------
 1980/1986          34,370             SF           34,370           49.94           100.00      12/05/97             337,695.00
    1952            18,690             SF           18,690           86.86            91.44      03/13/98             302,702.00
    1996            10,000             SF           10,000          144.66           100.00      10/24/97             165,000.00
    1997             9,734             SF            9,734          136.62           100.00      01/25/98             160,000.00
 1948/1995          13,962             SF           13,962           85.84           100.00      02/25/98             166,837.00
--------------------------------------------------------------------------------------------------------------------------------
 1975/1990          20,682             SF           20,682           57.01           100.00      12/05/97             216,135.00
    1978            23,110             SF           23,110           49.71           100.00      02/10/98             192,511.80
    1990            17,169             SF           17,169           63.75            86.02      06/01/98             200,306.00
    1997             8,904             SF            8,904          117.53            73.90      02/02/98             118,744.50
    1996            27,389             SF           27,389           32.79            92.16      02/17/98             268,274.28
--------------------------------------------------------------------------------------------------------------------------------
    1986            19,885             SF           19,885           42.65           100.00      02/17/98             233,580.48
    1996               144             Units                     93,659.07            94.70      10/31/97           3,345,227.37
 1982/1993             122             Units                     98,265.26            87.70      12/31/97           3,718,086.10
 1972/1994             144             Units        51,657       49,920.24            85.69      12/31/97           1,928,488.45
    1996               106             Units        56,925       61,606.82            52.30      12/31/97           2,135,812.00
--------------------------------------------------------------------------------------------------------------------------------
 1974/1996             197             Units             0       29,341.21            75.20      12/31/97           2,677,109.44
 1966/1995             142             Units        56,235       35,957.68            55.00      12/31/96           2,385,468.00
    1996                84             Units                     51,737.91            58.50      01/01/98           1,271,400.00
    1987               115             Units                     35,315.26            81.90      01/12/98           1,257,874.00
 1969/1994             204             Units       115,224       19,541.43            71.09      12/31/97           1,686,610.96
--------------------------------------------------------------------------------------------------------------------------------
    1994               106             Units                     37,047.35            71.80      12/31/97           1,176,224.00
 1972/1995             121             Units                     30,550.97             0.76      12/28/97           2,312,674.00
    1994                74             Units                     48,989.61            84.00      06/30/97           1,157,185.00
 1970/1994             211             Units       105,108       17,003.82            78.83      12/31/97           2,680,704.89
    1987                18             Units            18      197,044.67                                          1,288,227.00
--------------------------------------------------------------------------------------------------------------------------------
    1996                99             Units                     35,234.12            63.00      11/30/97           1,048,395.52
 1987/1993             103             Units        72,449       29,994.44            72.38      12/31/97           1,584,089.24
 1986/1996             132             Units             0       19,867.80            45.00      01/09/98             776,013.00
    1982               110             Units                     19,774.71             0.63      09/30/97           1,214,610.00
    1994                62             Units                     27,340.73            77.90      09/16/97             740,250.00
--------------------------------------------------------------------------------------------------------------------------------
    1988                80             Units        33,849       20,559.62            75.90      11/18/97             745,300.00
    1995                51             Units        19,382       32,243.72            77.60      08/31/97             537,961.00
 1969/1986              98             Units                     15,998.91             0.78      11/02/97           3,024,521.00
    1983           237,500             SF          237,500           15.12             1.00      03/01/98             581,993.00
    1985            71,380             SF           71,380           49.39             1.00      03/05/98             708,823.00
--------------------------------------------------------------------------------------------------------------------------------
    1968           131,882             SF          131,882           23.71           100.00      01/30/98             501,152.00
    1977            70,500             SF           70,500           42.46           100.00      01/31/98             480,516.00
    1988            86,784             SF           86,784           29.85             1.00      04/06/98             421,385.35
    1986            54,406             SF           54,406           43.16             1.00      01/20/98             388,626.00
 1958/1991          37,449             SF           37,449           57.04           100.00      01/01/98             671,689.00
--------------------------------------------------------------------------------------------------------------------------------
    1987            87,730             SF           87,730           21.01            99.00      02/23/98             457,069.00
    1978            43,190             SF           43,190           28.62           100.00      12/31/97             233,045.00
    1998            24,145             SF           24,145           49.67           100.00      04/01/98             159,646.00
    1980            18,105             SF           18,105           60.63           100.00      01/28/98             154,801.00
    1993            35,760             SF           35,760           27.05           100.00      01/30/98             135,888.00
--------------------------------------------------------------------------------------------------------------------------------
    1980               238             Units       115,522       53,726.77            96.00      03/01/98           3,820,979.80
 1965/1996             142             Units        36,727       31,623.51            91.00      01/19/98           3,386,873.00
 1970/1996             139             Units        34,260       16,502.36            97.70      12/01/97           4,913,059.00
 1955/1990              32             Units                     55,883.91             0.87      06/30/97           1,465,501.00
    1960               305             Units                      8,181.54            85.25      01/04/98             565,920.00
--------------------------------------------------------------------------------------------------------------------------------
    1970               147             Units                      7,955.28            82.00      12/31/97             293,724.00
 1963/1995              71             Units                     21,770.09             0.80      12/31/97           2,298,417.00

                                              U/W
      U/W                 U/W                 NOI                U/W                  U/W             U/W           U/W RESERVES
    EXPENSES              NOI                DSCR                NCF                 DSCR           RESERVES          PER UNIT
--------------------------------------------------------------------------------------------------------------------------------
 13,366,098.00      21,726,891.55            1.40           21,016,439.30            1.35          146,015.25            0.15
          -          4,270,000.00            1.06            4,227,290.00            1.05           42,710.00            0.10
  2,265,706.00       2,724,826.00            1.38            2,535,217.51            1.29           38,854.20            0.15
  1,031,479.90       1,645,541.25            1.45            1,535,383.44            1.35           17,867.10            0.15
    858,166.00       1,370,534.00            1.25            1,302,109.00            1.18           15,300.00            0.16
--------------------------------------------------------------------------------------------------------------------------------
    639,937.19       1,079,453.31            1.48              983,384.45            1.35           17,012.00            0.15
  1,013,432.00       1,332,692.88            1.59            1,026,637.88            1.22           26,765.00            0.20
    137,074.00         832,404.00            1.52              703,691.00            1.28           36,313.00            0.31
    405,176.35         706,350.65            1.37              644,667.63            1.25           11,214.00            0.15
    692,803.00         620,162.00            1.53              536,571.00            1.32           16,360.00            0.20
--------------------------------------------------------------------------------------------------------------------------------
    214,522.00         456,675.00            1.36              433,998.00            1.30            5,023.00            0.15
    192,810.05         351,860.26            1.46              308,310.88            1.28            8,265.60            0.20
    242,986.38         326,631.41            1.60              299,361.16            1.47            4,652.25            0.15
    416,593.00         329,104.00            1.57              265,949.00            1.27           14,949.00            0.18
    487,741.00         313,839.00            1.63              240,949.80            1.25           18,897.20            0.28
--------------------------------------------------------------------------------------------------------------------------------
    202,522.82         268,987.18            1.64              249,575.03            1.52            1,956.20            0.08
     79,708.71         247,882.99            1.51              209,963.46            1.28            9,735.75            0.15
    101,724.20         200,319.80            1.40              183,389.49            1.28            3,641.55            0.15
    114,905.00         200,327.00            1.48              181,630.69            1.34            3,854.91            0.19
    134,645.00         304,880.00            1.85              278,380.00            1.69            6,784.00            0.20
--------------------------------------------------------------------------------------------------------------------------------
    206,690.81         246,205.54            2.00              209,360.23            1.70           10,942.53            0.34
    126,718.30         175,167.70            1.53              154,550.77            1.35            7,178.60            0.20
     59,198.20         183,887.80            1.62              169,540.98            1.49            1,939.98            0.12
     60,037.33         197,888.62            1.77              174,869.05            1.57            6,091.98            0.26
     72,867.00         168,276.00            1.66              144,347.00            1.42            4,920.00            0.15
--------------------------------------------------------------------------------------------------------------------------------
     73,683.91         166,416.56            1.69              148,511.77            1.51            6,209.43            0.33
     89,417.62         147,388.88            1.53              123,673.03            1.28            7,300.55            0.32
    269,299.15         149,398.68            1.78              104,764.37            1.25           17,472.80            0.40
     69,249.63         146,861.30            1.92              132,497.37            1.73            2,050.06            0.12
     53,619.26          97,246.09            1.75               88,887.14            1.60            1,520.21            0.18
--------------------------------------------------------------------------------------------------------------------------------
     45,978.14          87,318.26            1.63               71,860.01            1.34            7,280.35            0.61
      7,600.00          64,400.00            1.26               62,113.40            1.22            2,286.60            0.15
 23,877,740.00      19,217,981.00            2.29           15,545,314.00            1.86          316,400.00            0.20
    113,348.00         378,545.00            1.63              346,581.00            1.49            5,500.00            0.16
     97,253.12         246,671.24            1.34              230,792.49            1.25            8,025.00            0.40
--------------------------------------------------------------------------------------------------------------------------------
    155,627.06         214,835.89            1.64              196,454.84            1.50            2,902.05            0.15
    151,302.00         160,135.00            1.66              142,624.00            1.48            5,163.00            0.22
  1,326,685.00       3,255,815.00            1.22            3,188,615.00            1.20           67,200.00          200.00
    866,887.00       1,831,853.00            1.21            1,780,553.00            1.17           51,300.00          150.00
  1,339,040.00       1,656,712.80            1.41            1,577,479.80            1.34           79,233.00          206.34
--------------------------------------------------------------------------------------------------------------------------------
  1,252,980.55       1,574,470.45            1.61            1,473,550.45            1.50          100,920.00          231.47
    711,827.00       1,226,344.00            1.32            1,187,544.00            1.28           38,800.00          200.00
  1,536,830.75       1,673,504.25            2.01            1,577,754.25            1.89           95,750.00          250.00
  1,199,683.00       1,036,412.00            1.28              949,412.00            1.18           87,000.00          251.45
    517,141.00       1,220,533.00            1.54            1,174,523.00            1.49           46,010.00          215.00
--------------------------------------------------------------------------------------------------------------------------------
    393,351.14         912,974.86            1.28              872,474.86            1.23           40,500.00          250.00
    577,506.00         952,183.00            1.46              912,583.00            1.40           39,600.00          200.00
    424,954.00         854,126.00            1.34              819,126.00            1.28           35,000.00          250.00
    575,080.00         786,159.80            1.41              730,359.80            1.31           55,800.00          301.62
    730,089.00         729,531.00            1.40              672,185.00            1.29           57,346.00          253.74
--------------------------------------------------------------------------------------------------------------------------------
    393,987.00         739,134.00            1.41              713,134.00            1.36           26,000.00          200.00
    346,430.00         882,033.80            1.28              854,383.80            1.24           27,650.00          350.00
    623,991.00         766,817.00            1.45              684,197.00            1.29           82,620.00          255.00
    588,236.92         607,301.48            1.46              541,801.48            1.30           65,500.00          250.00
    515,813.00         596,086.00            1.44              535,486.00            1.29           60,600.00          300.00
--------------------------------------------------------------------------------------------------------------------------------
    319,327.00         480,408.00            1.28              458,408.00            1.22           22,000.00          250.00
    531,565.00         531,340.70            1.38              478,040.70            1.25           53,300.00          325.00
    701,972.43         464,783.37            1.26              419,558.37            1.14           45,225.00          225.00
    412,232.53         482,808.07            1.70              464,808.07            1.64           18,000.00          300.00
    345,655.00         503,838.00            1.80              480,838.00            1.72           23,000.00          247.31
--------------------------------------------------------------------------------------------------------------------------------
    500,346.00         352,032.10            1.34              313,032.10            1.19           39,000.00          250.00
    295,887.44         332,048.56            1.47              300,298.56            1.33           31,750.00          250.00
    107,638.82         293,137.68            1.48              281,137.68            1.42           12,000.00          200.00
    309,520.75         284,894.25            1.49              256,144.25            1.34           28,750.00          252.19
    146,710.00         304,307.52            1.58              289,307.52            1.50           15,000.00          500.00
--------------------------------------------------------------------------------------------------------------------------------
    201,154.08         273,313.92            1.42              255,871.92            1.33           17,442.00          342.00
    204,293.00         197,788.24            1.34              183,028.24            1.24           14,760.00          205.00
    312,541.00         240,292.00            1.56              186,042.00            1.21           54,250.00          245.48
    110,818.00         177,132.00            1.28              169,212.00            1.22            7,920.00          220.00
    243,585.00         204,655.00            1.53              186,655.00            1.40           18,000.00          300.00
--------------------------------------------------------------------------------------------------------------------------------
    131,209.00         192,873.31            1.65              181,673.31            1.56           11,200.00          200.00
    108,050.00         166,452.00            1.46              157,452.00            1.38            9,000.00          250.00
     53,969.00         145,360.00            1.54              138,960.00            1.47            6,400.00          200.00
    119,931.36         105,347.84            1.36               92,747.84            1.20           12,600.00          300.00
     95,852.00         104,752.00            1.28               92,652.00            1.13           12,100.00          275.00
--------------------------------------------------------------------------------------------------------------------------------
  1,089,159.00       3,165,296.00            1.34            3,021,791.00            1.28           85,107.00            0.26
  1,916,150.40       2,128,903.60            1.38            1,940,811.77            1.25           67,855.35            0.15
    474,033.00       1,567,203.22            1.43            1,461,096.45            1.34           39,053.00            0.23
    707,898.00       1,687,402.96            1.49            1,481,222.96            1.31           50,262.00            0.20
     27,627.00       1,353,745.00            1.33            1,353,745.00            1.33                -               -
--------------------------------------------------------------------------------------------------------------------------------
  1,310,605.00         874,115.10            1.22              823,387.66            1.15           25,873.00            0.24
    249,078.00         641,143.00            1.65              585,129.00            1.51           35,870.00            0.22
    129,719.00         403,166.00            1.30              386,233.00            1.24            5,569.00            0.10
    130,367.00         329,495.00            1.48              293,630.00            1.32           18,627.00            0.15
    304,259.25         436,165.91            2.07              359,344.50            1.71           16,913.60            0.17
--------------------------------------------------------------------------------------------------------------------------------
     50,343.00         276,825.00            1.23              264,449.00            1.17            5,280.00            0.15
    182,029.00         268,897.00            1.85              206,390.00            1.42           19,135.00            0.15
    128,984.00         270,705.00            2.26              242,571.00            2.02           10,979.00            0.22
     62,778.00         130,790.00            1.52              108,203.35            1.26           11,588.40            0.27
    104,980.00         233,261.00            2.64              201,560.00            2.28           13,960.00            0.24
--------------------------------------------------------------------------------------------------------------------------------
    634,440.00       1,498,236.00            1.73            1,385,419.63            1.60           22,374.00            0.15
    347,742.00         889,093.00            1.29              835,059.48            1.21           29,406.00            0.25
    532,984.00         861,689.54            1.74              725,671.63            1.47           28,879.00            0.15
    228,882.00         710,762.00            1.58              668,505.00            1.49           10,207.00            0.21
    252,950.70         616,064.65            1.60              548,649.90            1.43           19,858.61            0.19
--------------------------------------------------------------------------------------------------------------------------------
    360,125.66         687,173.42            1.72              604,571.60            1.51           29,754.72            0.24
    214,917.00         591,038.00            1.61              536,860.00            1.46            9,702.00            0.15
    257,441.35         502,365.65            1.49              471,419.15            1.40            3,519.00            0.17
    157,239.00         427,544.00            1.51              382,251.00            1.35            8,679.00            0.14
    179,207.00         357,982.00            1.37              322,566.00            1.23           10,171.00            0.16
--------------------------------------------------------------------------------------------------------------------------------
     93,266.00         337,937.00            1.43              314,065.50            1.33            4,717.50            0.18
    204,905.00         338,596.00            1.40              316,555.00            1.31            7,700.00            0.20
    104,610.00         323,550.25            1.61              304,456.50            1.52            4,021.00            0.15
     87,942.00         292,891.00            1.30              276,146.00            1.22            7,820.00            0.23
    124,785.00         296,921.00            1.31              278,508.00            1.23           10,262.00            0.24
--------------------------------------------------------------------------------------------------------------------------------
     91,718.00         301,859.20            1.63              274,446.06            1.48           10,218.52            0.26
    107,654.90         312,943.10            1.61              300,794.23            1.55            4,050.00            0.15
     84,290.30         225,635.70            1.42              211,088.61            1.33            3,543.75            0.15
     62,575.00         242,925.00            1.40              228,793.00            1.32            4,545.00            0.20
     88,087.79         264,581.38            1.67              239,665.06            1.51            7,187.40            0.15
--------------------------------------------------------------------------------------------------------------------------------
    115,685.00         222,010.00            1.32              205,814.00            1.23            9,967.00            0.29
     96,359.10         206,342.90            1.44              189,496.63            1.33            5,607.00            0.30
          -            165,000.00            1.03              163,000.00            1.02            2,000.00            0.20
      1,600.00         158,400.00            1.05              158,400.00            1.05                -               -
     25,291.00         141,546.00            1.41              134,027.00            1.33            1,572.00            0.11
--------------------------------------------------------------------------------------------------------------------------------
     64,007.00         152,128.00            1.32              141,031.00            1.22            5,377.00            0.26
     43,911.59         148,600.21            1.43              136,449.81            1.31            5,546.40            0.24
     61,015.00         139,291.00            1.30              131,437.00            1.23            4,292.00            0.25
      5,937.22         112,807.28            1.19              109,196.40            1.16              873.60            0.10
     80,722.73         187,551.55            2.42              171,830.48            2.22            4,101.15            0.15
--------------------------------------------------------------------------------------------------------------------------------
     78,505.60         155,074.88            2.09              139,614.30            1.89            4,772.40            0.24
  1,382,107.95       1,963,119.42            1.67            1,805,641.98            1.53          157,477.44        1,093.59
  1,902,176.14       1,815,909.96            1.73            1,614,664.50            1.54          201,245.46        1,649.55
  1,008,747.69         919,740.76            1.32              842,780.17            1.21           76,960.59          534.45
  1,143,175.00         992,637.00            1.70              887,886.00            1.52          104,751.00          988.22
--------------------------------------------------------------------------------------------------------------------------------
  1,888,162.77         788,946.67            1.41              663,070.89            1.18          125,875.78          638.96
  1,623,307.00         762,161.00            1.49              666,742.00            1.30           95,419.00          671.96
    613,275.00         658,125.00            1.70              610,380.00            1.58           47,745.00          568.39
    482,997.00         774,877.00            1.95              710,381.00            1.79           64,496.00          560.83
  1,107,579.56         579,031.40            1.49              482,794.86            1.24           96,236.54          471.75
--------------------------------------------------------------------------------------------------------------------------------
    576,907.00         599,317.00            1.70              538,885.00            1.53           60,432.00          570.11
  1,543,816.00         768,858.00            2.09              676,351.00            1.84           92,507.00          764.52
    455,494.00         701,691.00            1.98              642,689.00            1.82           59,002.00          797.32
  2,116,810.27         563,894.62            1.61              426,323.31            1.22          137,571.31          652.00
    761,467.88         526,759.12            1.65              439,666.21            1.38           87,092.91        4,838.50
--------------------------------------------------------------------------------------------------------------------------------
    467,041.34         581,354.18            1.71              539,008.44            1.58           42,345.74          427.73
  1,127,028.59         457,060.65            1.52              374,237.91            1.25           82,822.74          804.10
    319,396.00         456,617.00            1.96              418,250.00            1.80           38,367.00          290.66
    823,847.00         390,763.50            1.69              342,179.50            1.48           48,584.00          441.67
    499,585.00         240,665.00            1.56              216,406.00            1.40           24,259.00          391.27
--------------------------------------------------------------------------------------------------------------------------------
    332,696.00         412,604.00            2.88              375,588.00            2.62           37,016.00          462.70
    281,156.00         256,805.00            1.63              228,925.00            1.46           27,880.00          546.67
  2,672,136.00         352,385.00            2.22              231,404.00            1.46          120,981.00        1,234.50
     94,723.00         487,270.00            1.57              429,812.00            1.38           23,750.00            0.10
    103,972.00         604,851.00            1.47              568,894.00            1.38            7,138.00            0.10
--------------------------------------------------------------------------------------------------------------------------------
     25,057.00         476,095.00            1.79              411,473.00            1.54           26,376.00            0.20
     88,311.80         392,204.20            1.48              353,054.50            1.33           10,581.00            0.15
     85,816.00         335,569.08            1.49              295,092.76            1.31           16,500.00            0.19
     93,975.00         294,651.00            1.45              268,442.00            1.32            8,160.00            0.15
    371,611.00         300,078.00            1.24              285,181.00            1.17            5,617.00            0.15
--------------------------------------------------------------------------------------------------------------------------------
    183,046.00         274,023.00            1.57              243,815.37            1.40           13,159.50            0.15
     80,588.00         152,457.00            1.43              136,326.00            1.28            6,485.00            0.15
      7,982.00         151,664.00            1.55              136,467.16            1.39            3,621.75            0.15
      7,740.05         147,060.95            1.65              137,827.36            1.55            2,715.75            0.15
      6,794.00         129,094.00            1.57              111,571.00            1.35            7,152.00            0.20
--------------------------------------------------------------------------------------------------------------------------------
  2,415,300.99       1,405,678.81            1.28            1,339,514.81            1.22           66,164.00          278.00
  2,627,940.00         758,933.00            1.91              716,333.00            1.80           42,600.00          300.00
  4,478,694.00         434,365.00            2.03              395,306.00            1.84           39,059.00          281.00
  1,189,250.00         276,251.00            1.67              268,251.00            1.62            8,000.00          250.00
    294,236.00         271,684.00            1.30              250,876.00            1.20           20,808.00           68.22
--------------------------------------------------------------------------------------------------------------------------------
    152,500.00         141,224.00            1.40              133,924.00            1.33            7,300.00           49.66
  1,856,808.00         441,609.00            2.84              423,859.00            2.73           17,750.00          250.00

      1997              1997                 1997             1997            1996               1996                1996
    REVENUES          EXPENSES                NCF             DSCR          REVENUES           EXPENSES              NCF
-------------------------------------------------------------------------------------------------------------------------------
 33,147,884.00     12,145,838.00        21,002,046.00         1.35        32,093,142.00      10,890,623.00       21,202,519.00
  4,270,000.00              -            4,227,290.00         1.05         4,000,000.00               -           4,000,000.00
  3,767,396.00      2,037,221.00         1,730,175.00         0.88         4,886,596.00       2,358,229.00        2,378,367.00
  2,728,179.00      1,026,585.00         1,551,394.00         1.36         2,771,342.00         981,466.00        1,755,387.00
          -           831,271.00          (831,271.00)       (0.76)                -            747,594.00         (747,594.00)
-------------------------------------------------------------------------------------------------------------------------------
  1,669,411.00        624,153.00         1,045,258.00         1.44         1,650,432.00         616,509.00        1,033,923.00
  2,591,571.00      1,107,558.00         1,484,013.00         1.77         2,688,138.89       1,163,876.00        1,524,262.95
  1,010,170.00        116,638.00           893,532.00         1.63           932,745.00         164,503.00          740,142.00
    557,989.00        334,082.00           223,907.00         0.44
  1,279,548.00        727,943.00           551,605.00         1.36         1,302,550.00         633,890.00          668,660.00
-------------------------------------------------------------------------------------------------------------------------------
    450,048.00        171,676.00           278,372.00         0.83           578,337.00         160,877.00          417,460.00
    386,298.00        149,818.00           194,470.00         0.81           502,735.00         223,361.00          207,370.00
    584,650.00        221,829.00           346,821.00         1.70           579,633.00         257,654.00          321,979.00
    726,049.00        306,628.00           419,421.00         2.00           623,655.00         329,240.00          294,415.00
    687,720.00        461,151.00           226,569.00         1.18           687,586.00         475,454.00          212,132.00
-------------------------------------------------------------------------------------------------------------------------------

    246,585.00         72,732.00           173,853.00         1.06           189,165.00          61,351.00          127,814.00
    270,998.00         93,103.00           177,895.00         1.24           232,667.00          87,098.00          145,569.00
    306,487.00        109,547.00           193,167.00         1.42           339,182.00         115,519.00          223,663.00
    343,936.00        102,729.00           228,590.00         1.39           266,990.00          98,597.00          167,615.00
-------------------------------------------------------------------------------------------------------------------------------
    477,971.00        206,307.00           258,839.00         2.10           418,593.00         214,885.00          198,701.00
    257,110.00        102,076.00            59,036.00         0.52           264,639.00         106,564.00          (62,367.00)
    231,802.00         50,611.00           181,191.00         1.60           239,784.00          51,134.00          188,650.00
    265,494.00         51,035.00           214,459.00         1.92           255,613.00          47,726.00          207,887.00
    241,143.00         81,066.00           160,077.00         1.58           172,315.00          70,515.00          101,800.00
-------------------------------------------------------------------------------------------------------------------------------
    213,772.00         69,667.00            86,449.00         0.88           206,065.00          64,794.00          134,069.00
    252,319.00         84,191.00           165,371.00         1.71           262,846.00          88,339.00          165,095.00
    471,336.00        263,356.00            29,549.00         0.35           507,375.00         243,452.00          252,106.00
    222,401.00         54,271.00           168,130.00         2.19           214,985.00          56,265.00          125,717.00
    155,011.00         50,685.00           104,326.00         1.88           150,692.00          47,593.00          103,099.00
-------------------------------------------------------------------------------------------------------------------------------
    145,909.00         41,598.00           104,311.00         1.95           129,979.00          40,671.00           89,308.00

 39,371,668.00     23,877,740.00        15,264,638.00         1.82        37,874,540.00      22,610,716.00       14,216,863.00
    503,885.00        139,001.00           364,884.00         1.57           466,129.00         109,817.00          356,312.00
    341,043.00        100,257.00           220,521.00         1.20           301,301.00          84,272.00          182,231.00
-------------------------------------------------------------------------------------------------------------------------------
    451,140.00        188,601.00           262,539.00         2.01           445,189.00         201,525.00          243,664.00
    312,578.00        146,902.00           153,138.00         1.59           309,626.00         181,714.00          127,912.00

  1,377,204.00        463,024.00           914,180.00         0.60           674,034.00         470,963.00          203,071.00
  3,001,611.00      1,346,281.00         1,665,329.00         1.42         2,707,326.17       1,186,750.00        1,520,576.58
-------------------------------------------------------------------------------------------------------------------------------
  2,816,053.00      1,177,629.00         1,451,723.00         1.48         2,721,502.00       1,133,591.00        1,377,240.00

  3,130,664.00      1,338,806.00         1,695,860.00         2.03         3,061,901.00       1,401,808.00        1,439,651.00
  2,271,096.00        903,407.00         1,367,689.00         1.69
  1,490,507.00        535,781.00           954,726.00         1.21         1,447,579.00         494,955.00          952,624.00
-------------------------------------------------------------------------------------------------------------------------------
  1,278,378.00        364,534.00           880,639.00         1.24         1,259,952.00         367,619.00          892,333.00
  1,547,798.00        561,977.00           985,821.00         1.51         1,503,720.00         538,169.00          965,551.00
    401,376.00         89,725.00           311,651.00         0.49            82,824.00          33,140.00           49,684.00
  1,401,415.00        568,457.00           741,086.00         1.33         1,351,565.00         559,275.00          712,170.00
  1,457,472.00        761,139.00           696,333.00         1.34         1,347,074.00         639,797.00          707,277.00
-------------------------------------------------------------------------------------------------------------------------------
  1,240,950.00        396,431.00           844,519.00         1.61         1,170,561.00         395,243.00          775,318.00
  1,292,301.00        234,816.00         1,057,485.00         1.53         1,241,518.00         284,636.00          956,882.00
  1,404,420.00        594,740.00           809,680.00         1.53         1,396,030.00         607,931.00          788,099.00
  1,094,578.00        519,337.00           575,241.00         1.38         1,116,666.00         524,119.00          587,418.00
    836,598.00        536,612.00           142,825.00         0.34
-------------------------------------------------------------------------------------------------------------------------------
    841,351.00        209,771.00           631,580.00         1.68           819,782.00         198,407.00          621,375.00
  1,049,656.00        297,488.00           752,168.00         1.96         1,028,817.00         630,028.00          398,789.00
  1,198,270.00        690,424.00           507,846.00         1.38         1,103,119.00         678,932.00          424,187.00
    917,138.00        430,972.00           486,166.00         1.72           827,711.00         405,594.00          422,117.00
    888,720.00        313,759.00           574,961.00         2.05           823,465.00         278,733.00          544,732.00
-------------------------------------------------------------------------------------------------------------------------------
    887,160.00        464,717.00           422,442.56         1.61           877,457.83         501,720.00          375,738.18
    556,794.00        287,530.00           269,264.00         1.19           502,051.00         148,810.00          353,241.00
    287,838.00         75,354.00           204,395.00         1.03           184,371.00          55,190.00          129,181.00
    621,003.00        303,827.00           317,176.00         1.66           598,467.50         298,540.00          293,597.50
    351,631.00         37,482.00           314,149.00         1.63           202,484.00          35,529.00          166,955.00
-------------------------------------------------------------------------------------------------------------------------------
    495,087.00        197,700.00           297,387.00         1.55           478,245.00         193,009.00          285,236.00
    405,982.00        211,468.00           194,515.00         1.32           415,013.00         193,352.00          221,661.00
    527,000.00        279,827.00           215,553.00         1.40           507,393.00         300,303.00          207,090.00
    286,732.00        124,139.00           162,593.00         1.17           266,888.00         128,513.00          138,375.00
    433,553.00        238,498.00           157,035.00         1.18           444,352.00         213,522.00          207,197.00
-------------------------------------------------------------------------------------------------------------------------------
    385,026.00        154,293.60           230,731.20         1.98           324,320.00         127,835.00          196,485.00
    266,619.00         92,182.00           174,437.00         1.53           252,249.00          91,579.00          160,670.00
    205,797.00         38,122.00           162,875.00         1.73         1,255,000.00          28,757.00        1,226,243.00
    236,901.00        145,910.00            90,991.00         1.17           236,159.00         100,514.17          135,644.83
    200,611.00         82,621.00           117,990.00         1.44           205,403.00          93,654.00          109,403.00
-------------------------------------------------------------------------------------------------------------------------------
  3,387,156.00        740,931.00         2,646,225.00         1.12         2,298,411.00         863,646.00        1,434,765.00
  3,830,096.00      1,702,852.00         2,093,776.00         1.35         4,085,842.00       1,792,830.00        2,229,249.00
  2,079,879.00        433,179.00         1,646,700.00         1.51         1,995,322.00         430,125.00        1,565,197.00
  2,148,554.40        461,065.20         1,687,489.20         1.49         2,376,161.00         610,116.00        1,766,045.00
  1,381,372.00        134,513.00         1,246,859.00         1.22         1,381,372.00          14,663.00        1,366,709.00
-------------------------------------------------------------------------------------------------------------------------------
  1,839,509.00        843,902.00           995,607.00         1.39         1,799,749.85         845,458.00          954,292.00
    796,026.00        184,508.00           611,518.00         1.57           813,366.00         193,632.00          619,734.00
    553,982.00        127,632.00           426,350.00         1.37           551,169.00         127,472.00          417,772.00
    401,250.00        131,893.00           269,357.00         1.21           475,126.00         138,275.00          336,851.00
    721,459.00        260,051.00           367,919.00         1.75           732,176.00         282,471.00          449,705.00
-------------------------------------------------------------------------------------------------------------------------------

    587,298.00        140,784.00           446,514.00         3.06           569,201.00         128,981.00          440,220.00
    444,397.00        125,022.00           319,375.00         2.67           419,540.00         121,074.00          298,466.00
    210,792.00         60,497.00           150,295.00         1.75           201,981.00          61,682.00          140,299.00
                                                                             363,710.00          81,563.00          282,147.00
-------------------------------------------------------------------------------------------------------------------------------
  2,342,736.00        600,093.00         1,742,643.00         2.01         2,207,467.00         641,630.00        1,565,837.00
  1,364,084.00        318,566.00         1,045,518.00         1.52         1,295,885.00         368,981.00          790,949.00
  1,264,885.00        528,903.00           735,982.00         1.49         1,391,548.00         506,922.00          884,626.00
    953,148.00        212,519.00           740,629.00         1.65         1,007,620.00         206,180.00          801,440.00
    894,168.00        248,105.00           646,063.00         1.68           770,075.00         244,150.00          525,925.00
-------------------------------------------------------------------------------------------------------------------------------
  1,085,663.00        355,658.00           666,104.00         1.66         1,037,404.00         366,653.00          652,395.00
    715,572.00        204,771.00           510,801.00         1.39           676,910.00         192,030.00          484,880.00
    839,300.00        231,192.00           608,108.00         1.80           842,259.00         204,026.00          638,233.00
    449,609.00        152,248.00           297,361.00         1.05           427,177.00         137,704.00          289,473.00
    564,809.00        174,229.00           365,142.00         1.40
-------------------------------------------------------------------------------------------------------------------------------
    353,014.00         70,731.00           271,809.00         1.15           376,476.00          84,760.00          291,716.00
    482,771.00        220,242.00           260,985.00         1.08           447,819.00         241,220.00          198,644.00
          -                 -                    -            -                    -                  -                   -
    382,476.00         81,000.00           301,476.00         1.33           372,942.00          89,738.00          279,387.00
    420,562.00        104,420.00           316,142.00         1.40           415,466.00         133,427.00          282,039.00
-------------------------------------------------------------------------------------------------------------------------------
    377,480.00         89,216.00           288,264.00         1.55           346,942.00          82,073.00          182,361.00

    332,035.00         53,292.00           273,114.00         1.71
    302,392.00         57,530.00           244,862.00         1.42           268,916.00          61,020.00          (22,324.00)
    333,975.88         81,893.11           223,590.18         1.41           338,666.92          86,735.60          156,238.32
-------------------------------------------------------------------------------------------------------------------------------
    368,865.00        110,893.00           257,972.00         1.54           337,843.00         124,210.00          210,261.00
    334,086.00         96,889.00           218,711.00         1.53           266,387.00         100,419.00          125,874.00


    187,554.00         16,458.00           171,096.00         1.70           181,685.00          18,216.00          163,469.00
-------------------------------------------------------------------------------------------------------------------------------
    213,451.00         64,159.00           149,292.00         1.30           192,789.00          60,902.00           97,405.00
    197,403.00         35,584.00           142,318.00         1.37           151,186.00          48,579.00          102,607.00
    180,609.00         62,799.00           117,810.00         1.10           210,213.00          56,700.00          153,513.00

    241,236.00         78,516.00           153,207.00         1.98           224,711.00          68,838.00          155,723.00
-------------------------------------------------------------------------------------------------------------------------------
    217,878.00         76,841.00            96,630.00         1.30           202,786.00          69,178.00          107,789.00
  3,346,141.00      1,319,288.00         2,026,853.00         1.72
  3,984,338.00      1,961,206.00         2,007,665.00         1.92         3,659,290.00       1,796,056.00        1,847,766.00
  2,083,958.00        977,428.00         1,106,530.00         1.59         1,809,101.00         827,628.00          981,473.00
  2,217,769.00      1,213,154.00         1,004,615.00         1.73           850,510.00         500,736.00          349,774.00
-------------------------------------------------------------------------------------------------------------------------------
  2,824,498.00      1,891,222.00           933,276.00         1.66         2,823,730.00       1,789,917.00        1,033,813.00
                                                                           1,541,857.00         631,428.00          910,429.00
  1,271,252.00        549,256.00           721,996.00         1.87
  1,690,354.00        625,888.00         1,064,466.00         2.68         1,533,561.00         601,404.00          932,157.00
  1,712,703.00      1,098,994.00           613,709.00         1.58         1,563,748.00       1,010,863.00          552,885.00
-------------------------------------------------------------------------------------------------------------------------------
  1,247,244.00        625,032.00           622,212.00         1.76         1,117,678.00         575,849.00          541,829.00
  2,338,553.00      1,492,013.00           846,540.00         2.30         2,385,619.00       1,517,969.00          867,650.00
  1,502,900.00        604,406.00           898,494.00         2.54         1,499,573.00         659,543.00          840,030.00
  2,709,052.00      2,102,383.00           606,669.00         1.74         2,291,583.00       1,950,069.00          341,514.00
  1,288,227.00        698,264.00           396,881.00         1.24         1,159,620.00         608,221.00          477,667.00
-------------------------------------------------------------------------------------------------------------------------------
  1,078,833.60        384,917.60           693,916.00         2.04         1,019,311.00         418,692.00          600,619.00
  1,632,852.00      1,117,922.00           514,930.00         1.72         1,483,827.00       1,089,107.00          394,720.00
    776,590.00        292,863.00           483,727.00         2.08
  1,181,456.40        771,516.00           409,940.40         1.78         1,160,264.00         801,174.00          359,090.00
    866,723.00        495,543.00           371,180.00         2.41           803,460.00         449,709.00          353,751.00
-------------------------------------------------------------------------------------------------------------------------------
    788,201.00        349,097.00           439,104.00         3.07           807,273.00         308,348.00          477,925.00
    596,908.00        250,502.00           346,406.00         2.20           634,791.00         228,488.00          406,303.00
  3,024,521.00      2,671,750.00           352,771.00         2.22         3,089,138.00       2,703,067.00          386,071.00
    378,753.00         31,019.00           347,753.00         1.12           528,240.00          75,159.00          453,081.00
    770,341.00         63,826.00           706,515.00         1.72           819,504.00          69,510.00          749,994.00
-------------------------------------------------------------------------------------------------------------------------------

    479,567.00         54,369.00           280,176.00         1.05           455,167.00          52,354.00          397,989.00
    420,494.00         72,481.00           348,014.00         1.54           391,711.00          81,466.00          310,245.00
    322,301.00         22,386.00           299,915.00         1.47           310,187.00          22,212.00          287,975.00
          -           326,859.00          (326,859.00)       (1.35)                -            286,447.00         (286,447.00)
-------------------------------------------------------------------------------------------------------------------------------
    448,343.00        189,553.00           256,125.00         1.47           413,246.00         178,490.00          229,174.00
    245,386.00         66,666.00           176,456.00         1.66           195,933.00          84,710.00          111,223.00



-------------------------------------------------------------------------------------------------------------------------------
  3,785,534.00      2,217,027.00         1,058,475.00         0.97         3,270,858.00       2,156,036.00          996,485.00
  3,487,403.00      2,824,832.00           619,971.00         1.56         2,955,214.00       2,406,630.00          505,984.00
  5,016,255.00      4,517,978.00           498,277.00         2.32
  1,443,209.00      1,134,403.00           308,806.00         1.87         1,450,020.00       1,112,094.00          337,926.00
    612,333.00        395,353.00           216,980.00         1.04           355,456.00         248,574.00          106,882.00
-------------------------------------------------------------------------------------------------------------------------------
    299,984.00        150,516.00           149,468.00         1.49           302,047.00         161,855.00          140,192.00
  2,393,882.00      2,045,006.00           348,876.00         2.25         2,153,245.00       1,630,449.00          522,796.00

                                                   LARGEST     LARGEST            LARGEST
 1996                                               TENANT    TENANT % OF         TENANT
 DSCR              LARGEST TENANT                 LEASED SF   TOTAL NSF      LEASE EXPIRATION
-------------------------------------------------------------------------------------------------
 1.36    Saatchi & Saatchi - 5-18th floor         769,768.00       79            01/31/13
 0.99    Wellpoint Health Networks                427,100.00      100            12/31/19
 1.21    International Business Machine            50,741.00       20            12/31/03
 1.54    Mitsubishi Electric                       28,862.00       24            02/28/06
(0.68)   WWF                                       92,904.00      100            12/31/12
-------------------------------------------------------------------------------------------------
 1.42    Technical Educational Research Ctr.       29,022.00       26            12/31/98
 1.81    GSA- I.N.S.                               42,703.00       32            05/31/02
 1.35    MaxServ( Sears)                           54,000.00       47            10/31/03
 -       Racal Datacom                             22,113.00       30            01/31/00
 1.65    MCV Pediatrics                             5,347.00        7            01/31/04
-------------------------------------------------------------------------------------------------
 1.25    Murphy's Law, Inc.                         5,825.00       17            06/30/00
 0.86    Allstate Claims Office                    14,554.00       35            02/28/01
 1.58    Edlund MulCrone, Inc.                     12,200.00       39            12/31/98
 1.40    Applied Training                          14,670.00       18            08/31/99
 1.10    Gibson Musical Instruments                33,827.00       50            03/30/08
-------------------------------------------------------------------------------------------------
 -       Counselor Reatly                           6,650.00       26            07/30/02
 0.78    Save a Lot Supermarket                    15,260.00       24            11/30/01
 1.02    Carpentier-Vet                             3,499.00       15            02/28/04
 1.65    Alex Plastic Surgery                       2,801.00       14            01/01/05
 1.02    GSA-FBI                                    8,711.00       26            11/30/00
-------------------------------------------------------------------------------------------------
 1.62    Coldwell Banker-Everitt                   15,017.00       47            06/30/00
(0.55)   Rescue Rooter                              6,583.00       18            01/31/99
 1.66    Harmony Medical Center                    15,963.00      100            03/31/10
 1.86    Symbios Logic, Inc..                      23,649.00      100            12/31/98
 1.00    Partners Healthcare                       32,800.00      100            02/11/06
-------------------------------------------------------------------------------------------------
 1.36    Gerard's Photo Lab, Inc.                   5,780.00       31            08/31/02
 1.71    TGS Technology Geo                         5,192.00       23            10/31/02
 3.01    Pacificare Secure Horizons                 6,857.00       16            09/30/98
 1.64    Secor                                      8,550.00       50            11/30/99
 1.86    Coldwell Banker Everit                     3,650.00       43            12/31/03
-------------------------------------------------------------------------------------------------
 1.67    Institute of Medical & Business            8,045.00       67            05/01/02
 -       Plaza Properties, Inc.                    15,244.00      100            12/30/17
 1.70    Other                                    738,668.00       47
 1.53    UVA Health                                 5,139.00       15            12/02/98
 0.99
-------------------------------------------------------------------------------------------------
 1.86    MCI                                       10,072.00       52            12/31/00
 1.33    River Enterprises                          6,655.00       28            05/31/98
 -
 0.13
 1.29
-------------------------------------------------------------------------------------------------
 1.40
 -
 1.73
 -
 1.21
-------------------------------------------------------------------------------------------------
 1.25
 1.48
 0.08
 1.28
 1.36
-------------------------------------------------------------------------------------------------
 1.48
 1.39
 1.49
 1.41
 -
-------------------------------------------------------------------------------------------------
 1.65
 1.04
 1.15
 1.49
 1.94
-------------------------------------------------------------------------------------------------
 1.43
 1.56
 0.65
 1.53
 0.86
-------------------------------------------------------------------------------------------------
 1.49
 1.50
 1.35
 1.00
 1.55
-------------------------------------------------------------------------------------------------
 1.69
 1.41
13.01
 1.75
 1.33
-------------------------------------------------------------------------------------------------
 0.61    Act III Inner Loop Theaters               56,000.00       17            06/30/22
 1.44    KMart                                     86,479.00       19            10/31/18
 1.43    Publix Super Markets, Inc.                42,112.00       25            09/27/09
 1.56    Price/Costco                             122,400.00       48            12/31/01
 1.34    K-Mart                                   192,929.00      100            10/31/18
-------------------------------------------------------------------------------------------------
 1.34
 1.59    KMart                                    124,725.00       75            05/31/03
 1.34    Pier 1 Imports                            10,030.00       19            02/28/00
 1.51    Ames Dept Stores                          70,000.00       56            04/30/09
 2.13    Sutherlands                               51,870.00       53            10/31/10
-------------------------------------------------------------------------------------------------
 -       Food lion                                 29,000.00       82            10/31/17
 3.02    Sears                                     60,000.00       47            10/01/04
 2.49    Odd Lots                                  28,396.00       58            02/28/03
 1.63    Big Bear                                  33,320.00       78            12/15/00
 3.19    Kroger                                    31,155.00       54            01/02/00
-------------------------------------------------------------------------------------------------
 1.81    Tops Appliance                            60,000.00       40            04/30/99
 1.15    Shooters Cafe                             15,000.00       13            10/01/07
 1.79    Manard's                                 119,851.00       62            04/30/08
 1.79    Manila Seafood                             5,680.00       12            07/31/98
 1.37    Hilton Furniture                          35,000.00       33            09/30/96
-------------------------------------------------------------------------------------------------
 1.63    Solo Serve                                36,250.00       29            01/31/99
 1.32    Austrailian Body Work                      9,800.00       15            09/30/00
 1.89    State Farm                                12,700.00       61            08/31/99
 1.02    Shur Fine                                 27,000.00       44            06/30/07
 -       County of San Diego                       11,467.00       19            10/23/00
-------------------------------------------------------------------------------------------------
 1.23    MAB Paints                                 4,000.00       16            06/30/02
 0.82    Coldwell Banker/Schlott                    5,100.00       13            12/31/00
 -       Mammoth Entertainment, Inc.                5,743.00       22            12/15/07
 1.24    West Coast Video                           5,400.00       16            07/31/99
 1.25    Blockbuster Video                          7,320.00       17            08/31/99
-------------------------------------------------------------------------------------------------
 0.98    Napa Auto Parts                            7,200.00       18            06/30/04
 -       99 Cents Only Store                       27,000.00      100            01/31/07
 -       Showcase Furniture                         6,120.00       26            05/01/00
(0.13)   Barnes & Noble Bookstore                  15,050.00       66            01/31/04
 0.99    La-z-Boy Showcase Shoppes                 11,786.00       25            09/30/00
-------------------------------------------------------------------------------------------------
 1.25    Block's Bagel                              4,500.00       13            02/28/00
 0.88    Satellite Super Store                      2,126.00       11            09/30/99
 -       CVS Drugstore                             10,000.00      100
 -       CVS                                        9,734.00      100            01/31/13
 1.63    Family Bargain Center                     10,478.00       75            01/31/04
-------------------------------------------------------------------------------------------------
 0.85    Hammonds Bar & Grill                       4,224.00       20            11/30/99
 0.99    Cloth World                               12,500.00       54            04/30/02
 1.44    Blockbuster Video                          5,669.00       33            02/28/00
 -       Texoma Video, Ltd (d/b/a Blockbuster)      6,580.00       74            12/31/12
 2.01    Occucenters                                5,649.00       21            01/14/01
-------------------------------------------------------------------------------------------------
 1.46    Goodyear Tire Company                      4,560.00       23            04/30/01
 -
 1.76
 1.41
 0.60
-------------------------------------------------------------------------------------------------
 1.84
 1.78
 -
 2.35
 1.42
-------------------------------------------------------------------------------------------------
 1.54
 2.36
 2.37
 0.98
 1.50
-------------------------------------------------------------------------------------------------
 1.76
 1.32
 -
 1.56
 2.29
-------------------------------------------------------------------------------------------------
 3.34
 2.58
 2.43
 1.46    Standard Corporation                     237,500.00      100            10/31/07
 1.83
-------------------------------------------------------------------------------------------------
 -       IPBMC                                    131,882.00      100            01/31/13
 1.50    Sony Trans Com. Inc.                      39,424.00       56            01/31/00
 1.37    Solid State Stamping, Inc.                43,611.00       50            04/30/05
 1.42    Ikon Office Solutions, Inc.               54,406.00      100            10/31/02
(1.18)   WWF                                       37,449.00      100            12/31/12
-------------------------------------------------------------------------------------------------
 1.32    Universal Fire Sys.                        2,200.00        3            09/30/97
 1.04    Greenleaf Herb                             2,640.00        6            07/01/98
 -       Clintas Sales Corporation                 24,145.00      100            03/31/03
 -       Ushiro America                            18,105.00      100            09/30/02
 -       IPBMC                                     35,760.00      100            01/31/13
-------------------------------------------------------------------------------------------------
 0.91
 1.27
 -
 2.04
 0.51
-------------------------------------------------------------------------------------------------
 1.39
 3.37

                                    SECOND LARGEST       SECOND LARGEST     SECOND LARGEST
                                        TENANT             TENANT % OF          TENANT
     SECOND LARGEST TENANT             LEASED SF            TOTAL NSF      LEASE EXPIRATION
-------------------------------------------------------------------------------------------
Penguin Books                          146,433                  15             02/28/10

Banco Bilbao Vizcaya                    43,848                  17             12/31/98
DE Shaw & Co., LP                       25,402                  21             04/30/00

-------------------------------------------------------------------------------------------
Industrial Economics                    21,163                  19             08/31/03
Department of Pensions                  18,729                  14             12/31/01
FCA International                       37,000                  32             03/31/01
Freemont Investments                    21,201                  28             03/31/03
Va Association of Countries              5,299                   6             04/30/02
-------------------------------------------------------------------------------------------
Coconut Grove Assoc., Inc.               1,911                   6             06/30/98
Unity Home Health                       12,132                  29             11/30/02
Judith Nitsch Engineering                7,990                  26             05/31/99
Wells Fargo                              9,819                  12             03/28/01
A+/Stat Homecare Inc.                   10,408                  15             07/10/02
-------------------------------------------------------------------------------------------
First Plus                               3,500                  14             08/31/00
Bailey's Gym Inc.                        8,100                  12             07/31/99
Associated Bank                          2,346                  10             10/31/01
Landmark Travel                          2,364                  12             07/31/99
GSA-FBI                                  8,466                  25             11/30/00
-------------------------------------------------------------------------------------------
First State Bank of Ft. Collins          5,849                  18             01/04/02
GYM                                      3,680                  10             09/30/98



-------------------------------------------------------------------------------------------
Directed Energy                          4,611                  25             05/31/02
HESKA Corporation                        3,260                  14             03/31/99
Transnation Title Ins.                   5,755                  13             11/30/99
Farmer's Insuranc Exchange               4,979                  29             05/31/01
Campbel Development, Inc..               2,576                  30             12/31/03
-------------------------------------------------------------------------------------------
Terrscon                                 3,890                  33             07/01/99

Target                                 370,880                  23             10/01/13
Blue Ridge Pharmacies                    3,049                   9             07/31/02

-------------------------------------------------------------------------------------------
Brooks Fiber                             9,275                  48             06/30/04
Surf City                                3,548                  15             10/31/98



-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------
Homeplace Stores                        53,000                  16             08/31/11
Sears                                   84,434                  19             10/31/08
Beall's Department Stores, Inc.         35,626                  21             09/20/04
Staples, Inc.                           28,800                  11             12/31/98

-------------------------------------------------------------------------------------------

Everfast Industries                      8,000                   5             04/30/99
Blockbuster Video                        6,690                  12             04/30/00
Dave's Marketplace                      25,000                  20             06/30/04
Cloth World                             12,365                  13             11/30/01
-------------------------------------------------------------------------------------------
Cowell's Cleaners                        2,000                   6             11/30/02
Winn-Dixie Texas, Inc.                  30,625                  24             04/01/05
Eastgrove Cleaners                       4,000                   8             02/28/02
Rite Aid                                 8,400                  20             11/30/06
Revco                                   11,172                  19             01/31/02
-------------------------------------------------------------------------------------------
Linens & Things                         26,000                  17             12/31/98
CVS                                      8,400                   7             10/31/03
Card & Party Marts, Inc.                16,150                   8             08/31/17
Karihan Rest.                            2,615                   5             05/20/00
Dollar General                           6,904                   7             06/30/99
-------------------------------------------------------------------------------------------
Santikos Theatre                        14,520                  12             03/31/03
Amy's Clothesline                        4,732                   7             12/01/01
R&S Strauss                              8,000                  39             01/31/06
Park Town Fitness                        6,520                  11             07/30/02
Dunn- Edwards                            6,350                  10             09/30/02
-------------------------------------------------------------------------------------------
Wasserotts                               2,300                   9             06/30/02
The Manalapan Pre-School                 2,500                   6             09/30/02
Crittenton Corporation                   3,500                  13             01/01/08
Jenny Craig                              3,600                  11             08/31/98
CBS Personnel                            5,700                  13             12/31/00
-------------------------------------------------------------------------------------------
Jack Johnston Bicyles Inc.               4,265                  11             11/30/98

Fit for Life                             5,850                  25             12/01/02
Kinko's                                  7,674                  34             09/30/04
Patio Connection                         5,000                  10             06/30/99
-------------------------------------------------------------------------------------------
Honey Baked Hams                         4,500                  13             08/31/99
Clinica Popular                          1,800                  10             04/30/98



-------------------------------------------------------------------------------------------
B&A Paint Company, Inc.                  4,000                  19             12/31/97
Al's Formal Wear                         3,205                  14             01/30/05
Casual Male                              2,700                  16             12/31/01

Cycle Spectrum                           3,008                  11             12/31/00
-------------------------------------------------------------------------------------------
Gun's Etc.                               2,100                  11




-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------

Maruchan, Inc.                          16,128                  23             12/31/98
Tamura Corporation of America           43,171                  50             07/31/02


-------------------------------------------------------------------------------------------
Commercial Metal                         2,000                   2             02/28/98
MariLou's Child                          2,640                   6             12/31/97



-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------



                         DEBT SERVICE COVERAGE RATIO

                                                                  WEIGHTED     WEIGHTED      WEIGHTED
                     NUMBER OF     AGGREGATE     PERCENTAGE OF    AVERAGE       AVERAGE      AVERAGE
      RANGE OF        MORTGAGE    CUT-OFF DATE    INITIAL POOL      U/W      CUT-OFF DATE    MORTGAGE
  U/W DSCR'S (X)       LOANS      BALANCE (A)       BALANCE         DSCR       LTV RATIO       RATE
------------------  ----------- --------------  ---------------  ----------  -------------  ----------
1.00 -1.09x (b)  ..      3.0     $   53,976,461        5.1%         1.05x        77.02%       7.836%
1.10 -1.19.........      9.0         64,277,298        6.1          1.17         76.22        7.346
1.20 -1.29.........     45.0        263,446,804       25.1          1.25         75.06        7.399
1.30 -1.39.........     37.0        341,343,833       32.5          1.34         74.73        7.178
1.40 -1.49.........     22.0         69,056,545        6.6          1.45         73.58        7.342
1.50 -1.59.........     20.0         86,540,423        8.2          1.53         73.66        7.286
1.60 -1.69.........      5.0         17,392,142        1.7          1.62         62.15        7.273
1.70 -1.79.........      5.0         12,066,340        1.1          1.74         64.35        7.310
1.80 -1.89.........      8.0        135,553,356       12.9          1.86         56.29        6.871
2.00 -2.99.........      5.0          6,129,384        0.6          2.42         51.82        7.436
                    ----------- --------------  --------------- ----------  -------------- ----------
Total/Avg./Wtd.Avg     159.0     $1,049,782,587      100.0%         1.40x        72.02%       7.262%
                    =========== ==============  =============== ==========  ============== ==========

------------
(a)    Column total may not add up due to rounding.

(b)    All three of these loans are NNN leases to investment grade tenants.

                     CUT-OFF DATE LOAN TO VALUE RATIO (B)

        RANGE OF                                                      WEIGHTED     WEIGHTED      WEIGHTED
      CUT-OFF DATE       NUMBER OF     AGGREGATE     PERCENTAGE OF    AVERAGE       AVERAGE      AVERAGE
 LOAN-TO-VALUE RATIOS     MORTGAGE    CUT-OFF DATE    INITIAL POOL      U/W      CUT-OFF DATE    MORTGAGE
          (%)              LOANS      BALANCE (A)       BALANCE         DSCR       LTV RATIO       RATE
----------------------  ----------- --------------  --------------- ----------  -------------- ----------
25.0% -49.9%...........      4.0     $    4,858,089        0.5%         1.73x        42.44%       7.862%
50.0% -59.9%...........     15.0        152,692,860       14.5          1.78         54.94        6.911
60.0% -64.9%...........     12.0         52,429,149        5.0          1.53         62.31        7.442
65.0% -69.9%...........     22.0         80,095,015        7.6          1.38         67.97        7.462
70.0% -74.9%...........     52.0        227,694,663       21.7          1.36         73.17        7.475
75.0% -79.9%...........     37.0        441,344,223       42.0          1.29         77.33        7.210
80.0% -91.0%...........     17.0         90,668,589        8.6          1.27         82.79        7.262
                        ----------- --------------  --------------- ----------  -------------- ----------
Total/Avg./Wtd.Avg. ...    159.0     $1,049,782,587      100.0%         1.40x        72.02%       7.262%
                        =========== ==============  =============== ==========  ============== ==========

------------
(a)    Column total may not add up due to rounding.

(b)    Ratio of Cut-off Date Balance over Appraisal Value at Origination.

(c)    This is a NNN lease to an investment grade tenant.

              PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE BALANCE

                                                                                                            WEIGHTED
                                                                                                WEIGHTED    AVERAGE     WEIGHTED
                      NUMBER OF                   AGGREGATE      PERCENTAGE        AVERAGE      AVERAGE     CUT-OFF     AVERAGE
                       MORTGAGE    NUMBER OF    CUT-OFF DATE   OF INITIAL POOL  CUT-OFF DATE      U/W         DATE      MORTGAGE
    PROPERTY TYPE       LOANS      PROPERTIES    BALANCE (A)       BALANCE         BALANCE        DSCR     LTV RATIO      RATE
-------------------  ----------- ------------  -------------- ---------------  -------------- ----------  ----------- ----------
Office .............     31.5         32.0     $  350,376,637        33.4%       $10,949,270      1.30x      73.64%      7.292%
Multifamily ........     37.0         38.0        233,238,457        22.2          6,137,854      1.32       77.90       7.128
Mixed Use...........      5.0          5.0        115,888,843        11.0         23,177,769      1.83       55.21       6.747
Anchored Retail.....     15.0         15.0        110,706,239        10.6          7,380,416      1.32       73.22       7.454
Hotel ..............     22.0         22.0         98,785,126         9.4          4,490,233      1.49       71.08       7.607
Unanchored Retail  .     31.0         31.0         87,559,987         8.3          2,824,516      1.40       71.53       7.426
Industrial .........     10.5         12.0         26,657,201         2.5          2,221,433      1.37       70.10       7.539
Health Care.........      4.0          4.0         21,359,624         2.0          5,339,906      1.44       75.16       7.345
Mobile Home Park  ..      2.0          2.0          3,664,797         0.4          1,832,398      1.24       72.87       7.539
Nursing Home .......      1.0          1.0          1,545,676         0.2          1,545,676      2.73       64.40       7.850
                     ----------- ------------  -------------- ---------------  -------------- ----------  ----------- ----------
Total/Avg./Wtd.Avg      159.0        162.0     $1,049,782,587       100.0%       $ 6,602,406      1.40x      72.02%      7.262%
                     =========== ============  ============== ===============  ============== ==========  =========== ==========

------------
(a) Mixed use includes the $108mm Minneapolis City Center Loan which represents 10.29% of the pool.

               GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE

                                                                                            WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED
                      NUMBER OF                   AGGREGATE     PERCENTAGE OF    AVERAGE     CUT-OFF     AVERAGE
                       MORTGAGE    NUMBER OF    CUT-OFF DATE    INITIAL POOL       U/W        DATE      MORTGAGE
PROPERTY STATE          LOANS      PROPERTIES    BALANCE (A)       BALANCE        DSCR      LTV RATIO     RATE
--------------       -----------  ------------ --------------  --------------- ----------  ----------- ----------
New York ...........      4.0          4.0     $  193,314,919        18.4%        1.35x        76.6%      7.054%
California .........     19.0         19.0        119,993,706        11.4         1.22         72.7       7.687
Minnesota ..........      3.0          3.0        112,171,329        10.7         1.85         54.5       6.766
Illinois ...........      8.0          8.0         66,346,601         6.3         1.26         78.9       7.214
Georgia ............      8.0          8.0         64,739,628         6.2         1.41         75.6       7.284
Texas ..............     11.0         11.0         53,801,343         5.1         1.36         72.5       7.498
Florida ............     10.0         10.0         45,010,692         4.3         1.33         75.3       7.359
Ohio ...............     13.5         15.0         31,877,517         3.0         1.30         75.9       7.561
Colorado ...........     13.0         13.0         30,686,593         2.9         1.48         72.9       7.056
Massachusetts ......      5.0          5.0         29,082,454         2.8         1.36         61.5       7.216
Michigan ...........      7.0          7.0         24,793,738         2.4         1.45         76.2       7.266
New Hampshire ......      2.5          3.0         24,513,594         2.3         1.35         77.9       7.003
Puerto Rico ........      1.0          1.0         23,465,010         2.2         1.29         69.2       7.500
Tennessee ..........      6.0          6.0         22,488,028         2.1         1.21         72.5       7.477
Virginia ...........      6.0          6.0         17,722,679         1.7         1.59         69.9       7.542
Maine ..............      1.0          1.0         17,350,000         1.7         1.25         75.4       7.560
Arizona ............      4.0          4.0         16,279,664         1.6         1.34         76.4       7.182
Alabama ............      4.0          4.0         16,278,875         1.6         1.28         73.1       7.383
Wisconsin ..........      5.0          5.0         14,183,100         1.4         1.42         63.7       7.773
Washington..........      2.0          2.0         13,655,602         1.3         1.27         76.9       6.773
Connecticut ........      2.0          3.0         13,469,532         1.3         1.22         71.7       7.517
New Jersey .........      2.0          2.0         12,668,105         1.2         1.54         61.8       7.303
Pennsylvania .......      4.0          4.0         12,207,278         1.2         1.38         80.0       7.305
Alaska .............      2.0          2.0         11,572,596         1.1         1.82         64.0       6.810
Nebraska ...........      1.0          1.0         10,546,188         1.0         1.33         70.3       7.440
Oregon .............      1.0          1.0          9,786,133         0.9         1.49         89.0       7.100
Hawaii .............      1.0          1.0          7,797,838         0.7         1.15         70.9       7.780
Kansas .............      1.0          1.0          7,667,610         0.7         1.28         76.7       7.390
North Carolina .....      3.0          3.0          6,103,214         0.6         1.50         67.6       7.330
South Carolina .....      2.0          2.0          5,183,304         0.5         1.52         67.5       7.639
Iowa ...............      1.0          1.0          4,170,410         0.4         1.25         79.4       8.400
Nevada .............      1.0          1.0          2,744,696         0.3         1.33         74.2       7.290
Rhode Island .......      1.0          1.0          2,696,391         0.3         1.32         79.9       7.330
Indiana ............      1.0          1.0          1,644,770         0.2         2.62         53.9       7.260
Maryland ...........      1.0          1.0          1,446,609         0.1         1.02         90.4       7.170
Missouri ...........      1.0          1.0          1,169,426         0.1         1.33         69.4       7.750
Idaho ..............      1.0          1.0          1,153,413         0.1         1.47         72.1       7.220
                     ----------- ------------  -------------- ---------------  ---------- -----------  ----------
Total/Avg./Wtd.Avg      159.0        162.0     $1,049,782,587       100.0%        1.40x       72.02%      7.262%
                     =========== ============  ============== ===============  ========== ===========  ==========

------------
(a)   Column total may not add up due to rounding.

                            CURRENT MORTGAGE RATES

                                                                         WEIGHTED     WEIGHTED      WEIGHTED
                            NUMBER OF     AGGREGATE     PERCENTAGE OF    AVERAGE       AVERAGE      AVERAGE
 RANGE OF MORTGAGE RATES     MORTGAGE    CUT-OFF DATE    INITIAL POOL      U/W      CUT-OFF DATE    MORTGAGE
(%)                           LOANS      BALANCE (A)       BALANCE         DSCR       LTV RATIO       RATE
-------------------------  ----------- --------------  --------------- ----------  -------------- ----------
6.71% -6.99%..............     10 .0    $  175,539,438       16.7%         1.69x        61.90%       6.763%
7.00% -7.49%..............     84 .0       541,371,249       51.6          1.37         74.97        7.159
7.50% -7.99%..............     58 .0       308,390,069       29.4          1.28         73.22        7.642
8.00% -8.49%..............      4 .0        17,042,052        1.6          1.33         66.76        8.157
8.50% -8.99%..............      2 .0         5,871,886        0.6          1.71         62.20        8.707
9.00% -9.49...............      1 .0         1,567,893        0.1          1.46         44.54        9.020
                           ----------- --------------  --------------- ----------  -------------- ----------
Total/Avg./Wtd.avg........    159 .0    $1,049,782,587      100.0%         1.40x        72.02%       7.262%
                           =========== ==============  =============== ==========  ============== ==========

------------
(a)    Column total may not add up due to rounding.

                     DISTRIBUTION OF CUT-OFF DATE BALANCE

                                                                       PERCENTAGE                    WEIGHTED     WEIGHTED
                             NUMBER OF                   AGGREGATE     OF INITIAL     WEIGHTED       AVERAGE       AVERAGE
   RANGE OF CUT-OFF DATE      MORTGAGE    NUMBER OF    CUT-OFF DATE       POOL      AVERAGE U/W    CUT-OFF DATE   MORTGAGE
        BALANCE ($)            LOANS      PROPERTIES    BALANCE (A)     BALANCE         DSCR           LTV          RATE
--------------------------  ----------- ------------  -------------- ------------  ------------- --------------  ----------
$ 0 -$ 999,999.............      10           10      $    8,027,147       0.8%         1.61x         59.86%        7.266%
$1,000,000 -$2,499,999 ....      65           65         112,057,598      10.7          1.43          71.39         7.437
$2,500,000 -$4,999,999 ....      40           41         144,236,613      13.7          1.43          72.27         7.519
$5,000,000 -$7,499,999 ....      15           16          93,794,065       8.9          1.31          74.53         7.389
$7,500,000 -$9,999,999 ....      10           10          89,815,855       8.6          1.39          71.48         7.286
$10,000,000 -$14,999,999 ..      11           12         140,495,666      13.4          1.36          74.05         7.172
$15,000,000 -$182,091,684 .       8            8         461,355,644      43.9          1.41          71.28         7.137
                            ----------- ------------  -------------- ------------  ------------- --------------  ----------
Total/Avg./Wtd.Avg.........     159          162      $1,049,782,587     100.0%         1.40x         72.02%        7.262%
                            =========== ============  ============== ============  ============= ==============  ==========

------------
(a)    Column total may not add up due to rounding.

                             YEAR OF ORIGINATION

                                                                               WEIGHTED
                                                                   WEIGHTED    AVERAGE     WEIGHTED
                      NUMBER OF     AGGREGATE     PERCENTAGE OF    AVERAGE     CUT-OFF     AVERAGE
                       MORTGAGE    CUT-OFF DATE    INITIAL POOL      U/W         DATE      MORTGAGE
YEAR OF ORIGINATION     LOANS      BALANCE (A)       BALANCE         DSCR     LTV RATIO      RATE
-------------------  ----------- --------------  --------------- ----------  ----------- ----------
1997................     24.0     $  235,313,455       22.4%         1.23x      74.97%      7.576%
1998................    135.0        814,469,132       77.6          1.45       71.16       7.172
                     ----------- --------------  --------------- ----------  ----------- ----------
Total/Avg./Wtd.Avg .    159.0     $1,049,782,587      100.0%         1.40x      72.02%      7.262%
                     =========== ==============  =============== ==========  =========== ==========

------------
(a)    Column total may not add up due to rounding.

                  REMAINING TERM TO MATURITY (IN MONTHS) (B)

      RANGE OF                                                    WEIGHTED     WEIGHTED      WEIGHTED
     REMAINING       NUMBER OF     AGGREGATE     PERCENTAGE OF    AVERAGE       AVERAGE      AVERAGE
 TERM TO MATURITY     MORTGAGE    CUT-OFF DATE    INITIAL POOL      U/W      CUT-OFF DATE    MORTGAGE
       (MOS.)          LOANS      BALANCE (A)       BALANCE         DSCR       LTV RATIO       RATE
------------------  ----------- --------------  --------------- ----------  -------------- ----------
60 -83.............      5.0     $   18,914,103        1.8%         1.24x         77.3%       7.282%
84 -119............    118.0        716,247,799       68.2          1.37          74.1        7.226
120 -360...........     36.0        314,620,686       30.0          1.47          66.9        7.343
                    ----------- --------------  --------------- ----------  -------------- ----------
Total/Avg./Wtd.Avg     159.0     $1,049,782,587      100.0%         1.40x        72.02%       7.262%
                    =========== ==============  =============== ==========  ============== ==========

------------
(a)    Column total may not add up due to rounding.

(b) "Maturity" means the stated maturity date or, with respect to any Hyper-Amortization Loan, its Anticipated Repayment Date.

                   REMAINING AMORTIZATION TERM (IN MONTHS)

                                                                                WEIGHTED     WEIGHTED      WEIGHTED
                                   NUMBER OF     AGGREGATE     PERCENTAGE OF    AVERAGE       AVERAGE      AVERAGE
   RANGE OF AMORTIZATION TERMS      MORTGAGE    CUT-OFF DATE    INITIAL POOL      U/W      CUT-OFF DATE    MORTGAGE
(MOS.)                               LOANS      BALANCE (A)       BALANCE         DSCR       LTV RATIO       RATE
--------------------------------  ----------- --------------  --------------- ----------  -------------- ----------
0 -179...........................      6.0     $   20,398,856        1.9%         1.27x        68.41%       7.595%
180 -239.........................     30.0        149,330,758       14.2          1.25         73.39        7.633
240 -275.........................      2.0          4,440,785        0.4          1.29         76.22        7.890
276 -299.........................     54.0        368,837,393       35.1          1.41         73.30        7.237
300 -360.........................     67.0        506,774,794       48.3          1.44         70.79        7.152
                                  ----------- --------------  --------------- ----------  -------------- ----------
Total/Avg./Wtd.Avg...............    159.0     $1,049,782,587      100.0%         1.40x        72.02%       7.262%
                                  =========== ==============  =============== ==========  ============== ==========

------------
(a)    Column total may not add up due to rounding.

                         AMORTIZATION CHARACTERISTICS

                                                                     WEIGHTED     WEIGHTED      WEIGHTED
                         NUMBER       AGGREGATE     PERCENTAGE OF    AVERAGE       AVERAGE      AVERAGE
                      OF MORTGAGE    CUT-OFF DATE    INITIAL POOL      U/W      CUT-OFF DATE    MORTGAGE
BALLOON TYPE             LOANS       BALANCE (A)       BALANCE         DSCR       LTV RATIO       RATE
-------------------  ------------- --------------  --------------- ----------  -------------- ----------
Balloon.............     133.0      $  633,316,036       60.33%        1.37x        73.32%       7.340%
Fully Amortizing  ..      23.0         123,578,512       11.77         1.22         73.82        7.668
ARD.................       3.0         292,888,038       27.90         1.54         68.44        6.923
                     ------------- --------------  --------------- ----------  -------------- ----------
Total/Avg./Wtd.Avg.      159.0      $1,049,782,587      100.00%        1.40x        72.02%       7.262%
                     ============= ==============  =============== ==========  ============== ==========

------------
(a)    Column total may not add up due to rounding.




                            LOAN PREPAYMENT TABLE

                                    PERCENTAGE     AGGREGATE      PERCENTAGE                   WTD. AVG.     WTD. AVG.
                                   OF MORTGAGE    CUT-OFF DATE    OF INITIAL     WTD. AVG.   CUT-OFF DATE    MORTGAGE
   RESTRICTION AT ORIGINATION         LOANS       BALANCE (MM)   POOL BALANCE    U/W DSCR      LTV RATIO       RATE
--------------------------------  ------------- --------------  -------------- -----------  -------------- -----------
Lockout/YM ......................     118.0        $  512.66         48.83%        1.37x         74.05%        7.316%
Lockout/ greater than of YM or
 1% .............................      21.0           108.73         10.36         1.41          70.55         7.397
Lockout/YM/Declining Fee.........       6.0            27.52          2.62         1.20          72.90         7.479
Lockout/Declining Fee............       4.0            16.52          1.57         1.32          67.22         7.803
Lockout/Defeasance ..............       3.0           190.29         18.13         1.35          76.82         7.052
Lockout/ greater than of YM or
 2% .............................       2.0            74.67          7.11         1.13          74.16         7.747
YM/Declining Fee.................       2.0             3.64          0.35         1.23          74.37         7.525
greater than of YM or 1% ........       1.0             4.17          0.40         1.25          79.44         8.400
Lockout/ greater than of YM or
 1% Declining ...................       1.0             3.59          0.34         1.38          73.29         7.210
greater than of YM or 5%/
 greater than of YM or 2% .......       1.0           108.00         10.29         1.86          54.00         6.720
                                  ------------- --------------  -------------- -----------  -------------- -----------
Total/Avg./Wtd.Avg ..............     159.0        $1,049.78        100.00%        1.40x         72.02%        7.262%
                                  ============= ==============  ============== ===========  ============== ===========

                    PREPAYMENT RESTRICTION ANALYSIS (A)(B)



     PREPAYMENT                  JUNE     JUNE      JUNE     JUNE    JUNE      JUNE    JUNE     JUNE      JUNE     JUNE
     RESTRICTION      CURRENT    1999     2000      2001     2002    2003      2004    2005     2006      2007     2008
-------------------  --------- -------- --------- -------- -------- -------  -------- -------  -------  --------  -------
LOCK-OUT (C) .......    89.00%    88.00%   84.80%    84.60%  43.10%   36.30%   33.20%   25.90%   21.50%   21.00%    0.00%
YIELD MAINTENANCE  .    11.00     12.00    14.80     15.00   55.80    62.30    64.50    69.70    74.20    68.40    99.90
                     --------- -------- --------- -------- -------- -------  -------- -------  -------  -------- -------
TOTAL LOCK-OUT/YM ..   100.00%   100.00%   99.60%    99.60%  98.90%   98.60%   97.70%   95.60%   95.70%   89.40%   99.90%
                     ========= ======== ========= ======== ======== =======  ======== =======  =======  ======== =======
5.00 -5.99% ........     0.00%     0.00%    0.30%     0.30%   0.70%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
4.00 -4.99% ........     0.00      0.00     0.10      0.00    0.30     1.00     0.00     0.00     0.00     0.00     0.00
3.00 -3.99% ........     0.00      0.00     0.00      0.10    0.00     0.00     1.80     2.60     0.00     0.00     0.00
2.00 -2.99% ........     0.00      0.00     0.00      0.00    0.10     0.00     0.00     1.80     2.50     0.00     0.00
1.00 -1.99% ........     0.00      0.00     0.00      0.00    0.00     0.50     0.10     0.00     1.80     3.30     0.00
0.01 -0.99% ........     0.00      0.00     0.00      0.00    0.00     0.00     0.00     0.00     0.00     0.00     0.00
NO PREPAY PENALTIES.     0.00      0.00     0.00      0.00    0.00     0.00     0.30     0.00     0.00     7.30     0.00
                     --------- -------- --------- -------- -------- -------  -------- -------  -------  -------- -------
TOTAL ..............   100.00%   100.00%  100.00%   100.00% 100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
                     ========= ======== ========= ======== ======== =======  ======== =======  =======  ======== =======
AGGREGATE MTG
 BALANCE ........... $1,049.8  $1,036.3 $1,021.8  $1,005.7 $ 987.9  $ 967.6  $ 943.4  $ 899.9  $ 871.8  $ 841.6  $ 123.6
% OF AGGREGATE
 CUT-OFF BALANCE  ..   100.00%    98.70%   97.30%    95.80%  94.10%   92.20%   89.90%   85.70%   83.00%   80.20%   11.80%
                     --------- -------- --------- -------- -------- -------  -------- -------  -------  -------- -------

------------
(a) Table calculated using modeling assumptions and assuming that all Hyper-Amortization Loans are paid in full on their respective anticipated repayments dates and that no Mortgage Loan otherwise prepays.

(b)    Totals may not equal due to rounding.

(c)    Includes defeasance.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX B


[STATE STREET LOGO]

                                        MORTGAGE CAPITAL FUNDING, INC.                                    W.A.C.
                          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       W.A.M.
                                              SERIES 1998-MC2                                       PAYMENT DATE
                                                                                                     RECORD DATE


TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

PAYMENT SUMMARY
----------------------------------------------------------------------------------------------------------------------------
                                                   Current
                     Pass-Through     Interest   Moody's/Fitch  Original    Beginning  Principal   Interest  Total  Ending
   Class   CUSIP         Rate           Type     Rating         Balance      Balance      Paid       Paid     Paid  Balance
----------------------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------------------
                                                      TOTALS:
                                                              --------------------------------------------------------------





DISTRIBUTIONS PER CERTIFICATE
------------------------------------------------------------------------------------------
                  Beginning            Principal       Interest            Ending
   Class      Certificate Factor     Distribution    Distribution    Certificate Factor
------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------


-------------------------------------------------------------------------
For additional information or with questions, please contact:
-------------------------------------------------------------------------
                    STATE STREET CORPORATE TRUST
-------------------------------------------------------------------------
Bond Analyst:
Account Officer:
Street Connection:(factor and rate by cusip) (617) 664-5500
To receive current or historical reports for this deal please use:
Website: http://CorporateTrust.StateStreet.com
Street Fax:Bondholder & Secondary Market Reports (617) 664-5600
-------------------------------------------------------------------------


STATE STREET
Serving Institutional Investors Worldwide

-------------------------------------------------------------------------------
This report has been prepared by or based on information furnished to State Street Bank and Trust Company ("State Street") by one or more third parties (e.g.,Servicer, Master Servicer, etc.). State Street shall not have and does not undertake responsibility for the accuracy or completeness of information provided by such third parties, and makes no representations or warranties with respect to the accuracy or completeness thereof or the sufficiency thereof for any particular purpose. State Street has not independently verified information received from third parties, and shall have no liability for any inaccuracies therein or caused thereby.


[STATE STREET LOGO]

                                        MORTGAGE CAPITAL FUNDING, INC.                                   W.A.C.
                          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      W.A.M.
                                              SERIES 1998-MC2                                      PAYMENT DATE
                                                                                                    RECORD DATE


TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

Principal Detail
----------------------------------------------------------------------------------------------------------------------------
                                         Other       Total
                                       Principal    Principal     Realized                            Cumulative Cumulative
       Beginning Scheduled Unscheduled   Cash      Distribution    losses/      Appraisal     Ending   Realized   Appraisal
Class   Balance  Principal  Principal  Adjustments   Amount      Balance Adj. Reduction Amt.  Balance   losses    Reduction
----------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------
TOTALS:
       -----------------------------------------------------------------------------------------------------------




INTEREST DETAIL
--------------------------------------------------------------------------------------------------------------------------------
          Accrued    Beg.     Prepayment   Current     Additional
       Certificate  Unpaid       Int.     Interest       Trust      Prepayment  Additional   Total Interest  Cumulative Unpaid
Class   Interest   Interest   Shortfall  Shortfalls  Fund Expenses   Premiums   Adjustments  Distr. Amount   Interest Shortfall
--------------------------------------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------------------------------------
TOTALS:
       ------------------------------------------------------------------------------------------------------------------------



[STATE STREET LOGO]

                                        MORTGAGE CAPITAL FUNDING, INC.                                   W.A.C.
                          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      W.A.M.
                                              SERIES 1998-MC2                                      PAYMENT DATE
                                                                                                    RECORD DATE


TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

    BOND CLASS RATING, SUBORDINATION LEVEL AND MATURITIES:
    ---------------------------------------------------------------------------------------------------------------
                   Ratings  Original   Current     Last         Original        Current     Orig. Class Maturity
        Class    As Of Date  Rating     Rating    Rating   Subordination Level Sub.Level          at 0% CPR
    ---------------------------------------------------------------------------------------------------------------











    ---------------------------------------------------------------------------------------------------------------




                    --------------------------------------------------------------------------------------
   DELINQUENCIES       One Month       Two Months     Three+Months       Foreclosures        Total
   -------------------------------------------------------------------------------------------------------
   # of Loans              0               0               0                  0                0
   -------------------------------------------------------------------------------------------------------
   Ending APB            $0.00           $0.00           $0.00              $0.00            $0.00
   -------------------------------------------------------------------------------------------------------


   TWELVE MONTH SUMMARY OF PREPAYMENTS AND PREPAYMENT PENALTIES:
   -------------------------------------------------------------
      MONTH/YEAR               PREPAYMENTS         PENALTIES
      ----------               -----------         ---------












   -------------------------------------------------------------



                                                            Current   Cum.
   APPRAISAL REDUCTIONS:                                     Total   Total
   --------------------------------------------------------------------------
   Loan #                  0        0        0        0       0        0
   --------------------------------------------------------------------------
   Amount                $0.00    $0.00    $0.00    $0.00   $0.00    $0.00
   --------------------------------------------------------------------------


[STATE STREET LOGO]
                                        MORTGAGE CAPITAL FUNDING, INC.                                   W.A.C.
                          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      W.A.M.
                                              SERIES 1998-MC2                                      PAYMENT DATE
                                                                                                    RECORD DATE


TRUSTEE'S REPORT TO CERTIFICATEHOLDERS


                                                    OTHER INFORMATION
============================================================================================================================


AVAILABLE DISTRIBUTION AMOUNT:

COLLATERAL INFORMATION:                                                     CLOSING             BEG            ENDING
                                                                         COLL. BALANCE     COLL. BALANCE    COLL. BALANCE
                                                                         -------------     -------------    -------------
LOAN COUNT



Aggregate amount of P&I Advances made during current period:

SERVICING FEES:
Aggregate Amount of servicing compensation paid to Master Servicer:
Aggregate Amount of servicing compensation paid to Trustee:
Additional Special Servicing Fee:


AGGREGATE AMOUNT OF:
Additional Trust Fund Expenses:
Mortgage Loans that have been paid in full:
Mortgage Loans that have been paid at their Maturity Date:
Prepayment Penalties paid on the Mortgage Loans:
============================================================================================================================



MORTGAGE CAPITAL FUNDING, INC.                                                 STATE STREET CORPORATE TRUST
MULTIFAMILY/COMMERCIAL MORTGAGE                                                WEB: CORPORATETRUST.STATESTREET.COM
PASS-THROUGH CERTIFICATES                                                      PAYMENT DATE
SERIES 1998-MC2                                                                REPORT #

DISTRIBUTION OF CURRENT SCHEDULED PRINCIPAL BALANCES
--------------------------------------------------------------------------------------------------------------

                                           -------------------------------------------------------------------
                                Current                                            Weighted Averages
                              Scheduled        # of      Aggregate    % Tot  ---------------------------------
                              Principal         Mtg     Sched Prin    Sched                 Mnths      Mort
                                Balance        Loans       Balance      Bal     DSCR       to Mat      Rate
--------------------------------------------------------------------------------------------------------------

                less than 1,000,000.00
                          1,000,000.00+
                          2,000,000.00+
                          3,000,000.00+
                          4,000,000.00+
                          5,000,000.00+
                          5,999,999.91+
                          7,000,000.00+
                          8,000,000.00+
                          9,000,000.00+
                         10,000,000.00+
                         15,000,000.00+
                         20,000,000.00+
--------------------------------------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------------------------------------



DISTRIBUTION OF CURRENT MORTGAGE INTEREST RATES

---------------------------------------------------------------------------------------------------------------

                                            -------------------------------------------------------------------
                               Current                                              Weighted Averages
                               Mortgage         # of      Aggregate    % Tot  ---------------------------------
                               Interest          Mtg     Sched Prin    Sched                 Mnths      Mort
                                   Rate        Loans        Balance      Bal     DSCR       to Mat      Rate
-------------------------------------------------------------------------------------------------------------
                       less than 8.50%
                                 8.50% +
                                 8.75% +
                                 9.00% +
                                 9.25% +
                                 9.50% +
                                 9.75% +
                                10.00% +
                                10.25% +
--------------------------------------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------------------------------------



DISTRIBUTION OF TOP TEN STATES BY BALANCE

--------------------------------------------------------------------------------------------------
                                                                       Weighted Averages
                     Top         # of      Aggregate    % Tot    ---------------------------------
                      10          Mtg     Sched Prin    Sched                  Mnths      Mort
                  States        Loans        Balance      Bal       DSCR      to Mat      Rate
--------------------------------------------------------------------------------------------------


Texas
California
Florida
New York
New Jersey
Ohio
Pennsylvania
Oregon
Nevada
North Carolina
Other
----------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------



DISTRIBUTION OF PROPERTY TYPE

--------------------------------------------------------------------------------------------------
                                                                       Weighted Averages
                                 # of      Aggregate    % Tot    ---------------------------------
                Property          Mtg     Sched Prin    Sched                  Mnths      Mort
                   Types        Loans        Balance      Bal       DSCR      to Mat      Rate
--------------------------------------------------------------------------------------------------


Multi-Family
Anchored Retail
Hospitality
Office
Industrial
Unanchored Retail
Health Care
Mobile Home Park
Mixed
----------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------

MORTGAGE CAPITAL FUNDING, INC.                                           STATE STREET CORPORATE TRUST
MULTIFAMILY/COMMERCIAL MORTGAGE                                          WEB: CORPORATETRUST.STATESTREET.COM
PASS-THROUGH CERTIFICATES                                                PAYMENT DATE
SERIES 1998-MC2                                                          REPORT #

DISTRIBUTION OF REMAINING STATED TERM (BALLOON LOANS ONLY)
------------------------------------------------------------------------------------------

                       -------------------------------------------------------------------
         Remaining                                             Weighted Averages
            Stated          # of      Aggregate    % Tot  --------------------------------
              Term           Mtg     Sched Prin    Sched                 Mnths      Mort
          (Months)         Loans        Balance      Bal     DSCR       to Mat      Rate
------------------------------------------------------------------------------------------
      less than 60
                60+
                96+
               132+
               180+
               240+
-------------------------------------------------------------------------------------------
              Total
-------------------------------------------------------------------------------------------


DIST. OF REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

------------------------------------------------------------------------------------------

                       -------------------------------------------------------------------
         Remaining                                             Weighted Averages
            Stated          # of      Aggregate    % Tot  --------------------------------
              Term           Mtg     Sched Prin    Sched                 Mnths      Mort
          (Months)         Loans        Balance      Bal     DSCR       to Mat      Rate
------------------------------------------------------------------------------------------
     less than 60
               60+
               96+
              132+
              180+
              240+
------------------------------------------------------------------------------------------
             Total
------------------------------------------------------------------------------------------



DISTRIBUTION OF REMAINING STATED TERM (ALL LOANS)

------------------------------------------------------------------------------------------

                       -------------------------------------------------------------------
         Remaining                                             Weighted Averages
            Stated          # of      Aggregate    % Tot  --------------------------------
              Term           Mtg     Sched Prin    Sched                 Mnths      Mort
          (Months)         Loans        Balance      Bal     DSCR       to Mat      Rate
------------------------------------------------------------------------------------------
                0+
               60+
               96+
              132+
              180+
              240+
------------------------------------------------------------------------------------------
             Total
------------------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERM

-------------------------------------------------------------------------------------------
                                                                Weighted Averages
         Original         # of      Aggregate    % Tot    ---------------------------------
     Amortization          Mtg     Sched Prin    Sched                  Mnths      Mort
             Term        Loans        Balance      Bal       DSCR      to Mat      Rate
-------------------------------------------------------------------------------------------
     less than 60
               60+
              120+
              180+
              240+
              300+
              360+
-------------------------------------------------------------------------------------------
             Total
-------------------------------------------------------------------------------------------


DISTRIBUTION OF SEASONING

------------------------------------------------------------------------------------------------
                                                                     Weighted Averages
                               # of      Aggregate    % Tot    ---------------------------------
             Seasoning          Mtg     Sched Prin    Sched                  Mnths      Mort
               (months)       Loans        Balance      Bal       DSCR      to Mat      Rate
------------------------------------------------------------------------------------------------

           less than 13
                  13-24
                  25-36
                  37-48
                  49-60
                 61-120
                   121+
------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------


MORTGAGE CAPITAL FUNDING, INC.                             STATE STREET CORPORATE TRUST
MULTIFAMILY/COMMERCIAL MORTGAGE                            WEB: CORPORATETRUST.STATESTREET.COM
PASS-THROUGH CERTIFICATES                                  PAYMENT DATE
SERIES 1998-MC2                                            REPORT #

DISTRIBUTION OF ORIGINAL TERM TO STATED MATURITY

-------------------------------------------------------------------------------------------
                                                                Weighted Averages
         Original         # of      Aggregate    % Tot    ---------------------------------
          Term to          Mtg     Sched Prin    Sched                  Mnths      Mort
         Maturity        Loans        Balance      Bal       DSCR      to Mat      Rate
-------------------------------------------------------------------------------------------
               0+
              50+
             100+
             150+
             200+
             250+
             300+
             400+

-------------------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------------------


DISTRIBUTION OF LOAN TO VALUE RATIO

-------------------------------------------------------------------------------------------
                                                                Weighted Averages
             Most         # of      Aggregate    % Tot    ---------------------------------
           Recent          Mtg     Sched Prin    Sched                  Mnths      Mort
              LTV        Loans        Balance      Bal       DSCR      to Mat      Rate
-------------------------------------------------------------------------------------------
     Not Populated
   Less than 50.01
             50.01+
             55.01+
             60.01+
             65.01+
             70.01+
             75.01+
             80.01+
-------------------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------------------





DISTRIBUTION OF AMORTIZATION TYPE

-------------------------------------------------------------------------------------------
                                                                Weighted Averages
                          # of      Aggregate    % Tot    ---------------------------------
     Amortization          Mtg     Sched Prin    Sched                  Mnths      Mort
             Type        Loans        Balance      Bal       DSCR      to Mat      Rate
-------------------------------------------------------------------------------------------
Amortizing Balloon
Fully Amortizing




-------------------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------------------

DISTRIBUTION OF MOST RECENT DEBT SERVICE COVERAGE RATIO

-------------------------------------------------------------------------------------------
                                                                Weighted Averages
                          # of      Aggregate    % Tot    ---------------------------------
                           Mtg     Sched Prin    Sched                  Mnths      Mort
             DSCR        Loans        Balance      Bal       DSCR      to Mat      Rate
-------------------------------------------------------------------------------------------
       Not populated
     less than 1.20x
               1.20x+
               1.25x+
               1.30x+
               1.35x+
               1.40x+
               1.45x+
               1.50x+
               1.55x+
               1.60x+
               1.70x+
               1.80x+
-------------------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------------------

DEAL NAME: MORTGAGE CAPITAL FUNDING, INC                                            STATE STREET CORPORATE TRUST
MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1998-MC2                                                                     PAYMENT DATE
                                                                                    REPORT

LOAN LEVEL DETAIL
                               ----------------------  -------------------------------------------------------------------------
                                   CLOSING TERMS                                CURRENT TERMS
--------------------------------------------------------------------------------------------------------------------------------
Offer                                                                                Prepay/          Paid
Control  Property               Sched  Note  Maturity  Sched  Note  Maturity  Sched  Liquid/  Prepay  Thru  Prepmt Transfer Loan
#          Type    City  State   Bal   Rate    Date     Bal   Rate    Date     P&I     adj     Date   Date  Premium  Date  Status
















--------------------------------------------------------------------------------------------------------------------------------
totals
--------------------------------------------------------------------------------------------------------------------------------
Loan Status:
A = Payment not rec'd. but still in grace period, B = Late payment, but less than 1 mo., O = Current, 1 = 1 mo. delinquent,
2 = 2mo. delinquent, 3 = Three or more mo. delinquent
4 = Assumed scheduled payment (performing matured balloon), 7 = Foreclosure, 9 = REO
--------------------------------------------------------------------------------------------------------------------------------

DEAL NAME: MORTGAGE CAPITAL FUNDING, INC                                            STATE STREET CORPORATE TRUST
MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1998-MC2                                                                     PAYMENT DATE
                                                                                    REPORT

SPECIALLY SERVICED LOAN DETAIL HISTORY
--------------------------------------------------------------------------------------------------------------------------------
Offer      Transfer     Actual       Maturity      Prop                                                        Spec Serv
Control #    Date      Prin Bal      Date          Type       State      NOI      NOI Date        DSCR        Status Code*
--------------------------------------------------------------------------------------------------------------------------------












--------------------------------------------------------------------------------------------------------------------------------
* LEGEND
--------
1 = Request for waiver of Prepayment Penalty     4 = Loans with Borrower Bankruptcy       7 = Loan Paid Off
2 = Payment Default                              5 = Loans in Process of Foreclosure      8 = Loans Returned to Master Servicer
3 = Request for Loan Modification or Workout     6 = Loans now REO Property

--------------------------------------------------------------------------------------------------------------------------------

DEAL NAME: MORTGAGE CAPITAL FUNDING, INC                                            STATE STREET CORPORATE TRUST
MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1998-MC2                                                                     PAYMENT DATE
                                                                                    REPORT

DELINQUENCY/PREPAYMENT REPORTING HISTORY:  ROLLING 24 MONTHS
--------------------------------------------------------------------------------------------------------------------------
             Delinq      Delinq      Delinq     Foreclosure/                               Specially
            1 Month     2 Month     3+ Month       Bank         REO      Modifications      Serviced        Prepayments
  Dist  ------------------------------------------------------------------------------------------------------------------
  Date    #      Bal   #      Bal  #      Bal   #       Bal   #   Bal   #          Bal    #         Bal   #           Bal
--------------------------------------------------------------------------------------------------------------------------
















--------------------------------------------------------------------------------------------------------------------------


INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.






                         MORTGAGE CAPITAL FUNDING, INC.
                 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 1998-MC2
                        CLASSES A-1, A-2, B, C, D, E & X
                           $960,551,000 (APPROXIMATE)

                                 -------------

                           CMBS NEW ISSUE TERM SHEET

                                ---------------


                                 JUNE 16, 1998




  CITIBANK [LOGO]                                          J.P. MORGAN & CO.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)



                      STRUCTURAL AND COLLATERAL TERM SHEET



        CITIBANK, N.A.                                                   J.P. MORGAN & CO.
        399 PARK AVENUE, 7TH FLOOR                                       60 WALL STREET, 3RD FLOOR
        NEW YORK, NY 10043                                               NEW YORK, NY 10260



        MORTGAGE TRADING & ANALYTICS, AND                                MORTGAGE SALES & TRADING AND STRUCTURING
        STRUCTURED FINANCE

        Frank Forelle                   Phone:   (212) 291-3320          Brian Baker                     Phone:   (212) 648-1413
        Vice President                  Fax:     (212) 291-3687          Vice President                  Fax:     (212) 648-5907

        Jeff Sturdevant                 Phone:   (212) 291-3320          Andy Taylor                     Phone:   (212) 648-1413
        Vice President                  Fax:     (212) 291-3687          Vice President                  Fax:     (212) 648-5907

        Richard Cohen                   Phone:   (212) 291-3320          Tom Doherty                     Phone:   (212) 648-1413
        Vice President                  Fax:     (212) 291-3687          Vice President                  Fax:     (212) 648-5907

        Nancy Wilt                      Phone:   (212) 291-3320
        Vice President                  Fax:     (212) 291-3687

        REAL ESTATE FINANCE AND                                          REAL ESTATE FINANCE
        STRUCTURING

        Richard L. Jarocki Jr.          Phone:   (212) 559-0217          Larry Blume                     Phone:   (212) 648-3238
        Managing Director               Fax:     (212) 793-5602          Vice President                  Fax:     (212) 648-5138

        Darrell Wheeler                 Phone:   (212) 559-0206          Chris Taylor                    Phone:   (212) 648-6267
        Vice President                  Fax:     (212) 793-5602          Associate                       Fax:     (212) 648-5138

        Mark Horinbein                  Phone:   (212) 559-0216
        Vice President                  Fax:     (212) 793-5602

        Matt Aaronson                   Phone:   (212) 559-0266          SYNDICATE/PRODUCT MANAGEMENT
        Associate                       Fax:     (212) 793-5602
                                                                         Bret Costain                    Phone    (212) 648-0660
                                                                         Vice President                  Fax:     (212) 648-5909

                                                                         Brad Craighead                  Phone    (212) 648-0112
                                                                         Vice President                  Fax      (212) 648-5909

                                                                         Michael Glover                  Phone    (212) 648-0258
                                                                         Vice President                  Fax      (212) 648-5379


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


                                COLLATERAL FACTS


  INITIAL POOL BALANCE:                                     $1,049,782,587
  NUMBER OF MORTGAGE LOANS:                                  159
  NUMBER OF PROPERTIES                                       162
  AVERAGE LOAN CUT-OFF DATE BALANCE:                        $6,602,406
  AVERAGE PROPERTY CUT-OFF DATE BALANCE:                    $6,480,139
  WEIGHTED AVERAGE CURRENT MORTGAGE RATE(A):                7.262%
  WEIGHTED AVERAGE REMAINING AMORTIZATION TERM:             311.9 mos.
  WEIGHTED AVERAGE U/W DSCR (B):                            1.40x
  WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:                  72.02%
  WEIGHTED AVERAGE REMAINING TERM TO MATURITY(C):           131.4 mos.
  WEIGHTED AVERAGE SEASONING:                               3  mos.

 (a) Gross Coupon.
 (b) U/W DSCR is the ratio of Underwritten Net Cash Flow over the annualized debt service payments.
 (c) Anticipated Repayment Date for loans with Hyper-Amortization. All information presented herein with respect to Hyper-Amortization Loans assumes that they mature on their respective Anticipated Repayment Dates.


                                  KEY FEATURES


 Lead Manager:                            Citibank, N.A.
 Co-Manager                               JP Morgan Securities, Inc.
 Mortgage Loan Sellers:                   Citicorp Real Estate, Inc. (89% of Initial Pool Balance) and Morgan
                                          Guaranty Trust Company of New York (11% of Initial Pool Balance)
 Master Servicer:                         CRIIMI MAE Services, L.P..
 Special Servicer:                        CRIIMI MAE Services, L.P.
 Purchaser of Classes F, G, H, J, K, L    CRIIMI MAE Inc.
 Trustee:                                 State Street Bank and Trust Company
 Pricing:                                 On or about June 22,1998
 Closing:                                 On or about June 29, 1998
 Settlement:                              On or about June 29, 1998
 Cut-Off Date:                            June 1,1998
 Distribution Date:                       18th of each month, or following business day (commencing July 1998)
 ERISA Eligible:                          Classes A1, A2 and X are ERISA eligible under the individual underwriters' prohibited transaction exemptions, subject to certain conditions for eligibility
 Representations & Warranties:            Provided by applicable Mortgage Loan Sellers
 Structure:                               Sequential pay
 Interest Accrual Period:                 With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.
 Day Count:                               30/360
 Tax Treatment:                           REMIC
 Rated Final Distribution Date:           May 18, 2030
 Clean up Call:                           1.0%
 Minimum Denominations:                   Publicly Offered Classes except Class X: $10,000 & $1
                                          Class X: $1,000,000 Notional Amount & $1
 Deal Information/Analytics               It is anticipated that certain Mortgage Loan and Certificate information will be available from the following services:
                                          Bloomberg, Intex, Charter Research, and The Trepp Group.


                             LOAN PREPAYMENT TABLE

 ---------------------------------------------------------------------------------------------------------
                              # OF      AGGREGATE      % OF         WTD. AVG.    WTD. AVG.
 RESTRICTION AT             MORTGAGE  CUT-OFF DATE  INITIAL POOL      U/W       CUT-OFF DATE   WTD. AVG.
 ORIGINATION                 LOANS    BALANCE (MM)    BALANCE         DSCR       LTV RATIO   MORTGAGE RATE
 ---------------------------------------------------------------------------------------------------------
 Lockout/YM                   118.0        512.66      48.83           1.37x       74.05%       7.316%
 Lockout/> of YM or 1%         21.0        108.73      10.36           1.41        70.55        7.397
 Lockout/YM/Declining Fee       6.0         27.52       2.62           1.20        72.90        7.479
 Lockout/Declining Fee          4.0         16.52       1.57           1.32        67.22        7.803
 Lockout/Defeasance             3.0        190.29      18.13           1.35        76.82        7.052
 Lockout/> of YM or 2%          2.0         74.67       7.11           1.13        74.16        7.747
 YM/Declining Fee               2.0          3.64       0.35           1.23        74.37        7.525
 > of YM or 1%                  1.0          4.17       0.40           1.25        79.44        8.400
 Lockout/> of YM or 1%          1.0          3.59       0.34           1.38        73.29        7.210
 Declining
 > of YM or 5%/> of YM or       1.0        108.00      10.29           1.86        54.00        6.720
 2%
 ---------------------------------------------------------------------------------------------------------
 TOTAL\AVG.\WTD.AVG           159.0     $1,049.78     100.00%          1.40X       72.02%       7.262%
 ---------------------------------------------------------------------------------------------------------



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


                        APPROXIMATE SECURITIES STRUCTURE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     EXPECTED
                                                     EXPECTED                                    EXPECTED WTD        PRINCIPAL
                 EXPECTED RATING      APPROX. SIZE    CREDIT          COUPON                     AVERAGE LIFE         PAYMENT
    CLASS        (FITCH/MOODY'S)       ($MM) (A)    SUPPORT (A)    DESCRIPTION      DELIVERY     (YRS.)(A)(B)        WINDOW(A)(B)
-----------------------------------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES:
      X        AAA/Aaa                  1,049.8(c)                     (d)             DTC
      A1       AAA/Aaa                   [217.0]       [29.0%]         TBD             DTC             5.50        7/98 - 10/07
      A2       AAA/Aaa                   [528.3]       [29.0]          TBD             DTC             9.69        10/07 - 5/08
      B        AA/Aa2                     [49.9]       [24.25]         TBD             DTC             9.89         5/08 - 5/08
      C        A/A2                       [60.4]       [18.50]         TBD             DTC             9.95         5/08 - 6/08
      D        BBB/Baa2                   [63.0]       [12.50]         TBD             DTC             9.97         6/08 - 6/08
      E        BBB-/NR                    [42.0]        [8.50]         TBD             DTC            11.48        6/08 - 12/11
PRIVATELY PLACED CLASSES (144A ELIGIBLE):

      F         NOT OFFERED HEREBY
      G         NOT OFFERED HEREBY
      H         NOT OFFERED HEREBY
      J         NOT OFFERED HEREBY
      K         NOT OFFERED HEREBY
      L         NOT OFFERED HEREBY
       TOTAL SECURITIES:               $1,049.8

(a) All information presented herein regarding Class size and anyinformation derived therefrom is estimated. Class sizes and accordingly, such derivative information, may vary (and may vary substantially). Investors should review the final prospectus to confirm the actual class sizes.

(b) Calculated at 0% CPR, no balloon extension and Hyper-Amortization Loans pay in full on Anticipated Repayment Dates.

(c)  Notional amount.

(d) The Class X coupon is calculated, in general, as the excess of (i) the weighted average Net Mortgage Rate, determined without regard to any modifications of the mortgage loans, in effect from time to time on the mortgage loans and subject to certain adjustments over (ii) the weighted average of the Pass-Through Rates in effect from time to time on the Class A1 through Class L Certificates.

                              STRUCTURAL OVERVIEW

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                 [BAR GRAPH]

      OFFERED CERTIFICATES
      --------------------
      CLASS/RATING                                   INITIAL NET WAC
      ------------                                   ---------------
      X-IO AAA/Aaa  1,214 ($mm) Notional Amount
      A1   AAA/Aaa
      A2   AAA/Aaa
      B    AA/Aa2
      C    A/A2
      D    BBB/Baa2
      E    BBB-/NR


      CERTIFICATES NOT OFFERED
      ------------------------
      CLASS
      -----
      F
      G
      H
      J
      K
      L


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


                          STRUCTURAL OVERVIEW - CONT.
-------------------------------------------------------------------------------

o    The Mortgage Pool will be comprised of one Loan Group

     -- Principal will be paid sequentially to Class A1, A2, B, C, D, E, F, G, H, J, K and L Certificates (If principal balances of all such Classes other than Classes A1 and A2 have reduced to zero, principal will be allocated to Class A1 and A2 pro-rata)

o Class X will receive interest payments pro-rata (based on interest entitlements) with the Class A1 and Class A2 Certificates each month

o Each of the Classes (except Class X) will be subordinate to earlier alphabetically lettered classes (Losses will be allocated in reverse alphabetical order to Classes with certificate balances and pro-rata to Classes A1 and A2)

o The Master Servicer will cover net prepayment interest shortfalls, up to the portion of the Master Servicing Fee equal to 0.02% per annum. Net shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated in reverse alphabetical order to the Subordinate Certificates and then pro-rata (based on interest entitlements) to the Class A1, Class A2 and Class X Certificates

o    All Classes will pay interest on a 30/360 basis

o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes with certificate balances (in the case of the Class A1 and Class A2 Certificates, pro rata based on certificate balances)

o IO protected with regard to loan modifications and waivers that reduce Mortgage Rate


                             MORTGAGE POOL OVERVIEW
-------------------------------------------------------------------------------

o The Mortgage Pool is comprised of 159 multifamily and commercial loans with an aggregate Cut-Off Date Balance of approximately $1,049,782,587

o All of the Mortgage Loans are secured by first mortgage liens on multifamily and commercial properties

o    The Mortgage Pool's average Cut-Off Date Balance is approximately
     $6,602,406

o The Mortgage Pool's weighted average current Underwritten Debt Service Coverage Ratio is 1.40x (a)

o    The Mortgage Pool's Cut-Off Date LTV is 72.02%

o The Mortgage Pool's weighted average Mortgage Rate is approximately 7.262% per annum

     (a) Underwritten Debt Service Coverage Ratio is the ratio of Underwritten NCF over the annualized debt service payments.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)



                      ALLOCATION OF PREPAYMENT PENALTIES
-------------------------------------------------------------------------------


ALLOCATION OF PREPAYMENT PREMIUMS
---------------------------------

Prepayment premiums will be allocated between the Publicly Offered Certificates then entitled to principal distributions and the Class X Certificates as follows:

     o A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amount) will be allocated to each class of the Publicly Offered Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a fraction (expressed as a percentage which can be no greater than 100%), the numerator of which is the excess of the Pass-Through Rate of such Class of the Publicly Offered Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.


               Prepayment                (Pass-Through Rate - Discount Rate)
           Premium Allocation       =     ----------------------------------
               Percentage                  (Mortgage Rate - Discount Rate)


     o The remaining percentage of the Prepayment Premiums will be allocated to the Class X Certificates

     o In general, this formula provides for an increase in the allocation of Prepayment Premiums to the Publicly Offered Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise

Allocation of Prepayment Premiums Example
-----------------------------------------

Discount Rate Fraction Methodology:
     Mortgage Rate                        =  9%
     Bond Class Rate                      =  7%
     Treasury Rate                        =  6%

      BOND CLASS ALLOCATION                     CLASS X ALLOCATION
   ---------------------------      ------------------------------------------
      7% - 6%
      -------- = 33 1/3%            Receives excess premiums = 66 2/3% thereof
      9% - 6%


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


                    PREPAYMENT RESTRICTION ANALYSIS (A) (B)


--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION   CURRENT    JUNE      JUNE     JUNE      JUNE      JUNE     JUNE      JUNE     JUNE      JUNE      JUNE
                                    1999      2000     2001      2002      2003     2004      2005     2006      2007      2008
--------------------------------------------------------------------------------------------------------------------------------
Lock-out (c)              89.00     88.00    84.80     84.60     43.10    36.30     33.20    25.90     21.50     21.00     0.00
Yield Maintenance         11.00     12.00    14.80     15.00     55.80    62.30     64.50    69.70     74.20     68.40    99.90

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
TOTAL LOCK-OUT/YM        100.00    100.00    99.60     99.60     98.90    98.60     97.70    95.60     95.70     89.40    99.90
--------------------------------------------------------------------------------------------------------------------------------

5.00 - 5.99%               0.00      0.00     0.30      0.30      0.70     0.00      0.00     0.00      0.00      0.00     0.00
4.00 - 4.99%               0.00      0.00     0.10      0.00      0.30     1.00      0.00     0.00      0.00      0.00     0.00
3.00 - 3.99%               0.00      0.00     0.00      0.10      0.00     0.00      1.80     2.60      0.00      0.00     0.00
2.00 - 2.99%               0.00      0.00     0.00      0.00      0.10     0.00      0.00     1.80      2.50      0.00     0.00
1.00 - 1.99%               0.00      0.00     0.00      0.00      0.00     0.50      0.10     0.00      1.80      3.30     0.00
0.01 - 0.99%               0.00      0.00     0.00      0.00      0.00     0.00      0.00     0.00      0.00      0.00     0.00
No Prepay Penalties        0.00      0.00     0.00      0.00      0.00     0.00      0.30     0.00      0.00      7.30     0.00
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                    100.00    100.00   100.00    100.00    100.00   100.00    100.00   100.00    100.00    100.00   100.00
--------------------------------------------------------------------------------------------------------------------------------
AGGREGATE MTG BALANCE   1,049.8   1,036.3  1,021.8   1,005.7     987.9    967.6     943.4    899.9     871.8     841.6    123.6
% OF AGGREGATE CUT-OFF   100.00     98.70    97.30     95.80     94.10    92.20     89.90    85.70     83.00     80.20    11.80
BALANCE
--------------------------------------------------------------------------------------------------------------------------------

(a) Table calculated using modeling assumptions and assuming all Hyper-Amortization Loans are paid in full on their respective anticipated repayments dates.
(b)  Totals may not equal due to rounding.
(c)  Includes defeasance.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


                      DISTRIBUTION OF CUT-OFF DATE BALANCE

----------------------------------------------------------------------------------------------------------------------------
                                                                                                   WEIGHTED       WEIGHTED
                            NUMBER OF                  AGGREGATE     % OF INITIAL    WEIGHTED      AVERAGE         AVERAGE
RANGE OF CUT-OFF DATE       MORTGAGE    NUMBER OF     CUT-OFF DATE       POOL       AVERAGE U/W    CUT-OFF        MORTGAGE
BALANCE ($)                   LOANS     PROPERTIES    BALANCE (A)       BALANCE        DSCR       DATE LTV          RATE
----------------------------------------------------------------------------------------------------------------------------
$0 - $999,999                   10            10         $8,027,147        0.8%        1.61x        59.86%          7.266%
$1,000,000 - $2,499,999         65            65        112,057,598       10.7         1.43         71.39           7.437
$2,500,000 - $4,999,999         40            41        144,236,613       13.7         1.43         72.27           7.519
$5,000,000 - $7,499,999         15            16         93,794,065        8.9         1.31         74.53           7.389
$7,500,000 - $9,999,999         10            10         89,815,855        8.6         1.39         71.48           7.286
$10,000,000 - $14,999,999       11            12        140,495,666       13.4         1.36         74.05           7.172
$15,000,000 - $182,091,684       8             8        461,355,644       43.9         1.41         71.28           7.137
----------------------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG.            159           162      1,049,782,587      100.0%        1.40X        72.02%          7.262%

----------------------------------------------------------------------------------------------------------------------------

(a)  Column total may not add up due to rounding.




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


                GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE

-------------------------------------------------------------------------------------------------------------------
                                                                                           WEIGHTED
                                                                              WEIGHTED      AVERAGE     WEIGHTED
                      NUMBER OF                  AGGREGATE      PERCENTAGE     AVERAGE      CUT-OFF      AVERAGE
                      MORTGAGE     NUMBER OF    CUT-OFF DATE    OF INITIAL       U/W         DATE       MORTGAGE
  PROPERTY STATE        LOANS     PROPERTIES    BALANCE (A)    POOL BALANCE      DSCR      LTV RATIO      RATE
-------------------------------------------------------------------------------------------------------------------
New York                  4.0          4.0       $193,314,919      18.4          1.35x      76.6%         7.054%
California               19.0         19.0        119,993,706      11.4          1.22       72.7          7.687
Minnesota                 3.0          3.0        112,171,329      10.7          1.85       54.5          6.766
Illinois                  8.0          8.0         66,346,601       6.3          1.26       78.9          7.214
Georgia                   8.0          8.0         64,739,628       6.2          1.41       75.6          7.284
Texas                    11.0         11.0         53,801,343       5.1          1.36       72.5          7.498
Florida                  10.0         10.0         45,010,692       4.3          1.33       75.3          7.359
Ohio                     13.5         15.0         31,877,517       3.0          1.30       75.9          7.561
Colorado                 13.0         13.0         30,686,593       2.9          1.48       72.9          7.056
Massachusetts             5.0          5.0         29,082,454       2.8          1.36       61.5          7.216
Michigan                  7.0          7.0         24,793,738       2.4          1.45       76.2          7.266
New Hampshire             2.5          3.0         24,513,594       2.3          1.35       77.9          7.003
Puerto Rico               1.0          1.0         23,465,010       2.2          1.29       69.2          7.500
Tennessee                 6.0          6.0         22,488,028       2.1          1.21       72.5          7.477
Virginia                  6.0          6.0         17,722,679       1.7          1.59       69.9          7.542
Maine                     1.0          1.0         17,350,000       1.7          1.25       75.4          7.560
Arizona                   4.0          4.0         16,279,664       1.6          1.34       76.4          7.182
Alabama                   4.0          4.0         16,278,875       1.6          1.28       73.1          7.383
Wisconsin                 5.0          5.0         14,183,100       1.4          1.42       63.7          7.773
Washington                2.0          2.0         13,655,602       1.3          1.27       76.9          6.773
Connecticut               2.0          3.0         13,469,532       1.3          1.22       71.7          7.517
New Jersey                2.0          2.0         12,668,105       1.2          1.54       61.8          7.303
Pennsylvania              4.0          4.0         12,207,278       1.2          1.38       80.0          7.305
Alaska                    2.0          2.0         11,572,596       1.1          1.82       64.0          6.810
Nebraska                  1.0          1.0         10,546,188       1.0          1.33       70.3          7.440
Oregon                    1.0          1.0          9,786,133       0.9          1.49       89.0          7.100
Hawaii                    1.0          1.0          7,797,838       0.7          1.15       70.9          7.780
Kansas                    1.0          1.0          7,667,610       0.7          1.28       76.7          7.390
North Carolina            3.0          3.0          6,103,214       0.6          1.50       67.6          7.330
South Carolina            2.0          2.0          5,183,304       0.5          1.52       67.5          7.639
Iowa                      1.0          1.0          4,170,410       0.4          1.25       79.4          8.400
Nevada                    1.0          1.0          2,744,696       0.3          1.33       74.2          7.290
Rhode Island              1.0          1.0          2,696,391       0.3          1.32       79.9          7.330
Indiana                   1.0          1.0          1,644,770       0.2          2.62       53.9          7.260
Maryland                  1.0          1.0          1,446,609       0.1          1.02       90.4          7.170
Missouri                  1.0          1.0          1,169,426       0.1          1.33       69.4          7.750
Idaho                     1.0          1.0          1,153,413       0.1          1.47       72.1          7.220
-------------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG      159.0        162.0     $1,049,782,587     100.0%         1.40X      72.02%        7.262%
-------------------------------------------------------------------------------------------------------------------

(a)  Column total may not add up due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)

                GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                    [MAP OF UNITED STATES AND PIE CHART SHOWING
                 GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE]

------------------------------------


                      PERCENTAGE
                      OF INITIAL
  PROPERTY STATE     POOL BALANCE
------------------------------------
New York                 18.4
California               11.4
Minnesota                10.7
Illinois                  6.3
Georgia                   6.2
Texas                     5.1
Florida                   4.3
Ohio                      3.0
Colorado                  2.9
Massachusetts             2.8
Michigan                  2.4
New Hampshire             2.3
Puerto Rico               2.2
Tennessee                 2.1
Virginia                  1.7
Maine                     1.7
Arizona                   1.6
Alabama                   1.6
Wisconsin                 1.4
Washington                1.3
Connecticut               1.3
New Jersey                1.2
Pennsylvania              1.2
Alaska                    1.1
Nebraska                  1.0
Oregon                    0.9
Hawaii                    0.7
Kansas                    0.7
North Carolina            0.6
South Carolina            0.5
Iowa                      0.4
Nevada                    0.3
Rhode Island              0.3
Indiana                   0.2
Maryland                  0.1
Missouri                  0.1
Idaho                     0.1



-------------------------------------------------------------------------------
Totals may not add up due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


               PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE BALANCE

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                          WEIGHTED
                                                                                              WEIGHTED     AVERAGE    WEIGHTED
                       NUMBER OF                    AGGREGATE      PERCENTAGE      AVERAGE    AVERAGE      CUT-OFF     AVERAGE
                       MORTGAGE     NUMBER OF     CUT-OFF DATE     OF INITIAL   CUT-OFF DATE     U/W        DATE      MORTGAGE
PROPERTY TYPE            LOANS     PROPERTIES      BALANCE (A)    POOL BALANCE     BALANCE       DSCR     LTV RATIO     RATE
---------------------------------------------------------------------------------------------------------------------------------
Office                     31.5        32.0       $350,376,637         33.4%    $10,949,270     1.30x       73.64%       7.292%
Multifamily                37.0        38.0        233,238,457         22.2       6,137,854     1.32        77.90        7.128
Mixed Use                   5.0         5.0        115,888,843         11.0      23,177,769     1.83        55.21        6.747
Anchored Retail            15.0        15.0        110,706,239         10.6       7,380,416     1.32        73.22        7.454
Hotel                      22.0        22.0         98,785,126          9.4       4,490,233     1.49        71.08        7.607
Unanchored Retail          31.0        31.0         87,559,987          8.3       2,824,516     1.40        71.53        7.426
Industrial                 10.5        12.0         26,657,201          2.5       2,221,433     1.37        70.10        7.539
Health Care                 4.0         4.0         21,359,624          2.0       5,339,906     1.44        75.16        7.345
Mobile Home Park            2.0         2.0          3,664,797          0.4       1,832,398     1.24        72.87        7.539
Nursing Home                1.0         1.0          1,545,676          0.2       1,545,676     2.73        64.40        7.850
---------------------------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG        159.0       162.0     $1,049,782,587        100.0%     $6,602,406     1.40X       72.02%       7.262%
---------------------------------------------------------------------------------------------------------------------------------

(a) Mixed use includes the $108mm Minneapolis City Center Loan which represents 8.89% of the pool .



    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                [PIE CHART]

----------------------------------


                      PERCENTAGE
                      OF INITIAL
PROPERTY TYPE        POOL BALANCE
----------------------------------
Office                    33.4%
Multifamily               22.2
Mixed Use                 11.0
Anchored Retail           10.6
Hotel                      9.4
Unanchored Retail          8.3
Industrial                 2.5
Health Care                2.0
Mobile Home Park           0.4
Nursing Home               0.2
----------------------------------
TOTAL\AVG.\WTD.AVG       100.0%
----------------------------------


------------------------------------------------------------------------------
Totals may not add up due to rounding



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


                                        DEBT SERVICE COVERAGE RATIO
 ------------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED      WEIGHTED     WEIGHTED
                         NUMBER OF     AGGREGATE     PERCENTAGE OF     AVERAGE      AVERAGE      AVERAGE
        RANGE OF          MORTGAGE    CUT-OFF DATE   INITIAL POOL        U/W      CUT-OFF DATE   MORTGAGE
     U/W DSCR'S (X)        LOANS      BALANCE (A)       BALANCE         DSCR       LTV RATIO       RATE
 ------------------------------------------------------------------------------------------------------------
       1.00 - 1.09x (b)        3.0       $53,976,461        5.1%         1.05x         77.02%       7.836%
       1.10 - 1.19             9.0        64,277,298        6.1          1.17          76.22        7.346
       1.20 - 1.29            45.0       263,446,804       25.1          1.25          75.06        7.399
       1.30 - 1.39            37.0       341,343,833       32.5          1.34          74.73        7.178
       1.40 - 1.49            22.0        69,056,545        6.6          1.45          73.58        7.342
       1.50 - 1.59            20.0        86,540,423        8.2          1.53          73.66        7.286
       1.60 - 1.69             5.0        17,392,142        1.7          1.62          62.15        7.273
       1.70 - 1.79             5.0        12,066,340        1.1          1.74          64.35        7.310
       1.80 - 1.89             8.0       135,553,356       12.9          1.86          56.29        6.871
       2.00 - 2.99             5.0         6,129,384        0.6          2.42          51.82        7.436
  -----------------------------------------------------------------------------------------------------------
    TOTAL\AVG.\WTD.AVG       159.0    $1,049,782,587      100.0%         1.40X         72.02%       7.262%

 ------------------------------------------------------------------------------------------------------------

(a)  Column total may not add up due to rounding.
(b)  All three of these loans are NNN leases to investment grade tenants.

 o   Weighted Average Current Debt Service Coverage Ratio:  1.40x


                                    CUT-OFF DATE LOAN TO VALUE RATIO (B)

 ------------------------------------------------------------------------------------------------------------
        RANGE OF                                                     WEIGHTED      WEIGHTED      WEIGHTED
      CUT-OFF DATE        NUMBER OF    AGGREGATE    PERCENTAGE OF     AVERAGE      AVERAGE       AVERAGE
      LOAN-TO-VALUE       MORTGAGE   CUT-OFF DATE    INITIAL POOL       U/W     CUT-OFF DATE     MORTGAGE
       RATIOS (%)          LOANS      BALANCE (A)      BALANCE         DSCR       LTV RATIO        RATE
 ------------------------------------------------------------------------------------------------------------
     25.0% - 49.9%           4.0        $4,858,089        0.5%           1.73x      42.44%         7.862%
     50.0% - 59.9%          15.0       152,692,860       14.6            1.78       54.94          6.911
     60.0% - 64.9%          12.0        52,429,149        5.0            1.53       62.31          7.442
      65.0% -69.9%          22.0        80,095,015        7.6            1.38       67.97          7.462
     70.0% - 74.9%          52.0       227,694,663       21.7            1.36       73.17          7.475
     75.0% - 79.9%          37.0       441,344,223       42.0            1.29       77.33          7.210
     80.0% - 91.0%          17.0        90,668,589        8.6            1.27       82.79          7.262
 ------------------------------------------------------------------------------------------------------------
  TOTAL\AVG.\WTD.AVG.      159.0    $1,049,782,587      100.0%           1.40X      72.02%         7.262%

 ------------------------------------------------------------------------------------------------------------

(a)  Column total may not add up due to rounding.
(b)  Ratio of Cut-Off Date Balance over Appraisal Value at Origination.
(c)  This is a NNN lease to an investment grade tenant.

 o   Weighted Average Cut-off Date Loan-to-Value Ratio: 72.02%


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


                    REMAINING AMORTIZATION TERM (IN MONTHS)

------------------------------------------------------------------------------------------------------------
                                                                       WEIGHTED     WEIGHTED     WEIGHTED
                             NUMBER OF   AGGREGATE     PERCENTAGE OF    AVERAGE      AVERAGE      AVERAGE
  RANGE OF AMORTIZATION      MORTGAGE   CUT-OFF DATE   INITIAL POOL       U/W     CUT-OFF DATE   MORTGAGE
       TERMS (MOS.)            LOANS    BALANCE (A)       BALANCE        DSCR       LTV RATIO      RATE
------------------------------------------------------------------------------------------------------------
0 - 179                          6.0     $20,398,856         1.9%          1.27x       68.41%      7.595%
180 - 239                       30.0     149,330,758        14.2           1.25        73.39       7.633
240 - 275                        2.0       4,440,785         0.4           1.29        76.22       7.89
276 - 299                       54.0     368,837,393        35.1           1.41        73.30       7.237
300 - 360                       67.0     506,774,794        48.3           1.44        70.79       7.152
------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG             159.0   $1,049,782,587      100.0%          1.40X       72.02%      7.262%

------------------------------------------------------------------------------------------------------------

(a)   Column total may not add up due to rounding.

                             CURRENT MORTGAGE RATES

------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED    WEIGHTED     WEIGHTED
                            NUMBER OF    AGGREGATE     PERCENTAGE OF     AVERAGE     AVERAGE      AVERAGE
         RANGE OF           MORTGAGE    CUT-OFF DATE   INITIAL POOL        U/W    CUT-OFF DATE   MORTGAGE
    MORTGAGE RATES (%)        LOANS     BALANCE (A)       BALANCE         DSCR      LTV RATIO      RATE
------------------------------------------------------------------------------------------------------------
0.00% - 6.99%                10 .0       $175,539,438        16.7%        1.69x        61.90%       6.763%
7.00% - 7.49%                84 .0        541,371,249        51.6         1.37         74.97        7.159
7.50% - 7.99%                58 .0        308,390,069        29.4         1.28         73.22        7.642
8.00% - 8.49%                 4 .0         17,042,052         1.6         1.33         66.76        8.157
8.50% - 8.99%                 2 .0          5,871,886         0.6         1.71         62.20        8.707
9.00% - 9.49                  1 .0          1,567,893         0.2         1.46         44.54        9.020
------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG          159 .0     $1,049,782,587       100.0%        1.40X        72.02%       7.262%

------------------------------------------------------------------------------------------------------------

         (a)   Column total may not add up due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


                          AMORTIZATION CHARACTERISTICS

-----------------------------------------------------------------------------------------------------------------------

                                                                                 WEIGHTED      WEIGHTED     WEIGHTED
                                    NUMBER OF      AGGREGATE      PERCENTAGE      AVERAGE       AVERAGE      AVERAGE
                                    MORTGAGE     CUT-OFF DATE     OF INITIAL        U/W      CUT-OFF DATE   MORTGAGE
BALLOON TYPE                          LOANS       BALANCE (A)    POOL BALANCE      DSCR        LTV RATIO      RATE
-----------------------------------------------------------------------------------------------------------------------
Balloon                                133.0      $633,316,036         60.33%       1.37x         73.32%        7.340%
Fully Amortizing                        23.0       123,578,512         11.77        1.22          73.82         7.668
ARD                                      3.0       292,888,038         27.90        1.54          68.44         6.923
-----------------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG.                    159.0    $1,049,782,587        100.00%       1.40X         72.02%        7.262%

-----------------------------------------------------------------------------------------------------------------------

(a)  Column total may not add up due to rounding.



                   REMAINING TERM TO MATURITY (IN MONTHS) (B)

--------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED     WEIGHTED     WEIGHTED
RANGE OF REMAINING     NUMBER OF       AGGREGATE      PERCENTAGE OF      AVERAGE     AVERAGE       AVERAGE
 TERM TO MATURITY      MORTGAGE      CUT-OFF DATE     INITIAL POOL         U/W     CUT-OFF DATE   MORTGAGE
      (MOS.)             LOANS        BALANCE (A)        BALANCE          DSCR      LTV RATIO       RATE
--------------------------------------------------------------------------------------------------------------
60 - 83                    5.0         $18,914,103          1.8%         1.24x         77.3%         7.282%
84 - 119                 118.0         716,247,799         68.2          1.37          74.1          7.226
120 - 360                 36.0         314,620,686         30.0          1.47          66.9          7.343
--------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG       159.0      $1,049,782,587        100.0%         1.40X         72.02%        7.262%

--------------------------------------------------------------------------------------------------------------

(a)   Column total may not add up due to rounding.
(b) "Maturity" means the stated maturity date or, with respect to any Hyper-Amortization Loan, its Anticipated Repayment Date.



                              YEAR OF ORIGINATION

--------------------------------------------------------------------------------------------------------------
                                                                                     WEIGHTED
                                                                         WEIGHTED     AVERAGE      WEIGHTED
                       NUMBER OF       AGGREGATE      PERCENTAGE OF      AVERAGE      CUT-OFF      AVERAGE
                        MORTGAGE     CUT-OFF DATE      INITIAL POOL        U/W         DATE        MORTGAGE
YEAR OF ORIGINATION      LOANS        BALANCE (A)        BALANCE           DSCR      LTV RATIO       RATE
--------------------------------------------------------------------------------------------------------------
1997                      24.0       $235,313,455           22.4%          1.23x        74.97%        7.576
1998                     135.0        814,469,132           77.6           1.45         71.16         7.172
--------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG       159.0     $1,049,782,587          100.0%          1.40X        72.02%        7.262%

--------------------------------------------------------------------------------------------------------------

(a)   Column total may not add up due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)



                               375 HUDSON STREET
                                 New York, NY

                               Loan Information



Original Principal Balance:             $183,000,000

Cut-off Date Balance:                   $182,091,684

Origination Date:                       January 30, 1998

Interest Rate:                          7.03%

Anticipated Repayment Date ("ARD):      February 1, 2008

Maturity Date:                          February 1, 2013

Borrower/                               TST 375 Hudson,LLC, a special-
Sponsoring                              purpose entity controlled by
Entity:                                 Tishman Speyer/Travelers Real
                                        Estate Venture, L.P.

Amortization Term:                      The Loan will amortize for the first
                                        five (5) years of the term on a monthly
                                        payment of $1,296,910, implying a
                                        twenty five (25) year schedule, and
                                        thereafter on a monthly payment of
                                        $1,539,742 implying a seventeen (17)
                                        year schedule based on the original
                                        principal balance.

Hyperamoritization:                     From and after the ARD, the interest
                                        rate increases to 9.03%, with such
                                        increased interest being added to the
                                        unpaid principal balance of the
                                        Mortgage Loan and certain excess cash
                                        flow will be applied to pay down the
                                        oustanding principal balance of the
                                        Mortgage Loan.

Prepayment Terms/                       Prepayment is permitted in whole only
Defeasance/Release                      after August 1, 2007, without payment
Provisions:                             of a penalty. No prepayment is
                                        permitted prior to such date.
                                        Defeasance is permitted from and after
                                        February 1, 2002 to February 1, 2007 by
                                        pledging U.S. Government obligations.

Up-Front Reserves:                      $324,423 tax and insurance escrow

Ongoing Reserves:                       $1,000,000 annually, in monthly
                                        payments of $83,333 for tenant
                                        improvements.
                                        Monthly payments for insurance and
                                        property taxes

Collection Account:                     Lender will have exclusive control over
                                        lock-box account from and after earlier
                                        of default and February 1, 2007.

                              Property Information

Single Asset/Portfolio:                 Single asset

Property Type:                          Office

Occupancy:                              100%

Year Built:                             1987

The Collateral:                         973,435 square feet of office and
                                        retail in an 18-story tower with two
                                        levels of parking.

Rentable Square Feet:                   Office:                    912,542
                                        Retail/Basement:            60,893
                                                                    ------
                                        Total:                     973,435

Significant Tenants:                                                    Lease
                                        Tenant                NRSF   Expiration
                                        ------                ----   ----------
                                        Saatchi & Saatchi NA 769,768  Jan 2013
                                        Penguin Putnam Inc.  146,433  Feb 2010
                                        West Publishing       47,495  Oct 2004

                                        Penguin Putnam Inc. is a wholly owned
                                        subsidiary of Pearson Plc. Pearson Plc
                                        is rated A2 by Moody's and A by S&P.
                                        West Publishing Corporation is a wholly
                                        owned subsidiary of Thomson
                                        Corporation. Thomson Corporation is
                                        rated A, low by Dominion Bond Rating
                                        Service.

Property Management:                    Tishman Speyer Properties, LP

1997 Net Operating Income:              $21,002,046

Underwritten Net Cash Flow:             $21,016,439

Appraised Value:                        $237,000,000

Appraisal Date:                         February 12, 1998

Cut-off Date Loan-to-Value Ratio:       77%

Annual Debt Service:                    $15,562,923

Underwritten DSCR (1):                  1.35x

Loan/Sq.Ft. as of Cut-off Date          $187


(1) Based on underwritten net cash flow




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


                           MINNEAPOLIS CITY CENTER
                                Minneapolis, MN

                           Loan Information

Original Principal Balance:          $108,000,000

Cut-off Date Balance:                $108,000,000

Origination Date:                    May 21, 1998

Interest Rate:                       6.72%

Anticipated                          May 31, 2008
Repayment Date
("ARD):

Maturity Date:                       May 31, 2028

Property Owner,                      City Center Associates Limited Partnership
Mortgagor, & Wrap
Mortgagor

Borrower/Wrap                        MCC Mortgage LP owns a wrap mortgage,
Mortgagor:                           fully subordinated, to the 1st Mortgage
                                     Loan, and an option to purchase the
                                     Minneapolis City Center property. An
                                     affiliate of MCC Mortgage L.P. holds a
                                     long- term management contract to manage the Minneapolis City Center Property.

Sponsoring Entity:                   Brookfield Properties Corporation, a
                                     Canadian public company with CDN$ 9.145
                                     billion in assets which controls the
                                     Minneapolis City Center Borrower.

Amortization Term:                   The term of the loan is thirty (30) years.
                                     Equal monthly payments of principal and
                                     interest are required in an amount
                                     sufficient to fully amortize the Loan over a thirty (30) year schedule

Hyperamoritization:                  From and after the ARD, the interest rate
                                     increases to the greater of 8.72%, or 102 basis points above the then prevailing yield to maturity on the "on the run"
                                     20-year US Government Treasury security.
                                     Additional interest in excess of the
                                     initial interest rate shall be added to
                                     unpaid principal balance of the Mortgage
                                     Loan, and certain excess cash flow will be applied to pay down the outstanding principal balance of the Mortgage Loan.

Prepayment Terms:                    The Mortgage Loan may be prepaid in whole,
                                     but not in part, on any Due Date,
                                     according payment date, according to the following schedule:

                                     Years 1-4: greater of yield maintenance
                                     payment or 5% of the outstanding principal balance.

                                     Years 5-9.5: greater of yield maintenance payment or 2% of outstanding principal balance.

                                     Thereafter fully prepayable without
                                     penalty.

                              Property Information

Single Asset/Portfolio:            Single asset

Property Type:                     Mixed Use (Office, Retail, Hotel, Garage)

Occupancy:                         97%

Year Built:                        1982

The Collateral:                    Minneapolis City Center, 1,582,000 sf of
                                   office, retail, and storage, 687-car,
                                   six-level parking garage, and land on
                                   which a 602-room Marriott Hotel is
                                   constructed subject to a ground lease of which the CCALP is the lessor

Rentable Square Feet:              Office:                  1,081,000
                                   Retail:                    370,000
                                   Storage:                   131,000
                                                              -------
                                   Total:                   1,582,000

Significant Tenants:                                                   Lease
                                   Tenant                    NRSF    Expiration
                                   ------                    ----    ----------
                                   Target (Dayton-Hudson)   675,064  1/99-11/13
                                   International Multifoods 133,737    2/2003
                                   Gray, Plant & Mooty       72,832    3/1999
                                   Marshall's (CVS Corp.)    50,163    1/2003

                                   Dayton & Hudson, the parent company, is
                                   rated Baa1 by Moody's.

                                   CVS Corp, the parent company, is rated A- by S&P.

Property Management:               Brookfield Management Services LLC

1997 Net Operating Income:         $15,493,928

Underwritten Net Cash Flow:        $15,545,314

Appraised Value:                   $200,000,000

Appraisal Date:                    August 1, 1997

Cut-off Date Loan-to-Value Ratio:  54%

Annual Debt Service:               $8,380,003

Underwritten DSCR:  (1)            1.85x



Loan/Sq.Ft. as of Cut-off Date     $68





(1) Based on underwritten net cash flow


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


                            MINNEAPOLIS CITY CENTER
                                Minneapolis, MN               (...continued...)

      Loan Information

Upfront Reserves:                $5,000,000 tenant improvement leasing
                                 commission ("TI/LC") $309,000 repair reserve
                                 $2,270,000 debt service reserves $646,685 tax and insurance reserve

Ongoing Reserves:                TI/LC replenished at minimum of $125,000 per
                                 month if TI/LC reserve fund falls below
                                 $5,000,000; monthly repair (for first 2
                                 years) and replacement reserves required.

Collection                       Property revenue is deposited into a clearing
Accounts:                        account controlled by the wrap mortgagee
                                 (i.e., the borrower) and then swept into the various borrower or mortgagor deposit accounts (debt service, TI/LC, real estate tax/insurance, etc.). The deposit accounts are controlled by the first mortgagee.

Subordinate Debt:                Subordinate wrap mortgage, together with
                                 subordinated option to purchase property, held by Minneapolis City Center Borrower.
                                 Such wrap mortgage has principal balance and accrued interest of approximately
                                 $544,000,000 as of 12/31/97.

Mezzanine Debt:                  $25 million, held by an affiliate of the
                                 Minneapolis City Center Borrower.



                              Property Information




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



                        MORTGAGE CAPITAL FUNDING, INC.
 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E & X
                          $960,551,000 (APPROXIMATE)


                            WELLPOINT OFFICE COMPLEX
                                Los Angeles, CA

                           Loan Information

Original Principal Balance:        $51,200,000

Cut-off Date Balance:              $51,200,000

Origination Date:                  July 11, 1997

Interest Rate:                     7.86%

Maturity Date:                     December 1, 2015

Borrower/Sponsoring Entity:        TA/Warner Center Associates II, L.P., a
                                   special purpose entity controlled by two individuals and Apollo Real Estate &
                                   Investment Fund, LC

Amortization Term:                 The amoritization schedule is based off the
                                   calendar year as follows:

                                   7/97-12/31/98:       Interest Only
                                   1999:                35 year schedule
                                   2000:                30 year schedule
                                   2001:                21 year schedule
                                   2002:                17 year schedule
                                   2003:                15 year schedule
                                   2004-2015:           12 year schedule

Prepayment Terms/                  The loan may be prepaid in whole,
Defeasance/Release                 but not in part according to the
Provisions:                        following schedule: For years 1-7: no
                                   prepayment; Thereafter: Greater of 2% of UPB or Yield Maintenance; Years 5-7: Defeasance permitted with defeasance deposit and pledge.


Up-Front Reserves:                 Annual Replacement Reserve of $42,710;
                                   Completion Repair Reserve of $130,925 (125% of the recommended repair cost estimates that borrower is responsible for as per the third party property condition report)

Ongoing Reserves:                  Annual Completion Repair Reserve of $42,710.
                                   Annual Earthquake Insurance Reserves of
                                   $80,100.

Collection Account:                Hard Lock Box

                            Property Information

Single Asset/Portfolio:            Single asset

Property Type:                     Office

Occupancy:                         100%

Year Built:                        1977

The Collateral:                    427,100 sq.ft. office building

Rentable Square Feet:              427,100

Significant Tenant:                Wellpoint Health Networks occupies 100% of
                                   the building.
                                   Public Rating as of 6/1/98:
                                            S&P: BBB+
                                            Moody's: Baa3
                                   Lease expires in 2019 with two 5-year
                                   renewal options at fair market rent

Property Management:               LaSalle Partners

1997 Net Operating Income:         $4,270,000

Underwritten Net Cash Flow:        $4,227,290

Appraised Value:                   $67,000,000

Appraisal Date:                    March 13, 1997


Cut-off Date Loan-to-Value Ratio:  76%

Annual Debt Service:               $4,024,320

Underwritten DSCR (1):             1.05x

Loan/Sq.Ft. as of Cut-off Date:    $120




(1) Based on underwritten net cash flow which is calculated excluding the $80,100 reserve for earthquake insurance.




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

P R O S P E C T U S

                         MORTGAGE CAPITAL FUNDING, INC.

                                   (SPONSOR)

                       MORTGAGE PASS-THROUGH CERTIFICATES

                              (ISSUABLE IN SERIES)

   The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

   Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Asset Pool") of one or more of various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology.
See "Description of the Certificates".
                                                (cover continued on next page)

FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 14 AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE
                         RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

   The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" and in the related Prospectus Supplement.

   Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors".

   This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                                 JUNE 17, 1998

(cover continued)

   Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund. No series of Certificates will represent an obligation of or interest in the Sponsor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.

                             PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest accrues from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (viii) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (ix) if the related Trust Fund includes Mortgage Loans, information concerning the master servicer (as to any series, the "Master Servicer") and, if different than the Master Servicer, the special servicer (as to any series, the "Special Servicer") of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer; (x) whether one or more REMIC elections will be made, the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related administrative duties in respect of each REMIC to be created; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

   The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public

Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Sponsor, that file electronically with the Commission.

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

   The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance."

   The Sponsor or the Trustee will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Sponsor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Sponsor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Sponsor fulfills its reporting obligations as described in its written request. If such request is granted, the Sponsor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Sponsor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Sponsor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Sponsor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Sponsor should be directed in writing to its principal executive offices specified herein under "Mortgage Capital Funding, Inc." The Sponsor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS

                                                  PAGE
                                                --------
PROSPECTUS SUPPLEMENT                           2
AVAILABLE INFORMATION                           2
INCORPORATION OF CERTAIN INFORMATION BY
 REFERENCE                                      3
SUMMARY OF PROSPECTUS                           6
RISK FACTORS                                    14
 Certain Factors Adversely Affecting Resale of
  the Offered Certificates                      14
 Limited Assets for Payment of Certificates     14
 Prepayments; Average Life of Certificates;
  Yields                                        15
 Limited Nature of Credit Ratings               16
 Certain Risks Associated with Mortgage Loans
  Secured by Commercial and Multifamily
  Properties                                    16
 Balloon Payments; Borrower Default             17
 Credit Support Limitations                     18
 Enforceability                                 18
 Leases and Rents as Security for a Mortgage
  Loan                                          18
 Environmental Risks                            19
 Special Hazard Losses                          19
 ERISA Considerations                           19
 Certain Federal Tax Considerations Regarding
  REMIC Residual Certificates                   19
 Book-Entry Registration                        20
 Potential Conflicts of Interest                20
 Delinquent and Non-Performing Mortgage Loans   20
DESCRIPTION OF THE TRUST FUNDS                  21
 General                                        21
 Mortgage Loans                                 21
 MBS                                            23
 Certificate Accounts                           24
 Credit Support                                 24
 Cash Flow Agreements                           24
YIELD AND MATURITY CONSIDERATIONS               25
 General                                        25
 Pass-Through Rate                              25
 Payment Delays                                 25
 Certain Shortfalls in Collections of Interest  25
 Yield and Prepayment Considerations            26
 Weighted Average Life and Maturity             27
 Controlled Amortization Classes and Companion
  Classes                                       28
 Other Factors Affecting Yield, Weighted
  Average Life and Maturity                     28
MORTGAGE CAPITAL FUNDING, INC                   30
USE OF PROCEEDS                                 30
DESCRIPTION OF THE CERTIFICATES                 30
 General                                        30
 Distributions                                  31
 Distributions of Interest on the Certificates  31
 Distributions of Principal of the
  Certificates                                  32
 Distributions on the Certificates in Respect
  of Prepayment Premiums or in Respect of
  Equity Participations                         33
 Allocation of Losses and Shortfalls            33
 Advances in Respect of Delinquencies           33
 Reports to Certificateholders                  34
 Voting Rights                                  35
 Termination                                    35
 Book-Entry Registration and Definitive
  Certificates                                  35
DESCRIPTION OF THE POOLING AGREEMENTS           37
 General                                        37
 Assignment of Mortgage Loans; Repurchases      37
 Representations and Warranties; Repurchases    38
 Collection and Other Servicing Procedures      39
 Sub-Servicers                                  40
 Certificate Account                            40
 Escrow Accounts                                43
 Modifications, Waivers and Amendments of
  Mortgage Loans                                43
 Realization Upon Defaulted Mortgage Loans      43
 Hazard Insurance Policies                      45
 Due-on-Sale and Due-on-Encumbrance Provisions  46
 Servicing Compensation and Payment of
  Expenses                                      46
 Evidence as to Compliance                      47
 Certain Matters Regarding the Master
  Servicer, the Special Servicer, the REMIC
  Administrator and the Sponsor                 47
 Events of Default                              48
 Rights Upon Event of Default                   49
 Amendment                                      49
 List of Certificateholders                     50
 The Trustee                                    50
 Duties of the Trustee                          50
 Certain Matters Regarding the Trustee          50
 Resignation and Removal of the Trustee         51
DESCRIPTION OF CREDIT SUPPORT                   51
 General                                        51
 Subordinate Certificates                       51
 Cross-Support Provisions                       52
 Insurance or Guarantees with Respect to
  Mortgage Loans                                52
 Letter of Credit                               52
 Certificate Insurance and Surety Bonds         52
 Reserve Funds                                  52
 Credit Support with Respect to MBS             53
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS         53
 General                                        53

                                4

                                               PAGE
                                             --------
 Types of Mortgage Instruments                  53
 Leases and Rents                               54
 Personalty                                     54
 Foreclosure                                    54
 Bankruptcy Laws                                57
 Environmental Risks                            58
 Due-on-Sale and Due-on-Encumbrance             59
 Subordinate Financing                          59
 Default Interest and Limitations on
  Prepayments                                   60
 Applicability of Usury Laws                    60
 Soldiers' and Sailors' Civil Relief Act of
  1940                                          60
 Americans with Disabilities Act                60
 Forfeitures in Drug and RICO Proceedings       61
MATERIAL FEDERAL INCOME TAX CONSEQUENCES        61
 General                                        61
 REMICs                                         62
 Taxation of Owners of REMIC Regular
  Certificates                                  63
 Taxation of Owners of REMIC Residual
  Certificates                                  67
 Grantor Trust Funds                            75
 Characterization of Investments in Grantor
  Trust Certificates                            75
 Taxation of Owners of Grantor Trust
  Fractional Interest Certificates              76
 Taxation of Owners of Stripped Interest
  Certificates                                  80
STATE AND OTHER TAX CONSEQUENCES                83
ERISA CONSIDERATIONS                            83
 General                                        83
 Plan Asset Regulations                         84
LEGAL INVESTMENT                                84
METHOD OF DISTRIBUTION                          86
FINANCIAL INFORMATION                           87
RATING                                          87

                             SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

Sponsor .......................  Mortgage Capital Funding, Inc., a
                                    wholly-owned subsidiary of Citicorp
                                    Banking Corporation, which in turn is a
                                    wholly-owned subsidiary of Citicorp. See
                                    "Mortgage Capital Funding, Inc."

Master Servicer ...............  The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement. Any Master Servicer may be an affiliate of the Sponsor. See "Description of the Pooling Agreements--Collection and Other Servicing Procedures".

Special Servicer ..............  The special servicer (the "Special
                                    Servicer"), if any, for a series of
                                    Certificates will be named in the related
                                    Prospectus Supplement. Any Special
                                    Servicer may be an affiliate of the
                                    Sponsor and/or may also be acting as
                                    Master Servicer. See "Description of the
                                    Pooling Agreements--Collection and Other
                                    Servicing Procedures".

Trustee .......................  The trustee (the "Trustee") for each series of Certificates will be named in the
                                    related Prospectus Supplement. See
                                    "Description of the Pooling
                                    Agreements--The Trustee".

REMIC Administrator ...........  The person (the "REMIC Administrator")
                                    responsible for the various tax-related
                                    administrative duties for a series of
                                    Certificates as to which one or more REMIC elections have been made, will be named in the related Prospectus Supplement. Any REMIC Administrator may be an affiliate of the Sponsor and/or may also be acting as Master Servicer, Special Servicer or Trustee. See "Material Federal Income Tax Consequences--REMICs--Reporting and Other
                                    Administrative Matters."

The Trust Assets ..............  Each series of Certificates will represent in the aggregate the entire beneficial
                                    ownership interest in a Trust Fund
                                    consisting primarily of:

  A. Mortgage Assets ..........  The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of mortgage loans, including participations therein
                                    (collectively, the "Mortgage Loans"),
                                    secured by liens on, or security interests in, without limitation, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or
                                    (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial facilities, mixed use or various other types of income-producing properties or unimproved land (the "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Sponsor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                                 As and to the extent described in the related
                                    Prospectus Supplement, a Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, and in some cases back again, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity or may require a balloon payment on its stated maturity date, (iv) may provide for no amortization prior to its stated maturity date, (v) may contain a prohibition on prepayment and/or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (vi) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually, annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Sponsor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Sponsor. See "Description of the Trust Funds--Mortgage Loans".

                                 If and to the extent specified in the related
                                    Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, (i) mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Government National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".

                                 Each Mortgage Asset will be selected by the
                                    Sponsor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Sponsor.

  B. Certificate Account ......  Each Trust Fund will include one or more accounts (collectively, the "Certificate
                                    Account") established and maintained on
                                    behalf of the Certificateholders into
                                    which the person or persons designated in the related Prospectus Supplement will, to the extent provided in the related Pooling Agreement (as defined below) described herein and in the related Prospectus Supplement, deposit all payments and other collections received or advanced with respect to the Mortgage Assets and other assets in such Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency (as defined below) rating one or more classes of the related series of Offered Certificates. See "Description of the Trust
                                    Funds--Certificate Accounts" and
                                    "Description of the Pooling
                                    Agreements--Certificate Account".

  C. Credit Support ...........  If so provided in the related Prospectus
                                    Supplement, partial or full protection
                                    against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so specified in the related Prospectus Supplement, any form of Credit Support may offer protection only against specific types of losses and shortfalls. The amount and types of any Credit Support, the coverage afforded by it, the identification of the entity providing it (if applicable) and related information will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations",
                                    "Description of the Trust Funds--Credit
                                    Support" and "Description of Credit
                                    Support".

  D. Cash Flow Agreements .....  If so provided in the related Prospectus
                                    Supplement, a Trust Fund may include
                                    guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements".

Description of Certificates ...  Each series of Certificates will be issued in one or more classes pursuant to a
                                    pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) are senior (collectively,
                                    "Senior Certificates") or subordinate
                                    (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal
                                    Certificates"); (iii) are entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal (collectively,
                                    "Stripped Interest Certificates"); (iv)
                                    provide for distributions of interest
                                    thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other method.

                                 Each class of Certificates, other than certain
                                    classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest at a fixed, variable or adjustable interest rate (a "Pass-Through Rate") on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a hypothetical or notional amount (a "Notional Amount") used solely for such purpose and not evidencing a right to receive distributions of principal. The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such), as applicable, for each class of Offered Certificates.

                                 The Certificates will not be guaranteed or
                                    insured by the Sponsor or any of its
                                    affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets for Payment of Certificates" and "Description of the Certificates".

Distributions of Interest on
 the  Certificates ............  Interest on each class of Offered
                                    Certificates (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk
                                    Factors--Prepayments; Average Life of
                                    Certificates; Yields", "Yield and Maturity
                                    Considerations", and "Description of the
                                    Certificates--Distributions of Interest on the Certificates".

Distributions of Principal of
 the  Certificates ............  Each class of Certificates of each series
                                    (other than certain classes of Stripped
                                    Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

Advances ......................  If and to the extent provided in the related
                                    Prospectus Supplement, if a Trust Fund
                                    includes Mortgage Loans, the Master
                                    Servicer, the Special Servicer, the
                                    Trustee, any provider of Credit Support
                                    and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans.
                                    Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for the period that such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

Termination ...................  If so specified in the related Prospectus
                                    Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination."

Registration of Book-Entry
 Certificates .................  If so provided in the related Prospectus
                                    Supplement, one or more classes of the
                                    Offered Certificates of any series will be offered in book-entry format
                                    (collectively, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive Certificate"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and
                                    Definitive Certificates".

Tax Status of the
  Certificates ................  The Certificates of each series will constitute either (i) "regular interests"
                                    ("REMIC Regular Certificates") and
                                    "residual interests" ("REMIC Residual
                                    Certificates") in a Trust Fund, or a
                                    designated portion thereof, treated as a real estate mortgage investment conduit (a "REMIC") under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

  A. REMIC ....................  REMIC Regular Certificates generally will be treated as debt obligations of the
                                    applicable REMIC for federal income tax
                                    purposes. In general, to the extent the
                                    assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of
                                    Section 856(c)(5)(A) of the Code and
                                    interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC
                                    Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute "loans . . . secured by an interest in real property" for purposes of Section 7701(a)(19)(C)(v) of the Code only if so specified in the related Prospectus Supplement. Holders of REMIC Regular Certificates must report income with respect thereto on the accrual method, regardless of their method of tax accounting generally. Holders of any class of REMIC Regular Certificates issued with original issue discount generally will be required to include the original issue discount in income as it accrues, which will be determined using an initial prepayment assumption and taking into account, from time to time, actual prepayments occurring at a rate different than the prepayment assumption. See "Material Federal Income Tax
                                    Consequences--REMICs--Taxation of Owners of
                                    REMIC Regular Certificates" and
                                    "--REMICs--Foreign Investors in REMIC
                                    Certificates".

                                 REMIC Residual Certificates generally will be
                                    treated as representing an interest in
                                    qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(a) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. In addition, transfers of certain REMIC Residual Certificates may be prohibited, or may be disregarded under some circumstances for federal income tax purposes. See "Material Federal Income Tax
                                    Consequences--REMICs--Taxation of Owners of
                                    REMIC Residual Certificates" and
                                    "--REMICs--Foreign Investors in REMIC
                                    Certificates".

  B. Grantor Trust ............  Unless otherwise provided in the related
                                    Prospectus Supplement, Grantor Trust
                                    Certificates may be either (i)
                                    Certificates that have a Certificate
                                    Balance and a Pass-Through Rate or that
                                    are Stripped Principal Certificates
                                    (collectively, "Grantor Trust Fractional
                                    Interest Certificates") or (ii) Stripped
                                    Interest Certificates.

                                 Owners of Grantor Trust Fractional Interest
                                    Certificates will be treated for federal income tax purposes as owners of an undivided pro rata interest in the assets of the related Trust Fund, and generally will be required to report their pro rata share of the entire gross income (including amounts incurred as servicing or other fees and expenses) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata shares of any servicing or other fees and expenses incurred during the year. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3)(A) of the Code,
                                    but will not be so treated for purposes of
                                    Section 7701(a)(19)(C)(v) of the Code
                                    unless otherwise stated in the related
                                    Prospectus Supplement.

                                 It is unclear whether Stripped Interest
                                    Certificates will be treated as
                                    representing an ownership interest in
                                    qualifying assets and income under Sections
                                    856(c)(5)(A) and 856(c)(3)(B) of the Code.
                                    However, such Certificates will not be
                                    treated as representing an ownership
                                    interest in assets described in Section
                                    7701(a)(19)(C)(v) of the Code unless
                                    otherwise stated in the related Prospectus
                                    Supplement. The taxation of holders of
                                    Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Material Federal Income Tax Consequences--Grantor Trust Funds".

                                 Investors are advised to consult their tax
                                    advisors and to review "Material Federal
                                    Income Tax Consequences" herein and
                                    "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations ..........  Fiduciaries of employee benefit plans and certain other retirement plans and
                                    arrangements, including individual
                                    retirement accounts, annuities, Keogh
                                    plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment ..............  The Offered Certificates will constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating ........................  At their respective dates of issuance, each class of Offered Certificates will be
                                    rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

   In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

CERTAIN FACTORS ADVERSELY AFFECTING RESALE OF THE OFFERED CERTIFICATES

   There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

   The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

   Insofar as a secondary market does develop for any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity and riskiness thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Sponsor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

   Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

LIMITED ASSETS FOR PAYMENT OF CERTIFICATES

   Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Sponsor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

   As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors, as well as acts of God. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. The foregoing is subject, however, to, among other things, the particular terms of the Mortgage Loans (e.g., provisions which prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

   The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

   A series of Certificates may include one or more Controlled Amortization Classes that will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

   A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein.

   When considering the effects of prepayments on the average life and yield of an Offered Certificate, an investor should also consider provisions of the related Pooling Agreement that permit the optional early termination of the class of Certificates to which such Offered Certificate belongs. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".

LIMITED NATURE OF CREDIT RATINGS

   Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of Credit Support" and "Rating".

CERTAIN RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY COMMERCIAL AND MULTIFAMILY PROPERTIES

   Mortgage Loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including various events which the Sponsor, a Master Servicer and a Special Servicer may be unable to predict or control such as changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; environmental hazards; and social unrest and civil disturbances.

   In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

   It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

   Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing, and in some cases may provide for no amortization over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally. Neither the Sponsor nor any of its affiliates will be required to refinance any Mortgage Loan.

   If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer and/or Special Servicer for a Trust Fund will be permitted (within prescribed limits) to extend and modify the Mortgage Loans in such Trust Fund that are in default or as to which a payment default is either reasonably foreseeable or imminent. In addition, if any such Mortgage Loan thereafter comes current in accordance with its modified terms, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While a Master Servicer and/or Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification (particularly taking account of the payment of a workout fee to the Special Servicer) will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Offered Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates) if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates that take into account an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Credit Ratings", "Description of the Certificates" and "Description of Credit Support".

ENFORCEABILITY

   Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   Notes and mortgages may contain provisions that obligate the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the Mortgagor's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

LEASES AND RENTS AS SECURITY FOR A MORTGAGE LOAN

   The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL RISKS

   Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances on a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that neither the Master Servicer nor the Special Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or assume control of its operation unless the Special Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

SPECIAL HAZARD LOSSES

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and Special Servicer for any Trust Fund will each be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

   Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs". REMIC Residual Certificates may have "phantom income" associated with them, which is to say that taxable income may be reportable with respect to a REMIC Residual Certificate early in the term of the related REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term. Under these circumstances, the present value of the tax detriments with respect to the related REMIC Residual Certificates exceeds the present value of the related tax benefits accruing later. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC Residual Certificates may have a negative "value". The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero. All or a portion of such a Certificateholder's share of the REMIC taxable income may

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be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and
(iii) for a foreign holder, will not qualify for exemption from withholding tax. Moreover, because an amount of gross income equal to the fees and non-interest expenses of each REMIC will be allocated to the REMIC Residual Certificates, but such expenses will be deductible by holders of REMIC Residual Certificates who are individuals only as miscellaneous itemized deductions, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates or trusts or for pass-through entities (including partnerships and S corporations) beneficially owned by, or having as partners or shareholders, one or more individuals, estates or trusts. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer, including, but not limited to, a prohibition to investors that are not United States Persons (as defined herein).

BOOK-ENTRY REGISTRATION

   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

POTENTIAL CONFLICTS OF INTEREST

   If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. If so specified in the related Prospectus Supplement, an affiliate of the Sponsor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer and/or REMIC Administrator. In addition, any party to a Pooling Agreement or any affiliate thereof may own Certificates. Investors in the Offered Certificates should consider that any resulting conflicts of interest could affect the performance of duties under the related Pooling Agreement. For example, if the same party serves as both Master Servicer and Special Servicer for any Trust Fund and, as Master Servicer, such party is obligated to make advances in respect of delinquent payments on the Mortgage Loans in such Trust Fund, or if the Master Servicer or Special Servicer for any Trust Fund owns a significant portion of any class of Offered Certificates of the related series, then, notwithstanding the applicable servicing standard imposed by the related Prospectus Supplement, either such fact could influence servicing decisions in respect of the Mortgage Loans in such Trust Fund. Also, as specified in the related Prospectus Supplement, the holders of interests in a specified class or classes of Subordinate Certificates may have the ability to replace the Special Servicer or direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage Loans. Accordingly, investors in those Classes of Offered Certificates more senior thereto should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the Pooling Agreement and will be governed by the servicing standard described therein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or

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
non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

   The primary assets of each Trust Fund will consist of (i) one or more various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), (ii) mortgage pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Mortgage Capital Funding, Inc. (the "Sponsor"). Each Mortgage Asset will be selected by the Sponsor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Sponsor. The Mortgage Assets will not be guaranteed or insured by the Sponsor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

   General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of, without limitation, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Sponsor; however, the Originator may be or may have been an affiliate of the Sponsor.

   If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

   Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income.) Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

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
   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis (i.e., six months or less) such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans pari passu therewith or senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

   While the Sponsor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such

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
factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Risks Associated with Mortgage Loans Secured by Commercial and Multifamily Properties" and "--Balloon Payments; Borrower Default".

   Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years, and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, and in some cases back again, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity or may require a balloon payment on its stated maturity date, (iv) may provide for no amortization prior to its stated maturity date, and (v) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to normal payments of interest on and/or principal of such Offered Certificates, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

   Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Sponsor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the current Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average current Loan-to-Value Ratio of the Mortgage Loans, in each case based on an appraisal done at origination or, in some instances, a more recent appraisal, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will, as to certain Mortgage Loans, provide the information described above on a loan-by-loan basis and will also contain certain information available to the Sponsor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Sponsor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

   MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

   Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will reflect the characteristics of the MBS and the underlying mortgage loans and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Sponsor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and (x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent provided in the related Pooling Agreement and described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.

CREDIT SUPPORT

   If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so specified in the related Prospectus Supplement, any form of Credit Support may offer protection only against specific types of losses and shortfalls. The amount and types of Credit Support, the coverage afforded by it, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Offered Certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

   The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Offered Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

   With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

   When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of up to the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the related Prospectus Supplement, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in any Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the related series of Certificateholders on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".

YIELD AND PREPAYMENT CONSIDERATIONS

   A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.

   The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made or otherwise result in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of such principal payments at a later date.

   A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

   In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

   Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or provide information that will enable investors to predict, yields or prepayment rates.

   The Sponsor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of

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
prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

   The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Sponsor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

   The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

   The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

   A series of Certificates may include one or more Controlled Amortization Classes that will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is protected by prioritizing, as and to the extent described in the related Prospectus Supplement, the principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending upon the actual prepayment experience for the underlying Mortgage Loans. Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payment schedule so long as the rate of prepayments on the related Mortgage Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.

   Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more particularly described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

   Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer and/or Special Servicer for a Trust Fund, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify

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
Mortgage Loans in such Trust Fund that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

   Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates (other than certain classes of REMIC Residual Certificates) will result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

   Notwithstanding the foregoing, negative amortization generally occurs in respect of those ARM Loans that allow for such because the related Mortgage Note limits the amount by which the scheduled payment thereon may adjust in response to a change in the Mortgage Rate thereon and/or the related Mortgage Note provides that the scheduled payment thereon will adjust less frequently than the Mortgage Rate thereon. Accordingly, during a period of declining interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

   The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

   The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

   Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

   The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

   Optional Early Termination. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                         MORTGAGE CAPITAL FUNDING, INC

   The Sponsor was incorporated in the State of Delaware on October 7, 1986 under its former name of CitiCMO, Inc., and is a direct wholly-owned subsidiary of Citicorp Banking Corporation, which in turn is a direct wholly-owned subsidiary of Citicorp. The principal executive offices of the Sponsor are located at 399 Park Avenue, 3rd floor, New York, New York 10043, and its telephone number is (212) 559-6899. All inquiries, requests and other communications to the Sponsor regarding the matters described herein should be made or sent to the attention of "Real Estate Capital Markets". The Sponsor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates of any series will be applied by the Sponsor to the purchase of Trust Assets or will be used by the Sponsor for general corporate purposes. The Sponsor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Sponsor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

   Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or

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
subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates");
(v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of Stripped Interest Certificates or certain REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations ("Participants"). See "Risk Factors--Limited Assets for Payment of Certificates" and "--Book-Entry Registration".

DISTRIBUTIONS

   Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

   Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class.

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
Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a hypothetical or notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes

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of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, payments in respect of Equity Participations received on or in respect of any Mortgage Asset in any Trust Fund may be retained by the Sponsor or another prior owner of such Mortgage Asset.

ALLOCATION OF LOSSES AND SHORTFALLS

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

   If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

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
   If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, any entity making advances may be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (vi) information regarding the aggregate principal balance of the related Mortgage Assets on or shortly before such Distribution Date;

     (vii) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date;

     (viii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (ix) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (x) to the extent not otherwise reflected through the information furnished pursuant to subclauses (v) and (vi) above, the amount of Credit Support being afforded by any classes of Subordinate Certificates.

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
   In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates. Upon request, a Certificateholder may receive with respect to the Mortgage Loans, if any, in the related Trust Fund, a monthly report regarding the delinquencies thereon, indicating the number and aggregate principal amount of such Mortgage Loans delinquent one month and two or more months, as well as the book value of any related Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's interest in such Mortgage Loans.

   Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Sponsor or the reporting party determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates". If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

   The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

   Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

   The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and
(ii) the payment to Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

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
   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

   DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Sponsor or any Trustee, Master Servicer or Special Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

   Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Sponsor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to Certificate Owners or their

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
nominees, rather than to DTC or its nominee, only if (i) the Sponsor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Sponsor is unable to locate a qualified successor or (ii) the Sponsor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

   The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Sponsor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the related Trust Fund, the REMIC Administrator. However, a Pooling Agreement may also include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof or of the Sponsor may perform the duties of Master Servicer, Special Servicer or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement may own Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the related Master Servicer or Special Servicer will not be allocated Voting Rights. See "Risk Factors--Conflicts of Interest Involving Parties to a Pooling Agreement".

   A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Sponsor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "Mortgage Capital Funding, Inc."

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

   At the time of issuance of any series of Certificates, the Sponsor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Sponsor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include: the address of the related

Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

   With respect to each Mortgage Loan to be included in a Trust Fund, the Sponsor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage or a certified copy thereof, with evidence of recording or filing indicated thereon, and an assignment of the Mortgage to the Trustee in recordable form. In certain cases where documents respecting a Mortgage Loan may not be available prior to execution of the related Pooling Agreement, the Sponsor may be permitted to deliver (or cause to be delivered) copies thereof (if applicable, without evidence of recording or filing thereon) to the related Trustee (or to a custodian appointed by the Trustee), provided that such documents or certified copies thereof are delivered (if applicable, with evidence of recording or filing thereon) promptly upon receipt.

   Assignments of Mortgage to a Trustee will be recorded or filed in the appropriate jurisdictions except in states where, in the written opinion of local counsel acceptable to the Sponsor, such filing or recording is not required to protect the Trustee's interests in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Asset Seller, the related Master Servicer, the related Special Servicer, any Sub-Servicers or the Sponsor.

   The related Trustee (or a custodian appointed by the Trustee) will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the related series of Certificateholders, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Sponsor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation, and none of the Sponsor, the Master Servicer or the Special Servicer, in the last two cases unless it is the Mortgage Asset Seller, will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the related Prospectus Supplement, the Sponsor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (each person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Sponsor or an affiliate of the Sponsor, the Master Servicer, the Special Servicer or another person acceptable to the Sponsor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

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
   Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer, Special Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related series of Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and none of the Sponsor, the Master Servicer or the Special Servicer, in each case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

   In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Sponsor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Sponsor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made, will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

   The Master Servicer and Special Servicer for any Trust Fund, directly or through Sub-Servicers, will each be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund serviced thereby, and will each be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund serviced thereby and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus Supplement (the "Servicing Standard").

   The Master Servicer and Special Servicer for any Trust Fund, either jointly or separately, directly or through Sub-Servicers, also will be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is imminent, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master

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Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage
Loan). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

SUB-SERVICERS

   A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason such Master Servicer or Special Servicer is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement. The Master Servicer and Special Servicer for any Trust Fund will each be required to monitor the performance of Sub-Servicers retained by it, and will each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

   Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether its compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

   General. The Master Servicer, the Special Servicer and/or the Trustee will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations (including guaranteed investment contracts) that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Special Servicer or Trustee as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Sponsor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or any related Sub-Servicer or serviced by any of them on behalf of others.

   Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Special Servicer or Trustee will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Special Servicer or the Trustee subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

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
     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, the Special Servicer or any Sub-Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or the Special Servicer, with respect to Mortgage Loans serviced by it) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or the Special Servicer, with respect to Mortgage Loans serviced by it) and/or the terms and conditions of the related Mortgage) (collectively, "Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Sponsor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also "Liquidation Proceeds");

     (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (xi) any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

   Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Special Servicer or Trustee may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer, the Special Servicer or any Sub-Servicer any servicing fees not previously retained thereby, such payment to be made, unless otherwise provided in the related Prospectus Supplement, out of payments on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of

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
    Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer or Special Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

     (iv) to reimburse the Master Servicer or the Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

     (v) to reimburse the Master Servicer, the Special Servicer or the Trustee for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it which, in the good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (vi) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause (iii) above made by it and/or the servicing expenses described in clause (iv) above incurred by it while such remain outstanding and unreimbursed;

     (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (viii) to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor";

     (ix) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and/or the REMIC Administrator (if any);

     (x) if and to the extent described in the related Prospectus Supplement, to pay the fees of any provider of Credit Support;

     (xi) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (xii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

     (xiii) to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

     (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
    Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

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
     (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xviii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement ; and

     (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

ESCROW ACCOUNTS

   A Pooling Agreement may require the Master Servicer or Special Servicer thereunder to establish and maintain, as and to the extent permitted by the terms of the related Mortgage Loans, one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained in respect of the Mortgage Loans in any Trust Fund may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the related Master Servicer or Special Servicer out of related collections for prior advances in respect of taxes, assessments and hazard insurance premiums or comparable items, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the related Mortgaged Property and to clear and terminate any of the escrow accounts. The Master Servicer and Special Servicer each will be solely responsible for administration of the escrow accounts maintained by it.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

   Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, (iii) will not adversely affect the coverage under any applicable instrument of Credit Support or (iv) will not adversely affect the Trust Fund's status as a REMIC or grantor trust, as the case may be. Unless otherwise provided in the related Prospectus Supplement, a Special Servicer also may agree to any other modification, waiver or amendment that would have the effect described in clauses (i) and (ii) of the proviso to the preceding sentence if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation, (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support and (iv) such modification, waiver or amendment would not adversely affect the Trust Fund's status as a REMIC or grantor trust, as the case may be.

   If described in the related Prospectus Supplement, the holders of interests in a specified class or classes of Subordinate Certificates may have the ability to direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage Loans or to replace the Special Servicer and substitute any such holder or an affiliate thereof as the successor. See "Risk Factors--Potential Conflicts of Interest." The Prospectus Supplement will describe, however, whether and to what extent holders of Offered Certificates may object to the Special Servicer extending the maturity of a defaulted Mortgage Loan beyond a certain date.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, and subject to the discussion in the related Prospectus Supplement, the related Special Servicer will be required to monitor any Mortgage Loan that is in default more than a specified number of scheduled payments, evaluate whether the causes of the default can be

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corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

   The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".

   A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Special Servicer accept the highest cash bid received from any person (including itself, the Master Servicer, the Sponsor or any affiliate of any of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

   If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, however, neither the Special Servicer nor the Master Servicer may acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgage Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not taking such actions; and

     (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the end of the third taxable year following the taxable year in which such acquisition occurred, unless (i) the Internal Revenue Service grants an extension of time to sell such property or
(ii) the Trustee and REMIC Administrator each receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund beyond the end of the third taxable year following the taxable year in which the property was

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
acquired will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair cash price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard. The Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that cause the Trust Fund to incur a federal income or other tax, provided that doing so would, in reasonable discretion of the Special Servicer, maximize net after-tax proceeds to Certificateholders.

   If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or Master Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer and/or Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   Notwithstanding the foregoing discussion, if and to the extent described in the related Prospectus Supplement, the related Pooling Agreement may provide that any or all of the rights, duties and obligations of a Special Servicer with respect to any defaulted Mortgage Loan or REO Property as described under this section "--Realization Upon Defaulted Mortgage Loans" and elsewhere in this Prospectus, may be exercised or performed by a Master Servicer with the consent of, at the direction of or following consultation with the Special Servicer. Moreover, a single entity may act as both Master Servicer and Special Servicer for any Trust Fund.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause borrowers to maintain such hazard insurance policies by maintaining a blanket policy insuring against hazard losses on all of the related Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit or cause to be deposited in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

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   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

   The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer or the Special Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

   In addition to amounts payable to any Sub-Servicer retained by it, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

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   If and to the extent provided in the related Prospectus Supplement, a Master
Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

EVIDENCE AS TO COMPLIANCE

   Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require that, on or before a specified date in each year, the Master Servicer and, if and to the extent appropriate, the Special Servicer each cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that (i) such firm has obtained a letter of representations regarding certain matters relating to the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report, such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. A Prospectus Supplement may provide that additional or alternative reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

   Each Pooling Agreement will also require that, on or before a specified date in each year, the Master Servicer and Special Servicer each deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or the Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE SPONSOR

   Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling Agreement may be an affiliate of the Sponsor and may have other normal business relationships with the Sponsor or the Sponsor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor and any director, officer,

                               47
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employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) and the Sponsor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator or the Sponsor, as the case may be, will be entitled to charge the related Certificate Account therefor.

   Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Sponsor, as the case may be, under the related Pooling Agreement.

   Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by any other party to the related Pooling Agreement, or to the Master Servicer, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Special Servicer to remit to the Master Servicer or the Trustee any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such series; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if any) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer, or a REMIC Administrator (if any), and certain actions by or on behalf of the Master Servicer, the Special Servicer or a REMIC Administrator (if any) indicating its insolvency or inability to pay its obligations. Material variations

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to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default described above in one capacity will constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator (if any) under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Sponsor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a qualified and established institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

   No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders of the same series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Pooling Agreement may be amended by the respective parties thereto, without the consent of any of the holders of the related series of Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder without such holder's consent or adversely affect the status of the Trust Fund as either a REMIC or grantor trust, as the case may be, for federal income tax purposes; and provided further that such amendment (other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series allocated to the affected classes, for any purpose; provided that, unless otherwise specified

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in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

   Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

   The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Sponsor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

   The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account for such series or any other account by or on behalf of the Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

   As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

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RESIGNATION AND REMOVAL OF THE TRUSTEE

   A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Sponsor. Upon receiving such notice of resignation, the Sponsor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

   If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Sponsor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 33 1/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee, provided that other holders of Certificates of the same series entitled to a greater percentage of the Voting Rights for such series do not object.

   Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

   Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

   Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the

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subordination of a class may apply only in the event of (or may be limited to)
certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

CROSS-SUPPORT PROVISIONS

   If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

   If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

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   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

   If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. If the Mortgage Assets in any Trust Fund that are ultimately secured by the properties in a particular state represent a significant concentration (by balance) of all the Mortgage Assets in such Trust Fund, the Sponsor will include in the related Prospectus Supplement such additional information regarding the real estate laws of such state as may be material to an investment decision with respect to the related series of Offered Certificates. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

   Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee,

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or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's and beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940). In addition, in some deed of trust transactions, the trustee's authority may be governed by the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse; and, if such fact is deemed by the Sponsor to be material to the investment decision with respect to a series of Offered Certificates, it will be set forth in the related Prospectus Supplement. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

PERSONALTY

   In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse; and, if such fact is deemed by the Sponsor to be material to the investment decision with respect to a series of Offered Certificates, it will be set forth in the related Prospectus Supplement.

FORECLOSURE

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage

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instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon the borrower and all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   Equitable Limitations on Enforceability of Certain Provision. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections. In addition, some states may provide statutory protections such as the right of the borrower to cure outstanding defaults and reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

   Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) (see "--Foreclosure--Rights of Redemption" below) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale in light of State law fraudulent conveyance concerns. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Certain Risks Associated with Mortgage Loans Secured by Commercial and Multifamily Properties".) Thereafter, subject to the borrower's right in some states to remain

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in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

   Leasehold Risks. Mortgage Loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold

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mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain Mortgage Loans, however, may be secured by liens on ground leases that do not contain these provisions. In addition, the enforceability of certain of these provisions is not assured.

BANKRUPTCY LAWS

   Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and its consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

   Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property even where the secured lender has received an absolute assignment of rents rather than an assignment of rents as additional security. Under Section 362 of the Bankruptcy Code, the lender will usually be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case". Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

   If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party even when the lease prohibits such assignment or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any pre-and post-petition defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any

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assurances provided to the lessor may, after the fact, eventually be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing. In addition, some courts have limited a lessor's post-petition pre-rejection priority claim for lease payments to fair market value or less based on the benefit of the lease to the debtor's bankruptcy estate.

ENVIRONMENTAL RISKS

   General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

   Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

   CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to underground storage tanks pursuant to Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA").

   In a few states, transfer of some types of properties is conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

   Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

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   Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

   To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based on a report prepared by a person who regularly conducts environmental audits, has made the determination that certain conditions relating to environmental matters, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", have been satisfied.

   If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

   Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related series of Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good, commercial and customary professional practices, environmental consultants will sometimes not detect significant environmental problems because carrying out an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property without the lender's consent. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer or Special Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's or Special Servicer's, as the case may be, ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

   Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans, and if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to

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the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds or, illegal drug or RICO activities.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates by Certificateholders that will hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code"), and is based on the advice of the special tax counsel to the Sponsor specified in the related Prospectus Supplement. However, the following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and
(ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the treatment of any item on their tax return, even where the anticipated tax consequences have been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

   The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that a REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

   The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

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   The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

   Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Sponsor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and certain other documents (and subject to certain assumptions set forth therein), the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

   Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC and will be "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust", or "FASIT". The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

   The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may be so treated. Treasury Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.

   Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Sponsor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, each of the Tiered

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REMICs will qualify as a REMIC, and the REMIC Certificates issued by each of the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates, as the case may be, in such REMIC, within the meaning of the REMIC Provisions.

   Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

   General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to REMIC Regular Certificates under the accrual method.

   Original Issue Discount. Certain classes of REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount; regulations, however, have not been issued under that section.

   The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that such Prepayment Assumption will not be challenged by the Internal Revenue Service (the "IRS") on audit.

   The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date") the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate", at a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or at a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

   In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

   Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period",

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some or all interest payments may be required to be included in the stated
redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

   In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

   Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

   If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

   As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and

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reduced by the amount of any distributions made on such REMIC Regular
Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

   A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

   If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates which can have negative yields under certain circumstances that are not default related. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" herein.

   Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount (other than a de minimis amount), that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing some or all of the stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

   The OID Regulations also permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

   However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

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   Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

   To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

   Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

   Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The IRS recently finalized new regulations on the amortization of bond premium. However, the regulations do not apply to holders of REMIC Regular Certificates. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount". The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

   Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

   Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies

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on the Mortgage Assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as a result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

   General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

   A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

   A holder of a Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

   Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

   The amount of income Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to Residual Certificateholders may exceed the cash distributions received by such Residual Certificateholders for the corresponding period may significantly adversely affect such Residual Certificateholders' after-tax rate of return. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Certain Federal Tax Considerations Regarding REMIC Residual Certificates".

   Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to

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REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), for amortization of any premium on the Mortgage Loans, for bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

   Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

   A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

   A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

   If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

   As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such

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expenses will be allocated as a separate item to the holders of REMIC
Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

   Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such Residual Certificateholder.

   A Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which Residual Certificateholders should consult their tax advisors.

   Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Certificates.

   The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates". For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder. See "--Taxation of Owners of REMIC Residual Certificates--General".

   Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

   In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such Residual Certificateholder. The daily accruals of a Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so,

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the Treasury has the authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." Unless otherwise stated in the related Prospectus Supplement, no REMIC Residual Certificate will have "significant value" for these purposes.

   For Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. This last rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

   Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

   The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Sponsor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules.

   Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons (as defined below in "--Foreign Investors in REMIC Certificates") will be prohibited under the related Pooling Agreement. If transfers of REMIC Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Pooling Agreement, the related Prospectus Supplement will describe additional restrictions applicable to transfers of certain REMIC Residual Certificates to such persons.

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   Mark-to-Market Rules. On December 24, 1996, the IRS released regulations under Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that a REMIC residual interest issued after January 4, 1995, is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the Mark-to-Market Regulations.

   Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and other non-interest expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

   With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

   Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such

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sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

   REMIC Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

   A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   Finally, a taxpayer may elect to have net capital gains taxed at ordinary income rates rather than capital gain rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

   Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

   In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

   REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur a tax, provided that doing so would, in reasonable discretion of the Special Servicer, maximize net after-tax proceeds to Certificateholders.

   Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

   Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master

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Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement. Any such tax not borne by a REMIC Administrator, Master Servicer, Special Servicer or Trustee would be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

   Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

   In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

   For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

   Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.

   Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise

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stated in the related Prospectus Supplement, the REMIC Administrator will file
REMIC federal income tax returns on behalf of the REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will generally hold at least a nominal amount of REMIC Residual Certificates.

   As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

   Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

   As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

   Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the person designated as REMIC Administrator.

   Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For

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these purposes, "United States person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

   In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

   Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.

   New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

GRANTOR TRUST FUNDS

   Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Sponsor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the underlying Mortgage Loans included in the Grantor Trust Fund.

   For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a specified rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Stripped Interest Certificate". A Stripped Interest Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

   Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Sponsor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes);
(ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Sponsor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

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   Stripped Interest Certificates. It is unclear whether Stripped Interest
Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. Counsel to the Sponsor will not deliver any opinion on this question. Prospective purchasers to which such characterization of an investment in Stripped Interest Certificates is material should consult their tax advisors regarding whether the Stripped Interest Certificates, and the income therefrom, will be so characterized.

   The Stripped Interest Certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

   General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans.

   Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Stripped Interest Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

   The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Stripped Interest Certificates is issued as part of the same series of Certificates or
(ii) the Sponsor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Fractional Interest Certificates may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

   If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount". Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

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   The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Sponsor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

   Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be, but have not been, adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

   In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

   If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

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   Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional
Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount".

   If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate only to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

   The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

   In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

   Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made, by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

   If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income in each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base

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information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

   A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issued price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

   Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

   Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

   Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such

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time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

   Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

   Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply".

   Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

   Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

   It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

TAXATION OF OWNERS OF STRIPPED INTEREST CERTIFICATES

   General. The "stripped coupon" rules of Section 1286 of the Code will apply to the Stripped Interest Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond

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Rules Apply", no regulations or published rulings under Section 1286 of the
Code have been issued and some uncertainty exists as to how such Section will be applied to securities such as the Stripped Interest Certificates. Accordingly, holders of Stripped Interest Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

   The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a Stripped Interest Certificate will not own any Grantor Trust Fractional Interest Certificates.

   It appears that original issue discount will be required to be accrued in each month on the Stripped Interest Certificates based on a constant yield method. In effect, each holder of Stripped Interest Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Stripped Interest Certificate at the beginning of such month and the yield of such Stripped Interest Certificate to such holder. Such yield would be calculated based on the price paid for that Stripped Interest Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

   As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Stripped Interest Certificates. It is unclear whether those provisions would be applicable to the Stripped Interest Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Stripped Interest Certificate or, with respect to any subsequent holder, at the time of purchase of the Stripped Interest Certificate by that holder.

   The accrual of income on the Stripped Interest Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Stripped Interest Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

   It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Stripped Interest Certificate. If a Stripped Interest Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Stripped Interest Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Stripped Interest Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Stripped Interest Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Stripped Interest Certificate that is allocable to such Mortgage Loan.

   Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Stripped Interest Certificates would cease if the Mortgage Loans were prepaid in full, Stripped Interest Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations have been promulgated regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Stripped Interest Certificates due to their similarity to other

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mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Stripped Interest Certificates, that are subject to the stripped bond rules of
Section 1286 of the Code.

   If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Stripped Interest Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method", the issuer of a Stripped Interest Certificate determines a projected payment schedule on which interest will accrue. Holders of Stripped Interest Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Stripped Interest Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Stripped Interest Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Stripped Interest Certificate would be required to include as interest income in each month the adjusted issue price of the Stripped Interest Certificate at the beginning of the period multiplied by the projected yield.

   Assuming that a prepayment assumption were used, if the Continent Payment Regulations or their principles were applied to Stripped Interest Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Stripped Interest Certificates".

   Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Striped Interest Certificates.

   Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by the banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting

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forth the amount of such distribution allocable to principal on the underlying
Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Sponsor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

   Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

   Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

   To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to U.S. estate taxes in the estate of non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and
(c) the furnishing of goods and services. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant

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to Section 4975 of the Code, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that have a significant adverse effect on such person.

PLAN ASSET REGULATIONS

   A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and of "affiliates" (as defined in the Plan Asset Regulations) of such persons). Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors (determined by not including the investments of the Sponsor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates).

   Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer, any Sub-Servicer, a Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Sponsor, the REMIC Administrator, any borrower, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Trust Assets constitute Plan assets, the operation of the Trust Fund may involve a prohibited transaction under ERISA and the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is borrower, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

   Any Plan fiduciary that proposes to cause such Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code, in particular the fiduciary responsibility and prohibited transaction provisions, to such investment and the availability of (and scope of relief provided by) any prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of any exemption with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

   The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

   Prior to December 31, 1996, only classes of Offered Certificates that (i) were rated in one of the two highest rating categories by one or more Rating Agencies and (ii) were part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). However, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any such entities with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

   Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

   The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

   The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

   There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. Except as to the status of certain classes of Offered Certificates as "mortgage related securities", the Sponsor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                             METHOD OF DISTRIBUTION

   The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Sponsor from such sale.

   The Sponsor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

       (i) By negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

      (ii) by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

     (iii) through offerings by the Sponsor.

   The Prospectus Supplement for each series of Offered Certificates will, as to each class of such Certificates, describe the method of offering being used for that class and either the price at which such class is being offered, the nature and amount of any underwriting discounts or additional compensation to underwriters and the proceeds of the offering to the Sponsor, or the method for determining the price at which such class will be sold to the public. A firm commitment underwriting and public offering by underwriters may be done through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Offered Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The firms acting as underwriters with respect to the Offered Certificates of any series may include Citicorp Securities, Inc. and Citibank, N.A., each of which is an affiliate of the Sponsor. Any of the above-named firms not named in the related Prospectus Supplement will not be parties to the Underwriting Agreement in respect of a series of Offered Certificates, will not be purchasing any such Certificates from the Sponsor and will have no direct or indirect participation in the underwriting of such Certificates, although any of such firms may participate in the distribution of such Certificates under circumstances entitling it to a dealer's commission. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationships between the Sponsor and any underwriter, and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In a firm commitment underwritten offering, the underwriters will be obligated to purchase all of the Offered Certificates of a series if any such Certificates are purchased. Offered Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the Offered Certificates of any series, underwriters may receive compensation from the Sponsor or from purchasers of such Certificates in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Sponsor.

   In underwritten offerings, the underwriters and their agents may be entitled, under agreements entered into with the Sponsor, to indemnification from the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such rights to indemnification or contribution may also extend to each person, if any, who controls any such underwriter within the meaning of the Securities Act.

   If a series or class of Offered Certificates is offered otherwise than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of such Certificates. It is contemplated that Citicorp Securities, Inc. or Citibank, N.A. will act as placement agent on behalf of the Sponsor in such offerings of a series or class of Offered Certificates. If Citicorp Securities, Inc. does act as placement agent in the sale of Offered Certificates, it will receive a selling commission which will be disclosed in the related Prospectus Supplement. Citicorp Securities, Inc. or Citibank, N.A. may also purchase Offered Certificates acting as principal.

   It is expected that the Sponsor will from time to time form Mortgage Asset Pools and cause series of Offered Certificates evidencing an ownership interest in such Mortgage Asset Pools to be issued to the related Mortgage Asset Sellers. Thereafter, and pending final sale of such a series of Offered Certificates, the related Mortgage Asset Seller may enter into repurchase arrangements or secured lending arrangements with institutions that may include Citicorp Securities, Inc. or any of its affiliates for purposes of financing the holding of such series. Prior to any sales of such Certificates to investors, the related Mortgage Asset Seller will prepare and deliver a Prospectus Supplement containing updated information regarding the Mortgage Asset Pool as of the first day of the month in which such sale occurs.

   Affiliates of the Sponsor may act as principals or agents in connection with market-making transactions relating to the Offered Certificates. This Prospectus and the related Prospectus Supplement may be used by such affiliates in connection with offers and sales related to market-making transactions in the Offered Certificates. Such sales will be made at prices related to prevailing market prices at the time of sale.

                             FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

                                                       PAGE
                                                     --------
Accrual Certificates                                  9,  32
ADA                                                   60
ARM Loans                                             23
Book-Entry Certificates                              11,  31
Cash Flow Agreement                                   8,  25
Cash Flow Agreements                                   1
CERCLA                                               19,  58
Certificate Account                                   7, 24, 40
Certificate Balance                                   2,   9
Certificate Owner                                    11,  36
Certificateholders                                     2
Certificates                                           6
Closing Date                                          63
Code                                                 11,  61
Commercial Properties                                 6,  21
Commission                                             2
Committee Report                                      63
Companion Class                                      10,  33
Condemnation Proceeds                                 41
Contingent Payment Regulations                        81
Contributions Tax                                     72
Controlled Amortization Class                        10, 33
Cooperatives                                          21
CPR                                                   27
Credit Support                                        1, 8, 24
Cut-off Date                                          10
Definitive Certificate                                11
Definitive Certificates                              31,  36
Determination Date                                   25,  31
Distribution Date                                      9
Distribution Date Statement                           34
DOL                                                   84
DTC                                                   3, 11, 31, 35
Due Dates                                             23
Equity Participation                                  23
ERISA                                                13,  83
Exchange Act                                           3
FAMC                                                   7
FHLMC                                                  7
FNMA                                                   7
Garn Act                                              59
GNMA                                                   7
Grantor Trust Certificates                           11,  61
Grantor Trust Fractional Interest Certificates        12
Grantor Trust Fund                                    61
Indirect Participants                                 36
Insurance Proceeds                                    41
IRS                                                   63

                               88

                                                       PAGE
                                                     --------
Issue Premium                                         68
L/C Bank                                              52
Lender Liability Act                                  58
Liquidation Proceeds                                  41
Lock-out Date                                         23
Lock-out Period                                       23
Mark-to-Market Regulations                            71
Master Servicer                                       2,   6
MBS                                                   1,  21
MBS Agreement                                         24
MBS Issuer                                            24
MBS Servicer                                          24
MBS Trustee                                           24
Mortgage Asset Pool                                    1
Mortgage Asset Seller                                 7,  21
Mortgage Assets                                       1,  21
Mortgage Loans                                        1,  6, 21
Mortgage Notes                                        21
Mortgage Rate                                         7,  23
Mortgaged Properties                                  21
Mortgages                                             21
Multifamily Properties                                6,  21
Net Leases                                            22
Nonrecoverable Advance                                33
Notional Amount                                       9,  32
OCC                                                   85
Offered Certificates                                   1
OID Regulations                                       62
Originator                                            21
OTS                                                   85
PAC                                                   28
Participants                                          20, 31, 36
Parties in Interest                                   83
Pass-Through Rate                                     2,   9
Permitted Investments                                 40
Plans                                                 83
Policy Statement                                      85
Pooling Agreement                                     8,  37
Prepayment Assumption                                63,  77
Prepayment Interest Shortfall                         25
Prepayment Premium                                    23
Prohibited Transactions Tax                           72
Prospectus Supplement                                  1
Rating Agency                                         13
RCRA                                                  58
Record Date                                           31
Related Proceeds                                      33
Relief Act                                            60
REMIC                                                 2, 11, 61
REMIC Administrator                                   2,   6

                               89

                                                       PAGE
                                                     --------
REMIC Certificates                                      61
REMIC Provisions                                        61
REMIC Regular Certificates                             11, 62
REMIC Regulations                                       62
REMIC Residual Certificates                            11, 62
REO Property                                            39
RICO                                                    61
Securities Act                                          87
Senior Certificates                                     8, 30
Servicing Standard                                      39
SMMEA                                                   84
SPA                                                     27
Special Servicer                                        2,  6
Sponsor                                                 21
Stripped Interest Certificates                          9, 31
Stripped Principal Certificates                         8, 31
Subordinate Certificates                                8, 31
Sub-Servicer                                            40
Sub-Servicing Agreement                                 40
TAC                                                     28
Tiered REMICs                                           62
Title V                                                 60
Trust Assets                                             2
Trust Fund                                               1
Trustee                                                 2, 6
UCC                                                     54
Voting Rights                                           35
Warranting Party                                        38

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "MCF98s2.xls". The file
"MCF98s2.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Preliminary Prospectus Supplement.

   Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "Sheet 2."


------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================
   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SPONSOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE
OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                              TABLE OF CONTENTS

                                                 PAGE
                                              ---------
                 PROSPECTUS SUPPLEMENT
Executive Summary............................     S-8
Summary of Prospectus Supplement.............    S-10
Risk Factors.................................    S-36
Description of the Mortgage Pool.............    S-45
Servicing of the Mortgage Loans..............    S-94
Description of the Certificates..............   S-104
Yield and Maturity Considerations............   S-123
Use of Proceeds..............................   S-131
Certain Federal Income Tax Consequences .....   S-132
Certain ERISA Considerations.................   S-135
Legal Investment.............................   S-138
Method of Distribution.......................   S-138
Legal Matters................................   S-139
Ratings......................................   S-139
Index of Principal Definitions...............   S-141
ANNEX A--Certain Characteristics of the
 Mortgage Loans..............................     A-1
ANNEX B--Trustee Report......................     B-1
ANNEX C--Preliminary Term Sheet..............     C-1

                       PROSPECTUS
Prospectus Supplement........................       2
Available Information........................       2
Incorporation of Certain Information by
 Reference...................................       3
Summary of Prospectus........................       6
Risk Factors.................................      14
Description of the Trust Funds...............      21
Yield and Maturity Considerations............      25
Mortgage Capital Funding, Inc................      30
Use of Proceeds..............................      30
Description of the Certificates..............      30
Description of the Pooling Agreements .......      37
Description of Credit Support................      51
Certain Legal Aspects of Mortgage Loans .....      53
Material Federal Income Tax Consequences ....      61
State and Other Tax Consequences.............      83
ERISA Considerations.........................      83
Legal Investment.............................      84
Method of Distribution.......................      86
Financial Information........................      87
Rating.......................................      87
Index of Principal Definitions...............      88

   THROUGH AND INCLUDING SEPTEMBER , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
===============================================================================



===============================================================================


                                 $960,551,000
                                (APPROXIMATE)

                               MORTGAGE CAPITAL
                                FUNDING, INC.

                                  (SPONSOR)

                          CITICORP REAL ESTATE, INC.

                            (MORTGAGE LOAN SELLER)

                        CLASS A-1, CLASS A-2, CLASS X,
    CLASS B, CLASS C, CLASS D AND CLASS E, MORTGAGE CAPITAL FUNDING, INC.
                            MULTIFAMILY/COMMERCIAL
                            MORTGAGE PASS-THROUGH
                                 CERTIFICATES
                               SERIES 1998-MC2

                            PROSPECTUS SUPPLEMENT

                               CITIBANK [LOGO]


                                     AND

                              J.P. MORGAN & CO.

                                JUNE   , 1998


===============================================================================